Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-198735

The Goldman Sachs Group, Inc. $9,655,000 GS Momentum Builder® Multi-Asset 5 ER Index-Linked Notes due 2023

The notes do not bear interest. The amount that you will be paid on your notes on the stated maturity date (March 30, 2023) is based on the performance of the GS Momentum Builder® Multi-Asset 5 ER Index as measured from the trade date (March 25, 2015) to and including the determination date (March 27, 2023). The return on your notes will be positive if the index level on the determination date is greater than the initial level of the index. If the final index level is less than the initial index level, you will receive the face amount of your notes.

The index measures the extent to which the performance of the selected underlying assets (up to 14 exchange traded funds and a money market position, which provide exposure to equities, fixed income, emerging markets, alternatives, commodities, inflation, and cash equivalent asset classes) outperform the sum of 3-month USD LIBOR plus a daily index fee of 0.50% per annum. The money market position reflects the returns accruing at a rate equal to the federal funds effective rate on a hypothetical investment in a notional overnight money account denominated in U.S. dollars. The index rebalances monthly (and sometimes daily) from among the 15 underlying assets. Each month the index is rebalanced by calculating the combination of underlying assets with the highest return during the prior six months, subject to a (a) limit of 5% on portfolio realized volatility over look-back periods of six months, three months and one month, and (b) maximum weight for each underlying asset and each asset class. Realized volatility is the degree of variation in the daily closing prices or levels of the aggregate of the underlying assets over the applicable look-back period. This results in a portfolio for each of the three look-back periods. The weight of each underlying asset for each monthly rebalancing will equal the average of the weight, if any, of such underlying asset in the three portfolios. During the term of your notes, as a result of monthly rebalancing, the index may include as few as four underlying assets (as few as three ETFs) and may never include some of the underlying assets or asset classes. Because the index measures the performance of the selected underlying assets less the sum of 3-mo-LIBOR plus the fee of 0.50% per annum, the selected underlying assets must outperform 3-mo-LIBOR plus the fee of 0.50% per annum for the index level to increase.

On each index business day the realized volatility of the index for the prior month is calculated and, if it exceeds 6%, the index will be rebalanced for that day (but not for any subsequent index business day) by ratably reallocating a portion of the exposure to the ETFs in the index to the money market position sufficient to reduce the prior month realized volatility to 6%. As a result of a daily rebalancing, the index may not include any ETFs and may allocate its entire exposure to the money market position, the return on which might not exceed 3-mo-LIBOR. Historically, a significant portion of the index exposure has been to the money market position, the return on which has been below 3-mo-LIBOR.

To determine your payment at maturity, we will calculate the index return, which is the percentage increase or decrease in the final index level from the initial index level of 112.76. At maturity, for each $1,000 face amount of your notes you will receive an amount in cash equal to:

•                  if the index return is positive (the final index level is greater than the initial index level), the sum of (i) $1,000 plus (ii) the product of (a) $1,000 times (b) 3.00 times (c) the index return; or

•                  if the index return is zero or negative (the final index level is equal to or less than the initial index level), $1,000.

Your investment in the notes involves certain risks, including, among other things, our credit risk. See page S-13.

You should read the additional disclosure herein so that you may better understand the terms and risks of your investment.

The estimated value of your notes at the time the terms of your notes were set on the trade date (as determined by reference to pricing models used by Goldman, Sachs & Co. (GS&Co.) and taking into account our credit spreads) was equal to approximately $931 per $1,000 face amount, which is less than the original issue price. The value of your notes at any time will reflect many factors and cannot be predicted; however, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would initially buy or sell notes (if it makes a market, which it is not obligated to do) and the value that GS&Co. will initially use for account statements and otherwise equals approximately $958 per $1,000 face amount, which exceeds the estimated value of your notes as determined by reference to these models. The amount of the excess will decline on a straight line basis over the period from the trade date through March 25, 2016.

Original issue date:	March 30, 2015	Original issue price:	100.00% of the face amount
Underwriting discount:	4.60% of the face amount	Net proceeds to the issuer:	95.40% of the face amount

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense. The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Goldman, Sachs & Co.

Prospectus Supplement No. 3562 dated March 25, 2015.

The issue price, underwriting discount and net proceeds listed above relate to the notes we sell initially. We may decide to sell additional notes after the date of this prospectus supplement, at issue prices and with underwriting discounts and net proceeds that differ from the amounts set forth above. The return (whether positive or negative) on your investment in notes will depend in part on the issue price you pay for such notes.

Goldman Sachs may use this prospectus in the initial sale of the notes. In addition, Goldman, Sachs & Co. or any other affiliate of Goldman Sachs may use this prospectus in a market-making transaction in a note after its initial sale. Unless Goldman Sachs or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

About Your Prospectus

The notes are part of the Medium-Term Notes, Series D program of The Goldman Sachs Group, Inc. This prospectus includes this prospectus supplement and the accompanying documents listed below. This prospectus supplement constitutes a supplement to the documents listed below and should be read in conjunction with such documents:

•                  Prospectus supplement dated September 15, 2014

•                  Prospectus dated September 15, 2014

The information in this prospectus supplement supersedes any conflicting information in the documents listed above. In addition, some of the terms or features described in the listed documents may not apply to your notes.

The following is a list of the eligible underlying assets for the index, including the related asset classes, asset class maximum weights and underlying asset maximum weights. The index is more fully described beginning on page S-41 herein.

ASSET CLASS	ASSET CLASS MINIMUM WEIGHT	ASSET CLASS MAXIMUM WEIGHT	ELIGIBLE UNDERLYING ASSET	TICKER	UNDERLYING ASSET MINIMUM WEIGHT	UNDERLYING ASSET MAXIMUM WEIGHT
Equities	0%	50%	SPDR® S&P 500® ETF Trust	SPY	0%	20%
			iShares® MSCI EAFE ETF	EFA	0%	20%
			iShares® MSCI Japan ETF	EWJ	0%	10%
Fixed Income	0%	50%	iShares® 20+ Year Treasury Bond ETF	TLT	0%	20%
			iShares® iBoxx $ Investment Grade Corporate Bond ETF	LQD	0%	20%
			iShares® iBoxx $ High Yield Corporate Bond ETF	HYG	0%	20%
Emerging Markets	0%	25%	iShares® MSCI Emerging Markets ETF	EEM	0%	20%
			iShares® J.P. Morgan USD Emerging Markets Bond ETF	EMB	0%	20%
Alternatives	0%	25%	iShares® U.S. Real Estate ETF	IYR	0%	20%
			Alerian MLP ETF	AMLP	0%	10%
			PowerShares® Senior Loan Portfolio	BKLN	0%	10%
Commodities	0%	25%	PowerShares® DB Commodity Index Tracking Fund	DBC	0%	20%
			SPDR® Gold Trust	GLD	0%	20%
Inflation	0%	25%	iShares® TIPS Bond ETF	TIP	0%	25%
Cash Equivalent	0%	50%*	Money Market Position	N/A	0%	50%*

* With respect to the money market position, the related asset class maximum weight and underlying asset maximum weight limitations do not apply to daily rebalancing and, therefore, as a result of daily rebalancing, the index may allocate its entire exposure to the money market position.

SUMMARY INFORMATION

We refer to the notes we are offering by this prospectus supplement as the “offered notes” or the “notes”. Each of the offered notes, including your notes, has the terms described below and under “Specific Terms of Your Notes” on page S-35. Please note that in this prospectus supplement, references to “The Goldman Sachs Group, Inc.”, “we”, “our” and “us” mean only The Goldman Sachs Group, Inc. and do not include its consolidated subsidiaries, while references to “Goldman Sachs” mean The Goldman Sachs Group, Inc., together with its consolidated subsidiaries. Also, references to the “accompanying prospectus” mean the accompanying prospectus, dated September 15, 2014, as supplemented by the accompanying prospectus supplement, dated September 15, 2014, in each case relating to the Medium-Term Notes, Series D of The Goldman Sachs Group, Inc. References to the “indenture” in this prospectus supplement mean the senior debt indenture, dated July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.

Key Terms

Issuer:  The Goldman Sachs Group, Inc.

Index:  GS Momentum Builder® Multi-Asset 5 ER Index (Bloomberg symbol, “GSMBMA5 Index”), as published by the index sponsor (including any index calculation agent acting on the index sponsor’s behalf); see “The Index” on page S-41. Additional information about the index, including the index methodology, which may be amended from time to time, is available at the following website: http://www.solactive.com/indexing-en/indices/complex/. We are not incorporating by reference the website or any material it includes in this prospectus supplement

Index calculation agent:  Solactive AG

Index sponsor:  Goldman, Sachs & Co.

Specified currency:  U.S. dollars (“$”)

Face amount:  each note will have a face amount of $1,000; $9,655,000 in the aggregate for all the offered notes; the aggregate face amount of the offered notes may be increased if the issuer, at its sole option, decides to sell an additional amount of the offered notes on a date subsequent to the date of this prospectus supplement

Denominations:  $1,000 or integral multiples of $1,000 in excess thereof

Purchase at amount other than face amount:  the amount we will pay you at the stated maturity date for your notes will not be adjusted based on the issue price you pay for your notes, so if you acquire notes at a premium (or discount) to face amount and hold them to the stated maturity date, it could affect your investment in a number of ways. The return on your investment in such notes will be lower (or higher) than it would have been had you purchased the notes at face amount. See “Additional Risk Factors Specific to Your Notes — If You Purchase Your Notes at a Premium to Face Amount, the Return on Your Investment Will Be Lower Than the Return on Notes Purchased at Face Amount and the Impact of Certain Key Terms of the Notes Will Be Negatively Affected” on page S-15 of this prospectus supplement

Supplemental discussion of U.S. federal income tax consequences:  the notes will be treated as debt instruments subject to the special rules governing contingent payment debt instruments for U.S. federal income tax purposes. Under this treatment, it is the opinion of Sidley Austin LLP that if you are a U.S. individual or taxable entity, you generally should be required to pay taxes on ordinary income from the notes over their term based on the comparable yield for the notes. In addition, any gain you may recognize on the sale, exchange or maturity of the notes will be taxed as ordinary interest income.

Cash settlement amount (on the stated maturity date):  for each $1,000 face amount of notes, we will pay you on the stated maturity date an amount in cash equal to:

•     if the index return is positive, the sum of (i) $1,000 plus (ii) the product of (a) $1,000 times (b) the upside participation rate times (c) the index return; or

•     if the index return is zero or negative, $1,000.

Initial index level: 112.76

Final index level:  the closing level of the index on the determination date, except in the limited circumstances described under “Specific Terms of Your Notes — Payment of Principal on Stated Maturity Date — Consequences of a Non-Trading Day” on page S-36 and subject to adjustment as provided under “Specific Terms of Your Notes — Payment of Principal on Stated Maturity Date — Discontinuance or Modification of the Index” on page S-36

Closing level of the index:  the official closing level of the index or any successor index published by the index sponsor (including any index calculation agent acting on the index sponsor’s behalf) on any trading day for the index

Index return:  the quotient of (i) the final index level minus the initial index level divided by (ii) the initial index level, expressed as a positive or negative percentage

Upside participation rate:  300.00%

Trade date:  March 25, 2015

Original issue date (settlement date):  March 30, 2015

Stated maturity date:  March 30, 2023, subject to postponement as described under “Specific Terms of Your Notes — Payment of Principal on Stated Maturity Date — Stated Maturity Date” on page S-36

Determination date:  March 27, 2023, subject to adjustment as described under “Specific Terms of Your Notes — Payment of Principal on Stated Maturity Date — Determination Date” on page S-36

No interest:  the notes do not bear interest

No listing:  the notes will not be listed on any securities exchange or interdealer market quotation system

No redemption:  the notes will not be subject to redemption right or price dependent redemption right

Note calculation agent:  Goldman, Sachs & Co.

Business day:  as described under “Specific Terms of Your Notes — Special Calculation Provisions — Business Day” on page S-38

Trading day:  as described under “Specific Terms of Your Notes — Special Calculation Provisions — Trading Day” on page S-38

CUSIP no.:  38147QV78

ISIN no.:  US38147QV783

FDIC:  the notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank

HYPOTHETICAL EXAMPLES

The following table, examples and chart are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and are intended merely to illustrate the impact that the various hypothetical index levels on the determination date could have on the cash settlement amount at maturity assuming all other variables remain constant.

The examples below are based on a range of index levels that are entirely hypothetical; no one can predict what the index level will be on any day throughout the life of your notes, and no one can predict what the final index level will be on the determination date. The index has been highly volatile in the past — meaning that the index level has changed considerably in relatively short periods — and its performance cannot be predicted for any future period.

The information in the following examples reflects hypothetical rates of return on the offered notes assuming that they are purchased on the original issue date at the face amount and held to the stated maturity date. If you sell your notes in a secondary market prior to the maturity date, your return will depend upon the market value of your notes at the time of sale, which may be affected by a number of factors that are not reflected in the table shown below such as the volatility of the index and our creditworthiness. In addition, the estimated value of your notes at the time the terms of your notes were set on the trade date (as determined by reference to pricing models used by Goldman, Sachs & Co.) was less than the original issue price of your notes. For more information on the estimated value of your notes, see “Additional Risk Factors Specific to Your Notes — The Estimated Value of Your Notes At the Time the Terms of Your Notes Were Set On the Trade Date (as Determined By Reference to Pricing Models Used By Goldman, Sachs & Co.) Was Less Than the Original Issue Price Of Your Notes” on page S-13 of this prospectus supplement. The information in the table also reflects the key terms and assumptions in the box below.

Key Terms and Assumptions

Face amount	$1,000

Upside participation rate	300.00%

No non-trading day occurs on the originally scheduled determination date

No change in or affecting any of the eligible underlying assets or the method by which the index sponsor calculates the index

Notes purchased on original issue date and held to the stated maturity date

For these reasons, the actual performance of the index over the life of your notes, as well as the amount payable at maturity may bear little relation to the hypothetical examples shown below or to the historical index performance information or hypothetical performance data shown elsewhere in this prospectus supplement. For information about the historical index performance levels and hypothetical performance data of the index during recent periods, see “The Index — Daily Closing Levels of the Index” on page S-52. Before investing in the offered notes, you should consult publicly available information to determine the level of the index between the date of this prospectus supplement and the date of your purchase of the offered notes.

Any rate of return you may earn on an investment in the notes may be lower than that which you could earn on a comparable investment in the index underlying assets.

Also, the hypothetical examples shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to your notes, tax liabilities could affect the after-tax rate of return on your notes to a comparatively greater extent than the after-tax return on the index ETFs.

The levels in the left column of the table below represent hypothetical final index levels and are expressed as percentages of the initial index level. The amounts in the right column represent the hypothetical cash settlement amounts, based on the corresponding hypothetical final index level (expressed as a percentage of the initial index level), and are expressed as percentages of the face amount of a note (rounded to the nearest one-hundredth of a percent). Thus, a hypothetical cash settlement amount of 100.00% means that the value of the cash payment that we would deliver for each $1,000 of the outstanding face amount of the offered notes on the stated maturity date would equal 100.00% of the face amount of a note, based on the corresponding hypothetical final index level (expressed as a percentage of the initial index level) and the assumptions noted above.

Hypothetical Final Index Level (as Percentage of Initial Index Level)	Hypothetical Cash Settlement Amount (as Percentage of Face Amount)
175.00%	325.00%
150.00%	250.00%
140.00%	220.00%
130.00%	190.00%
120.00%	160.00%
110.00%	130.00%
100.00%	100.00%
90.00%	100.00%
75.00%	100.00%
50.00%	100.00%
25.00%	100.00%
0.00%	100.00%

If, for example, the final index level were determined to be 25.00% of the initial index level, the cash settlement amount that we would deliver on your notes at maturity would be 100.00% of the face amount of your notes, as shown in the table above. As a result, if you purchased your notes on the original issue date and held them to the stated maturity date, you would receive no return on your investment.

The following chart also shows a graphical illustration of the hypothetical cash settlement amounts (expressed as a percentage of the face amount of your notes) that we would pay on your notes on the stated maturity date, if the final index level (expressed as a percentage of the initial index level) were any of the hypothetical levels shown on the horizontal axis. The chart shows that any hypothetical final index level (expressed as a percentage of the initial index level) of less than 100.00% (the section left of the 100.00% marker on the horizontal axis) would result in a hypothetical cash settlement amount of 100.00% of the face amount of your notes.

The cash settlement amounts shown above are entirely hypothetical; they are based on closing levels of the index that may not be achieved on the determination date and on assumptions that may prove to be erroneous. The actual market value of your notes on the stated maturity date or at any other time, including any time you may wish to sell your notes, may bear little relation to the hypothetical cash settlement amounts shown above, and these amounts should not be viewed as an indication of the financial return on an investment in the offered notes. The hypothetical cash settlement amounts on notes held to the stated maturity date in the examples above assume you purchased your notes at their face amount and have not been adjusted to reflect the actual issue price you pay for your notes. The return on your investment (whether positive or negative) in your notes will be affected by the amount you pay for your notes. If you purchase your notes for a price other than the face amount, the return on your investment will differ from, and may be significantly lower than, the hypothetical returns suggested by the above examples. Please read “Additional Risk Factors Specific to Your Notes — The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” on page S-14.

Payments on the notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on the notes are economically equivalent to a combination of an interest-bearing bond bought by the holder and one or more options entered into between the holder and us (with one or more implicit option premiums paid over time). The discussion in this paragraph does not modify or affect the terms of the notes or the U.S. federal income tax treatment of the notes, as described elsewhere in this prospectus supplement.

We cannot predict the actual final index level or what the market value of your notes will be on any particular trading day, nor can we predict the relationship between the index level and the market value of your notes at any time prior to the stated maturity date. The actual amount that you will receive at maturity and the rate of return on the offered notes will depend on the actual final index level as determined by the note calculation agent as described above. Moreover, the assumptions on which the hypothetical returns are based may turn out to be inaccurate. Consequently, the amount of cash to be paid in respect of your notes on the stated maturity date may be very different from the information reflected in the table, chart and examples above.

ADDITIONAL RISK FACTORS SPECIFIC TO YOUR NOTES

An investment in your notes is subject to the risks described below, as well as the risks and considerations described in the accompanying prospectus dated September 15, 2014 and in the accompanying prospectus supplement dated September 15, 2014. You should carefully review these risks and considerations as well as the terms of the notes described herein and in the accompanying prospectus, dated September 15, 2014, as supplemented by the accompanying prospectus supplement, dated September 15, 2014, of The Goldman Sachs Group, Inc. Your notes are a riskier investment than ordinary debt securities. Also, your notes are not equivalent to investing directly in any eligible underlying asset or the assets held by any eligible ETF or in notes that bear interest at the notional interest rate or the federal funds effective rate. You should carefully consider whether the offered notes are suited to your particular circumstances.

Although we have classified the risks described below into three categories (general risks, risks related to the index and risks related to the eligible underlying assets), the order in which these categories are presented is not intended to signify any decreasing (or increasing) significance of these risks. You should read all of the risks described below and in the accompanying prospectus supplement and the accompanying prospectus.

General Risks

The Estimated Value of Your Notes At the Time the Terms of Your Notes Were Set On the Trade Date (as Determined By Reference to Pricing Models Used By Goldman, Sachs & Co.) Was Less Than the Original Issue Price Of Your Notes

The original issue price for your notes exceeds the estimated value of your notes as of the time the terms of your notes were set on the trade date, as determined by reference to Goldman, Sachs & Co.’s pricing models and taking into account our credit spreads. Such estimated value on the trade date is set forth on the cover of this prospectus supplement; after the trade date, the estimated value as determined by reference to these models will be affected by changes in market conditions, our creditworthiness and other relevant factors. The price at which Goldman, Sachs & Co. would initially buy or sell your notes (if Goldman, Sachs & Co. makes a market, which it is not obligated to do), and the value that Goldman, Sachs & Co. will initially use for account statements and otherwise, also exceeds the estimated value of your notes as determined by reference to these models. As agreed by Goldman, Sachs & Co. and the distribution participants, the amount of the excess will decline on a straight line basis over the period from the date hereof through the applicable date set forth on the cover. Thereafter, if Goldman, Sachs & Co. buys or sells your notes it will do so at prices that reflect the estimated value determined by reference to such pricing models at that time. The price at which Goldman, Sachs & Co. will buy or sell your notes at any time also will reflect its then current bid and ask spread for similar sized trades of structured notes.

In estimating the value of your notes as of the time the terms of your notes were set on the trade date, as disclosed on the front cover of this prospectus supplement, Goldman, Sachs & Co.’s pricing models consider certain variables, including principally our credit spreads, interest rates (forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the notes. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your notes in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of your notes determined by reference to our models due to, among other things, any differences in pricing models or assumptions used by others. See “— The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” below.

The difference between the estimated value of your notes as of the time the terms of your notes were set on the trade date and the original issue price is a result of certain factors, including principally the underwriting discount and commissions, the expenses incurred in creating, documenting and marketing the notes, and an estimate of the difference between the amounts we pay to Goldman, Sachs & Co. and the amounts Goldman, Sachs & Co. pays to us in connection with your notes. We pay to Goldman, Sachs & Co. amounts based on what we would pay to holders of a non-structured note with a similar maturity. In return for such payment, Goldman, Sachs & Co. pays to us the amounts we owe under your notes.

In addition to the factors discussed above, the value and quoted price of your notes at any time will reflect many factors and cannot be predicted. If Goldman, Sachs & Co. makes a market in the notes, the price quoted by Goldman, Sachs & Co. would reflect any changes in market conditions and other relevant factors, including any deterioration in our creditworthiness or perceived creditworthiness. These changes may adversely affect the value of your notes, including the price you may receive for your notes in any market making transaction. To the extent that Goldman, Sachs & Co. makes a market in the notes, the quoted price will reflect the estimated value determined by reference to Goldman, Sachs & Co.’s pricing models at that time, plus or minus its then current bid and ask spread for similar sized trades of structured notes (and subject to the declining excess amount described above).

Furthermore, if you sell your notes, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your notes in a secondary market sale.

There is no assurance that Goldman, Sachs & Co. or any other party will be willing to purchase your notes at any price and, in this regard, Goldman, Sachs & Co. is not obligated to make a market in the notes. See “— Your Notes May Not Have an Active Trading Market” below.

The Notes Are Subject to the Credit Risk of the Issuer

Although the return on the notes will be based on the performance of the index, the payment of any amount due on the notes is subject to our credit risk. The notes are our unsecured obligations. Investors are dependent on our ability to pay all amounts due on the notes, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. See “Description of Notes We May Offer — Information About Our Medium-Term Notes, Series D Program — How the Notes Rank Against Other Debt” on page S-4 of the accompanying prospectus supplement.

You May Receive Only the Face Amount of Your Notes at Maturity

If the index return is zero or negative on the determination date, the return on your notes will be limited to the face amount.

Even if the amount paid on your notes at maturity exceeds the face amount of your notes, the overall return you earn on your notes may be less than you would have earned by investing in a note with the same stated maturity that bears interest at the prevailing market rate.

The Amount Payable on Your Notes Is Not Linked to the Level of the Index at Any Time Other than the Determination Date

The final index level will be based on the closing level of the index on the determination date (subject to adjustment as described elsewhere in this prospectus supplement). Therefore, if the closing level of the index dropped precipitously on the determination date, the cash settlement amount for your notes may be significantly less than it would have been had the cash settlement amount been linked to the closing level of the index prior to such drop in the level of the index. Although the actual level of the index on the stated maturity date or at other times during the life of your notes may be higher than the final index level, you will not benefit from the closing level of the index at any time other than on the determination date.

Also, the market price of your notes prior to the stated maturity date may be significantly lower than the purchase price you pay for your notes. Consequently, if you sell your notes before the stated maturity date, you may receive far less than the amount of your investment in the notes.

Your Notes Do Not Bear Interest

You will not receive any interest payments on your notes. As a result, even if the cash settlement amount payable on your notes on the stated maturity date exceeds the face amount of your notes, the overall return you earn on your notes may be less than you would have earned by investing in a non-indexed debt security of comparable maturity that bears interest at a prevailing market rate.

The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors

When we refer to the market value of your notes, we mean the value that you could receive for your notes if you chose to sell them in the open market before the stated maturity date. A number of factors, many of which are beyond our control, will influence the market value of your notes, including:

•     the level of the index, including the initial index level;

•                  the volatility — i.e., the frequency and magnitude of changes — in the level of the index (even though the index attempts to limit volatility with monthly and potentially daily rebalancing), the eligible underlying assets and the assets that comprise the eligible ETFs;

•     the market prices of the eligible ETFs;

•     3-month USD LIBOR;

•     the federal funds effective rate;

•                  economic, financial, legislative, regulatory and political, military or other events that affect markets generally and the assets held by the eligible ETFs, and which may affect the closing levels of the index;

•     other interest rates and yield rates in the market;

•     the time remaining until your notes mature; and

•                  our creditworthiness, whether actual or perceived, and including actual or anticipated upgrades or downgrades in our credit ratings or changes in other credit measures.

These factors, and many other factors, will influence the price you will receive if you sell your notes before maturity, including the price you may receive for your notes in any market making transaction. If you sell your notes before maturity, you may receive less than the face amount of your notes.

You cannot predict the future performance of the index based on its historical performance or on any hypothetical performance data. The actual performance of the index over the life of the notes, as well as the cash settlement amount payable on the stated maturity date, may bear little or no relation to the historical index performance information, hypothetical performance data or hypothetical return examples shown elsewhere in this prospectus supplement.

If You Purchase Your Notes at a Premium to Face Amount, the Return on Your Investment Will Be Lower Than the Return on Notes Purchased at Face Amount and the Impact of Certain Key Terms of the Notes Will Be Negatively Affected

The cash settlement amount will not be adjusted based on the issue price you pay for the notes. If you purchase notes at a price that differs from the face amount of the notes, then the return on your investment in such notes held to the stated maturity date will differ from, and may be substantially less than, the return on notes purchased at face amount. If you purchase your notes at a premium to face amount and hold them to the stated maturity date, the return on your investment in the notes will be lower than it would have been had you purchased the notes at face amount or a discount to face amount.

Anticipated Hedging Activities by Goldman Sachs or Our Distributors May Negatively Impact Investors in the Notes and Cause Our Interests and Those of Our Clients and Counterparties to be Contrary to Those of Investors in the Notes

Goldman Sachs expects to hedge our obligations under the notes by purchasing futures and/or other instruments linked to the index and the eligible underlying assets. Goldman Sachs also expects to adjust the hedge by, among other things, purchasing or selling any of the foregoing, and perhaps other instruments linked to the index, the eligible underlying assets, 3-month USD LIBOR or assets held by the eligible ETFs, at any time and from time to time, and to unwind the hedge by selling any of the foregoing on or before the determination date for your notes. Alternatively, Goldman Sachs may hedge all or part of our obligations under the notes with unaffilated distributors of the notes which we expect will undertake similar market activity. Goldman Sachs may also enter into, adjust and unwind hedging transactions relating to other index-linked notes whose returns are linked to the index, the eligible underlying assets, 3-month USD LIBOR or assets held by the eligible ETFs.

In addition to entering into such transactions itself, or distributors entering into such transactions, Goldman Sachs may structure such transactions for its clients or counterparties, or otherwise advise or assist clients or counterparties in entering into such transactions. These activities may be undertaken to achieve a variety of objectives, including: permitting other purchasers of the notes or other securities to hedge their investment in whole or in part; facilitating transactions for other clients or counterparties that may have business objectives or investment strategies that are inconsistent with or contrary to those of investors in the notes; hedging the exposure of Goldman Sachs to the notes including any interest in the notes that it reacquires or retains as part of the offering process, through its market-making activities or otherwise; enabling Goldman Sachs to comply with its internal risk limits or otherwise manage firmwide, business unit or product risk; and/or enabling Goldman Sachs to take directional views as to relevant markets on behalf of itself or its clients or counterparties that are inconsistent with or contrary to the views and objectives of the investors in the notes.

Any of these hedging or other activities may adversely affect the levels of the index — directly or indirectly by affecting the price of the eligible underlying assets — and therefore the market value of your notes and the amount we will pay on your notes, if any, at maturity. In addition, you should expect that these transactions will cause Goldman Sachs or its clients, counterparties or distributors to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the notes. Neither Goldman Sachs nor any distributor will have any obligation to take, refrain from taking or cease taking any action with respect to these transactions based on the potential effect on an investor in the notes, and may receive substantial returns on hedging or other activities while the value of your notes declines. In addition, if the distributor from which you purchase notes is to conduct hedging activities in connection with the notes, that distributor may otherwise profit in connection with such hedging activities and such profit, if any, will be in addition to the compensation that the distributor receives for the sale of the notes to you. You should be aware that the potential to earn fees in connection with hedging activities may create a further incentive for the distributor to sell the notes to you in addition to the compensation they would receive for the sale of the notes.

Goldman Sachs’ Trading and Investment Activities for its Own Account or for its Clients, Could Negatively Impact Investors in the Notes

Goldman Sachs is a global investment banking, securities and investment management firm that provides a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, it acts as an investor, investment banker, research provider, investment manager, investment advisor, market maker, trader, prime broker and lender. In those and other capacities, Goldman Sachs purchases, sells or holds a broad array of investments, actively trades securities, derivatives, loans, commodities, currencies, credit default swaps, indices, baskets and other financial instruments and products for its own account or for the accounts of its customers, and will have other direct or indirect interests, in the global fixed income, currency, commodity, equity, bank loan and other markets. Any of Goldman Sachs’ financial market activities may, individually or in the aggregate, have an adverse effect on the market for your notes, and you should expect that the interests of Goldman Sachs or its clients or counterparties will at times be adverse to those of investors in the notes.

Goldman Sachs regularly offers a wide array of securities, financial instruments and other products into the marketplace, including existing or new products that are similar to your notes, or similar or linked to the index or the eligible underlying assets. Investors in the notes should expect that Goldman Sachs will offer securities, financial instruments, and other products that will compete with the notes for liquidity, research coverage or otherwise.

Goldman Sachs’ Market-Making Activities Could Negatively Impact Investors in the Notes

Goldman Sachs actively makes markets in and trades financial instruments for its own account (primarily as a market maker) and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. Goldman Sachs’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which Goldman Sachs takes positions, or expects to take positions, include securities and instruments of the index or the eligible underlying assets, securities and instruments similar to or linked to the foregoing or the currencies in which they are denominated. Market making is an activity where Goldman Sachs buys and sells on behalf of customers, or for its own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. As a result, you should expect that Goldman Sachs will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the notes.

If Goldman Sachs becomes a holder of any eligible underlying asset in its capacity as a market-maker or otherwise, any actions that it takes in its capacity as securityholder, including voting or provision of consents, will not necessarily be aligned with, and may be inconsistent with, the interests of investors in the notes.

You Should Expect That Goldman Sachs Personnel Will Take Research Positions, or Otherwise Make Recommendations, Provide Investment Advice or Market Color or Encourage Trading Strategies That Might Negatively Impact Investors in the Notes

Goldman Sachs and its personnel, including its sales and trading, investment research and investment management personnel, regularly make investment recommendations, provide market color or trading ideas, or publish or express independent views in respect of a wide range of markets, issuers, securities and instruments. They regularly implement, or recommend to clients that they implement, various investment strategies relating to these markets, issuers, securities and instruments. These strategies include, for example, buying or selling credit protection against a default or other event involving an issuer or financial instrument. Any of these recommendations and views may be negative with respect to the index or the eligible underlying assets or other securities or instruments similar to or linked to the foregoing or result in trading strategies that have a negative impact on the market for any such securities or instruments, particularly in illiquid markets. In addition, you should expect that personnel in the trading and investing businesses of Goldman Sachs will have or develop independent views of the index or the eligible underlying assets, the relevant industry or other market trends, which may not be aligned with the views and objectives of investors in the notes.

Goldman Sachs Regularly Provides Services to, or Otherwise Has Business Relationships with, a Broad Client Base, Which May Include the Sponsors of the Index or the Eligible ETFs or Other Entities That Are Involved in the Transaction

Goldman Sachs regularly provides financial advisory, investment advisory and transactional services to a substantial and diversified client base, and you should assume that Goldman Sachs will, at present or in the future, provide such services or otherwise engage in transactions with, among others, the sponsors of the index or the eligible ETFs, or transact in securities or instruments or with parties that are directly or indirectly related to the foregoing. These services could include making loans to or equity investments in those companies, providing financial advisory or other investment banking services, or issuing research reports. You should expect that Goldman Sachs, in providing such services, engaging in such transactions, or acting for its own account, may take actions that have direct or indirect effects on the index or the eligible ETFs, as applicable, and that such actions could be adverse to the interests of investors in the notes. In addition, in connection with these activities, certain Goldman Sachs personnel may have access to confidential material non-public information about these parties that would not be disclosed to Goldman Sachs employees that were not working on such transactions as Goldman Sachs has established internal information barriers that are designed to preserve the confidentiality of non-public information. Therefore, any such confidential material non-public information would not be shared with Goldman Sachs employees involved in structuring, selling or making markets in the notes or with investors in the notes.

In this offering, as well as in all other circumstances in which Goldman Sachs receives any fees or other compensation in any form relating to services provided to or transactions with any other party, no accounting, offset or payment in respect of the notes will be required or made; Goldman Sachs will be entitled to retain all such fees and other amounts, and no fees or other compensation payable by any party or indirectly by holders of the notes will be reduced by reason of receipt by Goldman Sachs of any such other fees or other amounts.

The Offering of the Notes May Reduce an Existing Exposure of Goldman Sachs or Facilitate a Transaction or Position That Serves the Objectives of Goldman Sachs or Other Parties

A completed offering may reduce Goldman Sachs’ existing exposure to the index or the eligible underlying assets, securities and instruments similar to or linked to the foregoing or the currencies in which they are denominated, including exposure gained through hedging transactions in anticipation of this offering. An offering of notes will effectively transfer a portion of Goldman Sachs’ exposure (and indirectly transfer the exposure of Goldman Sachs’ hedging or other counterparties) to investors in the notes.

The terms of the offering (including the selection of the index or the eligible underlying assets, and the establishment of other transaction terms) may have been selected in order to serve the investment or other objectives of Goldman Sachs or another client or counterparty of Goldman Sachs. In such a case, Goldman Sachs would typically receive the input of other parties that are involved in or otherwise have an interest in the offering, transactions hedged by the offering, or related transactions. The incentives of these other parties would normally differ from and in many cases be contrary to those of investors in the notes.

Other Investors in the Notes May Not Have the Same Interests as You

Other investors in the notes are not required to take into account the interests of any other investor in exercising remedies or voting or other rights in their capacity as securityholders or in making requests or recommendations to Goldman Sachs as to the establishment of other transaction terms. The interests of other investors may, in some circumstances, be adverse to your interests. For example, certain investors may take short positions (directly or indirectly through derivative transactions) on assets that are the same or similar to your notes, the index or the eligible underlying assets or other similar securities, which may adversely impact the market for or value of your notes.

You Have No Shareholder Rights or Rights to Receive Any Shares or Units of Any Eligible ETF, or Any Assets Held by Any Eligible ETF or the Money Market Position

Investing in the notes will not make you a holder of any shares or units of any eligible ETF or any asset held by any eligible ETF or the money market position. Investing in the notes will not cause you to have any voting rights, any rights to receive dividends or other distributions or any other rights with respect to any eligible ETF, the assets held by any eligible ETF or the money market position. Your notes will be paid in cash, and you will have no rights to receive delivery of any shares or units of any eligible ETF or the assets held by any eligible ETF.

The Note Calculation Agent Will Have the Authority to Make Determinations That Could Affect the Market Value of Your Notes, When Your Notes Mature and the Amount You Receive at Maturity

As of the date of this prospectus supplement, we have appointed Goldman, Sachs & Co. as the note calculation agent. As note calculation agent, Goldman, Sachs & Co. will make all determinations regarding: the initial index level; the final index level on the determination date, which we will use to determine the amount we must pay on the stated maturity date; whether to postpone the determination date because of a non-trading day; the determination date; the stated maturity date; business days; trading days; the default amount and any amount payable on your notes. See “Specific Terms of Your Notes” below. The note calculation agent also has discretion in making certain adjustments relating to a discontinuation or modification of the index. See “Specific Terms of Your Notes — Payment of Principal on Stated Maturity Date — Discontinuance or Modification of the Index” below. The exercise of this discretion by Goldman, Sachs & Co. could adversely affect the value of your notes and may present Goldman, Sachs & Co. with a conflict of interest. We may change the note calculation agent at any time without notice and Goldman, Sachs & Co. may resign as note calculation agent at any time upon 60 days’ written notice to Goldman Sachs.

Your Notes May Not Have an Active Trading Market

Your notes will not be listed or displayed on any securities exchange or included in any interdealer market quotation system, and there may be little or no secondary market for your notes. Even if a secondary market for your notes develops, it may not provide significant liquidity and we expect that transaction costs in any secondary market would be high. As a result, the difference between bid and asked prices for your notes in any secondary market could be substantial.

The Note Calculation Agent Can Postpone the Determination Date if a Non-Trading Day Occurs

If the note calculation agent determines that, on a day that would otherwise be the determination date, such day is not a trading day for the index, the determination date will be postponed until the first following trading day, subject to limitation on postponement as described under “Specific Terms of Your Notes — Payment of Principal on Stated Maturity Date — Determination Date” on page S-36. If the determination date is postponed to the last possible day and such day is not a trading day, that day will nevertheless be the determination date. In such a case, the note calculation agent will determine the final index level based on the procedures described under “Specific Terms of Your Notes — Payment of Principal on Stated Maturity Date — Consequences of a Non-Trading Day” on page S-36 of this prospectus supplement.

We May Sell an Additional Aggregate Face Amount of the Notes at a Different Issue Price

At our sole option, we may decide to sell an additional aggregate face amount of the notes subsequent to the date of this prospectus supplement. The issue price of the notes in the subsequent sale may differ substantially (higher or lower) from the original issue price you paid as provided on the cover of this prospectus supplement.

Certain Considerations for Insurance Companies and Employee Benefit Plans

Any insurance company or fiduciary of a pension plan or other employee benefit plan that is subject to the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, which we call “ERISA”, or the Internal Revenue Code of 1986, as amended, including an IRA or a Keogh plan (or a governmental plan to which similar prohibitions apply), and that is considering purchasing the offered notes with the assets of the insurance company or the assets of such a plan, should consult with its counsel regarding whether the purchase or holding of the offered notes could become a “prohibited transaction” under ERISA, the Internal Revenue Code or any substantially similar prohibition in light of the representations a purchaser or holder in any of the above categories is deemed to make by purchasing and holding the offered notes. This is discussed in more detail under “Employee Retirement Income Security Act” on page S-150 of this prospectus supplement.

Your Notes Will Be Treated as Debt Instruments Subject to Special Rules Governing Contingent Payment Debt Instruments for U.S. Federal Income Tax Purposes

The notes will be treated as debt instruments subject to special rules governing contingent payment debt instruments for U.S. federal income tax purposes. If you are a U.S. individual or taxable entity, you generally will be required to pay taxes on ordinary income from the notes over their term based on the comparable yield for the notes, even though you will not receive any payments from us until maturity. This comparable yield is determined solely to calculate the amount on which you will be taxed prior to maturity and is neither a prediction nor a guarantee of what the actual yield will be. In addition, any gain you may recognize on the sale, exchange or maturity of the notes will be taxed as ordinary interest income. If you are a secondary purchaser of the notes, the tax consequences to you may be different. Please see “Supplemental Discussion of Federal Income Tax Consequences” below for a more detailed discussion. Please also consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences to you of owning your notes in your particular circumstances.

Foreign Account Tax Compliance Act (FATCA) Withholding May Apply to Payments on Your Notes, Including as a Result of the Failure of the Bank or Broker Through Which You Hold the Notes to Provide Information to Tax Authorities

Please see the discussion under “United States Taxation — Taxation of Debt Securities — Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus for a description of the applicability of FATCA to payments made on your notes.

Risks Related to the Index

The Index Measures the Performance of the Index Underlying Assets Less the Sum of the Notional Interest Rate Plus the Daily Index Maintenance Fee

Your notes are linked to the index which measures the performance of the underlying assets included in the index plus, with respect to ETFs included in the index, dividends paid on such ETFs, less the sum of the notional interest rate plus the daily index maintenance fee. Increases in the level of the notional interest rate may offset in whole or in part increases in the levels of the index underlying assets. As a result, any return on the index — and thus on your notes — may be reduced or eliminated, which will have the effect of reducing the amount payable in respect of your notes. The index underlying assets must produce positive returns at least as great as the sum of the notional interest rate plus the daily index maintenance fee before the index will have a positive return. Historically, a significant portion of the index exposure has been to the money market position, the return of which has been below the notional interest rate.

Your Investment in the Notes May Be Subject to Concentration Risks

The assets underlying an eligible underlying asset may represent a particular market or commodity sector, a particular geographic region or some other sector or asset class. As a result, your investment in the notes may be concentrated in a single sector or asset class even though there are maximum weights for each underlying asset and each asset class. This concentration could occur because of concentration in the investment goals of one or more eligible ETFs. Other than in connection with a monthly base index rebalancing, the exposure of the index at any time could be limited to the money market position. In connection with a monthly base index rebalancing, the index may include exposure to as few as three eligible ETFs. Although your investment in the notes will not result in the ownership or other direct interest in the assets held by the eligible ETFs, the return on your investment in the notes will be subject to certain risks similar to those associated with direct investments in the market or commodity sector, geographic region, other sector or class represented by the relevant assets.

In addition, in connection with a monthly base index rebalancing, the index may rebalance to include only index underlying assets that represent a limited number of markets or commodity sectors, geographic regions, other sectors or asset classes. If this were to occur, you will be subject to risks similar to those associated with direct investments in these markets or commodity sectors, geographic regions, other sectors or asset classes. These markets, geographic regions, sectors or asset classes may not be diversified.

You May Not Have Exposure to One or More of the Eligible Underlying Assets during the Term of the Notes

In any given month, the index is expected to have exposure to only a limited subset of the 15 eligible underlying assets (which, including the money market position, initially could be as few as four eligible underlying assets (i.e., as few as three eligible ETFs)) and you may not have any exposure to some of the 15 eligible underlying assets or asset classes during the entire term of the notes. As a result, you should not expect the index to provide a balanced exposure to all of the eligible underlying assets. Further, if, on any index business day, the realized volatility of the index underlying assets exceeds the volatility cap of 6% for the applicable volatility cap period, the index will ratably rebalance a portion of the exposure to the index ETFs into the money market position to reduce such realized volatility level. This may limit your exposure to the index ETFs during the term of the notes.

While the Weight of Each Index Underlying Asset for Each Monthly Rebalancing Will Be Determined on a Single Day (the Index Observation Day), the Rebalancing Based on Such Revised Weights Will Be Implemented Over a Base Index Rebalancing Period

For purposes of each monthly base index rebalancing, the weight of each index underlying asset will be determined on a related base index observation day. While the weight of each index underlying asset for each monthly base index rebalancing will be determined on a single day (i.e., such base index observation day), the rebalancing based on such revised weights will be implemented over a base index rebalancing period comprised of five base index rebalancing days, which are the first five index business days of each calendar month beginning on, and including, the base index observation day, subject to adjustment. As a result, for the first four days of the base index rebalancing period, the composition of the index will contain a mix of underlying assets that is different than the portfolio of underlying assets selected on the related base index observation day. Therefore, the levels of the index on such days may be lower than such levels would have been if the monthly base index rebalancing had been implemented in full in one day, which could have an adverse impact on any payments on, and the value of, your notes and the trading market for your notes. For a discussion of how the index is rebalanced, see “The Index — How frequently is the index rebalanced?” below.

The Weight of Each Index Underlying Asset Reflects the Average of the Weights of Such Index Underlying Asset Over Three Realized Volatility Look-Back Periods

To calculate the weight of each index underlying asset in a monthly base index rebalancing, three potential portfolios are first generated on the base index observation day. Each portfolio is calculated to reflect the highest historical return during a return look-back period comprised of the prior six months subject to a limitation on realized volatility over three different realized volatility look-back periods (the prior six months, three months and one month) and subject to a maximum weight for each underlying asset and each asset class. Theoretically, all three potential portfolios could be the same, although this is unlikely. The weight of each index underlying asset for each monthly base index rebalancing is the average of the weights of such underlying asset in these three potential portfolios. As a result, the weight of each index underlying asset will be different than it would have been had the index underlying assets been determined based on a single realized volatility look-back period. Further, because the weight of each index underlying asset is the average of the weights of such underlying asset across three realized volatility look-back period, the impact of a low realized volatility for an index underlying asset for one realized volatility look-back period may be lessened by a higher realized volatility for that index underlying asset for one or both of the other realized volatility look-back periods. For a discussion of how the look-back periods are determined, see “The Index — What is realized volatility and how are the weights of the underlying assets influenced by it?” below.

The Index May Not Successfully Capture Price Momentum and May Not Achieve its Target Volatility

The index attempts to track the positive price momentum in the eligible underlying assets. As such, each month the index is rebalanced by calculating the portfolio of underlying assets that would have provided the highest historical return during a return look-back period comprised of the prior six months subject to the limitations on volatility and the maximum weights for each underlying asset and each asset class. However, there is no guarantee that trends existing in the preceding six months or during the realized volatility look-back periods over which volatility is evaluated will continue in the future. The trend of an eligible underlying asset may change at the end of any measurement period and such change may not be reflected in the return of the eligible underlying asset calculated over the return look-back period.

In addition, the volatility controls and maximum weightings may limit the index’s ability to track price momentum. The index is different from an investment that seeks long-term exposure to a constant set of underlying assets. The index may fail to realize gains that could occur as a result of holding assets that have experienced price declines, but after which experience a sudden price spike. As a result, if market conditions do not represent a continuation of prior observed trends, the level of the index, which is rebalanced based on prior trends, may decline. No assurance can be given that the investment methodology used to construct the index will outperform any alternative index that might be constructed from the eligible underlying assets.

No assurance can be given that the investment methodology on which the index is based will be successful or that the index will outperform any alternative methodology that might be employed in respect of the eligible underlying assets. Furthermore, no assurance can be given that the index will achieve its target volatility of 5%. The actual realized volatility of the index may be greater or less than 5%.

Asset Class Maximum Weights Will in Many Cases Prevent All of the Eligible Underlying Assets in an Asset Class From Being Included in the Index at Their Underlying Asset Maximum Weights and May Also Prevent the Index From Having Exposure to Certain Types of Assets At Any Given Time

The asset class maximum weights will in many cases prevent all of the eligible underlying assets in an asset class from being included in the index at their underlying asset maximum weights. This is due to the fact that, in many cases, the asset class maximum weight is less than the sum of the underlying asset maximum weights in that asset class.

In addition, the three underlying assets that are categorized in the alternatives asset class are not expected to be highly correlated. One underlying asset of that asset class seeks investment results that correspond generally to an index that tracks certain energy infrastructure master limited partnerships, another underlying asset seeks investment results that correspond generally to an index that tracks the real estate sector of the U.S. equity market and the other underlying asset seeks investment results that correspond generally to an index that tracks large institutional leveraged loans. However, each of these three underlying assets is subject to the same asset class maximum weight, which is less than the sum of the three underlying asset maximum weights that relate to these three underlying assets. Therefore, it is possible that the asset class maximum weight restriction for the alternatives asset class alone (as opposed to the other restrictions applicable to the index) will prevent all of these eligible ETFs from being index ETFs simultaneously, which would mean that the index might not have exposure to certain energy infrastructure master limited partnerships, the real estate sector of the U.S. equity market and large institutional leveraged loans at the same time.

Each Index Underlying Asset’s Weight Is Limited by Its Underlying Asset Maximum Weight, Its Asset Class Maximum Weight and the Monthly Volatility Constraint

Each month, the index sets the weights for the eligible underlying assets to those weights that would have provided the highest historical return during a return look-back period comprised of the prior six months, subject to investment constraints on the maximum weights of each eligible underlying asset and each asset class, and the monthly volatility constraint of 5%. These constraints could lower your return versus an investment that was not limited as to the maximum weighting allotted to any one index underlying asset or asset class or was not subject to the monthly volatility target (or the daily volatility cap of 6%).

The index’s monthly volatility target may result in a significant portion of the index’s exposure being allocated to the money market position. The volatility target represents an intended trade-off, in which some potential upside is given up in exchange for attempting to limit downside exposure in volatile markets. However, because the notes provide for the repayment of principal at maturity, the incremental benefit to holders of the notes from the index’s volatility target may be limited. In other words, the notes themselves limit exposure to decreases in the level of the index by providing for a cash settlement amount that will be no less than the face amount of the notes. Due to this feature of the notes, the index’s volatility target, which attempts to reduce downside exposure to the eligible ETFs, may not be as beneficial as it otherwise may be (including, for example, when used with notes that provide for a cash settlement amount that could be less than the face amount) and the cost of the index’s volatility target, which is reflected in part in the above referenced trade-off, may not be desirable to you.

If the Level of the Index Changes, the Market Value of Your Notes May Not Change in the Same Manner

Your notes may trade quite differently from the performance of the index. Changes in the level of the index may not result in a comparable change in the market value of your notes. Even if the level of the index increases above the initial index level during the life of the notes, the market value of your notes may not increase by the same amount. We discuss some of the reasons for this disparity under “— The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” above.

Past Index Performance is No Guide to Future Performance

The actual performance of the index over the life of the notes, as well as the amount payable at maturity, may bear little relation to the historical index performance information, hypothetical performance data or hypothetical return examples set forth elsewhere in this prospectus supplement. We cannot predict the future performance of the index.

The Lower Performance of One Index Underlying Asset May Offset an Increase in the Other Index Underlying Assets

Your notes are linked to the index which rebalances monthly among 15 eligible underlying assets. Declines in the level of one index underlying asset may offset increases in the levels of the other index underlying assets. As a result, any return on the index— and thus on your notes — may be reduced or eliminated, which will have the effect of reducing the amount payable in respect of your notes at maturity.

Because Historical Returns and Realized Volatility Are Measured on an Aggregate Basis, Index Underlying Assets Could Include Eligible Underlying Assets With a High Realized Volatility and Could Exclude Eligible Underlying Assets With a High Historical Return

Because historical return and realized volatility are measured on an aggregate basis within each potential portfolio, index underlying assets could include eligible underlying assets with a high realized volatility and could exclude eligible underlying assets with a high historical return. An eligible underlying asset with a relatively high realized volatility may be included as an index underlying asset because its realized volatility is offset by another eligible underlying asset that is also included as an index underlying asset.

In addition, highly correlated eligible underlying assets may be excluded from a potential portfolio, in whole or in part, on a base index observation day, even if, on an independent basis, such eligible underlying assets have a relatively high six-month historical return or relatively low realized volatility for the applicable look-back period.

Correlation of Performances Among the Index Underlying Assets May Reduce the Performance of the Index

Performances of the index underlying assets may become highly correlated from time to time during the term of the notes, including, but not limited to, periods in which there is a substantial decline in a particular sector or asset type containing such correlated index underlying assets. High correlation among index underlying assets representing any one sector or asset type which has a substantial percentage weighting in the index during periods of negative returns could have an adverse effect on the level of the index.

The Policies of the Index Sponsor and Index Calculation Agent, and Changes That Affect the Index or the Eligible ETFs, Could Affect the Cash Settlement Amount on Your Notes and Their Market Value

The policies of the index sponsor concerning the calculation of the level of the index, additions, deletions or substitutions of eligible underlying assets and the manner in which changes affecting the eligible underlying assets or, where applicable, their sponsors, such as stock dividends, reorganizations or mergers, are reflected in the level of the index could affect the level of the index and, therefore, the payment amount on your notes at maturity and the market value of your notes prior to maturity.

As further described under “The Index” in this prospectus supplement, a comparable ETF may be selected by the index committee, if available, to replace an index ETF and/or eligible ETF. The replacement of any index ETF may have an adverse impact on the value of the index. The cash settlement amount on your notes and their market value could also be affected if the index sponsor or index calculation agent changes these policies, for example, by changing the manner in which it calculates the level of the index or if the index sponsor discontinues or suspends calculation or publication of the level of the index, in which case it may become difficult to determine the market value of your notes.

If events such as these occur on the determination date, the note calculation agent — which initially will be Goldman, Sachs & Co., our affiliate — may determine the closing level of the index on the determination date — and thus the cash settlement amount on the stated maturity date — in a manner it considers appropriate, in its sole discretion. We describe the discretion that the note calculation agent will have in determining the closing level of the index on the determination date and the cash settlement amount on your notes more fully under “Specific Terms of Your Notes — Payment of Principal on Stated Maturity Date — Discontinuance or Modification of the Index” and “— Role of Note Calculation Agent” below.

As Index Sponsor, Goldman Sachs & Co. Can Replace the Index Calculation Agent at Any Time

The index sponsor has retained Solactive AG to serve as index calculation agent. The index calculation agent calculates the value of the index and implements the methodology determined by the index committee. The index sponsor can replace the index calculation agent at any time. In the event the index sponsor appoints a replacement index calculation agent, a public announcement will be made via press release. Any replacement of the index calculation agent may result in reporting delays and other disruptions.

The Index Calculation Agent Can Resign Upon Notification to the Index Sponsor

As index calculation agent, Solactive AG can resign upon 60 days’ written notice to the index sponsor. In the event the index sponsor appoints a replacement index calculation agent, a public announcement will be made via press release. Any resignation by the index calculation agent may result in reporting delays and other disruptions.

The Index Weightings May Be Ratably Rebalanced into the Money Market Position on Any or All Days During the Term of the Notes

The index has a daily volatility control feature which can result in a rebalancing between the index ETFs and the money market position. This has the effect of reducing the exposure of the index to the performance of the index ETFs by rebalancing a portion of the exposure into the money market position if the historical realized volatility of the index underlying assets for the applicable one-month volatility cap period (observed and calculated by the index calculation agent on each daily total return index rebalancing day) would otherwise exceed the volatility cap of 6%.

During a monthly base index rebalancing, there is no guarantee that the index will not be rebalanced so that the money market position represents 50% of the index (i.e., the maximum weight for both the cash equivalent asset class and the money market position). Further, there is no guarantee that on any daily total return index rebalancing day (each index business day) the index will not be rebalanced so that the money market position represents 100% of the index due to the daily volatility control feature. This is because the maximum weight for the cash equivalent asset class and the money market position do not apply to daily rebalancing. Any rebalancing into the money market position will limit your return on the notes.

In addition, there is no guarantee that the volatility cap will successfully reduce the volatility of the index or avoid any volatile movements of any index underlying asset. If there is a rapid and severe decline in the market price of the index underlying assets, the index may not rebalance into the money market position until the index has declined by a substantial amount.

The Index May Perform Poorly during Periods Characterized by Increased Short-Term Volatility

The index’s methodology is based on momentum investing. Momentum investing strategies are effective at identifying the current market direction in trending markets. However, in non-trending markets, momentum investment strategies are subject to “whipsaws.” A whipsaw occurs when the market reverses and does the opposite of what is indicated by the trend indicator, resulting in a trading loss during the particular period. Consequently, the index may perform poorly in non-trending, “choppy” markets characterized by increased short-term volatility.

Index Market Disruption Events Could Affect the Level of the Index on Any Date and/or Delay a Monthly Base Index Rebalancing Day or Daily Total Return Index Rebalancing Day

If a monthly base index rebalancing day or a daily total return index rebalancing day must be effected on an index business day on which an index market disruption event occurs or is continuing, the index committee, in its sole discretion, will postpone such monthly base index rebalancing day or such daily total return index rebalancing day, as applicable, to the next index business day on which no index market disruption event occurs or is continuing. The term “index market disruption event” is defined in, and the resulting postponements are described in, “The Index — Could index market disruption events or corporate events impact the calculation of the index or the implementation of a monthly base index rebalancing or a daily total return index rebalancing by the index calculation agent?” herein. Any delay in rebalancing may have an adverse impact on the level of the index.

The Index Has a Limited Operating History

The notes are linked to the performance of the index, which was launched on December 17, 2013. Because the index has no index level history prior to that date, limited historical index level information will be available for you to consider in making an independent investigation of the index performance, which may make it difficult for you to make an informed decision with respect to the notes.

The hypothetical performance data prior to the launch of the index on December 17, 2013 refers to simulated performance data created by applying the index’s calculation methodology to historical prices or rates of the underlying assets that comprise the index (including proxies when applicable). Such simulated hypothetical performance data has been produced by the retroactive application of a back-tested methodology. No future performance of the index can be predicted based on the simulated hypothetical performance data or the historical index performance information described herein.

Increased Regulatory Oversight and Changes in the Method Pursuant to Which the LIBOR Rates Are Determined May Adversely Affect the Value of Your Notes

Beginning in 2008, concerns were raised that some of the member banks surveyed by the British Bankers’ Association (BBA) in connection with the calculation of LIBOR across a range of maturities and currencies may have been under-reporting or otherwise manipulating the inter-bank lending rate applicable to them. A number of BBA member banks have entered into settlements with their regulators and law enforcement agencies with respect to alleged manipulation of LIBOR, and investigations were instigated by regulators and governmental authorities in various jurisdictions (including in the United States, United Kingdom, European Union, Japan and Canada). If manipulation of LIBOR or another inter-bank lending rate occurred, it may have resulted in that rate being artificially lower (or higher) than it otherwise would have been.

In September 2012, the U.K. government published the results of its review of LIBOR (commonly referred to as the “Wheatley Review”). The Wheatley Review made a number of recommendations for changes with respect to LIBOR including the introduction of statutory regulation of LIBOR, the transfer of responsibility for LIBOR from the BBA to an independent administrator, changes to the method of compilation of lending rates and new regulatory oversight and enforcement mechanisms for rate-setting. Based on the Wheatley Review, final rules for the regulation and supervision of LIBOR by the Financial Conduct Authority (FCA) were published and came into effect on April 2, 2013 (the “FCA Rules”). In particular, the FCA Rules include requirements that (1) an independent LIBOR administrator monitor and survey LIBOR submissions to identify breaches of practice standards and/or potentially manipulative behavior, and (2) firms submitting data to LIBOR establish and maintain a clear conflicts of interest policy and appropriate systems and controls. In addition, in response to the Wheatley Review recommendations, ICE Benchmark Administration Limited (ICE Administration) has been appointed as the independent LIBOR administrator, effective February 1, 2014.

It is not possible to predict the effect of the FCA Rules, any changes in the methods pursuant to which the LIBOR rates are determined and any other reforms to LIBOR that will be enacted in the U.K. and elsewhere, which may adversely affect the trading market for LIBOR-based securities. In addition, any changes announced by the FCA, the ICE Administration or any other successor governance or oversight body, or future changes adopted by such body, in the method pursuant to which the LIBOR rates are determined may result in a sudden or prolonged increase or decrease in the reported LIBOR rates. If that were to occur and to the extent that the value of your securities is affected by reported LIBOR rates, the level of interest payments and the value of the securities may be affected. Further, uncertainty as to the extent and manner in which the Wheatley Review recommendations will continue to be adopted and the timing of such changes may adversely affect the current trading market for LIBOR-based securities and the value of your notes.

The Historical Levels of the Notional Interest Rate Are Not an Indication of the Future Levels of the Notional Interest Rate

In the past, the level of the notional interest rate (3-month USD LIBOR) has experienced significant fluctuations. You should note that historical levels, fluctuations and trends of the notional interest rate are not necessarily indicative of future levels. Any historical upward or downward trend in the notional interest rate is not an indication that the notional interest rate is more or less likely to increase or decrease at any time, and you should not take the historical levels of the notional interest rate as an indication of its future performance.

Risks Related to the Eligible ETFs

General risks related to the eligible ETFs

The Eligible ETFs Are Passively Managed To Track an Index and May Not Perform as Well as an Actively Managed Fund or Another Investment

The eligible ETFs are not actively managed and may be affected by a general decline in the assets tracked by their underlying indices. Each passively managed eligible ETF invests in assets included in, or representative of, the underlying index. These eligible ETFs’ investment advisors do not attempt to take defensive positions under any market conditions, including during declining markets. This means, among other things, that the investment advisor typically will not sell a particular holding just because it is performing poorly. Instead, the ETF seeks to track the index regardless of whether the index level is increasing or decreasing. As a result, shares of the passively managed eligible ETFs may not perform as well as an investment in actively managed ETFs or a basket comprised solely of actively managed ETFs or some other investment that seeks to outperform a benchmark or market.

Except to the Extent That The Goldman Sachs Group, Inc. is the Issuer of Equity or Debt Securities in an Underlying Index, There is No Affiliation Between Us and Any Issuer of Assets Held by Any Eligible ETF or Any Sponsor of Any Eligible ETF, and We Are Not Responsible for Any Disclosure by Any Issuer of Assets Held by Any Eligible ETF or Any Eligible ETF Sponsor or Investment Advisor

Our common stock is one of the underlier stocks comprising the S&P 500® Index and our debt securities are part of the Markit iBoxx® USD Liquid Investment Grade Index. Goldman, Sachs & Co. and one or more of our other affiliates may act, from time to time, as authorized participants in the distribution of shares of eligible ETFs, and, at any time, may hold shares of eligible ETFs. We are not otherwise affiliated with the issuers of the assets held by the eligible ETFs, the underlying index sponsors or the eligible ETF sponsors or investment advisors. However, we or our affiliates may currently or from time to time in the future own securities of, or engage in business with, the eligible ETFs, their sponsors, their investment advisors, the sponsors of the underlying indexes or the issuers of assets held by the eligible ETFs. Nevertheless, neither we nor any of our affiliates has verified the accuracy or the completeness of any information about the eligible ETFs, the investment advisors or the issuers of assets held by the eligible ETFs, and we have consulted only publicly available sources of information about them. You, as an investor in the notes, should make your own investigation into the eligible ETFs, the investment advisors and the issuers of the assets held by the eligible ETFs. See “The Eligible Underlying Assets” below for additional information about the eligible ETFs.

None of the eligible ETF sponsors, the sponsors of the underlying indexes, the eligible ETFs’ investment advisors and the issuers of assets held by the eligible ETFs are involved in the offering of your notes in any way and none of them have any obligation of any sort with respect to your notes. Thus, none of the eligible ETF sponsors, the sponsors of the underlying indexes, the eligible ETFs’ investment advisors and the issuers of assets held by the eligible ETFs have any obligation to take your interests into consideration for any reason, including in taking any corporate actions that might adversely affect the level of an index or making any investment decision for the eligible ETFs.

The Policies of the Eligible ETF Sponsors and/or Investment Advisor, and the Policies of Any Sponsor of an Underlying Index Tracked by an Eligible ETF, Could Affect the Level of the Index

Any eligible ETF sponsor or investment advisor may from time to time be called upon to make certain decisions or judgments with respect to the implementation of the strategy of the eligible ETF’s investment advisor concerning additions, deletions or substitutions of securities or assets held by the eligible ETF, the manner in which changes affecting the underlying index, if any, are reflected in the eligible ETF, the means of executing trading on behalf of an eligible ETF, and the best means of tracking an underlying index, if any. The eligible ETF sponsor’s or investment advisor’s decisions or judgments could affect the market price of the shares of the eligible ETF and may adversely affect the level of the index.

In addition, the sponsor of an underlying index tracked by an eligible ETF is responsible for the design and maintenance of such underlying index. The policies of the sponsor of such underlying index concerning the calculation of the underlying index, including decisions regarding the addition, deletion or substitution of the assets included in the underlying index, could affect the level of the underlying index and, consequently, could affect the market price of shares of the eligible ETF and could adversely affect the level of the index, the amount payable on your notes and the market value of your notes.

There Are Risks Associated with the Eligible ETFs

Although all of the shares of the eligible ETFs are listed for trading on NYSE Arca, Inc. (NYSE Arca) and a number of similar products have been traded on the NYSE Arca or other securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the eligible ETFs or that there will be liquidity in any such trading market.

Further, each eligible ETF is subject to custody risk, which refers to the risks in the process of clearing and settling trades and the holding of securities by local banks, agents and depositories. Low trading volumes and volatile prices in less developed markets make trades harder to complete and settle, and governments or trade groups may compel local agents to hold securities in designated depositories that are not subject to independent evaluation. The less developed a country’s securities market is, the greater the likelihood of custody problems.

The Eligible ETFs May Be Subject to Pricing Dislocations and Other Market Forces, Which May Adversely Affect the Level of the Index

Even if the net asset value of an eligible ETF’s assets is increasing, the market price of its shares may not. Shares of an eligible ETF may trade in the secondary market at times when the eligible ETF does not accept orders to purchase or redeem shares. At such times, shares may trade in the secondary market with more significant premiums or discounts than might be experienced at times when the eligible ETF accepts purchase and redemption orders. In addition, shares of each eligible ETF trade at prices at, above or below the most recent net asset value of the ETF’s assets. The trading prices of an eligible ETF’s shares fluctuate continuously throughout trading hours based on market supply and demand rather than the net asset value. The trading prices of the eligible ETF’s shares may deviate significantly from the ETF’s net asset value during periods of market volatility, and disruptions due to creations and redemptions of the eligible ETF’s shares by authorized participants or the existence of extreme market volatility may result in trading prices for shares of the eligible ETF that differ significantly from its net asset value. If any of these dislocations were to occur, the level of the index, the amount payable on your notes and the market value of your notes may be adversely affected.

The Values of the Eligible ETFs May Not Completely Track the Level of the Indices Underlying Such Eligible ETFs

Although the trading characteristics and valuations of the shares of an eligible ETF will usually mirror to some extent the characteristics and valuations of the underlying index, the value of the shares of an eligible ETF may not completely track the level of the underlying index. One of the common reasons this occurs is that an index is a theoretical financial calculation of the performance of certain assets, but an eligible ETF holds an actual investment portfolio. The value of a share of the eligible ETF may reflect transaction costs and fees incurred or imposed by the investment advisor of the eligible ETF as well as the costs to the ETF to buy and sell its assets. These costs and fees are not included in the calculation of the underlying index. Additionally, because an eligible ETF may not actually hold all of the assets that comprise the underlying index, and may invest in securities that are not part of the underlying index, the eligible ETF may not closely track the performance of the underlying index. Some additional reasons for these tracking differences are described under “The Eligible Underlying Assets” below. As a result of these tracking differences, the index may not perform as well as an investment linked directly to the underlying indices of the eligible ETFs.

In addition, although the PowerShares® Senior Loan Portfolio tracks an index, it may invest up to 20% of its assets in other securities not included in that index. See “— Risks related to the PowerShares® Senior Loan Portfolio” below.

The Eligible ETFs May Be Subject to Global or Regional Financial Risks, Which May Adversely Affect the Level of the Index

Many of the eligible ETFs invest wholly or substantially in regionally-focused debt or equity securities. If a financial crisis occurs in a region, or if there is another global financial crisis such as the one experienced beginning in 2008, any number (if not all) of the eligible ETFs may be severely affected, which may adversely affect the level of the index.

Risks related to eligible ETFs holding foreign assets

(including the iShares® MSCI EAFE ETF, the iShares® MSCI Japan ETF, the iShares® iBoxx $ High Yield Corporate Bond ETF, the iShares® iBoxx $ Investment Grade Corporate Bond ETF, the iShares® Emerging Markets ETF, the iShares® J.P.Morgan USD Emerging Markets Bond ETF and the PowerShares® Senior Loan Portfolio)

Your Notes Will Be Subject to Foreign Currency Exchange Rate Risk

Certain eligible ETFs hold assets that are denominated or trade in non-U.S. dollar currencies. The value of the assets held by such eligible ETFs that are denominated in non-U.S. dollar currencies may be adjusted to reflect their U.S. dollar value by converting the price of such assets from the non-U.S. dollar currency to U.S. dollars. Consequently, if the value of the U.S. dollar strengthens against the non-U.S. dollar currency in which an asset is denominated or trades, the market price of the eligible ETF’s shares may not increase even if the non-dollar value of the asset held by the eligible ETF increases. This also may occur because the income received by the eligible ETF on its assets is adversely affected, in dollar terms, by the exchange rate.

Foreign currency exchange rates vary over time, and may vary considerably during the term of your notes. Changes in a particular exchange rate result from the interaction of many factors directly or indirectly affecting economic and political conditions. Of particular importance are:

•     existing and expected rates of inflation;

•     existing and expected interest rate levels;

•     the balance of payments among countries;

•     the extent of government surpluses or deficits in the relevant foreign country and the United States; and

•     other financial, economic, military and political factors.

All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of the relevant foreign countries and the United States and other countries important to international trade and finance.

The market price of the notes and level of the index could also be adversely affected by delays in, or refusals to grant, any required governmental approval for conversions of a local currency and remittances abroad or other de facto restrictions on the repatriation of U.S. dollars.

Regulators Are Investigating Potential Manipulation of Published Currency Exchange Rates

It has been reported that the U.K. Financial Conduct Authority and regulators from other countries, including the United States, are in the process of investigating the potential manipulation of published currency exchange rates. If such manipulation has occurred or is continuing, certain published exchange rates may have been, or may be in the future, artificially lower (or higher) than they would otherwise have been. Any such manipulation could have an adverse impact on any payments on, and the value of, your notes and the trading market for your notes. In addition, we cannot predict whether any changes or reforms affecting the determination or publication of exchange rates or the supervision of currency trading will be implemented in connection with these investigations. Any such changes or reforms could also adversely impact your notes.

Even Though Currencies Trade Around-The-Clock, Your Notes Will Not

Certain eligible ETFs hold assets that are denominated or trade in non-U.S. dollar currencies and that are adjusted to reflect their U.S. dollar value. The interbank market in foreign currencies is a global, around-the-clock market. Therefore, the hours of trading for your notes, if any trading market develops, will not conform to the hours during which the currencies trade. Significant price and rate movements may take place in the underlying foreign currency exchange markets that will not be reflected immediately in the price of your notes. The possibility of these movements should be taken into account. There is no systematic reporting of last-sale information for foreign currencies. Reasonably current bid and offer information is available in certain brokers’ offices, in bank foreign currency trading offices and to others who wish to subscribe for this information, but this information will not necessarily be reflected in the level of the index. There is no regulatory requirement that those quotations be firm or revised on a timely basis. The absence of last-sale information and the limited availability of quotations to individual investors may make it difficult for many investors to obtain timely, accurate data about the state of the underlying foreign currency exchange markets.

Intervention in the Foreign Currency Exchange Markets by the Countries Issuing Any Currency In Which an Asset Held by an Eligible ETF Trades or Is Denominated Could Adversely Affect the Level of the Index

Foreign currency exchange rates can be volatile and are affected by numerous factors specific to each foreign country. Foreign currency exchange rates can be fixed by the sovereign government, allowed to float within a range of exchange rates set by the government, or left to float freely. Governments, including those issuing the currencies in which the underlying assets held by the eligible ETFs trade or are denominated, use a variety of techniques, such as intervention by their central bank or imposition of regulatory controls or taxes, to affect the exchange rates of their respective currencies. Currency developments may occur in any of the countries issuing the currencies in which the underlying assets held by the eligible ETFs trade or are denominated. Often, these currency developments impact foreign currency exchange rates in ways that cannot be predicted.

Governments may also issue a new currency to replace an existing currency, fix the exchange rate or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing the notes is that the market price of certain of the eligible ETFs’ shares and the income it receives from its assets, and therefore the index, could be affected by the actions of sovereign governments that could change or interfere with previously freely determined currency valuations, fluctuations in response to other market forces and the movement of currencies across borders.

The note calculation agent is not obligated to make any offsetting adjustment or change in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting any eligible ETF or any asset held by an eligible ETF during the life of your notes.

Because certain eligible ETFs may convert the prices of underlying assets that trade in foreign currencies to their U.S. dollar equivalents or hold assets denominated in foreign currencies, a weakening in the exchange rate of any such foreign currency relative to the U.S. dollar may have an adverse effect on the level of the index.

Suspensions or Disruptions of Market Trading in One or More Foreign Currencies May Adversely Affect the Value of Your Notes

The foreign currency exchange markets are subject to temporary distortions or other disruptions due to various factors, including government regulation and intervention, the lack of liquidity in the markets and the participation of speculators. Because the eligible ETFs convert the prices of underlying assets that trade in foreign currencies to their U.S. dollar equivalents, circumstances could adversely affect the relevant foreign currency exchange rates and, therefore, the share price of certain of the eligible ETFs and the level of the index.

Your Investment in the Notes Will Be Subject to Risks Associated with Foreign Securities Markets

Certain eligible ETFs hold assets issued by foreign companies or entities. You should be aware that investments in foreign securities markets involve particular risks. The foreign securities markets, and in particular emerging markets, in which assets held by the eligible ETFs trade may have less liquidity and may be more volatile than U.S. or other securities markets and market developments may affect foreign markets differently from U.S. or other securities markets. Direct or indirect government intervention to stabilize these foreign securities markets, as well as cross-shareholdings in foreign companies, may affect trading prices and volumes in these markets. Also, there is generally less publicly available information about foreign companies than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission (SEC), and foreign companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

Securities prices in foreign countries are subject to political, economic, financial and social factors that apply in those geographical regions. These factors, which could negatively affect those securities markets, include the possibility of recent or future changes in a foreign government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities and the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility and political instability and the possibility of natural disaster or adverse public health development in the region. Moreover, foreign economies may differ favorably or unfavorably from the U.S. economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

The eligible ETFs may hold assets that trade in countries considered to be emerging markets. Countries with emerging markets may have relatively less stable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. It will also likely be more costly and difficult for an eligible ETF sponsor to enforce the laws or regulations of a foreign country or trading facility, and it is possible that the foreign country or trading facility may not have laws or regulations which adequately protect the rights and interests of investors in the assets included in such eligible ETFs. In particular, the iShares® J.P. Morgan USD Emerging Markets Bond ETF invests in debt instruments issued by sovereign and quasi-sovereign entities in emerging market countries. In addition, the iShares® MSCI Emerging Markets ETF invests in equity securities issued by foreign companies in countries that are considered emerging markets and the iShares® MSCI EAFE ETF and the iShares® MSCI Japan ETF invests in equity securities issued by foreign companies, many of which trade on foreign securities markets. The iShares® iBoxx $ High Yield Corporate Bond ETF, the iShares® iBoxx $ Investment Grade Corporate Bond ETF and the PowerShares® Senior Loan Portfolio also may invest in foreign company debt securities so long as they are U.S.-dollar denominated.

In addition, because foreign exchanges may be open on days when the eligible ETFs are not traded, the value of the assets underlying such eligible ETFs may change on days when the exchanges on which the eligible ETFs are listed are closed.

Risks related to eligible ETFs holding U.S. government debt securities

Your Investment is Subject to Concentration Risks

Certain of the eligible ETFs invest in U.S. Treasury bonds that are all obligations of the United States, including the iShares® 20+ Year Treasury Bond ETF and the iShares® TIPS Bond ETF. In addition, the iShares® 20+ Year Treasury Bond ETF invests in securities with a similar remaining time to maturity. As a result, these eligible ETFs are concentrated in the performance of bonds issued by a single issuer and having the same general tenor and terms. Although your investment in the notes will not result in the ownership or other direct interest in the U.S. Treasury bonds held by any eligible ETF, the return on your investment in the notes will be subject to certain risks similar to those associated with direct investment in a U.S. Treasury bonds. This increases the risk that any downgrade of the credit ratings of the U.S. government from its current ratings, any increase in risk that the U.S. Treasury may default on its obligations by the market (whether for credit or legislative process reasons) or any other market events that create a decrease in demand for U.S. Treasury bonds would significantly adversely affect such eligible ETFs and may adversely affect the level of the index. In addition, to the extent that any such decrease in demand is more concentrated in particular U.S. Treasury bond maturities, the eligible ETFs that are concentrated in those maturities could be severely affected, which may adversely affect the level of the index.

ETFs Holding U.S. Government Bonds May Change in Unexpected Ways

The indexes to which ETFs holding U.S. Treasury bonds tend to be linked tend to have very limited public disclosure about the underlying indexes. The index sponsors of these indexes retain discretion to make changes to the indexes at any time. The lack of detailed information about the indexes and how their constituents may change in the future creates the risk that the indexes could change in the future to perform much differently from the way they would perform if such changes were not made. If the indexes are changed in unexpected ways, the ETFs holding such bonds would similarly change to better reflect the indexes. The performance of the ETFs holding such bonds could be adversely affected in that case, which could adversely affect your investment in the notes.

Risks related to eligible ETFs holding debt securities

Your Investment is Subject to Income Risk and Interest Rate Risk

The income of eligible ETFs that invest in debt securities, or “bonds,” may decline when interest rates fall. This decline can occur because the eligible ETF must invest in lower-yielding bonds as bonds in its portfolio fall outside the time to maturity limits required by the eligible ETF’s investment objective, bonds in the underlying index are substituted or the eligible ETF otherwise needs to purchase additional bonds. In the case of the iShares® J.P. Morgan USD Emerging Markets Bond ETF and the PowerShares® Senior Loan Portfolio, the decline also can occur because they can invest in floating rate bonds, the interest income of which will decrease as interest rates decrease. In addition, as interest rates rise, the value of the fixed rate bonds held by an eligible ETF is likely to decrease. Securities with longer durations tend to be more sensitive to interest rate changes, usually making them more volatile than securities with shorter durations. If any of these events occur, the shares of the eligible ETFs invested in bonds and the level of the index could be adversely affected.

Your Investment is Subject to Investment-Grade Credit Risk

Generally, the prices of debt securities are influenced by the creditworthiness of the issuers of those debt securities. The credit ratings of investment grade debt securities in particular may be downgraded to non-investment grade levels, which could lead to a significant decrease in the value of those debt securities and a lack of liquidity in the trading markets for those debt securities. If that occurs, the share price of the eligible ETFs holding the formerly investment-grade debt and level of the index may be adversely affected. The iShares® iBoxx $ Investment Grade Corporate Bond ETF holds mostly, if not solely, investment grade securities.

Risks related to the PowerShares® Senior Loan Portfolio

The PowerShares® Senior Loan Portfolio invests in senior loans. Investments in senior loans typically are below investment grade and are considered speculative because of the credit risk of their issuers. Such companies are more likely to default on their payments of interest and principal owed, and such defaults could reduce the PowerShares® Senior Loan Portfolio’s value and income distributions. An economic downturn generally leads to a higher non-payment rate, and a senior loan may lose significant value before a default occurs. If there is a default, the PowerShares® Senior Loan Portfolio may have to reinvest the unanticipated proceeds at lower interest rates, resulting in a decline in the PowerShares® Senior Loan Portfolio’s income. The risks associated with senior loans are similar to the risks of junk bonds, although senior loans typically are senior and secured, whereas junk bonds often are subordinated and unsecured. See “— Risks related to the iShares® iBoxx $ High Yield Corporate Bond ETF” below. Although the loans in which the PowerShares® Senior Loan Portfolio invests generally will be secured by specific collateral, there can be no assurance that such collateral would satisfy the borrower’s obligation in the event of non-payment of scheduled interest or principal or that such collateral could be readily liquidated. In the event of the bankruptcy of a borrower, the PowerShares® Senior Loan Portfolio’s access to the collateral may be limited by bankruptcy or other insolvency loans and, therefore, the PowerShares® Senior Loan Portfolio could experience delays or limitations with respect to its ability to realize the benefits of the collateral securing a loan.

In addition, the PowerShares® Senior Loan Portfolio faces significant liquidity and other risks as a result of its senior loan investments. There is no organized exchange on which loans are traded and reliable market quotations may not be readily available. Therefore, elements of judgment may play a greater role in valuation of loans than for securities with a more developed secondary market and the PowerShares® Senior Loan Portfolio may not realize full value in the event of the need to sell a loan. To the extent that a secondary market does exist for certain loans, the market may be subject to volatility, irregular trading activity, wide bid/ask spreads, decreased liquidity and extended trade settlement periods and may decline precipitously if there are credit concerns about a borrower. Some loans are subject to the risk that a court, pursuant to fraudulent conveyance or other similar laws, could subordinate the loans to presently existing or future indebtedness of the borrower or take other action detrimental to lenders, including the PowerShares® Senior Loan Portfolio, such as invalidation of loans or causing interest previously paid to be refunded to the borrower. Many loans are not registered with the SEC or any state securities commission and often are not rated by any nationally recognized rating service. Generally, there is less readily available, reliable information about most loans than is the case for many other types of securities. In addition, although a loan may be senior to equity and other debt securities in a borrower’s capital structure, such obligations may be structurally subordinated to obligations of the borrower’s subsidiaries.

Finally, although the PowerShares® Senior Loan Portfolio tracks the S&P/LSTA U.S. Leveraged Loan 100 Index, it may invest up to 20% of its assets in other securities not included in the S&P/LSTA U.S. Leveraged Loan 100 Index, in money market instruments, including repurchase agreements or other funds that invest exclusively in money market instruments (subject to applicable limitations under the Investment Company Act of 1940, as amended, or exemptions therefrom), convertible securities, structured notes (notes on which the amount of principal repayment and interest payments is based on the movement of one or more specified factors, such as the movement of a particular security or securities index) and in closed-end funds that invest all or a portion of their assets in senior loans and other liquid instruments such as high-yield securities (commonly referred to as “junk bonds”). The PowerShares® Senior Loan Portfolio has been in existence for less than two years. It is impossible to predict how closely over time any ETF will track its underlying index. Given the difficulties in trading loans noted above as well as the PowerShares® Senior Loan Portfolio’s ability to hold a significant portion of its assets in other securities, there is a risk that the PowerShares® Senior Loan Portfolio will not track the S&P/LSTA U.S. Leveraged Loan 100 Index as closely as other fixed income ETFs track their underlying indexes. As of September 30, 2014, Invesco PowerShares® reported that, over a one-year period, the index had increased by 3.33% while the market price of a share of the ETF had increased 2.45%.

Risks related to the iShares® TIPS Bond ETF

The iShares® TIPS Bond ETF includes inflation-protected bonds, which typically have lower yields than conventional fixed rate bonds because of their inflation adjustment feature. If inflation is low, the benefit received from the inflation-protected feature of the underlying bonds may not sufficiently compensate for this reduced yield. The performance of the iShares® TIPS Bond ETF is also affected by the Consumer Price Index (CPI). The Bureau of Labor Statistics (BLS) revises the calculation of CPI whenever there are significant changes in consumer buying habits or shifts in population distribution or demographics. The BLS monitors changing buying habits on an annual basis, and the census conducted every 10 years by the Census Bureau provides information that enables the BLS to reselect a new geographic sample that accurately reflects the current population distribution and other demographic factors. In addition, as a matter of policy, BLS continually researches improved statistical methods. Thus, even between major revisions, changes to the calculation of the CPI are made. Any of these changes may affect the performance of treasury inflation protected securities held by the iShares® TIPS Bond ETF, and therefore may adversely affect the index.

Risks related to the iShares® iBoxx $ High Yield Corporate Bond ETF

The iShares® iBoxx $ High Yield Corporate Bond ETF holds generally U.S. dollar-denominated liquid high yield corporate bonds, sometimes referred to as “junk” bonds. High yield bonds (rated below investment grade, which means a rating of BB+ or lower by S&P or Fitch and Ba1 or lower by Moody’s), compared to higher-rated securities of similar maturities, tend to have more volatile prices and increased price sensitivity to changing interest rates and to adverse economic and business developments, greater risk of loss due to default or declining credit quality, greater likelihood that adverse economic or company specific events will make the issuer of such bonds unable to make interest and/or principal payments, and greater susceptibility to negative market sentiments leading to depressed prices and decrease in liquidity. The companies that issue high yield bonds are often highly leveraged, and their ability to service their debt obligations during an economic downturn or periods of rising interest rates may be impaired. In addition, these companies may not have access to more traditional methods of financing and may be unable to repay debt at maturity by refinancing. The risk of loss due to default in payment of interest or principal by these issuers is significantly greater than with higher quality securities because medium and lower quality securities generally are unsecured and subordinated to senior debt. Default, or the market’s perception that a high yield issuer is likely to default, could reduce the value and liquidity of the issuer’s securities.

Risks related to the iShares® U.S. Real Estate ETF

The iShares® U.S. Real Estate ETF invests in shares of companies that directly or indirectly invest in real estate. The performance of the real estate industry is affected by multiple factors, including general economic and political conditions, the availability of financing for real estate, governmental actions that affect real estate, liquidity in the real estate market and interest rates. The value of shares of companies that invest in real estate and the performance of the iShares® U.S. Real Estate ETF will be negatively affected by a downturn in the real estate industry and may remain flat or decrease in periods of low growth. In addition, real estate markets tend to be local or regional, and an increase in one area may not offset a downturn in another area. Further, the iShares® U.S. Real Estate ETF invests in real estate investment trusts, the performance of which is subject to concentration and management risks similar to those to which the eligible ETFs are subject.

Risks related to eligible ETFs holding commodities or commodity futures (“commodity eligible ETFs”)

Termination or Liquidation of a Commodity Eligible ETF Could Adversely Affect the Value of the Index

The commodity eligible ETFs are Delaware statutory trusts. The trusts may be required to terminate and liquidate at a time that is disadvantageous to you. If the trusts are required to terminate and liquidate, such termination and liquidation could occur at a time when the prices of commodities contracts included (directly or indirectly) in such eligible ETFs are lower than the prices of those commodities contracts at the time when you purchased your notes, which could have an adverse impact on the level of the index.

Your Investment is Subject to Concentration Risks

The commodity contracts for each commodity held by the commodity eligible ETFs are each concentrated in a single commodities contract. As a result, the performance of such commodity eligible ETFs will be concentrated in the performance of those specific contracts. Although your investment in the notes will not result in the ownership or other direct interest in the commodities contracts held (directly or indirectly) by any of the eligible ETFs, the return on your investment in the notes will be subject to certain risks similar to those associated with direct investment in those contracts.

This increases the risk that any market events that create a decrease in demand for or the trading price of the commodities contracts would significantly adversely affect the commodity eligible ETFs and could have an adverse impact on the level of the index.

Fees and Expenses Payable by the Commodity Eligible ETFs Are Charged Regardless of Profitability and May Result in a Depletion of Their Assets

The commodity eligible ETFs are subject to fees and expenses, which are payable irrespective of profitability. Interest earned on the assets posted as collateral is paid to the commodity eligible ETF and is used to pay fees and expenses. A prolonged decline in interest rates could materially affect the amount of interest paid to a commodity eligible ETF. In the case of either an extraordinary expense and/or insufficient interest income to cover ordinary expenses, a commodity eligible ETF could be forced to liquidate its positions in commodities contracts to pay such expenses.

Legal and Regulatory Changes Could Adversely Affect the Level of the Index

The Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank), which effected substantial changes to the regulation of the futures and over-the-counter (OTC) derivative markets, was enacted in July 2010. Dodd-Frank requires regulators, including the Commodity Futures Trading Commission (CFTC), to adopt regulations to implement many of the requirements of the legislation. While the CFTC has adopted many of the required regulations, a number of them have only recently become effective, and certain requirements remain to be finalized. The ultimate impact of the regulatory scheme, therefore, cannot yet be fully determined. Under Dodd-Frank, the CFTC approved a final rule to impose limits on the size of positions that can be held by market participants in futures and OTC derivatives on physical commodities. Those rules were challenged in federal court by industry groups and were vacated by a decision of the court in September 2012. While the CFTC subsequently proposed the new rule on position limits, its ultimate scope and impact, as well as the content, scope or impact of other CFTC rules, cannot be conclusively determined at present, and these limits could restrict the ability of certain market participants to participate in the commodity, future and swap markets and markets for other OTC derivatives on physical commodities to the extent and at the levels that they have in the past. These factors may also have the effect of reducing liquidity and increasing costs in these markets as well as affecting the structure of the markets in other ways. In addition, these legislative and regulatory changes have increased, and will continue to increase, the level of regulation of markets and market participants, and therefore the costs of participating in the commodities, futures and OTC derivative markets. Without limitation, these changes require many OTC derivative transactions to be executed on regulated exchanges or trading platforms and cleared through regulated clearing houses. Swap dealers (as defined by the CFTC) are also required to be registered and are or will be subject to various regulatory requirements, including, but not limited to, proposed capital and margin requirements, record keeping and reporting requirements and various business conduct requirements. These legislative and regulatory changes, and the resulting increased costs and regulatory oversight requirements, could result in market participants being required to, or deciding to, limit their trading activities, which could cause reductions in market liquidity and increases in market volatility. In addition, transaction costs incurred by market participants are likely to be higher than in the past, reflecting the costs of compliance with the new regulations. These consequences could adversely affect the level of the index, which could in turn adversely affect the return on and value of your notes .

In addition, other regulatory bodies have passed or proposed, or may propose in the future, legislation similar to that proposed by Dodd-Frank or other legislation containing other restrictions that could adversely impact the liquidity of and increase costs of participating in the commodities markets. For example, the EU MiFID II Directive (2014/65/EU), which was published in the Official Journal of the European Union on June 12, 2014 and which came into force on July 2, 2014, introduced a new regime for EU Member States to establish and apply position limits on the net position which a person can hold at any time in commodity derivatives traded on trading venues and in economically equivalent OTC contracts.  These position limits are to be set according to a methodology which will be determined by the European Securities and Markets Authority (“ESMA”).  ESMA is consulting on draft technical standards for the methodology for calculating position limits and various other factors surrounding the application of position limits, and therefore the scope of the final rules remains unclear.

By way of further example, the European Market Infrastructure Regulation (Regulation (EU) No 648/2012) (“EMIR”) currently requires reporting of derivatives and various risk mitigation techniques such as timely confirmation and portfolio reconciliation to be applied to OTC derivatives.  In the future, mandatory clearing will be required for certain classes of OTC derivative contracts, and mandatory margin requirements will be implemented for uncleared OTC derivatives.

Changes to be implemented under both EMIR and MiFID II will impact a broad range of counterparties, both outside and within the EU, and are expected to increase the cost of transacting derivatives.

Risks related to PowerShares® DB Commodity Index Tracking Fund

The Value of the Shares of PowerShares® DB Commodity Index Tracking Fund Relates Directly to the Value of the Commodity Futures Contracts and Other Assets Held by PowerShares® DB Commodity Index Tracking Fund and Fluctuations in the Price of These Assets Could Materially Adversely Affect an Investment in PowerShares® DB Commodity Index Tracking Fund’s Shares

PowerShares® DB Commodity Index Tracking Fund attempts to mirror, as closely as possible, before fees and expenses, the changes (positive or negative) in the level of DBIQ Optimum Yield Diversified Commodity Index Excess Return™, which is an index consisting of exchange-traded futures contracts on 14 specific commodities. The value of the shares of PowerShares® DB Commodity Index Tracking Fund relates directly to the value of PowerShares® DB Commodity Index Tracking Fund’s portfolio of futures contracts, less the liabilities (including estimated accrued but unpaid expenses) of PowerShares® DB Commodity Index Tracking Fund. The price of the commodities underlying the futures contracts may fluctuate widely.

Several factors may affect the prices of the commodities and the futures contracts, including, but not limited to:

•                  global supply and demand of each commodity, which may be influenced by such factors as forward selling by the various commodities producers, purchases made by the commodities producers to unwind their hedge positions and production and cost levels in the major markets for each of the 14 commodities;

•                  domestic and foreign interest rates and investors’ expectations concerning interest rates;

•                  domestic and foreign inflation rates and investors’ expectations concerning inflation rates;

•                  investment and trading activities of mutual funds, hedge funds and commodity funds; and

•                  global or regional political, economic or financial events and situations.

Fewer Representative Commodities May Result In Greater Volatility, Which Could Adversely Affect the Index

The futures contracts in DBIQ Optimum Yield Diversified Commodity Index Excess Return™ (and therefore held by PowerShares® DB Commodity Index Tracking Fund) are contracts on 14 commodities:  Light Sweet Crude Oil (WTI), Heating Oil, RBOB Gasoline, Natural Gas, Brent Crude, Gold, Silver, Aluminum, Zinc, Copper Grade A, Corn, Wheat, Soybeans, and Sugar. Accordingly, the DBIQ Optimum Yield Diversified Commodity Index Excess Return™ (and therefore PowerShares® DB Commodity Index Tracking Fund) is concentrated in terms of the number of commodities represented. You should be aware that other commodities indexes are more diversified in terms of both the number and variety of commodities included. In addition, DBIQ Optimum Yield Diversified Commodity Index Excess Return™ (and therefore PowerShares® DB Commodity Index Tracking Fund) is not production weighted on a current basis, and may therefore underrepresent the current global commodities market. Concentration in fewer commodities may result in a greater degree of volatility in shares of PowerShares® DB Commodity Index Tracking Fund under specific market conditions and over time. In addition, futures contracts have a high degree of price variability and are subject to occasional rapid and substantial changes. If some or all of the futures contracts held by PowerShares® DB Commodity Index Tracking Fund experience such volatility, the value of the shares of PowerShares® DB Commodity Index Tracking Fund and therefore the index could be adversely affected.

Futures Contracts Are Not Assets with Intrinsic Value

Trading in futures transfers the risk of future price movements from one market participant to another. This means that for every gain, there is an equal and offsetting loss. Futures contracts themselves are not assets with intrinsic value, and simply reflect, in the case of cash-settled contracts, certain rights to payment or obligations to make payments to the other party to the contract, and in the case of physically-settled contracts, such as the futures contracts underlying DBIQ Optimum Yield Diversified Commodity Index Excess Return™, an agreement to make or take delivery of a particular asset at a specified price. Accordingly, market participants taking the opposite side of the relevant futures contract trades may believe that the price of the underlying commodities will move against the interests of DBIQ Optimum Yield Diversified Commodity Index Excess Return™ (and therefore PowerShares® DB Commodity Index Tracking Fund).

Trading on Commodity Exchanges Outside the United States is Not Subject to U.S. Regulation

Some of PowerShares® DB Commodity Index Tracking Fund’s trading is expected to be conducted on commodity exchanges outside the United States. Trading on such exchanges is not regulated by any United States governmental agency and may involve certain risks not applicable to trading on United States exchanges, including different or diminished investor protections. In trading contracts denominated in currencies other than U.S. dollars, shares are subject to the risk of adverse exchange-rate movements between the dollar and the functional currencies of such contracts. The shares could incur substantial losses from trading on foreign exchanges to which they would not have otherwise been subject had PowerShares® DB Commodity Index Tracking Fund’s trading been limited to U.S. markets. Aluminum, Zinc, Copper Grade A and Brent Crude are the current commodity contracts that are traded on foreign exchanges.

“Backwardation” or “Contango” in the Market Prices of the Commodities Contracts Will Affect the Value of the PowerShares® DB Commodity Index Tracking Fund’s Shares

As the futures contracts that underlie the underlying index near expiration, they are replaced by contracts that have a later expiration. Thus, for example, a contract purchased and held in August 2014 may specify an October 2014 expiration. As that contract nears expiration, it may be replaced by selling the October 2014 contract and purchasing the contract expiring in December 2014. This process is referred to as “rolling.” Historically, the prices of Light Sweet Crude Oil and Heating Oil have frequently been higher for contracts with shorter-term expirations than for contracts with longer-term expirations, which is referred to as “backwardation.” In these circumstances, absent other factors, the sale of the October 2014 contract would take place at a price that is higher than the price at which the December 2014 contract is purchased, thereby creating a gain in connection with rolling. While Light Sweet Crude Oil and Heating Oil have historically exhibited consistent periods of backwardation, backwardation will likely not exist in these markets at all times. The absence of backwardation in Light Sweet Crude Oil and Heating Oil will adversely affect the value of the underlying index and, accordingly, decrease the value of PowerShares® DB Commodity Index Tracking Fund’s shares.

Conversely, certain of the commodities contracts underlying the underlying index historically exhibit “contango” markets rather than backwardation. Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months due to the costs of long-term storage of a physical commodity prior to delivery or other factors. Although certain of the commodities may have historically exhibited consistent periods of contango, contango will likely not exist in these markets at all times. Contango in certain of the commodities will adversely affect the value of the underlying index and, accordingly, decrease the value of PowerShares® DB Commodity Index Tracking Fund’s shares.

Risks related to SPDR® Gold Trust

Changes in the Calculation of the London PM Fix Could Have an Adverse Effect on the Value of the SPDR® Gold Trust Shares

The “London Gold Fix” was historically determined twice each business day (10:30 a.m. and 3:00 p.m. London time) by the member banks of The London Gold Market Fixing Ltd. using a bidding process that sets or “fixes” the price of gold by matching buy and sell orders submitted to the member banks for the applicable fixing time. Prior to March 20, 2015, the net asset value of the SPDR® Gold Trust was determined each day the trust’s principal market, the NYSE Arca, was open for regular trading, using the 3:00 p.m. London Gold Fix, which is commonly referred to as the “London PM Fix”. Beginning March 20, 2015, the London Gold Fix was discontinued and replaced by the LBMA Gold Price, which is referred to as the “London Gold Price”. ICE Benchmark Administration (IBA) is the administrator for the London Gold Price. IBA provides the auction platform, methodology as well as overall independent administration and governance for the London Gold Price.  As the administrator of the London Gold Price, IBA operates a physically settled, electronic and tradeable auction process. The price formation is in dollars and prices continue to be set twice daily at 10:30 a.m. and 3:00 p.m. (London time) in three currencies: U.S. dollar, euro and British pound. Within the process, aggregated gold bids and offers are updated in real-time with the imbalance calculated and the price updated every 30 seconds until the buy and sell orders are matched.

The sponsor and the trustee of the SPDR® Gold Trust announced that they will use the 3:00 p.m. London Gold Price beginning March 20, 2015. The use of the London Gold Price or an alternative indicator for the price of gold could result in materially different pricing of the gold in the SPDR® Gold Trust, which could result in materially different valuations of the SPDR® Gold Trust’s Shares.  There can be no assurance that the change from the historical basis for valuing the SPDR® Gold Trust’s shares using the London PM Fix to the new 3:00 p.m. London Gold Price will not have a material adverse effect on the price of the shares of the SPDR® Gold Trust, the index return and on your notes.

The Value of the Shares of SPDR® Gold Trust Relates Directly to the Value of the Gold Held by SPDR® Gold Trust and Fluctuations in the Price of Gold Could Materially Adversely Affect an Investment in SPDR® Gold Trust’s Shares

The shares are designed to mirror as closely as possible the performance of the price of gold, and the value of the shares relates directly to the value of the gold held by SPDR® Gold Trust, less the trust’s liabilities (including estimated accrued expenses). The price of gold has fluctuated widely over the past several years. Several factors may affect the price of gold, including, but not limited to:

•                  global supply and demand of gold, which may be influenced by such factors as forward selling by gold producers, purchases made by gold producers to unwind their hedge positions, central bank purchases and sales, and production and cost levels in the major gold-producing countries such as South Africa, the United States and Australia;

•     interest rates;

•     investors’ expectations concerning inflation rates;

•     currency exchange rates;

•     investment and trading activities of hedge funds and commodity funds; and

•     global or regional political, economic or financial events and situations.

If gold markets continue to be subject to sharp fluctuations, this may result in potential losses if the index allocates away from shares at a time when the price of gold is lower. In addition, gold markets have historically experienced extended periods of flat or declining prices, in addition to sharp fluctuations.

The Amount of Gold Represented by the Shares of SPDR® Gold Trust Will Continue to Be Reduced During the Life of SPDR® Gold Trust Due to SPDR® Gold Trust’s Expenses

Each outstanding share represents a fractional, undivided interest in the gold held by SPDR® Gold Trust. The SPDR® Gold Trust does not generate any income and regularly sells gold to pay for its ongoing expenses. Therefore, the amount of gold represented by each share has gradually declined over time. This is also true with respect to shares that are issued in exchange for additional deposits of gold into the SPDR® Gold Trust, as the amount of gold required to create shares proportionately reflects the amount of gold represented by the shares outstanding at the time of creation. Assuming a constant gold price, the trading price of the shares is expected to gradually decline relative to the price of gold as the amount of gold represented by the shares gradually declines.

SPECIFIC TERMS OF YOUR NOTES

We refer to the notes we are offering by this prospectus supplement as the “offered notes” or the “notes”. Please note that in this prospectus supplement, references to “The Goldman Sachs Group, Inc.”, “we”, “our” and “us” mean only The Goldman Sachs Group, Inc. and do not include its consolidated subsidiaries. Also, references to the “accompanying prospectus” mean the accompanying prospectus, dated September 15, 2014, as supplemented by the accompanying prospectus supplement, dated September 15, 2014, in each case relating to the Medium-Term Notes, Series D, of The Goldman Sachs Group, Inc. Please note that in this section entitled “Specific Terms of Your Notes”, references to “holders” mean those who own notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through The Depository Trust Company. Please review the special considerations that apply to owners of beneficial interests in the accompanying prospectus, under “Legal Ownership and Book-Entry Issuance”.

The offered notes are part of a series of debt securities, entitled “Medium-Term Notes, Series D”, that we may issue under the indenture from time to time as described in the accompanying prospectus supplement and accompanying prospectus. The offered notes are also “indexed debt securities”, as defined in the accompanying prospectus.

This prospectus supplement summarizes specific financial and other terms that apply to the offered notes, including your notes; terms that apply generally to all Series D medium-term notes are described in “Description of Notes We May Offer” in the accompanying prospectus supplement. The terms described here supplement those described in the accompanying prospectus supplement and the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

In addition to those terms described under “Summary Information” in this prospectus supplement, the following terms will apply to your notes:

No interest: we will not pay interest on your notes

Specified currency:

•     U.S. dollars (“$”)

Form of note:

•     global form only: yes, at DTC

•     non-global form available: no

Denominations: each note registered in the name of a holder must have a face amount of $1,000 or integral multiples of $1,000 in excess thereof

Defeasance applies as follows:

•     full defeasance: no

•     covenant defeasance: no

Other terms:

•                  the default amount will be payable on any acceleration of the maturity of your notes as described under “— Special Calculation Provisions” below

•                  a business day for your notes will not be the same as a business day for our other Series D medium-term notes, as described under “— Special Calculation Provisions” below

•     a trading day for your notes will be as described under “— Special Calculation Provisions” below

Please note that the information about the settlement date or trade date, issue price, underwriting discount and net proceeds to The Goldman Sachs Group, Inc. on the front cover page or elsewhere in this prospectus supplement relates only to the initial issuance and sale of the notes. We may decide to sell additional notes on one or more dates after the date of this prospectus supplement, at issue prices and with underwriting discounts and net proceeds that differ from the amounts set forth on the front cover page or elsewhere in this prospectus supplement. If you have purchased your notes in a market-making transaction after the initial issuance and sale of the notes, any such relevant information about the sale to you will be provided in a separate confirmation of sale.

We describe the terms of your notes in more detail below.

Index and Index Sponsor

In this prospectus supplement, when we refer to the index, we mean the index specified on the front cover page, or any successor index, as it may be modified, replaced or adjusted from time to time as described under “— Payment of Principal on Stated Maturity Date — Discontinuance or Modification of the Index” below. When we refer to the index sponsor as of any time, we mean the entity, including any successor sponsor, that determines and publishes the index as then in effect.

Payment of Principal on Stated Maturity Date

The cash settlement amount for each $1,000 face amount of notes outstanding on the stated maturity date will be an amount in cash equal to:

•                  if the index return is positive, the sum of (i) $1,000 plus (ii) the product of (a) $1,000 times (b) the upside participation rate times (c) the index return; or

•     if the index return is zero or negative, $1,000.

The index return is calculated by subtracting the initial index level from the final index level and dividing the result by the initial index level, with the quotient expressed as a percentage.

The initial index level is 112.76. The note calculation agent will determine the final index level, which will be the closing level of the index on the determination date as calculated and published by the index sponsor (including any index calculation agent acting on the index sponsor’s behalf), subject to adjustment in certain circumstances described under “— Consequences of a Non-Trading Day” and “— Discontinuance or Modification of the Index” below.

The upside participation rate is 300.00%.

The cash settlement amount will be based on the final index level. If the final index level is greater than the initial index level, i.e., the index return is positive due to an increase in the level of the index, you will receive a 3.00% increase in the cash settlement amount for each 1.00% increase in the index level due to the upside participation rate.  If the final index level is less than the initial index level, i.e., the index return is negative due to a decrease in the level of the index, you will receive 100% of the face amount of your notes. As a result, if the final index level is equal to or less than the initial index level on the determination date, the cash settlement amount will be equal to 100% of the $1,000 face amount of notes (or $1,000).

Stated Maturity Date

The stated maturity date is March 30, 2023, unless that day is not a business day, in which case the stated maturity date will be the next following business day. If the determination date is postponed as described under “— Determination Date” below, the stated maturity date will be postponed by the same number of business day(s) from but excluding the originally scheduled determination date to and including the actual determination date.

Determination Date

The determination date is March 27, 2023, unless the note calculation agent determines that such day is not a trading day. In that event, the determination date will be the first following trading day. In no event, however, will the determination date be postponed to a date later than the originally scheduled stated maturity date or, if the originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date. If the determination date is postponed to the last possible day, but such day is not a trading day, that day will nevertheless be the determination date.

Consequences of a Non-Trading Day

If a day that would otherwise be the determination date is not a trading day, then the determination date will be postponed as described under “— Determination Date” above.

If the note calculation agent determines that the final index level is not available on the last possible determination date because of a non-trading day or for any other reason (other than as described under “— Discontinuance or Modification of the Index” below), then the note calculation agent will nevertheless determine the level of the index based on its assessment, made in its sole discretion, of the level of the index at the applicable time on that day.

Discontinuance or Modification of the Index

If the index sponsor discontinues publication of the index and the index sponsor or anyone else publishes a substitute index that the note calculation agent determines is comparable to the index, or if the note calculation agent designates a substitute index, then the note calculation agent will determine the cash settlement amount payable on the stated maturity date by reference to the substitute index. We refer to any substitute index approved by the note calculation agent as a successor index.

If the note calculation agent determines on the determination date that the publication of the index is discontinued and there is no successor index, the note calculation agent will determine the amount payable on the stated maturity date by a computation methodology that the note calculation agent determines will as closely as reasonably possible replicate the index.

If the note calculation agent determines that the index or the method of calculating the index is changed at any time in any respect — including any split or reverse split and any addition, deletion or substitution and any reweighting or rebalancing of the index or of the index ETFs and whether the change is made by the index sponsor under its existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting one or more of the index ETFs or its sponsor or is due to any other reason — and is not otherwise reflected in the level of the index by the index sponsor pursuant to the index methodology described under “The Index” below, then the note calculation agent will be permitted (but not required) to make such adjustments in the index or the method of its calculation as it believes are appropriate to ensure that the level of the index used to determine the cash settlement amount payable on the stated maturity date is equitable.

All determinations and adjustments to be made by the note calculation agent with respect to the index may be made by the note calculation agent in its sole discretion. The note calculation agent is not obligated to make any such adjustments.

Default Amount on Acceleration

If an event of default occurs and the maturity of your notes is accelerated, we will pay the default amount in respect of the principal of your notes at the maturity, instead of the amount payable on the stated maturity date as described earlier. We describe the default amount under “— Special Calculation Provisions” below.

For the purpose of determining whether the holders of our Series D medium-term notes, which include your notes, are entitled to take any action under the indenture, we will treat the outstanding face amount of your notes as the outstanding principal amount of that note. Although the terms of the offered notes differ from those of the other Series D medium-term notes, holders of specified percentages in principal amount of all Series D medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series D medium-term notes, including your notes, except with respect to certain Series D medium-term notes if the terms of such notes specify that the holders of specified percentages in principal amount of all of such notes must also consent to such action. This action may involve changing some of the terms that apply to the Series D medium-term notes, accelerating the maturity of the Series D medium-term notes after a default or waiving some of our obligations under the indenture. In addition, certain changes to the indenture and the notes that only affect certain debt securities may be made with the approval of holders of a majority in principal amount of such affected debt securities. We discuss these matters in the accompanying prospectus under “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default” and “Description of Debt Securities We May Offer — Modification of the Debt Indentures and Waiver of Covenants”.

Manner of Payment

Any payment on your notes at maturity will be made to an account designated by the holder of your notes and approved by us, or at the office of the trustee in New York City, but only when your notes are surrendered to the trustee at that office. We also may make any payment in accordance with the applicable procedures of the depositary.

Modified Business Day

As described in the accompanying prospectus, any payment on your notes that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date. For your notes, however, the term business day may have a different meaning than it does for other Series D medium-term notes. We discuss this term under “— Special Calculation Provisions” below.

Role of Note Calculation Agent

The note calculation agent in its sole discretion will make all determinations regarding the index, successor indices, business days, trading days, the index return, the final index level, the stated maturity date, the determination date, the cash settlement amount on your notes at maturity and any other determination as applicable or specified herein. Absent manifest error, all determinations of the note calculation agent will be final and binding on you and us, without any liability on the part of the note calculation agent.

Please note that Goldman, Sachs & Co., our affiliate, is currently serving as the note calculation agent as of the original issue date of your notes. We may change the note calculation agent at any time after the original issue date without notice and Goldman, Sachs & Co. may resign as note calculation agent at any time upon 60 days’ written notice to Goldman Sachs.

Special Calculation Provisions

Business Day

When we refer to a business day with respect to your notes, we mean a day that is a New York business day as described under “Description of Debt Securities We May Offer — Calculations of Interest on Debt Securities — Business Days” on page 19 in the accompanying prospectus.

Trading Day

When we refer to a trading day with respect to your notes, we mean a day on which the index is calculated and published by the index sponsor (including any index calculation agent acting on the index sponsor’s behalf).

Closing Level of the Index

The closing level of the index on any trading day will be the official closing level of the index or any successor index published by the index sponsor (including any index calculation agent acting on the index sponsor’s behalf) on such trading day for the index.

Level of the Index

When we refer to the level of the index at any time on any trading day, we mean the official level of the index or any successor index published by the index sponsor (including any index calculation agent acting on the index sponsor’s behalf) at such time on such trading day.

Default Amount

The default amount for your notes on any day (except as provided in the last sentence under “— Default Quotation Period” below) will be an amount, in the specified currency for the face amount of your notes, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all of our payment and other obligations with respect to your notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to your notes. That cost will equal:

•     the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

•                  the reasonable expenses, including reasonable attorneys’ fees, incurred by the holder of your notes in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for your notes, which we describe below, the holder and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

•     no quotation of the kind referred to above is obtained, or

•                  every quotation of that kind obtained is objected to within five business days after the day the default amount first becomes due.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the determination date, then the default amount will equal the principal amount of your notes.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and that is, rated either:

•                  A-1 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or

•                  P-1 or higher by Moody’s Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

USE OF PROCEEDS

We will use the net proceeds we receive from the sale of the offered notes for the purposes we describe in the accompanying prospectus under “Use of Proceeds”. We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the offered notes as described below.

HEDGING

In anticipation of the sale of the offered notes, we and/or our affiliates have entered into or expect to enter into cash-settled hedging transactions involving purchases of listed or over-the-counter options, futures and/or other instruments linked to the index on or before the trade date. In addition, from time to time after we issue the offered notes, we and/or our affiliates expect to enter into additional hedging transactions and to unwind those we have entered into, in connection with the offered notes and perhaps in connection with other index-linked notes we issue, some of which may have returns linked to the index, the eligible underlying assets or 3-month USD LIBOR. Consequently, with regard to your notes, from time to time, we and/or our affiliates:

•                  expect to acquire, or dispose of, cash-settled positions in listed or over-the-counter options, futures or other instruments linked to the index or some or all of the eligible underlying assets or 3-month USD LIBOR,

•                  may take or dispose of positions in the assets held by the eligible ETFs,

•                  may take or dispose of positions in listed or over-the-counter options or other instruments based on indices designed to track the performance of the New York Stock Exchange or other components of the U.S. equity market,

•                  may take short positions in the eligible underlying assets or other securities of the kind described above — i.e., we and/or our affiliates may sell securities of the kind that we do not own or that we borrow for delivery to purchaser, and/or

•                  may take or dispose of positions in interest rate swaps, options swaps and treasury bonds.

We and/or our affiliates may acquire a long or short position in securities similar to the offered notes from time to time and may, in our or their sole discretion, hold or resell those securities.

In the future, we and/or our affiliates expect to close out hedge positions relating to the notes and perhaps relating to other notes with returns linked to the index, the eligible underlying assets, 3-month USD LIBOR or assets held by the eligible ETFs. We expect our affiliates’ steps to involve sales of instruments linked to the index, the eligible underlying assets, 3-month USD LIBOR or assets held by the eligible ETFs on or shortly before the determination date. Our affiliates’ steps also may involve sales and/or purchases of some or all of the listed or over-the-counter options, futures or other instruments linked to the index.

The hedging activity discussed above may adversely affect the market value of your notes from time to time and the value of the consideration that we will deliver on your notes at maturity. See “Additional Risk Factors Specific to Your Notes” above for a discussion of these adverse effects.

THE INDEX

General Overview

The GS Momentum Builder® Multi-Asset 5 ER Index (the index) measures the extent to which the performance of the exchange-traded funds and a money market position (together with the ETFs, the underlying assets) included in the index outperform the sum of the notional interest rate, which is a rate equal to 3-month USD LIBOR, plus the daily index maintenance fee of 0.50% per annum. The money market position reflects the notional returns accruing to a hypothetical investor from an investment in a notional overnight money account denominated in U.S. dollars that accrues interest at the overnight interest rate, which is a rate equal to the federal funds effective rate. The index rebalances monthly (and sometimes daily) from among 15 underlying assets that have been categorized in the following asset classes: equities; fixed income; emerging markets; alternatives; commodities; inflation; and cash equivalent. The index attempts to track the positive price momentum in the underlying assets, subject to limitations on volatility and a maximum weight for each underlying asset and each asset class, each as described below.

Each month the index is rebalanced by first calculating the portfolio of underlying assets that would have provided the highest historical return during a return look-back period comprised of the prior six months, subject to a limit of 5% on the degree of variation in the daily closing prices or closing level, as applicable, of the aggregate of such underlying assets (a measure known as “realized volatility”) over three different realized volatility look-back periods (the prior six months, three months and one month) and subject to a maximum weight for each underlying asset and each asset class. This results in three potential portfolios of underlying assets (one for each realized volatility look-back period). The weight of each underlying asset for a monthly base index rebalancing will equal the average of the weights of such underlying asset in these three potential portfolios. While the weight of each underlying asset for each monthly base index rebalancing will be determined on a single day (the base index observation day), the monthly rebalancing based on such revised weights will be implemented over a base index rebalancing period comprised of five base index rebalancing days, which are the first five index business days of each calendar month beginning on, and including, the base index observation day, subject to adjustment. As a result of monthly rebalancing, the index may include as few as four eligible underlying assets (as few as three eligible ETFs) and may not include some of the underlying assets or asset classes during the entire term of the notes.

In addition, if on any daily total return index rebalancing day, which is any index business day, the realized volatility of the index underlying assets exceeds the volatility cap of 6% for the applicable volatility cap period (the prior one month), the index will be rebalanced in order to reduce such realized volatility by ratably reallocating a portion of the exposure to the index ETFs to the money market position. Historically, a significant portion of the index exposure has been to the money market position, the return of which has been below 3-month USD LIBOR.

The index reflects the return of the index underlying assets less the sum of the notional interest rate plus the daily index maintenance fee. Any cash dividend paid on an index ETF is deemed to be reinvested in such index ETF and subject to subsequent changes in the value of the index ETF. In addition, any interest accrued on the money market position is similarly deemed to be reinvested on a daily basis in such money market position and subject to subsequent changes in the federal funds effective rate. For further information regarding how the index value is calculated see “— How is the index value calculated on any day?” below.

The notional interest rate is a rate equal to 3-month USD LIBOR, which generally will be the offered rate for 3-month deposits in U.S. dollars, as that rate appears on the Reuters screen 3750 page as of 11:00 a.m., London time, as observed two London business days prior to the relevant notional interest rate reset date. A notional interest rate reset date will occur quarterly on January 2, April 2, July 2 and October 2, or, if one of those dates is not an index business day, on the index business day immediately following such day on which the notional interest rate is reset. A London business day is a day on which commercial banks and foreign currency markets settle payments and are open for general business in London.

With respect to the money market position, the overnight interest rate is a rate equal to the federal funds effective rate. The federal funds effective rate for any day generally will be the rate for U.S. dollar federal funds on or with respect to such day, as set forth in USD-FEDERAL-FUNDS-H15, as provided by Reuters on RSF.REC.USONFFE=.NaE, or as provided by another recognized sourced used for the purpose of displaying such rate for that day. For any given calendar day on which an overnight interest rate is not available, the index calculation agent will use for such day the latest available level of the overnight interest rate.

The value of the index is calculated in U.S. dollars on each index business day by reference to the performance of the total return index value net of the sum of the return on the notional interest rate in effect at that time plus the daily index maintenance fee of 0.50% per annum. The total return index value on each index business day is calculated by reference to the weighted performance of:

•                  the base index, which is the weighted combination of underlying assets that comprise the index at the applicable time as a result of the most recent monthly base index rebalancing (whether partially or fully implemented); and

•                  any additional exposure to the money market position resulting from any daily total return index rebalancing that day.

The underlying assets that comprise the base index as the result of the most recent monthly base index rebalancing may include a combination of ETFs and the money market position, or solely ETFs. A daily total return index rebalancing will occur on any daily total return index rebalancing day if the realized volatility of the base index exceeds the volatility cap of 6% for the volatility cap period applicable to such index business day. As a result of a daily total return index rebalancing, the index will have exposure to the money market position even if the base index has no such exposure resulting from its most recent monthly base index rebalancing.

For the purpose of this prospectus supplement:

•                  an “eligible underlying asset” is one of the ETFs or the money market position that is eligible for inclusion in the index on a base index observation day;

•                  an “eligible ETF” is one of the ETFs that is eligible for inclusion in the index on a base index observation day (when we refer to an “ETF” we mean an exchange traded fund, which for purposes of this prospectus supplement includes the following exchange traded products: SPDR® S&P 500® ETF Trust, PowerShares® DB Commodity Index Tracking Fund and SPDR® Gold Trust);

•                  an “index underlying asset” is an eligible underlying asset with a non-zero weighting on any index business day;

•                  an “index ETF” is an ETF that is an eligible ETF with a non-zero weighting on any index business day; and

•                  an “index business day” is a day on which the New York Stock Exchange is open for its regular trading session on such day.

How frequently is the index rebalanced?

Each month the index rebalances from among the 15 eligible underlying assets by calculating the portfolio of underlying assets that would have provided the highest historical return during a return look-back period comprised of the prior six months, subject to a limit of 5% on the degree of variation in the daily closing prices or closing level, as applicable, of the aggregate of such underlying assets (a measure known as “realized volatility”) over three different realized volatility look-back periods (the prior six months, three months and one month) and subject to a maximum weight for each underlying asset and each asset class. This results in three potential portfolios of underlying assets (one for each realized volatility look-back period). The weight of each underlying asset for a monthly rebalancing will equal the average of the weights of such underlying asset in these three potential portfolios. This monthly rebalancing is referred to as the base index rebalancing and the resulting portfolio of index underlying assets comprise the base index for the month. While the weight of each underlying asset for each monthly base index rebalancing will be determined on the base index observation day, the monthly base index rebalancing will be implemented over a base index rebalancing period comprised of five base index rebalancing days, which are the first five index business days of each calendar month beginning on, and including, the base index observation day, subject to adjustment. A “base index observation day” is the first index business day of each calendar month, subject to adjustment. Certain aspects of base index observation day and base index rebalancing day adjustments are described under “— Could index market disruption events or corporate events impact the calculation of the index or the implementation of a monthly base index rebalancing or a daily total return index rebalancing by the index calculation agent?” below.

Additionally, the index may be rebalanced on any daily total return index rebalancing day (including during a base index rebalancing period) as a result of a daily volatility control feature if, on such daily total return index rebalancing day, the realized volatility of the base index exceeds the volatility cap of 6% for the applicable volatility cap period, which is the prior one month. This type of rebalancing has the effect of reducing the exposure of the index to the performance of the eligible ETFs by rebalancing a portion of the exposure into the money market position. This daily rebalancing is referred to as the daily total return index rebalancing.

For a discussion of how the look-back periods for monthly and daily rebalancing are determined, see “— What is realized volatility and how are the weights of the underlying assets influenced by it?” and “— How do the weights of the index underlying assets change as a result of a daily total return index rebalancing?”, respectively, below.

How is the index value calculated on any day?

The value of the index was set to 100 on the inception date of the index, January 2, 2013. On each index business day, the value of the index changes by reference to the performance of the total return index value net of the sum of the return on the notional interest rate in effect at that time plus the daily index maintenance fee of 0.50% per annum. The total return index value on each index business day is calculated by reference to the weighted performance of:

•                  the base index, which is the weighted combination of underlying assets that comprise the index at the applicable time as a result of the most recent monthly base index rebalancing (whether partially or fully implemented); and

•                  any exposure to the money market position resulting from any daily total return index rebalancing that day.

The underlying assets that comprise the base index as the result of the most recent monthly base index rebalancing may include a combination of ETFs and the money market position, or solely ETFs. A daily total return index rebalancing will occur on any daily total return index rebalancing day if the realized volatility of the base index exceeds the volatility cap of 6% for the volatility cap period applicable to such daily total return index rebalancing day. As a result of a daily total return index rebalancing, the index will have exposure to the money market position even if the base index has no such exposure resulting from its most recent monthly base index rebalancing.

On any index business day, the index value will equal (a) the index value on the immediately preceding notional interest rate reset day multiplied by (b) the return on the total return index on such index business day reduced by the sum of (i) the prorated notional interest rate and (ii) the prorated daily index maintenance fee. The return on the total return index for any such index business day will equal the quotient of the total return index value as of such index business day divided by the total return index value as of the immediately preceding notional interest rate reset day. The prorated notional interest rate and prorated daily index maintenance fee are each calculated on an actual/360 day count basis from but excluding the immediately preceding notional interest rate reset date. The notional interest rate is reset on quarterly notional interest rate reset dates which are each January 2, April 2, July 2 and October 2, or, if such date is not an index business day, on the index business day immediately following such date. Regardless of whether the index underlying assets include the money market position on a monthly base index observation day, if the index has ratably rebalanced into the money market position as a result of the daily volatility control feature, then the index also will include the value of the money market position.

The value of any index ETF is equal to the result of multiplying the weight applicable to such index ETF and the adjusted level of such index ETF. The adjusted level of such index ETF reflects any price change in such index ETF as well as any cash dividend paid on such index ETF. Any cash dividend paid on an index ETF is deemed to be reinvested in such index ETF and subject to subsequent changes in the value of the index ETF.

The value of the money market position reflects, on any day, the amount of interest accrued at the overnight interest rate on an investment in a notional U.S. dollar denominated overnight money account. The money market position will have a positive notional return if the overnight interest rate is positive. Any interest accrued on the money market position is deemed to be reinvested on a daily basis in such money market position and subject to subsequent changes in the federal funds effective rate.

The contribution of any index underlying asset to the performance of the index will depend on its weight and performance. The effects of potential adjustment events are described under “— Could index market disruption events or corporate events impact the calculation of the index or the implementation of a monthly base index rebalancing or a daily total return index rebalancing by the index calculation agent?” below.

How are the index underlying assets weights determined during the base index rebalancing period?

While the weight of each underlying asset for each monthly rebalancing will be determined on the applicable base index observation day, the monthly rebalancing based on such revised weights will be implemented over the base index rebalancing period. The base index rebalancing period is comprised of five index rebalancing days, which are the first five index business days of each calendar month beginning on, and including, the base index observation day, subject to adjustment as described below under “— Could market disruptions or corporate events impact the calculation of the index or the implementation of a monthly base index rebalancing or a daily total return index rebalancing by the index calculation agent?”. Following each base index observation day, any change in the weight of an index underlying asset in the base index from the prior base index observation day will be implemented incrementally by one fifth each day. For example, if the weight of an index underlying asset in the base index is to be increased from the prior base index observation day, such weight will be increased by one fifth of such increase on each day in the base index rebalancing period until the weight reflects the weight selected on the related base index observation day.

How does the index attempt to provide exposure to price momentum?

The index uses the historical return performance of the eligible underlying assets to determine the composition of the index on a base index observation day. The six-month historical returns are used as an indication of price momentum. Although the index methodology seeks to select index underlying assets with the highest six-month historical return reflecting price momentum, the underlying asset maximum weights, asset class maximum weights, monthly volatility target, averaging of eligible underlying asset weights in the realized volatility look-back periods and daily volatility control, as well as how the eligible underlying assets correlate, may limit the exposure to those underlying assets with the highest six-month historical returns.

The six-month historical return for an eligible underlying asset is calculated to include, with respect to the ETFs, price changes and any cash dividends paid during the relevant six-month period being evaluated.

Who calculates and oversees the index?

The index is calculated using a methodology developed by Goldman, Sachs & Co., the index sponsor. The complete index methodology, which may be amended from time to time, is available at http://www.solactive.com/indexing-en/indices/complex/. We are not incorporating by reference this website or any material it includes into this prospectus supplement.

An index committee is responsible for overseeing the index and its methodology. The index committee may exercise discretion in the case of any changes to the eligible underlying assets, delayed rebalancing and index market disruption events or any potential adjustment event that occurs in relation to one or more eligible underlying assets. The index committee will initially be comprised of three full-time employees of The Goldman Sachs Group, Inc. or one or more of its affiliates.

Changes to the index methodology made by the index committee will be publicly announced on the index calculation agent’s website at least 60 index business days prior to their effective date. Adjustments made by the index calculation agent in response to index market disruption events and potential adjustment events will be publicly announced as promptly as is reasonably practicable on the index calculation agent’s website.

The index committee may exercise limited discretion with respect to the index, including in the situations described below under “— Can the Eligible Underlying Assets Change?”. Any such changes or actions are publicly announced as promptly as is reasonably practicable and normally at least five index business days prior to their effective date.

The index sponsor has retained Solactive AG to serve as index calculation agent. The index calculation agent calculates the value of the index and implements the methodology determined by the index committee. The index sponsor can replace the index calculation agent at any time, or the index calculation agent can resign on 60 days notice to the index sponsor. In the event the index sponsor appoints a replacement index calculation agent, a public announcement will be made via press release.

The index calculation agent is responsible for the day to day implementation of the methodology of the index and for its calculation. The index calculation agent calculates and publishes the value of the index every 15 seconds on each index business day and publishes it on the Bloomberg page GSMBMA5 Index and Reuters page .GSMBMA5. The index calculation agent may from time to time consult the index committee on matters of interpretation with respect to the methodology.

What underlying assets are included in the universe of potential index underlying assets?

As of the date of this document, there are 14 eligible ETFs included in the 15 eligible underlying assets. These eligible underlying assets track assets that have been categorized in the following asset classes:  equities; fixed income; emerging markets; alternatives; commodities; inflation; and cash equivalent. The 14 ETFs are as follows:

•                  SPDR® S&P 500® ETF Trust (SPY) — SPY seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in leading industries of the U.S. economy, as measured by the S&P 500® Index. SPY has been categorized in the equities asset class.

•                  iShares® MSCI EAFE ETF (EFA) — EFA seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in the European, Australasian and Far Eastern markets, as measured by the MSCI EAFE® Index. EFA has been categorized in the equities asset class.

•                  iShares® MSCI Japan ETF (EWJ) — EWJ seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in the Japanese market as measured the MSCI Japan Index. EWJ has been categorized in the equities asset class.

•                  iShares® 20+ Year Treasury Bond ETF (TLT) — TLT seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of public obligations of the U.S. Treasury that have a remaining maturity of 20 or more years, as measured by the Barclays U.S. 20+ Year Treasury Bond Index. TLT has been categorized in the fixed income asset class.

•                  iShares® iBoxx $ Investment Grade Corporate Bond ETF (LQD) — LQD seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of U.S. dollar-denominated, investment grade corporate bonds, as measured by the Markit iBoxx® USD Liquid Investment Grade Index. LQD has been categorized in the fixed income asset class.

•                  iShares® iBoxx $ High Yield Corporate Bond ETF (HYG) — HYG seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the U.S. dollar-denominated liquid high yield corporate bond market, as measured by the Markit iBoxx® USD Liquid High Yield Index. HYG has been categorized in the fixed income asset class.

•                  iShares® MSCI Emerging Markets ETF (EEM) — EEM seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in emerging markets, as measured by the MSCI Emerging Markets Index. EEM has been categorized in the emerging markets asset class.

•                  iShares® J.P. Morgan USD Emerging Markets Bond ETF (EMB) — EMB seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the total return of actively traded external debt instruments in emerging market countries, as measured by the J.P. Morgan EMBISM Global Core Index. EMB has been categorized in the emerging markets asset class.

•                  iShares® U.S. Real Estate ETF (IYR) — IYR seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the real estate sector of the U.S. equity market, as represented by the Dow Jones U.S. Real Estate Index. The Dow Jones U.S. Real Estate Index is designed to represent Real Estate Investment Trusts (REITs) and other companies that invest directly or indirectly in real estate through development, management or ownership, including property agencies. IYR has been categorized in the alternatives asset class.

•                  Alerian MLP ETF (AMLP) — AMLP seeks investment results that corresponds generally to the price and yield performance, before fees and expenses, of energy infrastructure Master Limited Partnerships, as measured by the Alerian MLP Infrastructure Index. AMLP has been categorized in the alternatives asset class.

•                  PowerShares® Senior Loan Portfolio (BKLN) — BKLN seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of large institutional leveraged loans, as measured by the S&P/LSTA U.S. Leveraged Loan 100 Index. BKLN has been categorized in the alternatives asset class.

•                  PowerShares® DB Commodity Index Tracking Fund (DBC) — DBC seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of 14 of the most heavily traded physical commodities, as measured by the DBIQ Optimum Yield Diversified Commodity Index Excess ReturnTM. DBC has been categorized in the commodities asset class.

•                  SPDR® Gold Trust (GLD) — GLD seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of gold bullion held by the SPDR® Gold Trust. GLD has been categorized in the commodities asset class.

•                  iShares® TIPS Bond ETF (TIP) — TIP seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of inflation-protected public obligations of the U.S. Treasury that have at least one year remaining to maturity, are rated investment grade and have $250 million or more of outstanding face value, as measured by the Barclays U.S. Treasury Inflation Protected Securities (TIPS) Index (Series-L). TIP has been categorized in the short-term U.S. treasury bills and inflation asset class.

In addition to the above referenced ETFs, the eligible underlying assets also include the money market position. The money market position is included in the cash equivalent asset class and reflects the notional returns accruing to a hypothetical investor from an investment in a notional overnight money account denominated in U.S. dollars that accrues interest at the overnight interest rate, which is a rate equal to the federal funds effective rate.

For further description of these eligible underlying assets, please see “The Eligible Underlying Assets” herein.

What are the maximum potential weights of each eligible underlying asset and each asset class on a base index observation day?

The maximum potential weight and minimum potential weight of each eligible underlying asset and each asset class on each base index observation day is listed below. The maximum weight of each eligible underlying asset and each asset class limits the exposure to each eligible underlying asset and each asset class. Thus, even if the monthly volatility target would be met during each realized volatility look-back period (the prior six months, three months and one month), the index would not allocate its entire exposure to the single eligible underlying asset that has the highest historical return during the prior six-months among all of the eligible underlying assets because of the maximum weight limitations. The minimum weight restricts short exposure to any eligible underlying asset or any asset class. Because of these limitations, after giving effect to a monthly base index rebalancing, the index is expected to have exposure to only a limited subset of the 15 eligible underlying assets (which could be as few as four eligible underlying assets) and you may not have any exposure to some of the 15 eligible underlying assets or asset classes during the entire term of the notes. Further, as a result of a daily total return index rebalancing, the index may not include any ETFs and may allocate its entire exposure to the money market position.

ASSET CLASS	ASSET CLASS MINIMUM WEIGHT	ASSET CLASS MAXIMUM WEIGHT	ELIGIBLE UNDERLYING ASSET	TICKER	UNDERLYING ASSET MINIMUM WEIGHT	UNDERLYING ASSET MAXIMUM WEIGHT
Equities	0%	50%	SPDR® S&P 500® ETF Trust	SPY	0%	20%
			iShares® MSCI EAFE ETF	EFA	0%	20%
			iShares® MSCI Japan ETF	EWJ	0%	10%
Fixed Income	0%	50%	iShares® 20+ Year Treasury Bond ETF	TLT	0%	20%
			iShares® iBoxx $ Investment Grade Corporate Bond ETF	LQD	0%	20%
			iShares® iBoxx $ High Yield Corporate Bond ETF	HYG	0%	20%
Emerging Markets	0%	25%	iShares® MSCI Emerging Markets ETF	EEM	0%	20%
			iShares® J.P. Morgan USD Emerging Markets Bond ETF	EMB	0%	20%
Alternatives	0%	25%	iShares® U.S. Real Estate ETF	IYR	0%	20%
			Alerian MLP ETF	AMLP	0%	10%
			PowerShares® Senior Loan Portfolio	BKLN	0%	10%
Commodities	0%	25%	PowerShares® DB Commodity Index Tracking Fund	DBC	0%	20%
			SPDR® Gold Trust	GLD	0%	20%
Inflation	0%	25%	iShares® TIPS Bond ETF	TIP	0%	25%
Cash Equivalent	0%	50%*	Money Market Position	N/A	0%	50%*

* With respect to the money market position, the related asset class maximum weight and underlying asset maximum weight limitations do not apply to daily rebalancing, and, therefore, as a result of daily rebalancing, the index may allocate its entire exposure to the money market position.

What is realized volatility and how are the weights of the underlying assets influenced by it?

Realized volatility is a measurement of the degree of movement in the price or value of an asset observed over a specified period. Realized volatility is calculated by specifying a measurement period, determining the average value during such measurement period and then comparing each measured point during such measurement period to such average. The index utilizes historical realized volatility over three separate realized volatility look-back periods (six months, three months and one month) for each monthly base index rebalancing, which is calculated by the index calculation agent from daily closing net asset prices or the closing level, as applicable, over the prior six-month, three-month and one-month period, as applicable. For example, an eligible underlying asset will have a higher realized volatility during a specific historical period than another eligible underlying asset if such eligible underlying asset has greater price movement (increases or decreases) relative to its average price during the measurement period. An eligible underlying asset with a stable price during a specific historical period will have a lower realized volatility than an eligible underlying asset which has relatively larger price movements during that same period. Further, an eligible underlying asset will have a higher realized volatility with respect to a specific measurement period if such underlying asset has greater price movements (increases and decreases) in such measurement period as compared to the price movements of the same underlying asset in a different measurement period.

In choosing the weights for the index underlying assets for any month, the monthly volatility target limits the overall level of realized volatility that may be reflected by the index underlying assets. Since the monthly volatility target limits the base index as a whole, when creating the three potential portfolios the realized volatility of each eligible underlying asset for the applicable look-back period needs to be compared relative to the realized volatilities of the remaining eligible underlying assets for the same look-back period. An eligible underlying asset may have a relatively high six-month historical return relative to other eligible underlying assets, but may be excluded from inclusion as an index underlying asset for a given month (or may be assigned a weight below its maximum weight) because that eligible underlying asset has a high realized volatility in a particular look-back period relative to other eligible underlying assets. However, because the weight of each underlying asset for each monthly rebalancing will equal the average of the weights of such underlying asset across three potential portfolios (one for each realized volatility look-back period), the impact of a low realized volatility for one look-back period may be lessened by a higher realized volatility for a different look-back period. In addition, an eligible underlying asset with a relatively high realized volatility may be included as an index underlying asset because its realized volatility is offset by another eligible underlying asset that is also included as an index underlying asset. Because the historical returns and realized volatility are measured on an aggregate basis within each potential portfolio, highly correlated eligible underlying assets may be excluded from a potential portfolio, in whole or in part, on a base index observation day. Such highly correlated eligible underlying assets may be excluded even if, on an independent basis, such eligible underlying assets have a relatively high six-month historical return or relatively low realized volatility for the applicable look-back period. Since realized volatility is based on historical data, there is no assurance that the historical level of volatility of an index underlying asset included in the index in a monthly rebalancing will continue during such month.

The look-back period relevant for calculating the six-month historical return and six-, three- or one-month historical realized volatility of each combination of eligible underlying assets is the period beginning on (and including) the day that is six, three or one calendar months (or, if any such day is not an index business day, the preceding index business day), as applicable, before the third index business day immediately preceding such base index observation day to (but excluding) the third index business day prior to the given index business day.

With respect to each potential portfolio, if at a base index observation day no combination of eligible underlying assets complies with the monthly volatility target, asset class maximum weights and underlying asset maximum weights, then such portfolio will select, from all combinations of eligible underlying assets that comply with the asset class maximum weights and the underlying asset maximum weights, the combination with the lowest historical realized volatility for the realized volatility look-back period applicable to such potential portfolio, regardless of that combination’s six-month performance. The particular combination so selected will exceed the monthly volatility target.

How do the weights of the index underlying assets change as a result of a daily total return index rebalancing?

The index calculation agent calculates the historical realized volatility of the base index for the applicable volatility cap period, which is the prior one month as determined below. As long as, on any given daily total return index rebalancing day, the calculated one-month realized volatility of the base index for the applicable volatility cap period is equal to or less than the volatility cap, no change to the then-current weights of the index underlying assets is made on that daily total return index rebalancing day. However, if on any given daily total return index rebalancing day the calculated volatility of the base index for the volatility cap period exceeds the volatility cap of 6%, the exposure of the index is partially rebalanced into the money market position to reduce the historical realized volatility for such volatility cap period. This is achieved by partially rebalancing, to the money market position, the exposure of the total return index to the base index through a reduction of the base index weight to the percentage that is equal to the volatility cap divided by such calculated volatility. As a result of a daily total return index rebalancing, the index may not include any ETFs (e.g., if the base index weight is reduced to zero) and may allocate its entire exposure to the money market position.

With respect to any given daily total return index rebalancing day, the volatility cap period is the period beginning on (and including) the day which is one calendar month (or, if any such date is not an index business day, the preceding index business day) before the second index business day prior to the given daily total return index rebalancing day to (and including) the third index business day prior to the given daily total return index rebalancing day. The volatility cap period with respect to any given total return index rebalancing day will not be affected by any postponement of such total return index rebalancing day by the index calculation agent, and the exposure to the base index will be calculated on the postponed total return index rebalancing day as though such total return index rebalancing day had not been postponed.

Examples of hypothetical daily total return index rebalancing

The following table displays hypothetical one-month realized volatility for the base index and the percent weighting of the base index for purposes of calculating the total return index value as a result of hypothetical daily rebalancing in different situations. You should note that the base index itself may contain exposure to the money market position which would be in addition to any exposure to the money market position that the index reflects as a result of a daily rebalancing. For purposes of highlighting the effect of a daily rebalancing, the table assumes that the base index itself did not contain exposure to the money market position as a result of a monthly base index rebalancing. This information is intended to illustrate the operation of the index on each daily total return index rebalancing day and is not indicative of how the index may perform in the future.

Day	1	2	3	4	5	6	7	8	9	10
Historical One-Month Realized Volatility of the Base Index	3.0	4.9	6.1	5.3	6.2	5.6	8.5	6.0	7.4	3.9
Weight of Base Index For Purposes of Calculating the Total Return Index Value	100.00%	100.00%	98.36%	100.00%	96.77%	100.00%	70.59%	100.00%	81.08%	100.00%
Weight of Money Market Position	0.00%	0.00%	1.64%	0.00%	3.23%	0.00%	29.41%	0.00%	18.92%	0.00%

On days 1, 2, 4, 6, 8 and 10 the historical realized volatility of the base index for the applicable volatility cap period is equal to or less than the volatility cap, so the index did not ratably rebalance into the money market position on such daily total return index rebalancing day.

On days 3, 5, 7 and 9, because the historical realized volatility of the base index for the applicable volatility cap period is greater than the volatility cap, then the weight allocated to the base index for such daily total return index rebalancing day is ratably rebalanced into the money market position. Please see “Underlying Asset Weightings” below for data regarding the frequency of daily rebalancing.

What is the money market position?

The money market position is a hypothetical investment intended to express the notional returns accruing to a hypothetical investor from an investment in a notional overnight money account denominated in U.S. dollars that accrues interest at the overnight interest rate, which is a rate equal to the federal funds effective rate. Allocation of the index to the money market position is intended to reduce the volatility of the index.

The index will provide exposure to the money market position (1) if on a monthly base index observation day the money market position has a relatively high performance compared to the other eligible underlying assets in a potential portfolio and/or, with respect to a realized volatility look-back period, such index underlying asset has a comparatively low realized volatility compared to the other eligible index underlying assets and is used to reduce the realized volatility of the index underlying assets in a potential portfolio on an aggregate basis and/or (2) on any index business day, if the realized volatility of the index underlying assets for the applicable volatility cap period is higher than the volatility cap, resulting in a daily total return index rebalancing.

Can the eligible underlying assets change?

The eligible underlying assets are not expected to change. However, the index committee may eliminate an eligible ETF and/or designate a successor eligible ETF if for any reason any of the following events occur with respect to such ETF:

•                  the ETF ceases to exist, is delisted, terminated, wound up, liquidated or files for bankruptcy, is combined with another ETF that has a different investment objective, or changes its currency of denomination;

•                  the ETF suspends creations or redemptions for five consecutive index business days or announces a suspension of unlimited duration for such creations or redemptions;

•                  the net asset value of the ETF is not calculated or is not announced by either the ETF or its sponsor for five consecutive index business days, or an index market disruption event occurs and is continuing for five consecutive index business days;

•                  the average daily trading volume in the preceding three calendar months of the ETF is less than $1 million (where average daily trading volume is measured by summing the value of all reported transactions in such ETF for each trading day during the preceding three full calendar months, and dividing this sum by the total number of such trading days) or the net asset value of such ETF is below $250 million (where net asset value is measured as the value of an entity’s assets less the value of its liabilities as publicly disclosed by this ETF or its sponsor);

•                  the sponsor or investment adviser of the ETF files for bankruptcy and there is no solvent immediate successor;

•                  limitations on ownership are imposed on the ETF due to a change in law or regulation, loss of regulatory exemptive relief or otherwise, and the index committee, in its sole discretion, determines that such limitations materially adversely affect the ability of holders of such ETF to hold, acquire or dispose of shares of such ETF;

•                  the tax treatment of the ETF changes in a way that would have an adverse effect on holders of shares of such ETF;

•                  the index committee, in its sole discretion, determines that the ETF has changed the index underlying or otherwise referenced by such ETF to an index that is materially different, or the methodology for the index is materially modified (other than a modification in the ordinary course of administration of the index underlying or otherwise referenced by such ETF);

•                  the index underlying or otherwise referenced by the ETF is no longer compiled, or the closing level of such index is not calculated or published for five consecutive index business days; or

•                  the index sponsor determines in its sole discretion that it is not practicable for the ETF to continue to be included in the index for any reason, including due to:

a)         a dispute as to whether a license is required to use the ETF or the related index, or

b)                                    to the extent there is an agreement in place governing such use, changes in the terms upon which the ETF or related index is made available to the index sponsor for inclusion in the index that the index sponsor, in its sole discretion, determines to be materially adverse to it.

Any successor eligible underlying asset shall be the underlying asset, in the determination of the index committee, that most closely replicates the affected eligible underlying asset without triggering any of the events listed above. Such deletions and additions may be undertaken during a base index rebalancing period or in between base index rebalancing periods.

Could index market disruption events or corporate events impact the calculation of the index or the implementation of a monthly base index rebalancing or a daily total return index rebalancing by the index calculation agent?

If a monthly base index rebalancing day or a daily total return index rebalancing day must be effected on an index business day on which an index market disruption event (as defined below) occurs or is continuing with respect to any index underlying asset, the index calculation agent will postpone such monthly base index rebalancing day or total return index rebalancing day until the next index business day on which no index market disruption event occurs or is continuing with respect to any index underlying asset. The index calculation agent shall then rebalance the index as if (i) for each index underlying asset that had not been affected by an index market disruption event as if the monthly base index rebalancing day (if applicable) or the daily total return index rebalancing day, respectively, occurred on the first day on which such index market disruption event occurred and (ii) for each index underlying asset that had been affected by such index market disruption event as if such monthly base index rebalancing day (if applicable) or such daily total return index rebalancing day, respectively, occurred on the first day on which there was no index market disruption event occurring or continuing. Consequently, if, for example, an index market disruption event were to occur on a base index rebalancing day with respect to only one of the index underlying assets and on the following index business day such index market disruption event was no longer continuing and no new index market disruption event were to occur, then on the base index rebalancing day on which the index market disruption event occurred the weight of all index underlying assets not affected by the index market disruption event would be determined and on such following index business day the weight of the affected index underlying asset would be determined. As a result, the weight of an index underlying asset affected by an index market disruption event could be temporarily underrepresented or overrepresented in the base index.

On the sixth index business day following the occurrence of an index market disruption event with respect to any index underlying asset, if such index market disruption event is continuing, the index committee may instruct the index calculation agent to rebalance the index using a specified price. In the event the index committee determines on such sixth index business day, in its sole discretion, that no such instructions should be given to the index calculation agent, the index committee may revisit such determination on any index business day thereafter on which the index market disruption event is continuing. Notwithstanding the foregoing, in the event of a force majeure event (as defined below) in which all of the index underlying assets are affected, the calculation and publication of the index shall be postponed until, in the determination of the index calculation agent, such force majeure event has been resolved.

An “index market disruption event” with respect to an eligible ETF will have occurred in any of the following situations: (i) upon the occurrence or existence of a trading disruption (as defined below) or an exchange disruption (as defined below), in either case for more than two hours of trading or at any time during the one-hour period that ends at the scheduled closing time of the exchange (as defined below), and which the index calculation agent determines is material, (ii) upon the occurrence or existence of an early closure (as defined below), (iii) the net asset value per share of such ETF is not calculated or is not announced by the eligible ETF or the sponsor of such ETF, (iv) the eligible ETF or the relevant sponsor of any eligible ETF suspends creations or redemptions of shares of such ETF, (v) upon the occurrence or existence of an index dislocation or (vi) upon the occurrence or existence of a force majeure event.

A “trading disruption” means any suspension of or limitation imposed on trading by the exchange or related exchange (as defined below), and whether by reason of movements in price exceeding limits permitted by the exchange or otherwise, relating to the eligible ETF shares, related index or futures or options on the eligible ETF shares or underlying index.

An “exchange disruption” means any event that disrupts or impairs (as determined by the index calculation agent in its sole discretion) the ability of market participants in general to effect transactions in, or obtain market values for, the shares of the ETF on the exchange or futures or options on the ETF shares or underlying index, in each case on the relevant related exchange.

An “early closure” means the closure of the exchange or relevant related exchange on any business day of that exchange prior to its scheduled closing time unless such earlier closing time is announced by such exchange prior to the close of trading on the first index business day immediately preceding such date.

An “exchange” means the primary exchange on which shares of an eligible ETF are listed.

A “related exchange” means, in respect of an eligible ETF or underlying index, as the case may be, the primary exchange (or exchanges) or quotation system (or quotation systems) on which futures or options contracts relating to such eligible ETF or underlying index, as the case may be, are traded, if any.

An “index dislocation” means the index calculation agent determines that a market participant, as a result of a market-wide condition relating to the index or any eligible ETF, would (i) be unable, after using commercially reasonable efforts, to acquire, establish, re-establish, substitute, maintain, unwind, or dispose of all or a material portion of any hedge position relating to the index or an eligible ETF or (ii) incur a materially increased cost in doing so, including due to any capital requirements or other law or regulation.

A “force majeure event” will have occurred if the index calculation agent determines that there has been the occurrence of a systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance that is beyond the reasonable control of the index sponsor, index calculation agent or any of their respective affiliates that the index calculation agent determines is likely to have a material effect on an eligible ETF, or on its ability to perform its role in respect of the index.

In the event that an index ETF is affected by a potential adjustment event, the index committee may make adjustments to the level of such index ETF and/or the weighting of the index underlying assets. Any of the following will be a potential adjustment event with respect to an index ETF:

Potential Adjustment Event	Adjustment	Adjustment Description
Cash Dividends	Yes	The dividend is reinvested in that index ETF.
Special / Extraordinary Dividends	Yes	The dividend is reinvested in that index ETF.
Return of Capital	Yes	The capital is reinvested in that index ETF.
Stock Dividend	Yes

Where shareholders receive “B” new shares for every “A” share held, the number of shares is adjusted by multiplying the original number of shares by the quotient of (a) the sum of A and B divided by (b) A.

Stock Split	Yes	Where shareholders receive “B” new shares for every “A” share held, the number of shares is adjusted by multiplying the original number of shares by the quotient of B divided by A.

Potential adjustment events also include any other event that could have a diluting or concentrative effect on the theoretical value of the index ETF shares and would not otherwise be accounted for in the index. The index calculation agent may make adjustments in such cases.

If the index calculation agent determines that the price made available for an index ETF by the exchange reflects a manifest error, the calculation of the index where the index ETF has a non-zero weighting shall be delayed until such time as a corrected price is made available. In the event a corrected price is not made available on a timely basis, the index calculation agent may determine an appropriate price and disclose on its website its determination and the basis therefor. In the event an exchange corrects prices previously provided, the index calculation agent shall recalculate index levels using the corrected information and disclose on its website that it has substituted updated versions of index levels as a result. This convention, however, will not change the starting index value for the notes. However, the note calculation agent may adjust the method of calculation of the level of the index to ensure that the level of the index used to determine the amount payable on the stated maturity date is equitable. See “Specific Terms of Your Notes—Discontinuance or Modification of the Index” above.

What is the historical performance of the index?

The closing level of the index has fluctuated in the past and may, in the future, experience significant fluctuations. Any upward or downward trend in the historical or hypothetical closing level of the index during any period shown below is not an indication that the index is more or less likely to increase or decrease at any time during the life of your notes.

You should not take the historical index performance information or hypothetical performance data of the index as an indication of the future performance of the index. We cannot give you any assurance that the future performance of the index, the index underlying assets, the notional interest rate or the overnight interest rate will result in receiving an amount greater than the outstanding face amount of your notes on the stated maturity date. In light of the increased volatility currently being experienced by U.S. and global securities markets and recent market declines, the trend reflected in the historical index performance information and hypothetical performance data may be less likely to be indicative of the performance of the index during the period from the trade date to the determination date than would otherwise have been the case.

Neither we nor any of our affiliates make any representation to you as to the performance of the index. Before investing in the offered notes, you should consult publicly available information to determine the relevant index levels between the date of this prospectus supplement and the date of your purchase of the offered notes. The actual performance of the index over the life of the offered notes, as well as the payment amount at maturity, may bear little relation to the historical index performance information or hypothetical performance data shown below.

Daily Closing Levels of the Index

The following graph shows the daily closing levels of the index from December 3, 2007 to March 25, 2015. Since the index was launched on December 17, 2013 and has a limited operating history, the graph includes hypothetical performance data for the index prior to its launch on December 17, 2013.

The historical closing levels from December 17, 2013 (the index launch date) to March 25, 2015 were obtained from Bloomberg Financial Services and Solactive AG, without independent verification. (In the graph, historical closing levels can be found to the right of the vertical solid line marker.) You should not take the historical index performance information as an indication of the future performance of the index.

The hypothetical performance data from March 3, 2011 to December 16, 2013 is based on the historical levels of the eligible underlying assets using the same methodology that is used to calculate the index. The hypothetical performance data for the period from December 3, 2007 through March 2, 2011 was calculated using the same methodology that is used to calculate the index, provided that a proxy was used for the following eligible ETFs, in each case for the period of time such eligible ETF was not in existence:  iShares® J.P. Morgan USD Emerging Markets Bond ETF (not in existence prior to December 19, 2007), Alerian MLP ETF (not in existence prior to August 25, 2010) and PowerShares® Senior Loan Portfolio (not in existence prior to March 3, 2011). As a result, due to the varying weights of the eligible ETFs and proxies, at any time during this period as much as 100% of the hypothetical index performance data was derived from proxy data. You should be aware that proxy performance has not been reduced to compensate for any management fee charged by the applicable eligible ETF. This means that, with respect to any eligible ETF for which a proxy was used for any period of time, the applicable proxy’s performance has not been reduced by a fee equal to the management fee charged by such eligible ETF or, if applicable, the difference between the management fee charged by such proxy and the management fee charged by the applicable eligible ETF. Information regarding such proxies is available upon request. Each proxy had at least an 80% correlation to the related eligible ETF during the period beginning after the eligible ETF became available. Therefore, the use of proxies for eligible ETFs that were not in existence during some or all of the period from December 3, 2007 through March 2, 2011 may have resulted in hypothetical performance data that overstates or understates how the index would have performed, and the extent to which the daily volatility control would or would not have been triggered, had no proxy information been required.

The hypothetical performance data prior to the launch of the index on December 17, 2013 refers to simulated performance data created by applying the index’s calculation methodology to historical prices of the underlying assets that comprise the index (including proxies when applicable). Such simulated performance data has been produced by the retroactive application of a back-tested methodology, and may reflect a bias towards underlying assets or related indices that have performed well in the past. No future performance of the index can be predicted based on the simulated performance described herein. You should not take the hypothetical performance data as an indication of the future performance of the index.

Underlying Asset Weightings

As of the base index observation day on March 2, 2015, the following chart sets forth the target weighting of each eligible underlying asset and the hypothetical and historical average percentage weightings of the eligible underlying assets, the highest percentage weightings of the eligible underlying assets and the percentage of base index observation days with positive weightings for the eligible underlying assets from December 3, 2007 to March 2, 2015 (the period for which eligible underlying assets or proxy information is available). This data reflects the same historical information and hypothetical data and use of proxies as in the previous tables. You should not take the historical information or hypothetical data as an indication of the future performance of the index.

Eligible Underlying Asset	Target Weighting (as of March 2, 2015)*	Average Weighting	Highest Weighting	Percentage of Base Index Observation Days When Underlying Asset is Included as an Index Underlying Asset
SPDR® S&P 500® ETF Trust	20.00%	8.05%	20.10%	57.95%
iShares® MSCI Japan ETF	0.90%	1.19%	10.10%	25.00%
iShares® MSCI EAFE ETF	0.00%	2.59%	20.10%	23.86%
iShares® 20+ Year Treasury Bond ETF	20.00%	10.10%	20.10%	67.05%
iShares® iBoxx $ Investment Grade Corporate Bond ETF	19.20%	10.10%	20.00%	71.59%
iShares® iBoxx $ High Yield Corporate Bond ETF	0.00%	7.07%	20.00%	56.82%
iShares® MSCI Emerging Markets ETF	0.00%	1.16%	18.50%	23.86%
iShares® J.P. Morgan USD Emerging Markets Bond ETF	0.00%	9.95%	20.00%	71.59%
iShares® U.S. Real Estate ETF	17.60%	6.46%	20.10%	69.32%
Alerian MLP ETF	0.00%	4.14%	10.00%	59.09%
PowerShares® Senior Loan Portfolio	0.00%	4.87%	10.00%	65.91%
PowerShares® DB Commodity Index Tracking Fund	0.00%	2.43%	19.20%	28.41%
SPDR® Gold Trust	0.00%	4.10%	20.00%	54.55%
iShares® TIPS Bond ETF	0.00%	10.35%	25.00%	77.27%
Money Market Position	22.30%	17.43%	50.00%	63.64%

*Current weighting information is updated from time to time by Solactive AG, the index calculation agent, at http://www.solactive.com/indexing-en/indices/complex/. We are not incorporating by reference the website or any material it includes in this prospectus supplement.

The following chart and table provide a comparison between the index (using historical information and hypothetical data, as explained below) and certain classes of assets (in each case, represented by a benchmark ETF or a benchmark index, which are distinct from the asset classes in which the 15 underlying assets have been categorized for purposes of this index) from December 3, 2007 to March 25, 2015. Benchmark ETF data and benchmark index data is based on the historical levels of the benchmark ETFs and benchmark indices, respectively. The historical index information from December 17, 2013 (the index launch date) to March 25, 2015 reflects the actual performance of the index. (In the chart, this historical index information can be found to the right of the vertical solid line marker.) The hypothetical index data from March 3, 2011 to December 16, 2013 is based on the historical levels of the eligible underlying assets, using the same methodology that is used to calculate the index. Hypothetical index data for the period from December 3, 2007 through March 2, 2011 was calculated using the same methodology that is used to calculate the index, provided that a proxy was used for the following eligible ETFs, in each case for the period of time that such eligible ETF was not in existence:  iShares® J.P. Morgan USD Emerging Markets Bond ETF (not in existence prior to December 19, 2007), Alerian MLP ETF (not in existence prior to August 25, 2010) and PowerShares® Senior Loan Portfolio (not in existence prior to March 3, 2011). As a result, due to the varying weights of the eligible ETFs and proxies, at any time during this period as much as 100% of the hypothetical index performance data was derived from proxy data. Please note that the benchmark ETFs and benchmark indices that are used to represent asset classes for purposes of the following table and chart may not be eligible underlying assets for purposes of the index and in some cases differ from the eligible underlying assets that are used to represent classes of assets with the same or similar titles for purposes of the index. You should not take the historical index information, hypothetical index data or historical benchmark ETF and benchmark index data as an indication of the future performance of the index.

As of 3/25/2015	GS Momentum Builder® Multi Asset 5 ER Index (GSMBMA5)	US Bonds (AGG)	Global Equities (MSCI ACWI Excess Return Index)	Commodities (S&P GSCI Excess Return Index)	US Real Estate (IYR)
Effective Performance (1 Month)	-0.41%	0.26%	-1.04%	-4.27%	0.76%
Effective Performance (6 Month)	4.66%	3.41%	3.02%	-33.07%	17.06%
Annualized* Performance (since December 2007)	6.33%	4.12%	2.49%	-11.34%	5.98%
Annualized* Realized Volatility (since December 2007)**	5.20%	5.69%	18.98%	24.54%	37.53%
Return over Risk (since December 2007)***	1.22	0.72	0.13	-0.46	0.16
Maximum Peak-to-Trough Drawdown****	-11.05%	-13.19%	-58.27%	-73.96%	-68.32%

*       Calculated on a per annum percentage basis.

**      Calculated on the same basis as realized volatility used in calculating the index.

***     Calculated by dividing the annualized performance by the annualized realized volatility since December 3, 2007.

****   The largest percentage decline experienced in the relevant measure from a previously occurring maximum level.

The following chart sets forth the monthly allocation on each base index observation day between each asset class from December 3, 2007 to March 2, 2015, with each bar representing a month, using the historical index information and hypothetical index data previously supplied above. (In the chart, this historical information can be found to the right of the vertical solid line marker.)  You should not take the historical information or hypothetical data as an indication of the future performance of the index.

The following chart sets forth the number of index underlying assets included in the index on each monthly base index observation day during the period from December 3, 2007 to March 2, 2015 based on the historical index information and hypothetical index data previously supplied above. You should not take the historical information or hypothetical data as an indication of the future performance of the index.

Number of Index Underlying Assets	Number of Months	Percent of Months Included (Out of 88 Months)
0	0	0.00%
1	0	0.00%
2	0	0.00%
3	0	0.00%
4	1	1.14%
5	5	5.68%
6	8	9.09%
7	16	18.18%
8	17	19.32%
9	25	28.41%
10	8	9.09%
11 or more	8	9.09%

The following chart sets forth the percentage of monthly base index observation days during the period from December 3, 2007 to March 2, 2015 on which the asset class maximum weight restrictions reduced the weighting of one or more index underlying assets or prevented one or more eligible underlying assets from becoming an index underlying asset. These percentages are based on the historical index information and hypothetical index data previously supplied above. You should not take the historical information or hypothetical data as an indication of the future performance of the index.

Asset Class

Percent of Monthly Base Index
Observation Days That Asset
Class Maximum Weight
Restriction Reduced an Index
Underlying Asset Weighting or
Prevented an Eligible
Underlying Asset From
Becoming an Index Underlying
Asset

Equities	0.00%
Fixed Income	4.55%
Emerging Markets	2.27%
Alternatives	10.23%
Commodities	1.14%
Inflation	9.09%
Cash Equivalent	12.50%

The following chart sets forth the percentage of monthly base index observation days during the period from December 3, 2007 to March 2, 2015 on which the underlying asset maximum weight restrictions reduced the weighting of the applicable index underlying assets. These percentages are based on the historical index information and hypothetical index data previously supplied above. You should not take the historical information or hypothetical data as an indication of the future performance of the index.

Eligible Underlying Asset

Percent of Monthly Base Index
Observation Days That
Underlying Asset Maximum
Weight Restriction Reduced an
Index Underlying Asset Weighting
or Prevented an Eligible
Underlying Asset From Becoming
an Index Underlying Asset

SPDR® S&P 500® ETF Trust	23.86%
iShares® MSCI Japan ETF	3.41%
iShares® MSCI EAFE ETF	5.68%
iShares® 20+ Year Treasury Bond ETF	35.23%
iShares® iBoxx $ Investment Grade Corporate Bond ETF	22.73%
iShares® iBoxx $ High Yield Corporate Bond ETF	13.64%
iShares® MSCI Emerging Markets ETF	0.00%
iShares® J.P. Morgan USD Emerging Markets Bond ETF	31.82%
iShares® U.S. Real Estate ETF	13.64%
Alerian MLP ETF	20.45%
PowerShares® Senior Loan Portfolio	31.82%
PowerShares® DB Commodity Index Tracking Fund	0.00%
SPDR® Gold Trust	4.55%
iShares® TIPS Bond ETF	9.09%
Money Market Position	12.50%

The index ratably rebalanced some or all of the exposure to the index ETFs into the money market position on 28.84% of the total return index rebalancing days during the period from December 3, 2007 to March 2, 2015, based on the historical index information and hypothetical index data previously supplied above. Because monthly rebalancing is based on realized volatility over three realized volatility look-back periods (the prior six-months, three-months and one-month) and the daily rebalancing mechanic is based on the realized volatility of the base index for the applicable volatility cap period, which is the prior one month, on some monthly base index rebalancing days a daily total return index rebalancing also occurred. You should not take the historical information or hypothetical data as an indication of the future performance of the index.

The following chart displays the percentage of index exposure to the index underlying assets during the period from December 3, 2007 to March 2, 2015 based on the historical index information and hypothetical index data previously supplied above. (In the chart, this historical information can be found to the right of the vertical solid line marker.)  A percentage less than 100% means that a daily rebalancing has occurred, reducing exposure in the existing ETFs and increasing exposure to the money market position. You should not take the historical information or hypothetical data as an indication of the future performance of the index.

Rebalancing and Performance Illustration

In order to illustrate how the monthly rebalancing operates, we have provided below a table that shows data related to the base index observation days that occurred in April 2011 and November 2012. This data reflects the same historical information and hypothetical data and use of proxies as in the previous tables. The table includes the 6-month historical returns and the 6-month realized volatility, the 3-month realized volatility and the one-month realized volatility for each eligible underlying asset and the weights that they were assigned on the base index observation day occurring in April 2011 and November 2012 based on the average of the weight of each underlying asset in each of the three potential portfolios of ETFs (one for each realized volatility look-back period). We have also provided the monthly returns for each eligible ETF for the April 2011 and November 2012 periods. You should not take the historical information or hypothetical data as an indication of the future performance of the index.

April 2011 Rebalancing
Eligible Underlying Assets	6-Month Historical Return	6-Month Realized Volatility	3-Month Realized Volatility	1-Month Realized Volatility	Weighting at Rebalancing	Monthly Return for Period after Rebalancing
SPDR® S&P 500® ETF Trust	16.15%	12.22%	12.76%	15.92%	14.50%	1.92%
iShares® MSCI Japan ETF	5.16%	21.50%	25.22%	36.39%	0.00%	2.43%
iShares® MSCI EAFE ETF	9.14%	18.67%	18.80%	23.81%	0.00%	4.45%
iShares® 20+ Year Treasury Bond ETF	-10.83%	15.67%	13.43%	12.76%	0.00%	2.58%
iShares® iBoxx $ Investment Grade Corporate Bond ETF	-1.63%	6.42%	5.29%	5.25%	0.00%	2.21%
iShares® iBoxx $ High Yield Corporate Bond ETF	6.41%	6.28%	5.15%	5.97%	17.90%	1.69%
iShares® MSCI Emerging Markets ETF	6.63%	20.07%	19.73%	20.60%	0.00%	-1.15%
iShares® J.P. Morgan USD Emerging Markets Bond ETF	-1.93%	6.31%	5.17%	3.70%	0.00%	1.67%
iShares® U.S. Real Estate ETF	8.90%	6.74%	7.41%	9.37%	4.30%	-0.18%
Alerian MLP ETF	11.87%	15.36%	14.35%	17.92%	3.60%	3.75%
PowerShares® Senior Loan Portfolio	5.83%	2.86%	3.73%	5.53%	6.70%	0.97%
PowerShares® DB Commodity Index Tracking Fund	25.76%	19.08%	17.41%	20.10%	13.40%	1.79%
SPDR® Gold Trust	8.87%	15.91%	13.68%	12.39%	0.30%	7.67%
iShares® TIPS Bond ETF	1.05%	6.71%	5.82%	5.23%	19.30%	2.45%
Money Market Position	0.09%	0.01%	0.01%	0.01%	20.00%	0.01%

November 2012 Rebalancing
Eligible Underlying Assets	6-Month Historical Return	6-Month Realized Volatility	3-Month Realized Volatility	1-Month Realized Volatility	Weighting at Rebalancing	Monthly Return for Period after Rebalancing
SPDR® S&P 500® ETF Trust	2.20%	13.85%	10.65%	11.22%	0.00%	-1.01%
iShares® MSCI Japan ETF	-5.46%	15.97%	14.39%	16.68%	0.00%	1.53%
iShares® MSCI EAFE ETF	2.06%	18.98%	15.59%	16.52%	0.00%	1.72%
iShares® 20+ Year Treasury Bond ETF	5.90%	14.41%	14.29%	14.22%	10.00%	2.09%
iShares® iBoxx $ Investment Grade Corporate Bond ETF	7.37%	4.43%	4.40%	3.59%	20.00%	-0.17%
iShares® iBoxx $ High Yield Corporate Bond ETF	4.89%	7.14%	5.40%	4.84%	20.00%	1.06%
iShares® MSCI Emerging Markets ETF	-1.10%	21.10%	16.31%	15.00%	0.00%	-0.19%
iShares® J.P. Morgan USD Emerging Markets Bond ETF	9.10%	5.59%	3.52%	3.88%	20.00%	1.21%
iShares® U.S. Real Estate ETF	1.83%	8.90%	5.70%	6.46%	0.00%	-1.06%
Alerian MLP ETF	0.71%	13.47%	8.86%	9.71%	0.00%	-0.41%
PowerShares® Senior Loan Portfolio	3.54%	4.06%	1.70%	1.29%	10.00%	0.05%
PowerShares® DB Commodity Index Tracking Fund	-2.92%	16.86%	13.71%	14.34%	0.00%	2.03%
SPDR® Gold Trust	2.51%	14.41%	11.65%	9.14%	20.00%	0.03%
iShares® TIPS Bond ETF	3.36%	4.28%	4.74%	3.84%	0.00%	0.97%
Money Market Position	0.08%	0.01%	0.01%	0.01%	0.00%	0.01%

In reviewing the table provided above, you should consider the following:

•                  In any given month, we expect that the index will have exposure to only a limited subset of the 15 underlying assets. For example, for the April 2011 rebalancing, 9 eligible underlying assets (8 of which were ETFs) were selected as index underlying assets for the upcoming month from the 15 eligible underlying assets. Thus, the index did not target any exposure during the April 2011 period to 6 of the eligible underlying assets. Also, for example, for the November 2012 rebalancing, 6 eligible underlying assets (all of which were ETFs) were selected for the upcoming month from the 15 eligible underlying assets. Thus, the index did not target any exposure during the November 2012 period to 9 of the eligible underlying assets.

•                  The index will not necessarily allocate the maximum weight or any weight to eligible underlying assets with relatively high 6-month historical returns on a base index observation day. For example, the weight assigned to the PowerShares® DB Commodity Index Tracking Fund on the April 2011 base index observation day was less than its maximum weight even though it had the highest 6-month historical return of all of the eligible underlying assets on the April 2011 base index observation day. This result was due to the limitation imposed by the monthly volatility target (which volatility is measured on a basket basis and is not determined based on the realized volatility of each eligible underlying asset standing alone).

•                  Asset class maximum weight limitations may prevent an eligible underlying asset from being allocated its maximum weight in the index despite relatively high 6-month historical returns on a base index observation day. For example, for the November 2012 rebalancing, the iShares® 20+ Year Treasury Bond ETF was allocated only a portion of its maximum asset class weight despite having a higher 6-month historical return than most of the other eligible underlying assets. This result was due, in part, to each of the other assets in the fixed income asset class being allocated their respective maximum weights and the sum of the potential fixed income underlying assets maximum weights (60%) being higher than the fixed income asset class maximum weight (50%).

•                  Positive returns during the period used to calculate the 6-month historical returns do not ensure that an underlying asset will provide positive returns after a monthly rebalancing if selected as an index underlying asset. For example, for the April 2011 rebalancing, the iShares® U.S. Real Estate ETF had a positive 6-month historical return but had a negative return for the period after the rebalancing.

Examples of Index Return Calculations

The following examples are provided to illustrate how the return on the index is calculated for a 30-day monthly period given the key assumptions specified below. The examples assume the specified index underlying assets specified below. The return of the index underlying assets will be calculated as the sum of the products, as calculated for each index underlying asset, of the return for each index underlying asset multiplied by its weighting, expressed as a percentage. The examples are based on a range of final levels for the specified index underlying assets that are entirely hypothetical; no one can predict which eligible underlying assets will be chosen as index underlying assets in any month, the weightings of the index underlying assets or what the returns will be for any index underlying assets. The actual performance of the index in any month may bear little relation to the hypothetical examples shown below or to the historical index performance information and hypothetical performance data shown elsewhere in this prospectus supplement. These examples should not be taken as an indication or prediction of future performance of the index and investment results.

Key Assumptions
Index underlying assets during hypothetical period and percentage weighting
EMB 20%
LQD 5%
IYR 20%
BKLN 5%
Money Market Position 50%

Notional interest rate	0.96% per annum
Daily index maintenance fee	0.50% per annum

The day count convention calculation results in a daily index maintenance fee of 0.042% for the 30-day monthly period.
Neither an index market disruption event nor a non-index business day occurs.
No change in or affecting any of the index underlying assets, underlier stocks or the policies of the applicable investment advisor or the method by which the underlying indices are calculated.
No dividends are paid on any index ETF.

Example 1:  Each index underlying asset appreciates. The sum of the weighted returns of each index underlying asset is greater than the sum of the notional interest rate plus the daily index maintenance fee. The volatility cap is never breached.

	Column A	Column B	Column C	Column D	Column E

Index Underlying Asset (Ticker)	Hypothetical Initial Level	Hypothetical Final Level	Column B / Column A	Weighting	Column C x Column D
EMB	100.00	101.00	1.00%	20.00%	0.200%
LQD	100.00	102.00	2.00%	5.00%	0.100%
IYR	100.00	103.00	3.00%	20.00%	0.600%
BKLN	100.00	104.00	4.00%	5.00%	0.200%
Money Market Position	100.00	100.70	0.07%	50.00%	.035%

			Return of Index Underlying Assets:		1.135%
			Return of Notional Cash Investment in the Notional Interest Rate:		0.080%
			Total Daily Index Maintenance Fee:		0.042%
			Index Return:		1.013%

In this example, the index underlying assets all had positive returns. The return of the index underlying assets prior to adjustment for the notional interest rate and the daily index maintenance fee equals 1.135% for the month and, once the notional interest rate for the month and the daily index maintenance fee are subtracted, the return of the index for the month equals 1.013%.

Example 2:  Each index underlying asset appreciates. The sum of the weighted returns of each index underlying asset is less than the sum of the notional interest rate plus the daily index maintenance fee. The volatility cap is never breached.

	Column A	Column B	Column C	Column D	Column E

Index Underlying Asset (Ticker)	Hypothetical Initial Level	Hypothetical Final Level	Column B / Column A	Weighting	Column C x Column D
EMB	100.00	100.06	0.06%	20.00%	0.012%
LQD	100.00	100.03	0.03%	5.00%	0.002%
IYR	100.00	100.04	0.04%	20.00%	0.008%
BKLN	100.00	100.07	0.07%	5.00%	0.004%
Money Market Position	100.00	100.05	0.05%	50.00%	0.025%

			Return of Index Underlying Assets:		0.050%
			Return of Notional Cash Investment in the Notional Interest Rate:		0.080%
			Total Daily Index Maintenance Fee:		0.042%
			Index Return:		-0.072%

In this example, the index underlying assets all had positive returns. The return of the index underlying assets prior to adjustment for the notional interest rate equals 0.050% for the month and, since the sum of the notional interest rate plus the daily index maintenance fee is greater than such return, once the notional interest rate for the month and the daily index maintenance fee are subtracted, the return of the index for the month is negative and equals -0.072%.

Example 3:  Each index underlying asset depreciates. The volatility cap is never breached.

	Column A	Column B	Column C	Column D	Column E

Index Underlying Asset (Ticker)	Hypothetical Initial Level	Hypothetical Final Level	Column B / Column A	Weighting	Column C x Column D
EMB	100.00	99.70	-0.30%	20.00%	-0.06%
LQD	100.00	98.00	-2.00%	5.00%	-0.10%
IYR	100.00	99.80	-0.20%	20.00%	-0.04%
BKLN	100.00	97.00	-3.00%	5.00%	-0.15%
Money Market Position	100.00	95.00	-5.00%	50.00%	-2.50%

			Return of Index Underlying Assets:		-2.850%
			Return of Notional Cash Investment in the Notional Interest Rate:		0.080%
			Total Daily Index Maintenance Fee:		0.042%
			Index Return:		-2.972%

In this example, the index underlying assets all had negative returns. The return of the index underlying assets prior to adjustment for the notional interest rate and the daily index maintenance fee equals -2.850% for the month and once the notional interest rate for the month and the daily index maintenance fee are subtracted the return of the index for the month is further reduced and equals -2.972%.

Example 4:  The index underlying assets have mixed returns. The volatility cap is never breached.

	Column A	Column B	Column C	Column D	Column E

Index Underlying Asset (Ticker)	Hypothetical Initial Level	Hypothetical Final Level	Column B / Column A	Weighting	Column C x Column D
EMB	100.00	102.00	2.00%	20.00%	0.400%
LQD	100.00	98.00	-2.00%	5.00%	-0.100%
IYR	100.00	100.10	0.10%	20.00%	0.020%
BKLN	100.00	99.20	-0.80%	5.00%	-0.040%
Money Market Position	100.00	99.04	-0.96%	50.00%	-0.480%

			Return of Index Underlying Assets:		-0.200%
			Return of Notional Cash Investment in the Notional Interest Rate:		0.080%
			Total Daily Index Maintenance Fee:		0.042%
			Index Return:		-0.322%

In this example, three of the index underlying assets had a negative return and two had positive returns. The return of the index underlying assets prior to adjustment for the notional interest rate and the daily index maintenance fee equals -0.200% for the month and, once the notional interest rate for the month and the daily index maintenance fee are subtracted, the return of the index for the month is further reduced and equals -0.322%.

Example 5: The index ratably rebalances into the money market position during the month.

		Column A	Column B	Column C	Column D	Column E

	Index Underlying Asset (Ticker)	Hypothetical Initial Level	Hypothetical Final Level	Column B/ Column A	Weighting	Column C x Column D
With Initial Exposure to the Money Market Position (one week of the month)	EMB	100.00	102.00	2.00%	20.00%	0.40%
	LQD	100.00	103.00	3.00%	5.00%	0.15%
	IYR	100.00	104.00	4.00%	20.00%	0.80%
	BKLN	100.00	105.00	5.00%	5.00%	0.25%
	Money Market Position	100.00	101.00	1.00%	50.00%	0.50%

				Return of Index Underlying Assets:		2.100%
				Return of Notional Cash Investment in the Notional Interest Rate:		0.080%
				Total Daily Index Maintenance Fee:		0.042%
				Index Return:		1.978%

		Column A	Column B	Column C	Column D	Column E

	Index Underlying Asset (Ticker)	Hypothetical Initial Level	Hypothetical Final Level	Column B/ Column A	Weighting	Column C x Column D
With Additional Exposure to the Money Market Position (remaining three weeks of the month)	EMB	100.00	102.00	2.00%	16.00%	0.32%
	LQD	100.00	103.00	3.00%	4.00%	0.12%
	IYR	100.00	104.00	4.00%	16.00%	0.64%
	BKLN	100.00	105.00	5.00%	4.00%	0.20%
	Money Market Position	100.00	101.00	1.00%	60.00%	0.60%

Return of Index Underlying Assets:	1.880%
Return of Notional Cash Investment in the Notional Interest Rate:	0.080%
Total Daily Index Maintenance Fee:	0.042%
Index Return:	1.758%

In this example, the index underlying assets all had positive returns for the month. In order to highlight the effect of rebalancing into the money market position, we have assumed that such a rebalancing occurs one week into the month and that on each subsequent index business day the realized volatility for the applicable cap period exceeds the volatility cap by 7.5%, thereby reducing the exposure to the base index (and, consequently, each index underlying asset) by 20%. For the first week of the month (a quarter of the month in this example), the underlying assets and their weights were as indicated above. For each portion of the month indicated above, before and after the rebalancing, we have shown what the index underlying assets’ returns would have been for the month as a whole and, consequently, what the return of the index underlying assets would have been for the month as a whole. The return of the index underlying assets for the month prior to adjustment for the notional interest rate and the daily index maintenance fee equals 1.935% (i.e., the result of a quarter of the month at the returns prior to the additional allocation to the money market position as a result of the volatility control feature plus three quarters of the month at the returns after such allocation) and, once the notional interest rate and the daily index maintenance fee for the month are subtracted, the return of the index for the month equals 1.813% (i.e., 1.935% minus 0.122% (the sum of the notional interest rate plus the daily index maintenance fee). Since the returns on EMB, LQD, IYR and BKLN were higher than the money market position, the increased weighting to the money market position for a portion of the month reduced the return of the index relative to the return associated with the index using the money market position.

We cannot predict which eligible underlying assets will be chosen as index underlying assets in any month, the weights of the index underlying assets or what the final levels will be for any index underlying assets or the overnight interest rate. The actual amount that you will receive maturity and the rate of return on the offered notes will depend on the performance of the index which will be determined by the index underlying assets chosen and their weightings.

THE ELIGIBLE UNDERLYING ASSETS

The defined terms provided in the description of each eligible underlying asset apply only in the description in which they are used. Unless otherwise indicated, these definitions are not intended to be used in other sections of this prospectus supplement.

The eligible underlying asset descriptions below are provided in the following order:

ASSET CLASS	ELIGIBLE UNDERLYING ASSET	TICKER
Equities	SPDR® S&P 500® ETF Trust	SPY
	iShares® MSCI EAFE ETF	EFA
	iShares® MSCI Japan ETF	EWJ
Fixed Income	iShares® 20+ Year Treasury Bond ETF	TLT
	iShares® iBoxx $ Investment Grade Corporate Bond ETF	LQD
	iShares® iBoxx $ High Yield Corporate Bond ETF	HYG
Emerging Markets	iShares® MSCI Emerging Markets ETF	EEM
	iShares® J.P. Morgan USD Emerging Markets Bond ETF	EMB
Alternatives	iShares® U.S. Real Estate ETF	IYR
	Alerian MLP ETF	AMLP
	PowerShares® Senior Loan Portfolio	BKLN
Commodities*	PowerShares® DB Commodity Index Tracking Fund	DBC
	SPDR® Gold Trust	GLD
Inflation	iShares® TIPS Bond ETF	TIP
Cash Equivalent	Money Market Position	N/A
* For questions and answers regarding commodity eligible ETFs generally, see “General Questions and Answers Regarding Commodity Eligible ETFs” below beginning on page S-128.

Some Common Concepts

Each of the eligible ETFs may be an exchange-traded fund, a unit investment trust, a commodity pool or an other entity. Each description of an eligible ETF provides information about the particular structure (type of entity) of that eligible ETF. Each of the eligible ETFs files information with the SEC. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at www.sec.gov. The descriptions below will provide the “CIK number” for each of the eligible ETFs, which is an identifying number that will assist you in finding information about the eligible ETFs filed with the SEC.

Each of the eligible ETFs also has certain concepts in common with most or all of the other eligible ETFs. We have described some of these common concepts below.

Investment Objective

The investment objective of most eligible ETFs is to achieve investment results that correspond generally to the price and yield performance, before fees and expenses, of a particular index. That type of eligible ETF, sometimes called a “tracking ETF,” uses a passive or indexing approach to try to achieve the fund’s investment objective. The investment advisor to the fund does not try to beat the index; the ETF tracks and does not seek temporary defensive positions when markets decline or appear overvalued. This means, among other things, that a tracking ETF typically will not sell a particular holding just because it is performing poorly. Instead, the ETF seeks to track the index regardless of whether the index level is increasing or decreasing. The descriptions below will indicate the investment objective of each ETF and will indicate which index a particular index tracks if it is a tracking index. The description also will state how much of the fund’s assets generally will be invested in the securities in the index and what else the fund may invest in. The descriptions also will state the strategy the investment advisor uses to track the index.

Tracking Error

In the case of a tracking ETF, as described above, the difference between the performance of the fund over a period of time and the performance of the index over such period of time is called the “tracking error” over that period of time. This is typically measured as the difference between the fund’s returns and the index returns over the same period of time. This is also sometimes referred to as the “correlation” between the index and the tracking ETF. An index and fund are perfectly correlated if the correlation is 1.00 (i.e., the tracking error is 0.00%). Tracking errors can result for a variety of reasons, but one of the common reasons is that an index is a theoretical financial calculation of the performance of certain assets, but an eligible ETF holds an actual investment portfolio. The descriptions below will discuss some of the additional reasons for tracking errors in the eligible ETFs.  The eligible ETFs provide information about the performance of the index and the performance of the eligible ETF for the same period.  In some cases, the eligible ETFs assume reinvestment of share distributions when calculating the performance of the market price of the shares.

Creation Units

Prior to trading in the secondary market, shares of an eligible ETF are issued at net asset value to certain institutional investors (typically market makers or other broker-dealers) only in large block-size units, known as creation units. As a practical matter, only institutions, market makers or large investors purchase or redeem creation units. Except when aggregated in creation units (or upon the liquidation of the fund), shares of an eligible ETF are not redeemable securities. The descriptions below will describe the size of the creation units for each eligible ETF. For most investors, the important thing to know is that redemptions of creation units may cause temporary dislocations in tracking errors for tracking ETFs.

Investment Advisor

Each of the eligible ETFs has an investment advisor. Depending on the structure of the eligible ETF, there may be other key roles with respect to that eligible ETF. Those roles and the entities that perform them will be described below.

Indicative Values, Net Asset Value and Share Prices

Each of the eligible ETFs calculates a net asset value, or NAV, at the end of each trading day. This value represents the value of the eligible ETF’s assets less any applicable fees and expenses. The actual trading price of an eligible ETF’s shares or units in the secondary market generally differs (and may deviate significantly during periods of market volatility) from the eligible ETF’s daily net asset value. This is because the trading price is affected by market forces such as supply and demand, economic conditions and other factors.

The eligible ETFs are required for regulatory reasons to disseminate an approximate net asset value, often called an “indicative value,” every fifteen seconds throughout the trading day. These indicative values are disseminated by information providers or market data vendors. These approximate or indicative values should not be viewed as a “real-time” update of the net asset value of the fund, because the approximate value may not be calculated in the same manner as the net asset value, which is computed once a day. The approximate value is generally based on quotes and closing prices from the securities’ local market and may not reflect events that occur subsequent to the local market’s close. In most cases, the approximate value is not calculated by the eligible ETF and may not be calculated using the same methodology. In any event, for purposes of your notes and the index, the trading prices of the shares or units of the eligible ETFs included in the calculation of the index will be based on the trading prices alone and not the NAV or these approximate values.

SPDR® S&P 500® ETF Trust

The units of the SPDR® S&P 500® ETF Trust (the “units”) are issued by SPDR® S&P 500® ETF Trust (the “trust”), a unit investment trust that is a registered investment company.

•                  The trust is like a tracking ETF in that it seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the index.

•     The index it tracks is the S&P 500® Index (the “index”).

•     The trust does not have an investment advisor. Its investments are adjusted by the trustee.

•     Trustee:  State Street Bank and Trust Company.

•     Trust sponsor:  PDR Services, LLC.

•     The units trade on the NYSE Arca under the ticker symbol “SPY”.

•     The trust’s SEC CIK Number is 0000884394.

•     The inception date for purposes of the units was January 22, 1993.

•     The trust’s units are issued or redeemed only in creation units of 50,000 units.

We obtained the following fee information from the trust’s publicly available information without independent verification. The Trustee is entitled to receive a fee for services performed for the trust corresponding to the net asset value of the trust, at an annual rate of 0.10% per annum for the first $499,999,999 of assets, 0.08% per annum for assets over $499,999,999 and up to $2,499,999,999 and 0.06% per annum for assets of $2,500,000,000 or more (in each case reduced or increased by an adjustment amount for transaction fees, creation and redemption expenses and interest earned on cash).  As of March 16, 2015, the trust’s gross expense ratio is 0.1102% per annum. The trustee has agreed to waive a portion of its fee until February 1, 2016 to the extent operating expenses exceed 0.0945% after earnings credits are applied. As a result of this waiver, the trust’s net expense ratio as of March 16, 2015 is 0.0945% per annum. After February 1, 2016, the trustee may discontinue this fee waiver.

For additional information regarding SPDR® S&P 500® ETF Trust, please consult the reports (including the Annual Report to Shareholders on Form N-SAR for the year ended December 31, 2014) and other information the trust files with the SEC. Additional information regarding the trust, including its top portfolio holdings, may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the SPDR® S&P 500® ETF Trust website at https://www.spdrs.com/product/fund.seam?ticker=SPY. We are not incorporating by reference the website, the sources listed above or any material they include in this prospectus supplement.

Investment Objective and Strategy

The trust seeks investment results that, before expenses, correspond generally to the price and yield performance of the index. The trust strives to achieve its investment objective by holding a portfolio of the common stocks that are included in the index, with the weight of each stock in the trust’s portfolio substantially corresponding to the weight of such stock in the index. Although the trust may fail to own certain securities included in the index at any particular time, the trust generally will be substantially invested in index securities.

To maintain the correspondence between the composition and weightings of the common stocks that are actually held by the trust and the common stocks that are included in the index, the trustee adjusts the trust portfolio from time to time to conform to periodic changes made by the index sponsor to the identity and/or relative weightings of the common stocks that are included in the index. The trustee aggregates certain of these adjustments and makes changes to the trust’s portfolio at least monthly, or more frequently in the case of significant changes to the index. The trust does not hold or trade futures or swaps and is not a commodity pool.

The following table displays the top ten holdings and weightings by industry sector of the trust and index. (Sector designations are determined by the trust sponsor using criteria it has selected or developed. Index and trust sponsors may use very different standards for determining sector designations. In addition, many companies operate in a number of sectors, but are listed in only one sector and the basis on which that sector is selected may also differ. As a result, sector comparisons between indices or trusts with different sponsors may reflect differences in methodology as well as actual differences in the sector composition of the indices or trusts.) We obtained the information in the tables below from the trust website without independent verification.

Top Ten Holdings of Trust and Index as of March 16, 2015

Issuer	Percentage of Trust (%)	Percentage of Index (%)
APPLE INC	3.97%	3.98%
EXXON MOBIL CORP	1.94%	1.95%
MICROSOFT CORP	1.86%	1.87%
JOHNSON & JOHNSON	1.53%	1.52%
BERKSHIRE HATHAWAY INC-Class B	1.44%	1.44%
WELLS FARGO & CO	1.43%	1.43%
GENERAL ELECTRIC CO	1.39%	1.38%
JPMORGAN CHASE & CO.	1.25%	1.25%
PROCTER & GAMBLE CO	1.22%	1.21%
PFIZER INC.	1.18%	1.18%

Weighting by Sector of Trust and Index as of March 16, 2015*

Sector	Percentage of Trust (%)	Percentage of Index (%)
Information Technology	19.70%	19.72%
Financials	16.35%	16.38%
Health Care	15.13%	15.01%
Consumer Discretionary	12.53%	12.57%
Industrials	10.32%	10.29%
Consumer Staples	9.64%	9.65%
Energy	7.86%	7.86%
Materials	3.20%	3.25%
Utilities	2.96%	2.96%
Telecommunications Services	2.29%	2.30%

* Percentages may not sum to 100% due to rounding

Correlation

Although the trust intends to track the performance of the index as closely as possible, the trust’s return may not match or achieve a high degree of correlation with the return of the index due to expenses and transaction costs incurred in adjusting the portfolio. In addition, it is possible that the trust may not always fully replicate the performance of the index due to unavailability of certain index securities in the secondary market or due to other extraordinary circumstances (e.g., if trading in a security has been halted).

For the period ended February 28, 2015, the SPDR® website gave the following performance figures for market price of a unit and the index: unit—1 year on an annualized basis, 15.31%; 3 years on an annualized basis, 17.82%, 5 years on an annualized basis, 16.01%, 10 years on an annualized basis, 7.89%, since inception on an annualized basis, 9.38%; index—1 year on an annualized basis, 15.51%; 3 years on an annualized basis, 18.00%, 5 years on an annualized basis, 16.18%, 10 years on an annualized basis, 7.99%, since inception on an annualized basis, 9.53%.

Unit Dividends

Holders of units receive dividends on the last business day of each April, July, October and January in an amount corresponding to the amount of any cash dividends declared on the common stocks held by the trust, net of the fees and expenses associated with the operation of the trust, and taxes, if applicable. Because of the fees and expenses, the dividend yield for units is ordinarily less than the hypothetical dividend yield of the index. The unit dividends will be reflected in the calculation of the index as described under “—Calculation of the Total Return of the Index” on page S-69 below.

The S&P 500® Index

The index includes a representative sample of 500 companies in leading industries of the U.S. economy. The 500 companies are not the 500 largest companies listed on the NYSE and not all 500 companies are listed on the NYSE. S&P chooses companies for inclusion in the index with an aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equity market. The index is calculated, maintained and published by Standard & Poor’s (S&P) and is part of the S&P Dow Jones Indices family of indices. Additional information is available. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and on the following websites: http://us.spindices.com/indices/equity/SP-500 and http://www.spdji.com. We are not incorporating by reference the website, the sources listed above or any material they include in this prospectus supplement.

S&P intends for the index to provide a performance benchmark for the large-cap U.S. equity markets. Constituent changes are made on an as-needed basis and there is no schedule for constituent reviews. Constituent changes are generally announced one to five business days prior to the change. Relevant criteria for additions to the index that are employed by S&P include: the company proposed for addition should have an unadjusted market capitalization of $5.3 billion or more; the ratio of annual dollar value traded in the proposed constituent to float adjusted market capitalization of that company should be 1.00 or greater; the company should trade a minimum of 250,000 shares in each of the six months leading up to the evaluation date; the company must be a U.S. company (characterized as a Form 10-K filer, a company whose U.S. portion of fixed assets and revenues constitutes a plurality of the total, a company with a primary listing of the common stock on the NYSE (including NYSE Arca and NYSE MKT), the NASDAQ Global Select Market, the NASDAQ Select Market or the NASDAQ Capital Market and a corporate governance structure consistent with U.S. practice); the proposed constituent has a public float of 50% or more of its stock; the inclusion of the company will contribute to sector balance in the index relative to sector balance in the market as a whole; financial viability (the sum of the most recent four consecutive, as-reported earnings should be positive as should the most recent quarter and operationally justifiable leverage for the proposed constituent’s industry and business model); and, for IPOs, a seasoning period of six to twelve months. Certain types of securities are always excluded, including business development companies (BDCs), limited partnerships, master limited partnerships, OTC bulletin board issues, closed-end funds, ETFs, ETNs, royalty trusts, tracking stocks, preferred shares and convertible preferred stock, unit trusts, equity warrants, convertible bonds, investment trusts, rights, American depositary receipts (ADRs), American depositary shares (ADSs) and master limited partnership investment trust units. Stocks are deleted from the index when they are involved in mergers, acquisitions or significant restructurings such that they no longer meet the inclusion criteria, and when they substantially violate one or more of the addition criteria. Companies that experience a trading halt may be retained or deleted in S&P’s discretion. S&P evaluates additions and deletions with a view to maintaining index continuity.

S&P has announced that it expects that, effective with the September 2015 rebalance, consolidated share class lines will no longer be included in the S&P 500® Index.  Each share class line will be subject to public float and liquidity criteria individually, but the company’s total market capitalization will be used to evaluate each share class line. This may result in one listed share class line of a company being included in the S&P 500® Index while a second listed share class line of the same company is excluded.

S&P divides the 500 companies included in the index into ten Global Industry Classification Sectors: Consumer Discretionary, Consumer Staples, Energy, Financials, Health Care, Industrials, Information Technology, Materials, Telecommunication Services and Utilities.

The trust tracks the performance of the total version of the index. A total return index represents the total return earned in a portfolio that tracks the price index and reinvests dividend income in the overall index, not in the specific stock paying the dividend. The difference between the price return calculation and the total return calculation is that, with respect to the price return calculation, changes in the index level reflect changes in stock prices, whereas with respect to the total return calculation of the index, changes in the index level reflect both movements in stock prices and the reinvestment of dividend income.

Calculation of the Total Return of the Index

The index is calculated using a base-weighted aggregate (or market capitalization weighted) methodology. The total return calculation begins with the price return of the index. The value of the price return index on any day for which an index value is published is determined by a fraction, the numerator of which is the aggregate of the market price of each stock in the index times the number of shares of such stock included in the index, and the denominator of which is the divisor, which is described more fully below. The “market value” of any underlier stock is the product of the market price per share of that stock times the number of the then-outstanding shares of such underlier stock that are then included in the index.

The index is also sometimes called a “base-weighted index” because of its use of a divisor. The “divisor” is a value calculated by S&P that is intended to maintain conformity in index values over time and is adjusted for all changes in the underlier stocks’ share capital after the “base date” as described below. The level of the index reflects the total market value of all underlier stocks relative to the index’s base date of 1941-43.

In addition, the index is float-adjusted, meaning that the share counts used in calculating the index reflect only those shares available to investors rather than all of a company’s outstanding shares. S&P seeks to exclude shares held by certain shareholders concerned with the control of a company, a group that generally includes the following: officers and directors, private equity, venture capital, special equity firms, publicly traded companies that hold shares in another company, strategic partners, holders of restricted shares, employee stock ownership plans, employee and family trusts, foundations associated with the company, holders of unlisted share classes of stock, government entities at all levels (except government retirement or pension funds) and any individual person who controls a 5% or greater stake in a company as reported in regulatory filings (collectively, “control holders”). To this end, S&P excludes all share-holdings (other than mutual funds, exchange-traded fund providers, asset managers, pension plans and other institutional investors) with a position greater than 5% of the outstanding shares of a company from the float-adjusted share count to be used in index calculations. Although global consistency is preferred wherever possible, in jurisdictions where companies report holdings of higher than 5% and no holdings data at the 5% threshold is available, the float calculation will be based on the reporting level required in the non-U.S. jurisdiction.

The exclusion is accomplished by calculating an Investable Weight Factor (IWF) for each stock that is part of the numerator of the float-adjusted index fraction described above:

IWF = (available float shares)/(total shares outstanding)

where available float shares is defined as total shares outstanding less shares held by control holders. In most cases, an IWF is reported to the nearest one percentage point.

Once the price return index has been calculated, the total return index is calculated. First, the total daily dividend for each stock in the index is calculated by multiplying the per share dividend by the number of shares included in the index. Then the index dividend is calculated by aggregating the total daily dividends for each of the index stocks (which may be zero for some stocks) and dividing by the divisor for that day. Next the daily total return of the index is calculated as a fraction minus 1, the numerator of which is the sum of the index level plus the index dividend and the denominator of which is the index level on the previous day. Finally, the total return index for that day is calculated as the product of the value of the total return index on the previous day times the sum of 1 plus the index daily total return for that day.

Maintenance of the Index

In order to keep the index comparable over time S&P engages in an index maintenance process. The maintenance process involves changing the constituents as discussed above, and also involves maintaining quality assurance processes and procedures, adjusting the number of shares used to calculate the index, monitoring and completing the adjustments for company additions and deletions, adjusting for stock splits and stock dividends and adjusting for other corporate actions. In addition to its daily governance of indices and maintenance of the index methodology, at least once within any 12 month period, the S&P Index Committee reviews the index methodology to ensure the index continues to achieve the stated objective, and that the date and methodology remain effective.  The S&P Index Committee may at times consult with investors, market participants, security issuers included or potentially included in the index, or investment and financial experts.

The two types of adjustments primarily used by S&P are divisor adjustments and adjustments to the number of shares (including float adjustments) used to calculate the index. Set forth below under “Adjustments for Corporate Actions” is a table of certain corporate events and their resulting effect on the divisor and the share count. If a corporate event requires an adjustment to the divisor, that event has the effect of altering the market value of the affected underlier stock and consequently of altering the aggregate market value of the underlier stocks following the event. In order that the level of the index not be affected by the altered market value (which could be an increase or decrease) of the affected underlier stock, S&P derives a new divisor by dividing the post-event market value of the underlier stocks by the pre-event index value, which has the effect of reducing the index’s post-event value to the pre-event level.

The index maintenance process also involves tracking the changes in the number of shares included for each of the index companies. The timing of adjustments to the number of shares depends on the type of event causing the change, public availability of data, local market practice, and whether the change represents more than 5% of the float-adjusted share count. Changes as a result of mergers or acquisitions are implemented when the transaction occurs, regardless of the size of the change to the number of shares. At S&P’s discretion, however, de minimis merger and acquisition changes may be accumulated and implemented with the updates made at the quarterly share updates as described below. Changes in a constituent’s float-adjusted shares of 5% or more due to public offerings, tender offers, Dutch auctions or exchange offers are implemented as soon as reasonably possible. Other changes of 5% or more are made weekly and are announced after the market close on Fridays for implementation after the close of trading on the following Friday. For smaller changes, on the third Friday of the last month in each calendar quarter, S&P updates the share totals of companies in the index as required by any changes in the float-adjusted number of shares outstanding. S&P implements a share freeze the week leading to the effective date of the quarterly share count updates. During this frozen period, shares are not changed except for certain corporate action events (merger activity, stock splits, rights offerings and certain share dividend payable events). After the float-adjusted share count totals are updated, the divisor is adjusted to compensate for the net change in the total market value of the index. In addition, any changes over 5% in the current common shares outstanding for the index companies are carefully reviewed by S&P on a weekly basis, and when appropriate, an immediate adjustment is made to the divisor.

Adjustments for Corporate Actions

There is a large range of corporate actions that may affect companies included in the index. Certain corporate actions require S&P to recalculate the share count or the float adjustment or to make an adjustment to the divisor to prevent the value of the index from changing as a result of the corporate action. This helps ensure that the movement of the index does not reflect the corporate actions of individual companies in the index. Several types of corporate actions, and their related adjustments, are listed in the table below.

Corporate Action	Share Count Revision Required?	Divisor Adjustment Required?

Stock split	Yes — share count is revised to reflect new count.	No — share count and price changes are off-setting
Change in shares outstanding (secondary issuance, share repurchase and/or share buy-back)	Yes — share count is revised to reflect new count.	Yes — divisor adjustment reflects change in market capitalization
Spin-off if spun-off company is not being added to the S&P 500® Index	No	Yes — divisor adjustment reflects decline in index market value (i.e. value of the spun-off unit)
Spin-off if spun-off company is being added to the S&P 500® Index and no company is being removed	No	No
Spin-off if spun-off company is being added to the S&P 500® Index and another company is being removed	No	Yes — divisor adjustment reflects deletion
Special dividends	No	Yes — calculation assumes that share price drops by the amount of the dividend; divisor adjustment reflects this change in index market value
Change in IWF	No	Yes — divisor change reflects the change in market value caused by the change to an IWF
Company added to or deleted from the S&P 500® Index	No	Yes — divisor is adjusted by the net change in market value

Rights Offering	No	Yes — divisor adjustment reflects increase in market capitalization (calculation assumes that offering is fully subscribed at the set price)

Recalculation Policy

S&P reserves the right to recalculate and republish the index under certain limited circumstances.  S&P may recalculate and republish the index if it determines that the index is incorrect or inconsistent within two trading days of the publication of the index level because of an incorrect or revised closing price, missed corporate event, late announcement of a corporate event, incorrect application of corporate action or index methodology or for such other extraordinary circumstances that the S&P index committee determines is necessary to reduce or avoid a possible market impact or disruption.

Calculations and Pricing Disruptions

Closing levels for the index are calculated by S&P based on the closing price of the individual constituents of the index as set by their primary exchange. Closing prices are received by S&P from one of its third party vendors and verified by comparing them with prices from an alternative vendor. The vendors receive the closing price from the primary exchanges. Real-time intraday prices are calculated similarly without a second verification. If there is a failure or interruption on one or more exchanges, real time calculations switch to the “Composite Tape” for all securities listed on the affected exchange and an announcement is published on the S&P Dow Jones Indices Web site. If the interruption is not resolved before the market close and the exchange(s) in question publishes a list of closing prices, those prices are used. If no list is published, the last trade as of 4 p.m. Eastern Time on the “Composite Tape” is used (or the previous close adjusted for corporate actions if no intraday trades were reported). A notice is published on S&P’s website at www.spdji.com indicating any changes to the prices used in index calculations. In extreme circumstances, S&P may decide to delay index adjustments or not publish the index. Real-time indices are not restated.

Unscheduled Market Closures

In situations where an exchange is forced to close early due to unforeseen events, such as computer or electric power failures, weather conditions or other events, S&P will calculate the closing price of the index based on (1) the closing prices published by the exchange, or (2) if no closing price is available, the last regular trade reported for each stock before the exchange closed. If the exchange fails to open due to unforeseen circumstances, S&P treats this closure as a standard market holiday. The index will use the prior day’s closing prices and shifts any corporate actions to the following business day. If all exchanges fail to open or in other extreme circumstances, S&P may determine not to publish the index for that day.

Historical Closing Prices of the Units

The closing price of the units has fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the closing price of the shares during the period shown below is not an indication that the units are more or less likely to increase or decrease at any time during the life of your notes. The period shown below will be approximately ten years, but may be shorter if Bloomberg Financial Services does not provide historical closing prices for the entirety of such period (whether due to the applicable inception date occurring less than ten years from the date hereof or otherwise).

You should not take the historical closing prices of the units as an indication of the future performance of the units. We cannot give you any assurance that the future performance of the units will result in your receiving an amount greater than the outstanding face amount of your notes on the stated maturity date. Neither we nor any of our affiliates make any representation to you as to the performance of the units. Before investing in the offered notes, you should consult publicly available information to determine the relevant units closing prices between the date of this prospectus supplement and the date of your purchase of the offered notes. The actual performance of the units over the life of the offered notes, as well as the payment amount at maturity may bear little relation to the historical prices shown below.

The graph below shows the daily historical prices of the units from March 25, 2005 through March 25, 2015. We obtained the closing prices shown in the graph below from Bloomberg Financial Services without independent verification.

“SPDR®” is a registered trademark of Standard & Poor’s Financial Services LLC (S&P) and Dow Jones is a registered trademark of Dow Jones Trademark Holdings LLC (Dow Jones) and have been licensed for use by S&P Dow Jones Indices LLC. The index is not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P or their respective affiliates, and neither S&P Dow Jones Indices LLC, Dow Jones, S&P or their respective affiliates make any representation regarding the advisability of investing in the index.

iShares® MSCI EAFE ETF

The shares of the iShares® MSCI EAFE ETF (the “fund”) are issued by iShares® Trust, a registered investment company.

•                  The fund is a tracking ETF that seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the index.

•     The index it tracks is the MSCI EAFE Index (the “index”).

•     Investment Advisor: BlackRock Fund Advisors (“BFA”).

•     The fund’s shares trade on the NYSE Arca under the ticker symbol “EFA”.

•     The iShares® Trust’s SEC CIK Number is 0001100663.

•     The fund’s inception date was August 14, 2001.

•     The fund’s shares are issued or redeemed only in creation units of 600,000 shares or multiples thereof.

We obtained the following fee information from the iShares® website without independent verification. The investment advisor is entitled to receive a management fee from the fund based on the fund’s allocable portion of an aggregate management fee based on of the average daily net assets of the fund and a set of other specified iShares® funds as follows: 0.35% per annum of aggregate net assets of the funds less than or equal to $30.0 billion, plus 0.32% per annum of the aggregate net assets of the funds on amounts in excess of $30.0 billion up to $60.0 billion, plus 0.28% per annum of the aggregate net assets of the funds on amounts in excess of $60.0 billion up to $90.0 billion, plus 0.252% per annum of the aggregate net assets of the funds on amounts in excess of $90.0 billion. As of December 31, 2014, the aggregate expense ratio of the fund was 0.33% per annum.

For additional information regarding iShares® Trust or BFA, please consult the reports (including the Annual Report to Shareholders on Form N-CSR for the fiscal year ended July 31, 2014) and other information iShares® Trust files with the SEC. In addition, information regarding the fund, including its top portfolio holdings, may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the iShares® website at http://us.ishares.com/product_info/fund/overview/EFA.htm. We are not incorporating by reference the website, the sources listed above or any material they include in this prospectus supplement.

Investment Objective

The fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the index. The fund’s investment objective and the index may be changed without the approval of BFA’s shareholders.

The following table displays the top holdings and weightings by industry sector of the fund. (Sector designations are determined by the fund sponsor using criteria it has selected or developed. Index and fund sponsors may use very different standards for determining sector designations. In addition, many companies operate in a number of sectors, but are listed in only one sector and the basis on which that sector is selected may also differ. As a result, sector comparisons between indices or funds with different sponsors may reflect differences in methodology as well as actual differences in the sector composition of the indices or funds.) We obtained the information in the tables below from the fund website without independent verification.

iShares® MSCI EAFE ETF Top Ten Holdings as of March 16, 2015

Fund Stock Issuer	Percentage (%)
NESTLE SA	1.88%
NOVARTIS AG	1.74%
TOYOTA MOTOR CORP	1.43%
ROCHE HOLDING AG	1.43%
HSBC HOLDINGS PLC	1.23%
BAYER AG	0.98%
SANOFI SA	0.90%
COMMONWEALTH BANK OF AUSTRALIA	0.88%
GLAXOSMITHKLINE PLC	0.87%
ROYAL DUTCH SHELL PLC-A SHS	0.87%
Total	12.21%

iShares® MSCI EAFE ETF Weighting by Sector as of March 16, 2015*

Sector	Percentage (%)
Financials	25.65%
Industrials	12.75%
Consumer Discretionary	13.22%
Consumer Staples	11.14%
Health Care	11.30%
Materials	7.42%
Energy	4.92%
Information Technology	4.82%
Telecommunications	4.67%
Utilities	3.49%
Cash and/or Derivatives	0.60%
Total	99.98%

* Percentages may not sum to 100% due to rounding.

iShares® MSCI EAFE ETF Weighting by Country as of March 16, 2015*

Country	Percentage (%)
Japan	22.21%
United Kingdom	19.87%
France	9.71%
Germany	9.58%
Switzerland	9.08%
Australia	7.23%
Spain	3.34%
Sweden	3.12%
Hong Kong	3.04%
Netherlands	2.76%
Italy	2.29%
Denmark	1.58%
Singapore	1.41%
Belgium	1.31%
Other	3.48%
Total	100.01%

* Percentages may not sum to 100% due to rounding.

Representative Sampling

BFA uses a representative sampling strategy to attempt to track the performance of the index. For the fund, this strategy involves investing in a representative sample of securities that collectively have an investment profile similar to that of the index. The securities selected are expected to have aggregate investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability, earnings valuation and yield) and liquidity measures similar to those of the index.

The fund generally invests at least 90% of its assets in the securities of the index and in depositary receipts representing securities of the index. The fund may invest the remainder of its assets in securities not included in the index, but which BFA believes will help the fund track the index. The fund may also invest its other assets in futures contracts, options and swaps, as well as cash and cash equivalents, including shares of money market funds affiliated with BFA. Also, the fund may lend securities representing up to one-third of the value of the fund’s total assets (including the value of the collateral received).

Tracking Error

The performance of the fund and the index may vary due to a variety of factors, including differences between the fund’s assets and the index, pricing differences, transaction costs, the fund’s holding of cash, differences in timing of the accrual of dividends and differences between the fund’s portfolio and the index resulting from new or existing legal restrictions that apply to the fund but not to the index or to investors using a representative sampling strategy in general. BFA expects that, over time, the fund’s tracking error will not exceed 5%. The fund’s use of a representative sampling strategy can be expected to produce a greater tracking error over a period of time than would result if the fund used an indexing strategy in which a fund invests in substantially all of the securities in its index in approximately the same proportions as in the index.

As of February 28, 2015, iShares reported the following average annual returns on the market price of the fund’s shares and the index.  The market price of the fund’s shares takes into account distributions on the shares and the returns shown account for changes in the mid-point of the bid and ask prices at 4:00 p.m., Eastern time on the relevant date.  Fund shares: 1 year, -0.29; 3 years, 9.43; 5 years, 7.59; 10 years, 4.70; since inception, 5.71; index: 1 year, -0.03; 3 years, 9.41; 5 years, 7.78; 10 years, 4.84; since fund inception, 5.80.

Industry Concentration Policy

The fund will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that the index is concentrated in that industry or group of industries.

The MSCI® EAFE Index

The MSCI EAFE Index (the “index”) is a stock index calculated, published and disseminated daily by MSCI Inc. (“MSCI”) through numerous data vendors, on the MSCI website and in real time on Bloomberg Financial Markets and Reuters Limited.

The index is a free float-adjusted market capitalization index and is one of the MSCI Global Investable Market Indices (the “MSCI Indices”), the methodology of which is described below. The index is considered a “standard” index, which means it consists of all eligible large capitalization and mid-capitalization stocks, as determined by MSCI, in the relevant market. Additional information about the MSCI Indices is available on the following website: http://www.msci.com/products/indices/country_and_regional/em/methodology.html. Daily closing price information for the index is available on the following website: http://www.mscibarra.com/products/indices/international_equity_indices/performance.html. We are not incorporating by reference the website, the sources listed above or any material they include in this prospectus supplement.

The index is intended to provide performance benchmarks for the developed equity markets in Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. The constituent stocks of the index are derived from the constituent stocks in the 21 MSCI standard single country indices for the developed market countries listed above. The index is calculated in U.S. dollars on a total return net basis.  The index was launched on December 31, 1969 at an initial value of 100.

MSCI divides the companies included in the index into ten Global Industry Classification Sectors: Consumer Discretionary, Consumer Staples, Energy, Financials, Health Care, Industrials, Information Technology, Materials, Telecommunication Services and Utilities.

Construction of the MSCI Indices

MSCI undertakes an index construction process, which involves: (i) defining the equity universe; (ii) determining the market investable equity universe for each market; (iii) determining market capitalization size segments for each market; (iv) applying index continuity rules for the standard index; (v) creating style segments within each size segment within each market; and (vi) classifying securities under the Global Industry Classification Standard. The index construction methodology differs in some cases depending on whether the relevant market is considered a developed market or an emerging market. All of the MSCI Indices are standard indices, meaning that only securities that would qualify for inclusion in a large cap index or a mid cap index will be included as described below.

Defining the Equity Universe

Identifying Eligible Equity Securities: The equity universe initially looks at securities listed in any of the countries in the MSCI Global Index series, which will be classified as either “developed markets” or “emerging markets”. All listed equity securities, including real estate investment trusts and certain income trusts in Canada are eligible for inclusion in the equity universe. Conversely, mutual funds, exchange-traded funds, equity derivatives, limited partnerships and most investment trusts are not eligible for inclusion in the equity universe.

Country Classification of Eligible Securities: Each company and its securities (i.e., share classes) are classified in one and only one country, which allows for a distinctive sorting of each company by its respective country.

MSCI has announced that, effective with the November 2015 semi-annual index review, companies traded outside of their country of classification (i.e., “foreign listed companies”) will become eligible for inclusion in the MSCI Country Investable Market Indexes along with the applicable MSCI Global Index.  In order for a MSCI Country Investable Market Index to be eligible to include foreign listed companies, it must meet the Foreign Listing Materiality Requirement.  To meet the Foreign Listing Materiality Requirement, the aggregate market capitalization of all securities represented by foreign listings should represent at least (i) 5% of the free float-adjusted market capitalization of the relevant MSCI Country Investable Market Index and (ii) 0.05% of the free-float adjusted market capitalization of the MSCI ACWI Investable Market Index.

MSCI expects that for the November 2015 semi-annual index review, the MSCI Hong Kong Index will meet the Foreign Listing Materiality Requirement.

Determining the Market Investable Equity Universes

A market investable equity universe for a market is derived by applying investability screens to individual companies and securities in the equity universe that are classified in that market. A market is generally equivalent to a single country. The global investable equity universe is the aggregation of all market investable equity universes. The investability screens used to determine the investable equity universe in each market are:

Equity Universe Minimum Size Requirement: This investability screen is applied at the company level. In order to be included in a market investable equity universe, a company must have the required minimum market capitalization. The equity universe minimum size requirement applies to companies in all markets and is derived as follows:

•                  First, the companies in the developed market equity universe are sorted in descending order of full market capitalization and the cumulative coverage of the free float-adjusted market capitalization of the developed market equity universe is calculated for each company. Each company’s free float-adjusted market capitalization is represented by the aggregation of the free float-adjusted market capitalization of the securities of that company in the equity universe.

•                  Second, when the cumulative free float-adjusted market capitalization coverage of 99% of the sorted equity universe is achieved, by adding each company’s free float-adjusted market capitalization in descending order, full market capitalization of the company that reaches the 99% threshold defines the equity universe minimum size requirement (minimum free-float adjusted market capitalization for inclusion).

•                  The rank of this company by descending order of full market capitalization within the developed market equity universe is noted, and will be used in determining the equity universe minimum size requirement at the next rebalance.

As of May 2014, the equity universe minimum size requirement was set at U.S. $196 million. Companies with a full market capitalization below this level are not included in any market investable equity universe. The equity universe minimum size requirement is reviewed and, if necessary, revised at each semi-annual index review, as described below.

Equity Universe Minimum Free Float-Adjusted Market Capitalization Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security must have a free float-adjusted market capitalization equal to or higher than 50% of the equity universe minimum size requirement.

Minimum Liquidity Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security must have adequate liquidity as measured by its 12-month and 3-month annualized traded value ratio. This measure attempts to mitigate the impact of extreme daily trading volumes and takes into account the free float-adjusted market capitalization of securities. In the calculation of a security’s annualized traded value ratio, the trading volumes in depository receipts associated with that security, such as ADRs or GDRs, are also considered. A minimum liquidity level of 20% of the 3-month annualized traded value ratio and 90% of 3-month frequency of trading over the last four consecutive quarters, as well as 20% of the 12-month annualized traded value ratio, are required for inclusion of a security in a market investable equity universe of a developed market. A minimum liquidity level of 15% of the 3-month annualized traded value ratio and 80% of 3-month frequency of trading over the last four consecutive quarters, as well as 15% of the 12-month annualized traded value ratio, are required for inclusion of a security in a market investable equity universe of an emerging market. In instances when a security does not meet the above criteria, the security will be represented by a relevant liquid eligible depositary receipt if it is trading in the same geographical region and meets the criteria for 12-month ATVR, 3-month ATVR and 3-month frequency of trading.

Due to liquidity concerns relating to securities trading at very high stock prices, a security that is currently not a constituent of a MSCI Global Investable Markets Index that is trading at a stock price above U.S. $10,000 will fail the liquidity screening and will not be included in any market investable equity universe.

Global Minimum Foreign Inclusion Factor Requirement: This investability screen is applied at the individual security level. To determine the free float of a security, MSCI considers the proportion of shares of such security available for purchase in the public equity markets by international investors. In practice, limitations on the investment opportunities for international investors include: strategic stakes in a company held by private or public shareholders whose investment objective indicates that the shares held are not likely to be available in the market; limits on the proportion of a security’s share capital authorized for purchase by non-domestic investors; or other foreign investment restrictions which materially limit the ability of foreign investors to freely invest in a particular equity market, sector or security.

MSCI will then derive a “foreign inclusion factor” for the company that reflects the proportion of shares outstanding that is available for purchase in the public equity markets by international investors. MSCI will then “float-adjust” the weight of each constituent company in an index by the company’s foreign inclusion factor. Typically, securities with a free float adjustment ratio of less than 0.15 will not be eligible for inclusion in MSCI’s indices.

Once the free float factor has been determined for a security, the security’s total market capitalization is then adjusted by such free float factor, resulting in the free float-adjusted market capitalization figure for the security.

Minimum Length of Trading Requirement: This investability screen is applied at the individual security level. For an initial public offering to be eligible for inclusion in a market investable equity universe, the new issue must have started trading at least three months before the implementation of a semi-annual index review. This requirement is applicable to small new issues in all markets. Large initial public offerings are not subject to the minimum length of trading requirement and may be included in a market investable equity universe and a standard index, such as the MSCI Indices, outside of a quarterly or semi-annual index review.

Minimum Foreign Room Requirement:  This investability screen is applied at the individual security level. For a security that is subject to a foreign ownership limit to be eligible for inclusion in a market investable equity universe, the proportion of shares still available to foreign investors relative to the maximum allowed (referred to as “foreign room”) must be at least 15%.

Defining Market Capitalization Size Segments for Each Market

Once a market investable equity universe is defined, it is segmented into the following size-based indices:

•     Investable Market Index (Large Cap + Mid Cap + Small Cap)

•     Standard Index (Large Cap + Mid Cap)

•     Large Cap Index

•     Mid Cap Index

•     Small Cap Index

Creating the size segment indices in each market involves the following steps: (i) defining the market coverage target range for each size segment; (ii) determining the global minimum size range for each size segment; (iii) determining the market size-segment cutoffs and associated segment number of companies; (iv) assigning companies to the size segments; and (v) applying final size-segment investability requirements. For developed market indices and emerging market indices, the market coverage for a standard index is 85% and 42.5% respectively. As of August 2014, the global minimum size range for a developed market standard index is a full market capitalization of USD 2.52 billion to USD 5.79 billion, and the global minimum size range for an emerging market standard index is a full market capitalization of USD 1.26 billion to USD 2.90 billion.

Index Continuity Rules for Standard Indices

In order to achieve index continuity, as well as provide some basic level of diversification within a market index, notwithstanding the effect of other index construction rules, a minimum number of five constituents will be maintained for a developed market standard index and a minimum number of three constituents will be maintained for an emerging market standard index, and involves the following steps:

•     If after the application of the index construction methodology, a developed market standard index contains fewer than five securities or an emerging market standard index contains fewer than three securities, then the largest securities by free float-adjusted market capitalization are added to the index in order to reach the minimum number of required constituents.

•     At subsequent index reviews, if the minimum number of securities described above is not met, then after the market investable equity universe is identified, the securities are ranked by free float-adjusted market capitalization, however, in order to increase stability the free float-adjusted market capitalization of the existing index constituents (prior to review) is multiplied by 1.50, and securities are added until the desired minimum number of securities is reached.

Creating Style Indices within Each Size Segment

All securities in the investable equity universe are classified into value or growth segments. The classification of a security into the value or growth segment is used by MSCI to construct additional indices.

Classifying Securities under the Global Industry Classification Standard

All securities in the global investable equity universe are assigned to the industry that best describes their business activities. The GICS classification of each security is used by MSCI to construct additional indices.

Calculation Methodology for the MSCI Indices

The performance of each of the MSCI Indices is a free float weighted average of the U.S. dollar values of its component securities.

Prices used to calculate the component securities are the official exchange closing prices or prices accepted as such in the relevant market. In general, all prices are taken from the main stock exchange or exchanges in each market. In the event of a market outage resulting in any component security price to be unavailable, MSCI will generally use the last reported price for such component security for the purpose of performance calculation unless MSCI determines that another price is more appropriate based on the circumstances. Closing prices are converted into U.S. dollars, as applicable, using the closing exchange rates calculated by WM/Reuters at 4:00 P.M. London Time.

Companies may be listed simultaneously on more than one stock exchange in Japan. A company may apply for delisting from one stock exchange while remaining listed on other stock exchanges. For such delisting, Japanese stock exchanges generally give notice one month prior to the expected last trading date of the security to be delisted. Should such delisting involve a change in the primary exchange and/or trigger a change in the price source, MSCI will obtain the price of the security from the new primary exchange two weeks after an announcement of delisting from the stock exchange.

Daily Total Return Methodology

The MSCI Indices are net daily total return indices. A daily total return index measures the market performance, including price performance and income from regular cash distributions, while a net daily total return index measures the price performance and income from dividends, net of certain withholding taxes. MSCI calculates withholding taxes using the highest applicable withholding tax rate applicable to institutional investors. The current withholding tax rate used by MSCI to calculate the MSCI Japan Index is 15.315%. This net income is reinvested in the index and thus makes up part of the total index performance. MSCI’s net daily total return methodology reinvests net cash dividends in indices the day the security is quoted ex-dividend, or on the ex-date (converted to U.S. dollars, as applicable). In the case of the MSCI Japan Index, since many Japanese companies declare their dividends after the ex-date but make estimated dividends broadly available before the ex-date, an estimation of the dividend, or else the previous year dividend if no estimation is available, is reinvested on the ex-date. Certain dividends, including special/extra dividends and commemorative dividends, are reinvested in the indices if, a day prior to the ex-date, the dividend impact on price is less than 5%. If the impact is 5% or more, the dividend will be reflected in the indices through a price adjustment. A specific price adjustment is always applied for stock dividends that are issued at no cost to the shareholders, an extraordinary capital repayment or a dividend paid in the shares of another company. Cash payments related to corporate events, such as mergers and acquisitions, are considered on a case-by-case basis.

Maintenance of the MSCI Indices

In order to maintain the representativeness of the MSCI Indices, structural changes may be made by adding or deleting component securities. Currently, such changes in the MSCI Indices may generally only be made on four dates throughout the year: after the close of the last scheduled business day of each February, May, August and November.

Each country index is maintained with the objective of reflecting, on a timely basis, the evolution of the underlying equity markets. In maintaining each component country index, emphasis is also placed on its continuity, replicability and on minimizing turnover.

MSCI classifies index maintenance in three broad categories. The first consists of ongoing event related changes, such as mergers and acquisitions, which are generally implemented in the country indices in which they occur. The second category consists of quarterly index reviews, aimed at promptly reflecting other significant market events. The third category consists of semi-annual index reviews that systematically re-assess the various dimensions of the equity universe for all countries simultaneously and are conducted on a fixed semi-annual timetable.

Ongoing event-related changes to the MSCI Indices are the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events. They can also result from capital reorganizations in the form of rights issues, stock bonus issues, public placements and other similar corporate actions that take place on a continuing basis. MSCI will remove from the indices as soon as practicable securities of companies that file for bankruptcy or other protection from their creditors, that are suspended and for which a return to normal business activity and trading is unlikely in the near future; or that fail stock exchange listing requirements with a delisting announcement. Securities may also be considered for early deletion in other significant cases, such as decreases in free float and foreign ownership limits, or when a constituent company acquires or merges with a non-constituent company or spins-off another company. In practice, when a constituent company is involved in a corporate event which results in a significant decrease in the company’s free float adjusted market capitalization or the company decreases its foreign inclusion factor to below 0.15, the securities of that constituent company are considered for early deletion from the indices simultaneously with the event unless, in either case, it is a standard index constituent with a minimum free float-adjusted market capitalization is not at least two-thirds of one-half of the standard index interim size segment cut-off. Share conversions may also give rise to an early deletion. All changes resulting from corporate events are announced prior to their implementation in the indices, provided all necessary information on the event is available.

MSCI’s quarterly index review process is designed to ensure that the country indices continue to be an accurate reflection of evolving equity markets. This goal is achieved by timely reflecting significant market driven changes that were not captured in each index at the time of their actual occurrence and that should not wait until the semi-annual index review due to their importance. These quarterly index reviews may result in additions and deletions of component securities from a country index and changes in “foreign inclusion factors” and in number of shares. Additions and deletions to component securities may result from: the addition of large companies that did not meet the minimum size criterion for inclusion at the time of their initial public offering or secondary offering; the replacement of companies which are no longer suitable industry representatives; the deletion of securities whose overall free float has fallen to less than 15% and that do not meet specified criteria; the deletion of securities that have become very small or illiquid; and the addition or deletion of securities as a result of other market events. Significant changes in free float estimates and corresponding changes in the foreign inclusion factor for component securities may result from: large market transactions involving strategic shareholders that are publicly announced; secondary offerings that, given lack of sufficient notice or small size (less than 5% of the company’s outstanding shares) were not reflected immediately; increases in foreign ownership limits; decreases in foreign ownership limits which did not require foreign investors to immediately sell shares in the market; corrections resulting from the reclassification of shareholders from strategic to non-strategic, and vice versa, and/or updates to the number of shares outstanding; updates to foreign inclusion factors following the public disclosure of new shareholder structures for companies involved in mergers, acquisitions or spin-offs, where different from MSCI’s pro forma free float estimate at the time of the event; large conversions of exchangeable bonds and other similar securities into already existing shares; the end of lock-up periods or expiration of loyalty incentives for non-strategic shareholders; and changes in the foreign inclusion factor as a result of other events of similar nature. Small changes in the number of shares resulting from, for example, exercise of options or warrants, conversion of convertible bonds or other instruments or share buybacks, are generally updated at the quarterly index review rather than at the time of the change. The results of the quarterly index reviews are announced at least two weeks in advance of their effective implementation dates as of the close of the last business day of February and August. MSCI has noted that consistency is a factor in maintaining each component country index.

MSCI’s semi-annual index review is designed to systematically reassess the component securities of the index. During each semi-annual index review, the universe of component securities is updated and the global minimum size range for the index is recalculated, which is based on the full market capitalization and the cumulative free float-adjusted market capitalization coverage of each security that is eligible to be included in the index. The following index maintenance activities, among others, are undertaken during each semi-annual index review: the component securities are updated by identifying new equity securities that were not part of the index at the time of the previous quarterly index review; the minimum size requirement for the index is updated and new companies are evaluated relative to the new minimum size requirement; existing component securities that do not meet the minimum liquidity requirements of the index may be removed; and changes in “foreign inclusion factors” are implemented. During a semi-annual index review, component securities may be added or deleted from a country index for a range of reasons, including the reasons discussed with respect to component securities changes during quarterly index reviews as discussed above. The results of the semi-annual index reviews are announced at least two weeks in advance of their effective implementation date as of the close of the last business day of May and November.

Index maintenance also includes monitoring and completing adjustments for share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spin-offs.

Daily closing price information for the MSCI Indices is available on the following website: http://www.msci.com. We are not incorporating by reference that website or any material it includes in this prospectus supplement.

Historical Closing Prices of the Fund’s Shares

The closing price of shares of the fund has fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the closing price of the shares during the period shown below is not an indication that the shares are more or less likely to increase or decrease at any time during the life of your notes. The period shown below will be approximately ten years, but may be shorter if Bloomberg Financial Services does not provide historical closing prices for the entirety of such period (whether due to the applicable inception date occurring less than ten years from the date hereof or otherwise).

You should not take the historical closing prices of the shares as an indication of the future performance of the shares. We cannot give you any assurance that the future performance of the shares will result in your receiving an amount greater than the outstanding face amount of your notes on the stated maturity date. Neither we nor any of our affiliates make any representation to you as to the performance of the shares. Before investing in the offered notes, you should consult publicly available information to determine the relevant fund closing prices between the date of this prospectus supplement and the date of your purchase of the offered notes. The actual performance of the fund over the life of the offered notes, as well as the payment amount at maturity may bear little relation to the historical prices shown below.

The graph below shows the daily historical prices of the shares of the fund from March 25, 2005 through March 25, 2015. We obtained the closing prices shown in the graph below from Bloomberg Financial Services without independent verification.

“iShares®” is a registered trademark of BlackRock Institutional Trust Company, N.A. (BITC). The index is not sponsored, endorsed, sold, or promoted by BITC. BITC makes no representations or warranties to the owners of the index or any member of the public regarding the advisability of investing in the index. BITC has no obligation or liability in connection with the operation, marketing, trading or sale of the index.

iShares® MSCI Japan ETF

The shares of the iShares® MSCI Japan ETF (the “fund”) are issued by iShares, Inc. (the “company”). The company was organized as a Maryland corporation on September 1, 1994 and is authorized to have multiple series or portfolios, of which the fund is one.

•                  The fund is a tracking ETF that seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the index.

•     The index it tracks is the MSCI Japan Index (the “index”).

•     Investment Advisor: BlackRock Fund Advisors (“BFA”).

•     The fund’s shares trade on the NYSE Arca under the ticker symbol “EWJ”.

•     The company’s SEC CIK Number is 0000930667.

•     The fund’s inception date was March 12, 1996.

•     The fund’s shares are issued or redeemed only in creation units of 600,000 shares or multiples thereof.

We obtained the following fee information from the iShares® website without independent verification. The investment advisor is entitled to receive a management fee from the fund based on the fund’s allocable portion of the aggregate of the average daily net assets of the fund and a set of other specified iShares® funds as follows: 0.59% per annum of the aggregate net assets of the funds less than or equal to $7.0 billion, plus 0.54% per annum of the aggregate net assets of the funds on amounts in excess of $7.0 billion up to $11.0 billion, plus 0.49% per annum of the aggregate net assets of the funds on amounts in excess of $11.0 billion up to $24.0 billion, plus 0.44% per annum of the aggregate net assets of the funds on amounts in excess of $24.0 billion up to $48.0 billion, plus 0.40% per annum of the aggregate net assets over $48.0 billion, up to and including $72.0 billion, plus 0.36% per annum of the aggregate net assets in excess of $72.0 billion. As of December 31, 2014, the aggregate expense ratio of the fund was 0.48% per annum.

For additional information regarding the company or BFA, please consult the reports (including the Annual Report to Shareholders on Form N-CSR for the fiscal year ended August 31, 2014) and other information the company files with the SEC. In addition, information regarding the fund, including its top portfolio holdings, may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents and the iShares® website at http://us.ishares.com/product_info/fund/overview/EWJ.htm. We are not incorporating by reference the website, the sources listed above or any material they include in this prospectus supplement.

Investment Objective

The fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the index. The fund’s investment objective and the index may be changed without the approval of BFA’s shareholders.

The following table displays the top holdings and weightings by industry sector of the fund. (Sector designations are determined by the fund sponsor using criteria it has selected or developed. Index and fund sponsors may use very different standards for determining sector designations. In addition, many companies operate in a number of sectors, but are listed in only one sector and the basis on which that sector is selected may also differ. As a result, sector comparisons between indices or funds with different sponsors may reflect differences in methodology as well as actual differences in the sector composition of the indices or funds.) We obtained the information in the tables below from the fund website without independent verification.

iShares® MSCI Japan ETF Top Ten Holdings as of March 16, 2015

Fund Stock Issuer	Percentage (%)
TOYOTA MOTOR CORP	6.50%
MITSUBISHI UFJ FINANCIAL GRO	2.88%
HONDA MOTOR CO LTD	1.92%
SOFTBANK CORP	1.91%
SUMITOMO MITSUI FINANCIAL GR	1.77%
FANUC CORP	1.48%
MIZUHO FINANCIAL GROUP INC	1.43%
TAKEDA PHARMACEUTICAL LTD	1.40%
KDDI CORP	1.36%
CANON INC	1.28%
Total	21.93%

iShares® MSCI Japan ETF Weighting by Sector as of March 16, 2015*

Sector	Percentage (%)
Consumer Discretionary	22.51%
Industrials	19.55%
Financials	18.89%
Information Technology	11.08%
Consumer Staples	6.55%
Health Care	6.83%
Materials	6.04%
Telecommunications	5.04%
Utilities	2.23%
Energy	0.92%
Cash and/or Derivatives	0.38%
Total	100.02%

* Percentages may not sum to 100% due to rounding.

Representative Sampling

BFA uses a representative sampling strategy to attempt to track the performance of the index. For the fund, this strategy involves investing in a representative sample of securities that collectively have an investment profile similar to that of the index. The securities selected are expected to have aggregate investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability, earnings valuation and yield) and liquidity measures similar to those of the index.

The fund generally invests at least 90% of its assets in the securities of the index and in depositary receipts representing securities of the index. The fund may invest the remainder of its assets in securities not included in the index, but which BFA believes will help the fund track the index. The fund may also invest its other assets in futures contracts, options and swaps, as well as cash and cash equivalents, including shares of money market funds affiliated with BFA. Also, the fund may lend securities representing up to one-third of the value of the fund’s total assets (including the value of the collateral received).

Tracking Error

The performance of the fund and the index may vary due to a variety of factors, including differences between the fund’s assets and the index, pricing differences, transaction costs, the fund’s holding of cash, differences in timing of the accrual of dividends and differences between the fund’s portfolio and the index resulting from new or existing legal restrictions that apply to the fund but not to the index or to investors using a representative sampling strategy in general. BFA expects that, over time, the fund’s tracking error will not exceed 5%. The fund’s use of a representative sampling strategy can be expected to produce a greater tracking error over a period of time than would result if the fund used an indexing strategy in which a fund invests in substantially all of the securities in its index in approximately the same proportions as in the index.

As of February 28, 2015, iShares reported the following average annual returns on the market price of the fund’s shares and the index.  The market price of the fund’s shares takes into account distributions on the shares and the returns shown account for changes in the mid-point of the bid and ask prices at 4:00 p.m., Eastern time on the relevant date.

Fund shares: 1 year, 7.82; 3 years, 8.97; 5 years, 6.08; 10 years, 2.65; since inception, -0.02; index: 1 year, 8.94; 3 years, 9.29; 5 years, 6.58; 10 years, 3.17; since fund inception, 0.61.

Industry Concentration Policy

The fund will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that the index is concentrated in that industry or group of industries.

The MSCI Japan Index

The index is a stock index calculated, published and disseminated daily by MSCI Inc. (“MSCI”) through numerous data vendors, on the MSCI website and in real time on Bloomberg Financial Markets and Reuters Limited.

The index is a free float-adjusted market capitalization index and is one of the MSCI Global Investable Market Indices (the “MSCI Indices”), the methodology of which is described below. The index is categorized by MSCI as a developed market index and is considered a “standard” index, which means it consists of all eligible large capitalization and mid-capitalization stocks, as determined by MSCI, in the relevant market. Additional information about the MSCI Indices is available on the following website: http://www.msci.com/products/indices/country_and_regional/em/methodology.html. Daily closing price information for the index is available on the following website: http://www.mscibarra.com/products/indices/international_equity_indices/performance.html. We are not incorporating by reference the website, the sources listed above or any material they include in this prospectus supplement.

The index is designed to measure the performance of the large- and mid-capitalization segments of Japan’s equity market. The 314 constituent stocks of the index (as of February 27, 2015) are selected from an eligible universe of equity securities listed on national Japanese stock exchanges including the First Section, Second Section and Mothers portion of the Tokyo Stock Exchange, the TSE, JASDAQ and the First Section, Second Section and Centrex portion of the Nagoya Stock Exchange. The index is calculated in U.S. dollars on a total return net basis. The index was launched on December 31, 1969 at an initial value of 100.

MSCI divides the companies included in the index into ten Global Industry Classification Sectors: Financials, Consumer Discretionary, Industrials, Information Technology, Consumer Staples, Materials, Health Care, Telecommunication Services, Utilities and Energy.

For additional information about the construction, calculation methodology and maintenance of the index, please see “iShares® MSCI EAFE ETF — Construction of the MSCI Indices”, “iShares® MSCI EAFE ETF — Calculation Methodology for the MSCI Indices” and “iShares® MSCI EAFE ETF — Maintenance of the MSCI Indices”, respectively, on pages S-76, S-79 and S-79 of this prospectus supplement, respectively.

Historical Closing Prices of the Fund’s Shares

The closing price of shares of the fund has fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the closing price of the shares during the period shown below is not an indication that the shares are more or less likely to increase or decrease at any time during the life of your notes. The period shown below will be approximately ten years, but may be shorter if Bloomberg Financial Services does not provide historical closing prices for the entirety of such period (whether due to the applicable inception date occurring less than ten years from the date hereof or otherwise).

You should not take the historical closing prices of the shares as an indication of the future performance of the shares. We cannot give you any assurance that the future performance of the shares will result in your receiving an amount greater than the outstanding face amount of your notes on the stated maturity date. Neither we nor any of our affiliates make any representation to you as to the performance of the shares. Before investing in the offered notes, you should consult publicly available information to determine the relevant fund closing prices between the date of this prospectus supplement and the date of your purchase of the offered notes. The actual performance of the fund over the life of the offered notes, as well as the payment amount at maturity may bear little relation to the historical prices shown below.

The graph below shows the daily historical prices of the shares of the fund from March 25, 2005 through March 25, 2015. We obtained the closing prices shown in the graph below from Bloomberg Financial Services without independent verification.

“iShares®” is a registered trademark of BlackRock Institutional Trust Company, N.A. (BITC). The index is not sponsored, endorsed, sold, or promoted by BITC. BITC makes no representations or warranties to the owners of the index or any member of the public regarding the advisability of investing in the index. BITC has no obligation or liability in connection with the operation, marketing, trading or sale of the index.

iShares® 20+ Year Treasury Bond ETF

The shares of the iShares® 20+ Year Treasury Bond ETF (the “fund”) are issued by iShares® Trust, a registered investment company.

•                  The fund is a tracking ETF that seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the index.

•     The index it tracks is the Barclays U.S. 20+ Year Treasury Bond Index (the “index”).

•     Investment Advisor: BlackRock Fund Advisors (“BFA”).

•     The fund’s shares trade on the NYSE Arca under the ticker symbol “TLT”.

•     The iShares® Trust’s SEC CIK Number is 0001100663.

•     The fund’s inception date was July 22, 2002.

•     The fund’s shares are issued or redeemed only in creation units of 100,000 shares or multiples thereof.

We obtained the following fee information from the iShares® website without independent verification. The investment advisor is entitled to receive a management fee from the fund based on a percentage of the fund’s average daily net assets, at an annual rate of 0.15%. BFA is responsible for substantially all expenses of the fund, except interest expenses, taxes, brokerage expenses, future distribution fees or expenses and extraordinary expenses. As of December 31, 2014, the expense ratio of the fund was 0.15% per annum.

For additional information regarding iShares® Trust or BFA, please consult the reports (including the Annual Report to Shareholders on Form N-CSR for the fiscal year ended February 28, 2014) and other information iShares® Trust files with the SEC. In addition, information regarding the fund, including its top portfolio holdings, may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the iShares® website at http://us.ishares.com/product_info/fund/overview/TLT.htm. We are not incorporating by reference the website, the sources listed above or any material they include in this prospectus supplement.

Investment Objective and Strategy

The fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the index. The fund’s investment objective and the index that the fund tracks may be changed without shareholder approval.

BFA uses a representative sampling strategy to attempt to track the performance of the index. For the fund, this strategy involves investing in a representative sample of securities that collectively have an investment profile similar to that of the index. The securities selected are expected to have aggregate investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability, duration, maturity or credit ratings and yield) and liquidity measures similar to those of the index. The fund may or may not hold all of the securities in the index.

The fund generally invests at least 90% of its assets in the bonds in the index and at least 95% of its assets in U.S. government bonds. The fund may invest up to 10% of its assets in U.S. government bonds not included in the index, but which BFA believes will help the fund track the index. For example, the fund may invest in bonds or other assets not included in the index in order to reflect changes in the index (such as reconstitutions, additions and deletions). The fund may also invest up to 5% of its assets in repurchase agreements collateralized by U.S. government obligations and in cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates. The fund may lend securities representing up to one-third of the value of the fund’s total assets (including the value of the collateral received).

The Index

The index is sponsored by Barclays Capital Inc. (Barclays), which determines the composition and relative weightings of the securities in the index and publishes information regarding its market value. The index includes all publicly-issued U.S. Treasury securities that have a remaining maturity greater than or equal to 20 years, are rated investment grade (Baa3/BBB- or higher using the middle rating of Moody’s, S&P and Fitch) and have $250 million or more of outstanding face value. In addition, the securities must be denominated in U.S. dollars, bear a fixed rate of interest and not be convertible. The index does not include state and local government series bonds or coupon issues that have been stripped from bonds. The index is market capitalization weighted and includes all of the securities that meet the index criteria. The securities in the index are updated on the last business day of each month. The index is calculated in U.S. dollars on a total return (gross) basis.

The Fund’s Holdings

The following table displays the top holdings of the fund. We obtained the information in the tables below from the iShares® website without independent verification.

iShares® 20+ Year Treasury Bond ETF Top Ten Holdings as of March 16, 2015

U.S. Treasury Bond	Percentage (%)
3.13% due 2/15/2043	11.39%
3.63% due 8/15/2043	9.41%
3.38% due 5/15/2044	7.75%
3.63% due 2/15/2044	6.39%
2.75% due 8/15/2042	6.18%
4.25% due 11/15/2040	5.37%
3.75% due 11/15/2043	4.83%
4.63% due 2/15/2040	4.32%
3.13% due 11/15/2041	4.27%
2.75% due 11/15/2042	3.99%
Total	63.90%

The following table displays additional information about the bonds held by the fund and the annualized performance difference, in each case as of March 16, 2015. We obtained the information in the table below from the iShares® website without independent verification.

Weighted average life	26.93 years
Weighted average coupon	3.47%
Effective duration	17.73 years

Weighted average life is the average length of time to repayment for the bonds held by the fund. Weighted average coupon is the average of the interest rates, or coupons, payable on the bonds, weighted by size in the fund. Effective duration is a measure of the responsiveness of a bond or portfolio price to interest rates, taking into account the impact on expected bond cash flows due to interest rate changes.

As of March 16, 2015, the fund had 29 holdings, 99.30% of which were U.S. Treasury bonds, and 0.70% of which were cash and/or derivatives. 99.30% of the fund’s holdings were AAA rated under the S&P major rating category.  The S&P major rating categories are derived from the S&P, Moody’s and Fitch ratings for a security.

Tracking Error

The performance of the fund and the index may vary due to a variety of factors, including transaction costs, timing variances and differences between the fund’s portfolio and the index resulting from legal restrictions (such as diversification requirements) that apply to the fund but not to the index or to investors using a representative sampling strategy in general. BFA expects that, over time, the fund’s tracking error will not exceed 5%. The fund’s use of a representative sampling strategy can be expected to produce a greater tracking error over a period of time than would result if the fund used an indexing strategy in which a fund invests in substantially all of the securities in its index in approximately the same proportions as in the index.

As of February 28, 2015, iShares reported the following average annual returns on the market price of the fund’s shares and the index.  The market price of the fund’s shares takes into account distributions on the shares and the returns shown account for changes in the mid-point of the bid and ask prices at 4:00 p.m., Eastern time on the relevant date.  Fund shares: 1 year, 22.73; 3 years, 6.29; 5 years, 10.73; 10 years, 7.74; since inception, 7.89; index: 1 year, 22.80; 3 years, 6.26; 5 years, 10.74; 10 years, 7.82; since fund inception, 7.98.

Historical Closing Prices of the Fund’s Shares

The closing price of shares of the fund has fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the closing price of the shares during the period shown below is not an indication that the shares are more or less likely to increase or decrease at any time during the life of your notes. The period shown below will be approximately ten years, but may be shorter if Bloomberg Financial Services does not provide historical closing prices for the entirety of such period (whether due to the applicable inception date occurring less than ten years from the date hereof or otherwise).

You should not take the historical closing prices of the shares as an indication of the future performance of the shares. We cannot give you any assurance that the future performance of the shares will result in your receiving an amount greater than the outstanding face amount of your notes on the stated maturity date. Neither we nor any of our affiliates make any representation to you as to the performance of the shares. Before investing in the offered notes, you should consult publicly available information to determine the relevant fund closing prices between the date of this prospectus supplement and the date of your purchase of the offered notes. The actual performance of the fund over the life of the offered notes, as well as the payment amount at maturity may bear little relation to the historical prices shown below.

The graph below shows the daily historical prices of the shares of the fund from March 25, 2005 through March 25, 2015. We obtained the closing prices shown in the graph below from Bloomberg Financial Services without independent verification.

“iShares®” is a registered trademark of BlackRock Institutional Trust Company, N.A. (BITC). The index is not sponsored, endorsed, sold, or promoted by BITC. BITC makes no representations or warranties to the owners of the index or any member of the public regarding the advisability of investing in the index. BITC has no obligation or liability in connection with the operation, marketing, trading or sale of the index.

iShares® iBoxx $ Investment Grade Corporate Bond ETF

The shares of the iShares® iBoxx $ Investment Grade Corporate Bond ETF (the “fund”) are issued by iShares® Trust, a registered investment company.

•                  The fund is a tracking ETF that seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the index.

•     The index it tracks is the Markit iBoxx® USD Liquid Investment Grade Index (the “index”).

•     Investment Advisor: BlackRock Fund Advisors (“BFA”).

•     The fund’s shares trade on the NYSE Arca under the ticker symbol “LQD”.

•     The iShares® Trust’s SEC CIK Number is 0001100663.

•     The fund’s inception date was July 22, 2002.

•     The fund’s shares are issued or redeemed only in creation units of 100,000 shares or multiples thereof.

We obtained the following fee information from the iShares® website without independent verification. For its investment advisory services to the fund, BFA is entitled to receive a management fee from the fund corresponding to the fund’s allocable portion of an aggregate management fee based on the aggregate average daily net assets of the fund and a set of other specified iShares® funds (the “Combined Funds”), at an annual rate of 0.1500% for the first $121 billion of assets, 0.1425% for assets of over $121 billion and up to $211 billion, and 0.1354% for assets over $211 billion. As of December 31, 2014, the expense ratio of the fund was 0.15% per annum.

For additional information regarding iShares® Trust or BFA, please consult the reports (including the Semi-Annual Report to Shareholders on Form N-CSRS for the period ended August 31, 2014) and other information iShares® Trust files with the SEC. In addition, information regarding the fund, including its top portfolio holdings, may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the iShares® website at http://us.ishares.com/product_info/fund/overview/LQD.htm. We are not incorporating by reference the website, the sources listed above or any material they include in this prospectus supplement.

Investment Objective and Strategy

The fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the index. The fund’s investment objective and the index may be changed without the approval of BFA’s shareholders.

The following table displays the top holdings and weightings by industry sector of the fund. (Sector designations are determined by the fund sponsor using criteria it has selected or developed. Index and fund sponsors may use very different standards for determining sector designations. In addition, many companies operate in a number of sectors, but are listed in only one sector and the basis on which that sector is selected may also differ. As a result, sector comparisons between indices or funds with different sponsors may reflect differences in methodology as well as actual differences in the sector composition of the indices or funds.). We obtained the information in the tables below from the fund website without independent verification.

iShares® iBoxx $ Investment Grade Corporate Bond ETF Top Ten Holdings as of March 16, 2015

Corporate Bond Issuer	Percentage (%)
BLACKROCK FDS III	1.32%
VERIZON COMMUNICATIONS INC	0.68%
GOLDMAN SACHS GROUP INC	0.40%
VERIZON COMMUNICATIONS INC	0.40%
GENERAL ELECTRIC CAPITAL CORP	0.37%
GENERAL ELECTRIC CAPITAL CORP	0.34%
APPLE INC	0.30%
GENERAL ELECTRIC CAPITAL CORP	0.30%
VERIZON COMMUNICATIONS INC	0.27%
DEUTSCHE TELEKOM INTERNATIONAL	0.27%
Total	4.65%

iShares® iBoxx $ Investment Grade Corporate Bond ETF Weighting by Sector as of March 16, 2015*

Sector	Percentage (%)
Banking	27.72%
Consumer Non-Cyclical	15.02%
Communications	13.48%
Energy	11.44%
Consumer Cyclical	6.27%
Technology	6.50%
Basic Industry	5.18%
Capital Goods	3.18%
Insurance	3.09%
Finance Companies	2.75%
Cash and/or Derivatives	1.36%
Electric	1.17%
Transportation	0.83%
REITs	0.67%
Owned No Guarantee	0.75%
Brokerage/Asset Managers/Exchanges	0.55%
Natural Gas	0.04%
Total	100.00%
* Percentages may not sum to 100% due to rounding.

The following table displays additional information about the bonds held by the fund, in each case as of March 16, 2015. We obtained the information in the table below from the iShares® website without independent verification.

Weighted average life	12.13 years
Weighted average coupon	4.34%
Effective duration	8.10 years

Weighted average life is the average length of time to repayment for the bonds held by the fund. Weighted average coupon is the average of the interest rates, or coupons, payable on the bonds, weighted by size in the fund. Effective duration is a measure of the responsiveness of a bond or portfolio price to interest rates, taking into account the impact on expected bond cash flows due to interest rate changes.

Representative Sampling

Although the fund seeks results that correspond generally to the performance of the index, the fund uses a representative sampling strategy to attempt to track the performance of the index. For the fund, this strategy involves investing in a representative sample of securities that collectively have an investment profile similar to that of the index, although the fund holdings do not identically correspond to the holdings and weightings of the index and may diverge significantly from the index. The securities selected are expected to have aggregate investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability, duration, maturity or credit ratings and yield) and liquidity measures similar to those of the index. The fund generally invests at least 90% of its assets in the securities of the index and at least 95% of its assets in investment-grade corporate bonds. The fund may invest up to 5% of its assets in repurchase agreements collateralized by U.S. government obligations and in cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates, as well as in bonds not included in the index, but which BFA believes will help the fund track the index. The fund may also lend securities representing up to one-third of the value of the fund’s total assets (including the value of the collateral received).

Tracking Error

The performance of the fund and of the index may vary due to a variety of factors, including transaction costs, asset valuations, corporate actions (such as mergers and spin-offs) and differences between the fund’s portfolio and the index resulting from legal restrictions (such as diversification requirements) that apply to the fund but not to the index or to investors using a representative sampling strategy in general.

Tracking error may occur because of differences between the securities held in the fund’s portfolio and those included in the index, pricing differences, the fund’s holding of cash, differences in timing of the accrual of distributions, changes to the index or the need to meet various new or existing regulatory requirements. Tracking error also may result because the fund incurs fees and expenses, while the index does not. BFA expects that, over time, the fund’s tracking error will not exceed 5%. The fund’s use of a representative sampling strategy can be expected to produce a greater tracking error over a period of time than would result if the fund used an indexing strategy in which a fund invests in substantially all of the securities in the index in approximately the same proportions as in the index.

As of February 28, 2015, iShares reported the following average annual returns on the market price of the fund’s shares and the index.  The market price of the fund’s shares takes into account distributions on the shares and the returns shown account for changes in the mid-point of the bid and ask prices at 4:00 p.m., Eastern time on the relevant date.  Fund shares: 1 year, 7.38; 3 years, 4.93; 5 years, 7.19; 10 years, 5.71; since inception, 6.19; index: 1 year, 7.47; 3 years, 5.17; 5 years, 7.34; 10 years, 6.04; since fund inception, 6.43.

Industry Concentration Policy

The fund will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that the index is concentrated in that industry or group of industries. For purposes of this limitation, securities of the U.S. government (including its agencies and instrumentalities), repurchase agreements collateralized by U.S. government securities, and securities of state or municipal governments and their political subdivisions are not considered to be issued by members of any industry.

The Index

The index is a bond index calculated, published and disseminated by the index sponsor, Markit Indices Limited (“Markit”). The index is designed to provide a balanced representation of the U.S. dollar denominated investment grade corporate debt. The index is market-value weighted, with an issuer weight cap of 3%, calculated as of the last business day of each month using the end-of-month closing prices for each bond. The index is calculated in U.S. dollars on a total return (gross) basis. The index is calculated as end-of-day and distributed once daily after 4 p.m. EST. The indices are calculated every day except on common U.S. bank holidays. In addition, the indices are calculated with the previous trading day’s close on the last calendar day of each month if that day is not a trading day.

As of December 31, 2013, the index included approximately 1,152 bonds chosen according to  the index rules described below.

Selection Criteria of the Index

The bonds in the index must meet all the criteria described below as of the close of business four business days prior to the rebalancing date, except that rating agency downgrades may be accounted for three business days prior to the rebalancing date, and in each case provided that the relevant bond data can be verified, at Markit’s sole discretion, as of that cut-off date. The new index composition becomes effective on the first business day of the next month. Additionally, the index rules and their application will be governed by two committees:

•                  Technical Index Committee: consists of representatives form market makers/banks and meets on a monthly basis in order to arbitrate monthly rebalancing and to monitor any market developments.

•                 Oversight Committee: consists of representatives from mostly the buy side and meets in order to discuss the decisions of the technical index committee, the wider index rules and any market developments which may warrant rule changes.

Bond Classification: Bonds must be USD denominated corporate credit (i.e., debt instruments backed by corporate issuers that are not secured by specific assets). Debt issued by governments, sovereigns, quasi-sovereigns, and government-backed or guaranteed entities is excluded. As of August 2012, the issuer or, in the case of a finance subsidiary, the issuer’s guarantor, must be domiciled, incorporated and the country of risk must be in Andorra, Australia, Austria, Belgium, Bermuda, Canada, Cayman Islands, Cyprus, Denmark, Faeroe Islands, Finland, France, Germany, Gibraltar, Greece, Hong Kong, Iceland, Ireland, Italy, Japan, Jersey, Liechtenstein, Luxembourg, Malta, Monaco, Netherlands, New Zealand, Norway, Portugal, San Marino, Singapore, Spain, Sweden, Switzerland, United States or United Kingdom. A new country is added to the index if it is classified as a developed market on the “Markit Global Economic Development Classification.” A country is no longer eligible for the index if it is classified as an emerging market based on the “Markit Global Economic Development Classification”. The “Markit Global Economic Development Classification” is updated once per year. The results are published at the end of July. The inclusion/exclusion of a country becomes effective at the end of October. Each bond is assigned to one of the following six sectors: Consumer Goods, Consumer Services, Financials, Industrials & Materials, Telecommunication & Technology and Utilities & Energy.

All bonds are classified based on the principal activities of the issuer, the main sources of the cash flows used to pay coupons and redemptions, and a bond’s specific collateral type or legal provisions. Markit reviews bond classification regularly and makes necessary changes at the next rebalancing.

Bond Type: Only fixed rate bonds whose cash flow can be determined in advance are eligible, including fixed coupon bonds, step-up bonds with coupon schedules known at issuance (or as functions of the issuer’s rating), bonds with sinking funds, amortizing bonds, medium term notes, Rule 144A offerings with a registration right (only 144A bonds with a Regulation S version eligible for the Markit iBoxx® USD Benchmark Index), callable bonds and putable bonds. Preferred shares, convertible bonds, subordinated bank or insurance debt with mandatory contingent conversion features or with any conversion options before the first call date, bonds with other equity features attached (e.g. options or warrants), private placements, perpetual bonds, floating rate notes, pay-in kind bonds, zero coupon bonds, bonds with zero step-ups (GAINS), bonds with difference between accrual and coupon payment periods, and monthly-paying bonds are excluded. Any bond subject to a firm call or tender officer in the month immediately following the rebalancing date will be excluded, provided that Markit is aware of such tender offer or firm call.

Credit Rating: All bonds must have a Markit iBoxx rating of investment grade. Ratings from each of the following three agencies are considered for the calculation of the Markit iBoxx Rating: Fitch Ratings, Moody’s Investor Service and Standard & Poor’s Rating Services. If more than one agency rates a given bond, those ratings are averaged. Investment grade is defined as BBB- or above from Fitch or S&P and Baa3 or above from Moody’s. If a bond is rated by more than one of the above agencies, then the Markit iBoxx rating is the average of the provided ratings. In the case of an ID change or exchange of a  Rule 144A/Regulation S offering into a registered bond, the ratings from the Rule 144A/Regulation S offering are also used for the registered bond.

Time to Maturity: At the rebalancing day, all bonds must have an expected remaining life of at least three years, and all newly included bonds must have an expected remaining life of at least three years and six months.

Amount Outstanding: The outstanding face value of a bond must be at least $750 million as of the bond selection cut-off date, after taking into account buybacks or increases. The outstanding face value of all bonds denominated in USD from the issuer must be at least $2 billion as of the bond selection cut-off date.

Minimum Run: Any bond that enters the index must remain in the index for a minimum of six months (provided that the bond is not upgraded to investment grade, defaulted or fully redeemed in that period).

Lockout Period: A bond that drops out of the index at re-balancing is excluded from re-entering the index for a three-month period.

Annual Index Review: The selection rules for the index are reviewed once per year during the annual index review process, the result of which will become effective at the end of October.

Calculation of the Index

Bond Prices: Index calculation is based on bid and ask quotes provided by the contributing banks. All iBoxx indices are multi-contributor priced. Prices for the bonds in the index are sourced from a number of leading market makers. The received quotes are subject to a rigorous quality control process which excludes stale or off-market prices, and the remaining quotes that pass the quality control are consolidated to the index price.

Index Rebalancing: The index is rebalanced every month on the last business day of the month after the close of business. The rebalancing only takes into account changes to amounts outstanding publicly known four business days before the end of the month, changes in ratings publicly known three business days before the end of the month, and new bonds issued if publicly known to settle until the last calendar day of the month and if their rating has become known at least four business days before the end of the month.

Ten business days before the end of each month, a preliminary membership list is published. Four business days before the end of each month the constituents of the index are determined and an updated membership list is published. On the last business day of each month, Markit publishes the final membership with closing prices for the bonds, and various bonds analytics based on the index prices of the bonds.

Index Weights: The weight for each bond is determined on the last business day of each month using the end-of-month market values and applying an issuer cap of 3%.

Index Calculation: The components of the total return are price changes, accrued interest, coupon payments, and reinvestment income on cash flows received during the composition month. Calculations are performed daily, using consolidated bid prices at approximately 4 p.m. Eastern Time.

Treatment of Special Intra-Month Events

•                  Unscheduled Full Redemption: If a bond is fully redeemed intra-month, the redeemed bond is treated as cash based on the last consolidated price, the call price or repurchase price, as applicable. In addition, the clean price of the bond is set to the redemption price, and the interest accrued until the redemption date is treated as an irregular coupon payment.

•                  Bonds Trading Flat of Accrued: If a bond is identified as trading flat of accrued, the accrued interest of the bonds is set to 0 in the total return index calculation and the bond is excluded from the calculation of all bond and index analytical values.

•                  Multi-Coupon Bonds: For step-up bonds with a pre-defined coupon schedule, such schedule cannot change during the life of the bond and is used for all calculations. For event-driven bonds whose coupon may change upon occurrence (or non-occurrence) of pre-specified events, the coupon schedule as of the calculation date is used.

Additional information regarding the index may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, the iBoxx $ Liquid Investment Grade Index factsheet at http://www.markit.com/assets/en/docs/fact-sheets/MKT_iBoxx_USD_Liquid_Investment_Grade_Index_factsheet.pdf and the Markit iBoxx USD Liquid Investment Grade Index Guide at https://products.markit.com/indices/download/products/guides/Markit_iBoxx_USD_Liquid_IG_Index.pdf. We are not incorporating by reference the website, the sources listed above or any material they include in this prospectus supplement.

Historical Closing Prices of the Fund’s Shares

The closing price of shares of the fund has fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the closing price of the shares during the period shown below is not an indication that the shares are more or less likely to increase or decrease at any time during the life of your notes. The period shown below will be approximately ten years, but may be shorter if Bloomberg Financial Services does not provide historical closing prices for the entirety of such period (whether due to the applicable inception date occurring less than ten years from the date hereof or otherwise).

You should not take the historical closing prices of the shares as an indication of the future performance of the shares. We cannot give you any assurance that the future performance of the shares will result in your receiving an amount greater than the outstanding face amount of your notes on the stated maturity date. Neither we nor any of our affiliates make any representation to you as to the performance of the shares. Before investing in the offered notes, you should consult publicly available information to determine the relevant fund closing prices between the date of this prospectus supplement and the date of your purchase of the offered notes. The actual performance of the fund over the life of the offered notes, as well as the payment amount at maturity may bear little relation to the historical prices shown below.

The graph below shows the daily historical prices of the shares of the fund from March 25, 2005 through March 25, 2015. We obtained the closing prices shown in the graph below from Bloomberg Financial Services without independent verification.

“iShares®” is a registered trademark of BlackRock Institutional Trust Company, N.A. (BITC). The index is not sponsored, endorsed, sold, or promoted by BITC. BITC makes no representations or warranties to the owners of the index or any member of the public regarding the advisability of investing in the index. BITC has no obligation or liability in connection with the operation, marketing, trading or sale of the index.

iShares® iBoxx $ High Yield Corporate Bond ETF

The shares of the iShares® iBoxx $ High Yield Corporate Bond ETF (the “fund”) are issued by iShares® Trust, a registered investment company.

•                  The fund is a tracking ETF that seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the index.

•                  The index it tracks is the Markit iBoxx® USD Liquid High Yield Index (the “index”).

•                  Investment Advisor: BlackRock Fund Advisors (“BFA”).

•                  The fund’s shares trade on the NYSE Arca under the ticker symbol “HYG”.

•                  The iShares® Trust’s SEC CIK Number is 0001100663.

•                  The fund’s inception date was April 4, 2007.

•                  The fund’s shares are issued or redeemed only in creation units of 100,000 shares or multiples thereof.

We obtained the following fee information from the iShares® website without independent verification. The investment advisor is entitled to receive a management fee from the fund based on the fund’s allocable portion of an aggregate management fee based on the aggregate average daily net assets of the fund and another specified iShares® funds as follows: 0.5000% per annum of the aggregate net assets of the funds less than or equal to $19.0 billion, plus 0.4750% per annum of the aggregate net assets of the funds on amounts greater than $19.0 billion up to $33.0 billion, plus 0.4513% per annum of the aggregate net assets of the funds on amounts greater than $33.0 billion up to $58.0 billion, plus 0.4287% on amounts in excess of $58.0 billion. As of December 31, 2014, the expense ratio of the fund was 0.50% per annum.

For additional information regarding iShares® Trust or BFA, please consult the reports (including the Semi-Annual Report to Shareholders on Form N-CSRS for the period ended August 31, 2014) and other information iShares® Trust files with the SEC. In addition, information regarding the fund, including its top portfolio holdings, may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the iShares® website at http://us.ishares.com/product_info/fund/overview/HYG.htm. We are not incorporating by reference the website, the sources listed above or any material they include in this prospectus supplement.

Investment Objective

The fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the index. The fund’s investment objective and the index may be changed without the approval of BFA’s shareholders. The following table displays the top holdings and weightings by industry sector of the fund. (Sector designations are determined by the fund sponsor using criteria it has selected or developed. Index and fund sponsors may use very different standards for determining sector designations. In addition, many companies operate in a number of sectors, but are listed in only one sector and the basis on which that sector is selected may also differ. As a result, sector comparisons between indices or funds with different sponsors may reflect differences in methodology as well as actual differences in the sector composition of the indices or funds.). We obtained the information in the tables below from the fund website without independent verification.

iShares® iBoxx $ High Yield Corporate Bond ETF Top Ten Holdings as of March 16, 2015

Corporate Bond Issuer	Percentage (%)
SPRINT CORP	0.51%
FIRST DATA CORPORATION	0.41%
NUMERICABLE GROUP SA	0.41%
SPRINT NEXTEL CORPORATION	0.40%
HJ HEINZ CO	0.39%
CHRYSLER GROUP LLC	0.39%
BLACKROCK FDS III	0.38%
ALTICE SA	0.37%
TENET HEALTHCARE CORPORATION	0.37%
HCA INC	0.36%
Total	3.99%

iShares® iBoxx $ High Yield Corporate Bond ETF Weighting by Sector as of March 16, 2015*

Sector	Percentage (%)
Communications	23.63%
Energy	13.56%
Consumer Cyclical	12.82%
Consumer Non-Cyclical	12.57%
Capital Goods	7.81%
Basic Industry	6.71%
Technology	6.30%
Finance Companies	5.31%
Electric	3.89%
Banking	3.16%
Transportation	1.09%
Financial Other	0.82%
Industrial Other	0.78%
Cash and/or Derivatives	0.31%
Brokerage/Asset Managers/Exchanges	0.26%
Insurance	0.60%
Reits	0.19%
Owned No Guarantee	0.20%
Total	100.01%

*Percentages may not sum to 100% due to rounding.

The following table displays additional information the bonds held by the fund, in each case as of March 16, 2015. We obtained the information in the table below from the iShares® website without independent verification.

Weighted average life	4.72 years
Weighted average coupon	6.54%
Effective duration	4.06 years

Weighted average life is the average length of time to repayment for the bonds held by the fund. Weighted average coupon is the average of the interest rates, or coupons, payable on the bonds, weighted by size in the fund. Effective duration is a measure of the responsiveness of a bond or portfolio price to interest rates, taking into account the impact on expected bond cash flows due to interest rate changes.

Representative Sampling

Although the fund seeks results that correspond generally to the performance of the index, the fund uses a representative sampling strategy to attempt to track the performance of the index. For the fund, this strategy involves investing in a representative sample of securities that collectively have an investment profile similar to that of the index, although the fund holdings do not identically correspond to the holdings and weightings of the index and may diverge significantly from the index. The securities selected are expected to have aggregate investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability, duration, maturity or credit ratings and yield) and liquidity measures similar to those of the index.

The fund generally invests at least 90% of its assets in the securities of the index. However, the fund may invest up to 20% of its assets in certain futures, options and swaps contracts, cash and cash equivalents, including shares of money market funds affiliated with BFA, as well as in high yield corporate bonds not included in the index, but which BFA believes will help the fund track the index. For example, the fund may invest in high yield corporate bonds not included in the index in order to reflect prospective changes in the index. The fund may also lend securities representing up to one-third of the value of the fund’s total assets (including the value of the collateral received).

Tracking Error

The performance of the fund and of the index may vary due to a variety of factors, including transaction costs, asset valuations, corporate actions (such as mergers and spin-offs), timing variances and differences between the fund’s portfolio and the index resulting from legal restrictions (such as diversification requirements) that apply to the fund but not to the index or to investors using a representative sampling strategy in general.

Tracking error risk may be heightened during times of increased market volatility or other unusual market conditions. BFA expects that the fund may experience higher tracking error than is typical for similar exchange-traded funds. BFA expects that, over time, the fund’s tracking error will not exceed 5%.

As of February 28, 2015, iShares reported the following average annual returns on the market price of the fund’s shares and the index.  The market price of the fund’s shares takes into account distributions on the shares and the returns shown account for changes in the mid-point of the bid and ask prices at 4:00 p.m., Eastern time on the relevant date.  Fund shares: 1 year, 2.14; 3 years, 6.16; 5 years, 8.16; since inception, 6.25; index: 1 year, 2.55; 3 years, 6.54; 5 years, 8.65; since fund inception, 6.69.

Industry Concentration

The fund will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that the index is concentrated in that industry or group of industries. For purposes of this limitation, securities of the U.S. government (including its agencies and instrumentalities), repurchase agreements collateralized by U.S. government securities, and securities of state or municipal governments and their political subdivisions are not considered to be issued by members of any industry.

The Index

The index is a bond index calculated, published and disseminated by the index sponsor, Markit Indices Limited (“Markit”). The index is designed to provide a balanced representation of the U.S. dollar (“USD”) denominated high yield corporate bond market through a broad coverage of the USD high yield liquid bond universe. The index is market-value weighted, with an issuer weight cap of 3%, calculated as of the last business day of each month using the end-of-month closing prices for each bond. The index is calculated in U.S. dollars on a total return (gross) basis. The index is calculated as end-of-day and distributed once daily after 4 p.m. EST. The indices are calculated every day except on common U.S. bank holidays. In addition, the indices are calculated with the previous trading day’s close on the last calendar day of each month if that day is not a trading day.

As of December 31, 2013, the index included tracked approximately 879 bonds chosen according to the index rules described below.

Selection Criteria

The bonds in the index must meet all the criteria described below as of the close of business three business days prior to the rebalancing date provided that the relevant bond data can be verified, at Markit’s sole discretion, as of that cut-off date. The new index composition becomes effective on the first business day of the next month. Additionally, the index rules and their application will be governed by two committees:

•                  Technical Index Committee: consists of representatives form market makers/banks and meets on a monthly basis in order to arbitrate monthly rebalancing and to monitor any market developments.

•                  Oversight Committee: consists of representatives from mostly the buy side and meets in order to discuss the decisions of the technical index committee, the wider index rules and any market developments which may warrant rule changes.

Bond Classification: Bonds must be USD denominated corporate credit (i.e., debt instruments backed by corporate issuers that are not secured by specific assets). Debt issued by governments, sovereigns, quasi-sovereigns, and government-backed or guaranteed entities is excluded. As of August 2012, the issuer or, in the case of a finance subsidiary, the issuer’s guarantor, must be domiciled, incorporated and the country of risk must be in Andorra, Australia, Austria, Belgium, Bermuda, Canada, Cayman Islands, Cyprus, Denmark, Faeroe Islands, Finland, France, Germany, Gibraltar, Greece, Hong Kong, Iceland, Ireland, Italy, Japan, Jersey, Liechtenstein, Luxembourg, Malta, Monaco, Netherlands, New Zealand, Norway, Portugal, San Marino, Singapore, Spain, Sweden, Switzerland, United States or United Kingdom. A new country is added to the index if it is classified as a developed market according to Markit’s global economic development classification list. A country is no longer eligible for the index if it is classified as an emerging market based on the classified list. Market’s classification list is updated once per year. The results are published at the end of July. The inclusion/exclusion of a country becomes effective at the end of October. Each bond is assigned to one of the following six sectors: Consumer Goods, Consumer Services, Financials, Industrials & Materials, Telecommunication & Technology and Utilities & Energy.

All bonds are classified based on the principal activities of the issuer, the main sources of the cash flows used to pay coupons and redemptions, and a bond’s specific collateral type or legal provisions. Markit reviews bond classification regularly and makes necessary changes at the next rebalancing.

Bond Type: Only fixed rate bonds whose cash flow can be determined in advance are eligible, including fixed coupon bonds, step-up bonds with coupon schedules known at issuance (or as functions of the issuer’s rating), bonds with sinking funds, amortizing bonds, medium term notes, Rule 144A offerings, callable bonds and putable bonds. Preferred shares, convertible bonds, subordinated bank or insurance debt with mandatory contingent conversion features or with any conversion options before the first call date, bonds with other equity features attached (e.g. options or warrants), private placements, perpetual bonds, floating rate notes, pay-in kind bonds, zero coupon bonds, bonds with zero step-ups (GAINS), bonds with difference between accrual and coupon payment periods, monthly-paying bonds and Regulation S offerings are excluded. Any bond subject to a firm call or tender officer in the month immediately following the rebalancing date will be excluded, provided that Markit is aware of such tender offer or firm call.

Credit Rating: All bonds must have a rating of sub-investment grade. Ratings from each of the following three agencies are considered: Fitch Ratings, Moody’s Investor Service and Standard & Poor’s Rating Services. If more than one agency rates a given bond, those ratings are averaged. Sub-investment grade is defined as BB+ or lower from Fitch or S&P and Ba1 or lower from Moody’s, but not in default. Bonds rated D by Fitch or S&P, or that have been subject to a default press release by Moody’s are excluded. An included bond subsequently downgraded to D by Fitch or S&P or subject to a default press release by Moody’s (as of the bond selection cut-off date) will be excluded on the next rebalancing date. In case of an exchange of a 144A bond into a registered bond, the ratings from the 144A bond are also used for the registered bond. After a bond has migrated into high yield from investment grade status, it must retain that status for three months before it can be included in the index.

Time to Maturity: At issuance, all bonds must have an expected remaining life of 15 years or less. At the rebalancing day, all bonds must have an expected remaining life of at least one year and all newly included bonds must have an expected remaining life of at least one year and six months.

Amount Outstanding: The outstanding face value of a bond must be at least $400 million as of the bond selection cut-off date, after taking into account buybacks or increases. The outstanding face value of all bonds denominated in USD from the issuer must be at least $1 billion as of the bond selection cut-off date.

Minimum Run: Any bond that enters the index must remain in the index for a minimum of six months (provided that the bond is not upgraded to investment grade, defaulted or fully redeemed in that period).

Lockout Period: A bond that drops out of the index at re-balancing is excluded from re-entering the index for a three-month period.

Annual Index Review: The selection rules for the index are reviewed once per year during the annual index review process, the result of which will become effective at the end of October.

Calculation of the Index

Bond Prices: Index calculation is based on bid and ask quotes provided by the contributing banks. All iBoxx indices are multi-contributor priced. Prices for the bonds in the index are sourced from a number of leading market makers. The received quotes are subject to a rigorous quality control process which excludes stale or off-market prices, and the remaining quotes that pass the quality control are consolidated to the index price.

Index Rebalancing: The index is rebalanced every month on the last business day of the month after the close of business. The rebalancing only takes into account changes to amounts outstanding publicly known three business days before the end of the month, changes in ratings publicly known two business days before the end of the month, and new bonds issued if publicly known to settle until the last calendar day of the month and if their rating has become known at least three business days before the end of the month.

Ten business days before the end of each month, a preliminary membership list is published. Three business days before the end of each month the constituents of the index are determined and an updated membership list is published. On the last business day of each month, Markit publishes the final membership with closing prices for the bonds, and various bonds analytics based on the index prices of the bonds.

Index Weights: The weight for each bond is determined on the last business day of each month using the end-of-month market values and applying an issuer cap of 3%.

Index Calculation: The components of the total return are price changes, accrued interest, coupon payments, and reinvestment income on cash flows received during the composition month. Calculations are performed daily, using consolidated bid prices at approximately 4 p.m. Eastern Time.

Treatment of Special Intra-Month Events

•                  Unscheduled Full Redemption: If a bond is fully redeemed intra-month, the redeemed bond is treated as cash based on the last consolidated price, the call price or repurchase price, as applicable. In addition, the clean price of the bond is set to the redemption price, and the interest accrued until the redemption date is treated as an irregular coupon payment.

•                  Bonds Trading Flat of Accrued: If a bond is identified as trading flat of accrued, the accrued interest of the bonds is set to 0 in the total return index calculation and the bond is excluded from the calculation of all bond and index analytical values.

•                  Multi-Coupon Bonds: For step-up bonds with a pre-defined coupon schedule, such schedule cannot change during the life of the bond and is used for all calculations. For event-driven bonds whose coupon may change upon occurrence (or non-occurrence) of pre-specified events, the coupon schedule as of the calculation date is used.

Additional information regarding the index may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, the Markit iBoxx $ Liquid High Yield Index factsheet at http://www.markit.com/assets/en/docs/fact-sheets/MKT_iBoxx_USD_Liquid_High_Yield_Index%20_factsheet.pdf and the Markit iBoxx USD Liquid HY Index Guide at http://www.markit.com/assets/en/docs/products/data/indices/bond-indices/Markit%20iBoxx%20USD%20Liquid%20HY%20Index_20120416.pdf. We are not incorporating by reference the website, the sources listed above or any material they include in this prospectus supplement.

Historical Closing Prices of the Fund’s Shares

The closing price of shares of the fund has fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the closing price of the shares during the period shown below is not an indication that the shares are more or less likely to increase or decrease at any time during the life of your notes. The period shown below will be approximately ten years, but may be shorter if Bloomberg Financial Services does not provide historical closing prices for the entirety of such period (whether due to the applicable inception date occurring less than ten years from the date hereof or otherwise).

You should not take the historical closing prices of the shares as an indication of the future performance of the shares. We cannot give you any assurance that the future performance of the shares will result in your receiving an amount greater than the outstanding face amount of your notes on the stated maturity date. Neither we nor any of our affiliates make any representation to you as to the performance of the shares. Before investing in the offered notes, you should consult publicly available information to determine the relevant fund closing prices between the date of this prospectus supplement and the date of your purchase of the offered notes. The actual performance of the fund over the life of the offered notes, as well as the payment amount at maturity may bear little relation to the historical prices shown below.

The graph below shows the daily historical prices of the shares of the fund from May 22, 2007 through March 25, 2015. We obtained the closing prices shown in the graph below from Bloomberg Financial Services without independent verification.

“iShares®” is a registered trademark of BlackRock Institutional Trust Company, N.A. (BITC). The index is not sponsored, endorsed, sold, or promoted by BITC. BITC makes no representations or warranties to the owners of the index or any member of the public regarding the advisability of investing in the index. BITC has no obligation or liability in connection with the operation, marketing, trading or sale of the index.

iShares® MSCI Emerging Markets ETF

The shares of the iShares® MSCI Emerging Markets ETF (the “fund”) are issued by iShares, Inc. (the “company”). The Company was organized as a Maryland corporation on September 1, 1994 and is authorized to have multiple series or portfolios, of which the fund is one. On July 1, 2013, the iShares® MSCI Emerging Markets Index Fund changed its name to the iShares® MSCI Emerging Markets ETF.

•                  The fund is a tracking ETF that seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the index.

•                  The index it tracks is the MSCI Emerging Markets Index (the “index”).

•                  Investment Advisor: BlackRock Fund Advisors (“BFA”).

•                  The fund’s shares trade on the NYSE Arca under the ticker symbol “EEM”.

•                  The company’s SEC CIK Number is 0000930667.

•                  The fund’s inception date was April 7, 2003.

•                  The fund’s shares are issued or redeemed only in creation units of 450,000 shares or multiples thereof.

The index was launched on December 31, 1987 with an initial level of 100.

We obtained the following fee information from the iShares® website without independent verification. The investment advisor is entitled to receive a management fee from the fund based on the fund’s allocable portion of an aggregate management fee based on the aggregate average daily net assets of the fund and a set of other specified iShares® funds as follows: 0.75% per annum of the aggregate net assets of the funds less than or equal to U.S. $14.0 billion, plus 0.68% per annum of the aggregate net assets of the funds on amounts in excess of U.S. $14.0 billion up to U.S. $28.0 billion, plus 0.61% per annum of the aggregate net assets of the funds on amounts in excess of U.S. $28.0 billion up to U.S. $42.0 billion, plus 0.54% per annum of the aggregate net assets of the funds on amounts in excess of U.S. $42.0 billion up to U.S. $56.0 billion, plus 0.47% per annum of the aggregate net assets of the funds on amounts in excess of U.S. $56.0 billion up to U.S. $70.0 billion, plus 0.41% per annum of the aggregate net assets of the funds on amounts in excess of U.S. $70.0 billion up to U.S. $84.0 billion, plus 0.35% per annum of the aggregate net assets of the funds in excess of U.S. $84.0 billion. As of December 31, 2014, the aggregate expense ratio of the fund was 0.68% per annum.

For additional information regarding the company or BFA, please consult the reports (including the Annual Report to Shareholders on Form N-CSR for the fiscal year ended August 31, 2014) and other information the company files with the SEC. In addition, information regarding the fund, including its top portfolio holdings, may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents and the iShares® website at http://us.ishares.com/product_info/fund/overview/EEM.htm. We are not incorporating by reference the website, the sources listed above or any material they include in this prospectus supplement.

Investment Objective

The fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the index. The fund’s investment objective and the index may be changed at any time, without the approval of BFA’s shareholders.

The following tables display the top holdings and weightings by industry sector of the fund. (Sector designations are determined by the fund sponsor using criteria it has selected or developed. Fund advisors and index sponsors may use very different standards for determining sector designations. In addition, many companies operate in a number of sectors, but are listed in only one sector and the basis on which that sector is selected may also differ. As a result, sector comparisons between funds or indices with different sponsors may reflect differences in methodology as well as actual differences in the sector composition of the indices or funds.) We obtained the information in the tables below from the fund website without independent verification.

iShares® MSCI Emerging Markets ETF Top Ten Holdings as of March 16, 2015

Fund Stock Issuer	Percentage (%)
SAMSUNG ELECTRONICS LTD	3.80%
TAIWAN SEMICONDUCTOR MANUFAC	3.01%
TENCENT HOLDINGS LTD	2.38%
CHINA MOBILE LTD	2.14%
CHINA CONSTRUCTION BANK-H	1.57%
NASPERS LTD-N SHS	1.48%
IND & COMM BK OF CHINA-H	1.40%
BANK OF CHINA LTD.	1.19%
HON HAI PRECISION INDUSTRY LTD	0.92%
INFOSYS LTD	0.88%
Total	18.77%

iShares® MSCI Emerging Markets ETF Weighting by Sector as of March 16, 2015*

Sector	Percentage (%)
Financials	28.20%
Information Technology	19.44%
Energy	7.55%
Consumer Discretionary	9.27%
Consumer Staples	7.98%
Materials	7.04%
Telecommunication Services	7.58%
Industrials	6.64%
Utilities	3.29%
Health Care	2.33%
Total	99.32%
* Percentages may not sum to 100% due to rounding.

iShares® MSCI Emerging Markets ETF Weighting by County as of March 16, 2015*

Country	Percentage (%)
China	22.28%
Korea (South)	14.99%
Taiwan	13.03%
India	7.80%
South Africa	7.78%
Brazil	7.19%
Mexico	4.82%
Malaysia	3.53%
Russian Federation	3.51%
Indonesia	2.76%
Thailand	2.34%
Turkey	1.48%
Poland	1.45%
Philippines	1.40%
Chile	1.37%
Other	3.95%
99.68%
* Percentages may not sum to 100% due to rounding.

Representative Sampling

BFA uses a representative sampling strategy to attempt to track the performance of the index. For the fund, this strategy involves investing in a representative sample of securities that collectively have an investment profile similar to that of the index. The securities selected are expected to have aggregate investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability, earnings valuation and yield) and liquidity measures similar to those of the index.

The fund generally invests at least 90% of its assets in the securities of the index and in depositary receipts representing securities of the index. The fund may invest the remainder of its assets in securities not included in the index, but which BFA believes will help the fund track the index. The fund may also invest its other assets in futures contracts, options and swaps, as well as cash and cash equivalents, including shares of money market funds affiliated with BFA. Also, the fund may lend securities representing up to one-third of the value of the fund’s total assets (including the value of the collateral received). The fund invests all of its assets that are invested in India in a wholly owned subsidiary located in the Republic of Mauritius. BFA also serves of the investment advisor of the subsidiary.

Tracking Error

The performance of the fund and the index may vary due to a variety of factors, including differences between the fund’s assets and the index, pricing differences, transaction costs, the fund’s holding of cash, differences in timing of the accrual of dividends and differences between the fund’s portfolio and the index resulting from new or existing legal restrictions that apply to the fund but not to the index or to investors using a representative sampling strategy in general. BFA expects that, over time, the fund’s tracking error will not exceed 5%. The fund’s use of a representative sampling strategy can be expected to produce a greater tracking error over a period of time than would result if the fund used an indexing strategy in which a fund invests in substantially all of the securities in its index in approximately the same proportions as in the index.

As of February 28, 2015, iShares reported the following average annual returns on the market price of the fund’s shares and the index.  The market price of the fund’s shares takes into account distributions on the shares and the returns shown account for changes in the mid-point of the bid and ask prices at 4:00 p.m., Eastern time on the relevant date.  Fund shares: 1 year, 5.47; 3 years, -0.74; 5 years, 2.86; 10 years, 7.09; since inception, 13.24; index: 1 year, 5.01; 3 years, -0.34; 5 years, 3.64; 10 years, 7.89; since fund inception, 13.66.

Industry Concentration Policy

The fund will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that the index is concentrated in that industry or group of industries.

The MSCI® Emerging Markets Index

The MSCI Emerging Markets Index, (the “index”) is a stock index calculated, published and disseminated daily by MSCI Inc. (“MSCI”) through numerous data vendors, on the MSCI website and in real time on Bloomberg Financial Markets and Reuters Limited.

The index is a free float-adjusted market capitalization index and is one of the MSCI Global Investable Market Indices (the “MSCI Indices”), the methodology of which is described below. The index is considered a “standard” index, which means it consists of all eligible large capitalization and mid-capitalization stocks, as determined by MSCI, in the relevant emerging markets. Additional information about the MSCI Indices is available on the following website: http://www.msci.com/products/indices/country_and_regional/em/methodology.html. Daily closing price information for the index is available on the following website: http://www.mscibarra.com/products/indices/international_equity_indices/performance.html. We are not incorporating by reference the website, the sources listed above or any material they include in this prospectus supplement.

The index is intended to provide performance benchmarks for the emerging equity markets in the Americas, Europe, the Middle East, Africa and Asia, which are, as of the date of this prospectus supplement, Brazil, Chile, China, Colombia, Czech Republic, Egypt, Greece, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Peru, Philippines, Poland, Qatar, Russia, South Africa, Taiwan, Thailand, Turkey and the United Arab Emirates. The constituent stocks of the MSCI Emerging Markets Index are derived from the constituent stocks in the 23 MSCI standard single country indices for the emerging market countries listed above. The index is calculated in U.S. dollars on a total return net basis. The index was launched on December 31, 1987 at an initial value of 100.

For additional information about the construction, calculation methodology and maintenance of the index, please see “iShares® MSCI EAFE ETF — Construction of the MSCI Indices”, “iShares® MSCI EAFE ETF — Calculation Methodology for the MSCI Indices” and “iShares® MSCI EAFE ETF — Maintenance of the MSCI Indices”, respectively, on pages S-76, S-79 and S-79 of this prospectus supplement, respectively.

MSCI expects that for the November 2015 semi-annual index review, the MSCI China Index will meet the Foreign Listing Materiality Requirement, and therefore, foreign listed companies will become eligible for inclusion in the MSCI China Index.  As the constituents of the index are derived from, among others, the constituents of the MSCI China Index, such foreign listed companies will further become eligible for inclusion in the index.

Historical Closing Prices of the Fund’s Shares

The closing price of shares of the fund has fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the closing price of the shares during the period shown below is not an indication that the shares are more or less likely to increase or decrease at any time during the life of your notes. The period shown below will be approximately ten years, but may be shorter if Bloomberg Financial Services does not provide historical closing prices for the entirety of such period (whether due to the applicable inception date occurring less than ten years from the date hereof or otherwise).

You should not take the historical closing prices of the shares as an indication of the future performance of the shares. We cannot give you any assurance that the future performance of the shares will result in your receiving an amount greater than the outstanding face amount of your notes on the stated maturity date. Neither we nor any of our affiliates make any representation to you as to the performance of the shares. Before investing in the offered notes, you should consult publicly available information to determine the relevant fund closing prices between the date of this prospectus supplement and the date of your purchase of the offered notes. The actual performance of the fund over the life of the offered notes, as well as the payment amount at maturity may bear little relation to the historical prices shown below.

The graph below shows the daily historical prices of the shares of the fund from March 25, 2005 through March 25, 2015. We obtained the closing prices shown in the graph below from Bloomberg Financial Services without independent verification.

“iShares®” is a registered trademark of BlackRock Institutional Trust Company, N.A. (BITC). The index is not sponsored, endorsed, sold, or promoted by BITC. BITC makes no representations or warranties to the owners of the index or any member of the public regarding the advisability of investing in the index. BITC has no obligation or liability in connection with the operation, marketing, trading or sale of the index.

iShares® J.P. Morgan USD Emerging Markets Bond ETF

The shares of the iShares® J.P. Morgan USD Emerging Markets Bond ETF (the “fund”) are issued by iShares® Trust, a registered investment company.

•                  The fund is a tracking ETF that seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the index.

•                  The index it tracks is the J.P. Morgan EMBISM Global Core Index (the “index”).

•                  Investment Advisor: BlackRock Fund Advisors (“BFA”).

•                  The fund’s shares trade on the NYSE Arca under the ticker symbol “EMB”.

•                  The iShares® Trust’s SEC CIK Number is 0001100663.

•                  The fund’s inception date was December 17, 2007.

•                  The fund’s shares are issued or redeemed only in creation units of 100,000 shares or multiples thereof.

We obtained the following fee information from the iShares® website without independent verification. The investment advisor is entitled to receive a management fee from the fund corresponding to the fund’s allocable portion of an aggregate management fee based on the aggregate average daily net assets of the fund and the iShares® iBoxx $ High Yield Corporate Bond ETF as follows: 0.6000% of the aggregate net assets of the funds less than or equal to $19 billion, plus 0.5700% of the aggregate net assets of the funds over $19 billion, up to and including $33 billion, plus 0.5415% of the aggregate net assets of the funds over $33 billion, up to and including $58 billion, plus 0.5145% of the aggregate net assets of the funds in excess of $58 billion. The investment advisor has contractually agreed to waive a portion of its management fees in order to limit the total annual operating expenses of the fund to 0.40% through February 28, 2018. As of March 2, 2015, the expense ratio of the fund was 0.40% per annum.

For additional information regarding iShares® Trust or BFA, please consult the reports (including the Annual Report to Shareholders on Form N-CSR for the fiscal year ended October 31, 2014) and other information iShares® Trust files with the SEC. In addition, information regarding the fund, including its top portfolio holdings, may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the iShares® website at http://us.ishares.com/product_info/fund/overview/EMB.htm. We are not incorporating by reference the website, the sources listed above or any material they include in this prospectus supplement.

Investment Objective and Strategy

The fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the index. The fund’s investment objective and the index may be changed at any time, without the approval of BFA’s shareholders.

The following tables display the top bond holdings, holdings and weightings by country, and maturity breakdown of the fund. We obtained the information in the tables below from the iShares® website without independent verification.

iShares® J.P. Morgan USD Emerging Markets Bond ETF Top Ten Holdings as of March 16, 2015

Bond Issuer	Percentage (%)
RUSSIAN (FEDERATION OF)	1.64%
ARGENTINA (REPUBLIC OF)	1.22%
POLAND (REPUBLIC OF)	1.09%
URUGUAY (ORIENTAL REPUBLIC OF)	1.03%
PERU (REPUBLIC OF)	1.01%
PETRONAS CAPITAL LTD.	0.98%
POLAND (REPUBLIC OF)	0.97%
HUNGARY (REPUBLIC OF)	0.96%
ROMANIA (REPUBLIC OF)	0.93%
ARGENTINA (REPUBLIC OF)	0.89%
Total	10.72%

iShares® J.P. Morgan USD Emerging Markets Bond ETF Top Ten Weightings by Country as of March 16, 2015

Country	Percentage (%)
Turkey	5.80%
Philippines	5.64%
Indonesia	5.48%
Mexico	5.30%
Brazil	5.05%
Russian Federation	5.03%
China	4.38%
Colombia	4.36%
Hungary	4.23%
South Africa	3.93%
Total	49.20%

iShares® J.P. Morgan USD Emerging Markets Bond ETF Maturity Breakdown as of March 16, 2015*

Maturity	Percentage (%)
0-1 years	0.18%
1-2 years	0.32%
2-3 years	3.79%
3-5 years	15.09%
5-7 years	16.82%
7-10 years	30.86%
10-15 years	7.78%
15-20 years	5.93%
20+ years	19.15%
Total	99.92%

* Percentages may not sum to 100% due to rounding.

The following table displays additional information about the bonds held by the fund as of March 16, 2015. We obtained the information in the table below from the iShares® website without independent verification.

Weighted average life	11.76 years
Weighted average coupon	6.06%
Effective duration	7.34

Weighted average life is the average length of time to repayment for the bonds held by the fund. Weighted average coupon is the average of the interest rates, or coupons, payable on the bonds, weighted by size in the fund. Effective duration is a measure of the responsiveness of a bond or portfolio price to interest rates, taking into account the impact on expected bond cash flows due to interest rate changes.

Representative Sampling

The fund uses a representative sampling strategy to attempt to track the performance of the index. This strategy involves investing in a representative sample of securities that collectively have an investment profile similar to that of the index. The securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability, duration, maturity or credit ratings and yield) and liquidity measures similar to those of the index. The fund generally invests at least 90% of its assets in the securities of index. The fund may at times invest up to 20% of its assets in certain futures, options and swap contracts, cash and cash equivalents, including money market funds advised by BFA or its affiliates, as well as in securities not included in the index, but which BFA believes will help the fund track the index. The fund may lend securities representing up to one-third of the value of the fund’s total assets (including the value of the collateral received).

Tracking Error

The performance of the fund and of the index may vary due to a variety of factors, including transaction costs, non-U.S. currency valuations, asset valuations, corporate actions (such as mergers and spin-offs), timing variances and differences between the fund’s portfolio and the index resulting from legal restrictions (such as diversification requirements) that apply to the fund but not to the index or to investors using a representative sampling strategy in general.

Tracking error also may occur because of pricing differences, transaction costs, the fund’s holding of cash, differences in timing of the accrual of distributions, changes to the index or the need to meet various new or existing regulatory requirements. Tracking error also may result because the fund incurs fees and expenses, while the index does not. BFA expects that, over time, the fund’s tracking error will not exceed 5%. The fund’s use of a representative sampling strategy can be expected to produce a greater tracking error over a period of time than would result if the fund used an indexing strategy in which a fund invests in substantially all of the securities in the index in approximately the same proportions as in the index.

As of February 28, 2015, iShares reported the following average annual returns on the market price of the fund’s shares and the index.  The market price of the fund’s shares takes into account distributions on the shares and the returns shown account for changes in the mid-point of the bid and ask prices at 4:00 p.m., Eastern time on the relevant date.  Fund shares: 1 year, 6.65; 3 years, 4.32; 5 years, 6.88; since inception, 6.79; index: 1 year, 6.90; 3 years, 5.26; 5 years, 7.75; since fund inception, 7.56.

Industry Concentration Policy

The fund will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that the index is concentrated in that industry or group of industries. For purposes of this limitation, securities of the U.S. government (including its agencies and instrumentalities), repurchase agreements collateralized by U.S. government securities, and securities of state or municipal governments and their political subdivisions are not considered to be issued by members of any industry.

The Index

The index is a broad, diverse, market capitalization weighted index designed to measure the performance of U.S. dollar-denominated Brady bonds, Eurobonds and traded loans issued by sovereign and quasi-sovereign entities of emerging market countries. The index is calculated in U.S. dollars on a total return (gross) basis.

Quasi-sovereign entities are entities whose securities are either 100% owned by their respective governments or subject to a 100% guarantee that does not rise to the level of constituting the full faith and credit by such governments. The methodology is designed to distribute the weight of each country within the index by limiting the weights of countries with higher debt outstanding and reallocating this excess to countries with lower debt outstanding.

Index Methodology

In order for a bond to be considered as eligible for inclusion in the index, the bond must be issued by a country that is considered an emerging market. A country is defined as an emerging market and, therefore, can be considered for inclusion in the index, to be considered an emerging market, a country’s gross net income (“GNI”) per capita must be below the index income ceiling (“IIC”) established by the index sponsor for three consecutive years to be eligible for inclusion. The IIC is defined as the GNI per capital level that is adjusted every year by the growth rate of the World GNI per capita (calculated using the World Bank’s “Atlas method” for converting other currencies into U.S. dollars and using the midyear population), which is published by the World Bank annually. The base IIC level was established in 1987 at US $6,000 GNI per capita. Second, regardless of their IIC, countries that either have restructured their external debt during the past ten years or currently have restructured external debt outstanding will also be considered for inclusion in the index. Once the universe of emerging markets countries has been defined, the eligible securities from these countries must be selected for inclusion in the index.

Component Selection Criteria

To be eligible for inclusion in the index, a security: (i) can be fixed or floating-rate; (ii) must be issued by sovereign and quasi-sovereign entities from index-eligible countries described above; (iii) must be denominated in U.S. dollars; (iv) must have a current face amount outstanding of $1 billion or more; (v) must have at least 2 years until maturity; (vi) must be able to settle internationally through Euroclear or another institution domiciled outside the issuing country; and (vii) must be a security whose bid and offer prices are available on a daily and timely basis — either from an inter-dealer broker or J.P. Morgan. Convertible bonds are excluded from the index.

Index Maintenance

The index is a broad, diverse market capitalization weighted index. The index is priced at 3:00 pm, Eastern Time every business day of the year as defined by the U.S. bond market calendar. Index securities are priced using bid pricing each day. For securities where there is not a valid price available at 3:00 pm, Eastern Time, the last available valid price is obtained from the market. As a last resort, if there are no valid market prices for an instrument, J.P. Morgan traders are asked to provide a market bid and ask. For those securities where pricing is not available on a regular basis, the composition methodology ensures that such securities will be excluded from the index.

The weight of each security in the index is determined by first starting with the face amount outstanding of all eligible securities and aggregating such securities by country. The highest weighted countries are then constrained by capping the total weight within those countries. The result establishes new country weights which are then used to calculate the new eligible face amounts per security within those countries. To calculate the final weights of each security in the index, the current day’s price is multiplied by each security’s adjusted face amount. The market capitalization for each security is then divided by the total market capitalization for all securities in the index. The result represents the weight of the security expressed as a percentage of the index.

The index is generally rebalanced on a monthly basis, on the last business day of the month. A new security that meets the index admission requirements is added to the index on the first month-end business date after its issuance, provided its issue date falls before the 15th of the month. A new security whose settlement date falls on or after the 15th of the month is added to the index on the last business day of the next month. There are two exceptions to this rule. The first exception applies to new securities that are released as part of a debt exchange program. For example, if a country exchanges a portion of its outstanding debt for a new issue after the 15th of the month, at the month-end rebalancing date immediately following this event the amount of debt retired in this exchange would be removed from the index. The new security would then be added to the index. The second exception concerns Regulation S securities. A security that is issued solely in reliance on Regulation S of the 1933 Act and not pursuant to Rule 144A will be ineligible for inclusion in the index until the expiration of the relevant Regulation S restricted period. The date at which the restriction is lifted will effectively be the new “issue” date, at which point the 15th of the month rule will apply. In extreme cases, an intra-month rebalancing can occur when: (i) more than $6 billion of the face amount of index eligible bonds are exchanged or (ii) more than 2/3 of the face amount of any one of the most liquid index bonds are exchanged. If an announcement is made for a bond to be called, it is removed from the index on the month-end prior to its call date on the basis of having less than 24 months remaining until maturity. However, if an announcement is not made in time for the bond to be removed from the index on the prior month-end, it will be removed the first month-end following the announcement, unless the amount to be called triggers an intra-month rebalancing.

Historical Closing Prices of the Fund’s Shares

The closing price of shares of the fund has fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the closing price of the shares during the period shown below is not an indication that the shares are more or less likely to increase or decrease at any time during the life of your notes. The period shown below will be approximately ten years, but may be shorter if Bloomberg Financial Services does not provide historical closing prices for the entirety of such period (whether due to the applicable inception date occurring less than ten years from the date hereof or otherwise).

You should not take the historical closing prices of the shares as an indication of the future performance of the shares. We cannot give you any assurance that the future performance of the shares will result in your receiving an amount greater than the outstanding face amount of your notes on the stated maturity date. Neither we nor any of our affiliates make any representation to you as to the performance of the shares. Before investing in the offered notes, you should consult publicly available information to determine the relevant fund closing prices between the date of this prospectus supplement and the date of your purchase of the offered notes. The actual performance of the fund over the life of the offered notes, as well as the payment amount at maturity may bear little relation to the historical prices shown below.

The graph below shows the daily historical prices of the shares of the fund from December 19, 2007 through March 25, 2015. We obtained the closing prices shown in the graph below from Bloomberg Financial Services without independent verification.

“iShares®” is a registered trademark of BlackRock Institutional Trust Company, N.A. (BITC). The index is not sponsored, endorsed, sold, or promoted by BITC. BITC makes no representations or warranties to the owners of the index or any member of the public regarding the advisability of investing in the index. BITC has no obligation or liability in connection with the operation, marketing, trading or sale of the index.

iShares® U.S. Real Estate ETF

The shares of the iShares® U.S. Real Estate ETF (the “fund”) are issued by iShares® Trust, a registered investment company.

•                 The fund is a tracking ETF that seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the index.

•                 The index it tracks is the Dow Jones U.S. Real Estate IndexSM (the “index”).

•                 Investment Advisor: BlackRock Fund Advisors (“BFA”).

•                 The fund’s shares trade on the NYSE Arca under the ticker symbol “IYR”.

•                 The fund’s SEC CIK Number is 0001100663.

•                 The fund’s inception date was June 12, 2000.

•                 The fund’s shares are issued or redeemed only in creation units of 50,000 shares or multiples thereof.

We obtained the following fee information from the iShares® website without independent verification. The investment advisor is entitled to receive a management fee from the fund based on the fund’s allocable portion of an aggregate management fee based on the aggregate average daily net assets of the fund and a set of other iShares® funds as follows: 0.48% per annum of the aggregate net assets of the funds less than or equal to $10.0 billion; plus 0.43% per annum of the aggregate net assets of the funds over $10.0 billion, up to and including $20.0 billion; plus 0.38% per annum of the aggregate net assets of the funds in excess of $20.0 billion up to and including $30.0 billion, plus 0.342% per annum of the aggregate net assets in excess of $30.0 billion. As of December 31, 2014, the expense ratio of the fund was 0.45%.

For additional information regarding iShares® Trust or BFA, please consult the reports (including the Semi-Annual Report to Shareholders on Form N-CSRS for the period ended October 31, 2014) and other information iShares® Trust files with the SEC. In addition, information regarding the fund, including its top portfolio holdings, may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the iShares® website at http://us.ishares.com/product_info/fund/overview/IYR.htm?fundSearch=true&qt=IYR. We are not incorporating by reference the website, the sources listed above or any material they include in this prospectus supplement.

Investment Objective

The fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the index. The fund’s investment objective and the index may be changed at any time, without the approval of BFA’s shareholders.

The following tables display the top holdings and weightings by industry sector of the fund. (Sector designations are determined by the fund sponsor using criteria it has selected or developed. Index and fund sponsors may use very different standards for determining sector designations. In addition, many companies operate in a number of sectors, but are listed in only one sector and the basis on which that sector is selected may also differ. As a result, sector comparisons between indices or funds with different sponsors may reflect differences in methodology as well as actual differences in the sector composition of the indices or funds.) We obtained the information in the tables below from the fund’s website without independent verification.

iShares® U.S. Real Estate ETF Top Ten Holdings as of March 16, 2015

Fund Stock Issuer	Percentage (%)
SIMON PROPERTY GROUP INC	6.93%
AMERICAN TOWER CORP	4.73%
CROWN CASTLE INTL CORP	3.41%
EQUITY RESIDENTIAL	3.41%
PUBLIC STORAGE	3.30%
HEALTH CARE REIT INC	3.09%
AVALONBAY COMMUNITIES REIT	2.73%
VENTAS REIT INC	2.66%
PROLOGIS INC	2.55%
BOSTON PROPERTIES REIT INC	2.50%
Total	35.31%

iShares® U.S. Real Estate ETF by Sector as of March 16, 2015*

Sector	Percentage (%)
REAL ESTATE INVESTMENT TRUSTS (REITS)	95.36%
REAL ESTATE MANAGEMENT & DEVELOPMENT	4.34%
CASH AND/OR DERIVATIVES	0.29%
Total	99.99%

* Percentages may not sum to 100% due to rounding.

Representative Sampling

The fund uses a representative sampling strategy to attempt to track the performance of the index before fees and expenses. For the fund, this strategy involves investing in a representative sample of securities that collectively have an investment profile similar to that of the index. The securities selected are expected to have aggregate investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the index. The fund may or may not hold all of the securities that are included in the index.

The fund generally invests at least 90% of its assets in the securities of the index and in depositary receipts representing securities thereof. The fund may invest the remainder of its assets in securities index not included in the index, but which BFA believes will help the fund track the index. The fund may also invest its other assets in certain futures, options and swaps contracts, as well as cash and cash equivalents, including shares of money market funds affiliated with BFA.

Tracking Error

The performance of the fund and of the index may vary due to a variety of factors, including transaction costs, valuations, asset valuations, market impact, corporate actions (such as mergers and spin-offs), timing variances and differences between the fund’s portfolio and the index resulting from legal restrictions (such as diversification requirements) that apply to the fund but not to the index or the use of a representative sampling strategy in general. BFA expects that, over time, the fund’s tracking error will not exceed 5%. The fund’s use of a representative sampling strategy can be expected to produce a greater tracking error over a period of time than would result if the fund used an indexing strategy in which a fund invests in substantially all of the securities in its index in approximately the same proportions as in the index.

As of February 28, 2015, iShares reported the following average annual returns on the market price of the fund’s shares and the index.  The market price of the fund’s shares takes into account distributions on the shares and the returns shown account for changes in the mid-point of the bid and ask prices at 4:00 p.m., Eastern time on the relevant date.  Fund shares: 1 year, 20.32; 3 years, 13.79; 5 years, 15.83; 10 years, 7.60; since inception, 10.79; index: 1 year, 20.84; 3 years, 14.43; 5 years, 16.41; 10 years, 8.00; since fund inception, 11.26.

Industry Concentration Policy

The fund will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that the index is concentrated in that industry or group of industries.

The Index

The index is a float-adjusted market capitalization total return index that is calculated, published and disseminated by the index sponsor, S&P Dow Jones Indices (Dow Jones). It is a subset of the Dow Jones U.S. Index, and is designed to represent real estate investment trusts (REITs) and other companies that invest directly or indirectly in real estate through development, management or ownership, including property agencies. Stocks are selected for the index if they are contained in the index universe and if, based on their revenues, they have been classified into the Real Estate Supersector (8600) as defined by the proprietary classification system used by Dow Jones. Because the index is comprised primarily of REITs, the prices of the component stocks reflect changes in lease rates, vacancies, property development and transactions.  The index is calculated in U.S. dollars on a total return (gross) basis.

Calculation and Dissemination

The closing values of the index are calculated on a 24-hour day that ends at 5:30 p.m. New York time and, following the determination of the previous day’s closing price, the index values for the current day are updated and disseminated on a real-time basis beginning at 5:30 p.m. whenever any of the exchanges represented in the index are open.

If trading in a stock is suspended while its market is open, the last traded price for that stock is used for all subsequent index computations until trading resumes. If trading is suspended before the opening, the stock’s adjusted closing price from the previous day is used to calculate the index. Until a particular stock opens, its adjusted closing price from the previous day is used in the index computation.

If a market is closed due to an exchange holiday, the previous adjusted closing price for each of its index underlying assets, coupled with the most-recent intraday currency bid price, is used to determine the index’s current U.S. dollar value.

To be included in the index, a stock must be part of the index universe, defined as all stocks traded on major U.S. stock exchanges minus any non-common issues and illiquid stocks. Index candidates must be common shares or other securities that have the characteristics of common equities. All classes of common shares, both fully and partially paid, are eligible. Fixed-dividend shares and securities such as convertible notes, warrants, rights, mutual funds, unit investment trusts, closed-end fund shares, shares in limited partnerships and shares in business development companies (BDCs) are not eligible. Temporary issues arising from corporate actions, such as “when-issued shares,” are considered on a case-by-case basis when necessary to maintain continuity in a company’s index membership. REITs, listed property trusts, and similar real-property-owning pass-through structures taxed as REITs by their domiciles also are eligible. Securities that have had more than ten non-trading days during the past quarter are excluded from the index universe.

After determination of the index universe, the index universe is then sorted by float-adjusted market capitalization and stocks in the top 95% of the index universe are categorized into 10 broad Industries, 19 Supersectors, 41 Sectors and 114 Subsectors as defined by a proprietary classification system used by Dow Jones. Segments are designed to capture the risk characteristics of a specific market by grouping together constituents that respond in similar ways to economic, political and environmental factors.

The index level is calculated using a fraction, the numerator of which is the price of each stock in the index multiplied by the number of shares used in the index calculation (total shares outstanding times the IWF), and summed across all the stocks in the index. The denominator is the index divisor.

The Index Divisor

To assure that the index’s value, or level, does not change when stocks are added or deleted, the divisor is adjusted to offset the change in market value of the index. Thus, the divisor plays a critical role in the index’s ability to provide a continuous measure of market valuation when faced with changes to the stocks included in the index. In a similar manner, some corporate actions that cause changes in the market value of the stocks in an index should not be reflected in the index level. Adjustments are made to the divisor to eliminate the impact of these corporate actions.  Any change to the stocks in the index that alters the total market value of the index while holding stock prices constant will require a divisor adjustment.

Divisor adjustments are made “after the close” meaning that after the close of trading the closing prices are used to calculate the new divisor based on whatever changes are being made. It is, then, possible to provide two complete descriptions of the index — one as it existed at the close of trading and one as it will exist at the next opening of trading. If the same stock prices are used to calculate the index level for these two descriptions, the index levels are the same.

With prices constant, any change that changes the total market value included in the index will require a divisor change. For cataloging changes, it is useful to separate changes caused by the management of the index from those stemming from corporate actions of the constituent companies. Among those changes driven by index management are adding or deleting companies, adjusting share counts and changes to IWFs and other factors affecting share counts or stock prices.

When a company is added to or deleted from the index, the net change in the market value of the index is calculated and this is used to calculate the new divisor. The market values of stocks being added or deleted are based on the prices, shares outstanding, IWFs and any other share count adjustments.

There are a large range of different corporate actions ranging from routine share issuances or buy backs to unusual events like spin-offs or mergers. These are listed on the table below with a description of the adjustments, if any.

Corporate Action	Effects	Divisor Adjustments?
Company added/deleted	Net change in market value determines the divisor adjustment.	Yes
Change in shares outstanding	Any combination of secondary issuance, share repurchase or buy back — share counts revised to reflect change.	Yes
Stock split	Share count revised to reflect new count. Divisor adjustment is not required since the share count and price changes are offsetting.	No
Spin-off	If the spun-off company is not being added to the index, the divisor adjustment reflects the decline in index market value (i.e., the value of the spun-off unit).	Yes
Spin-off	Spun-off company added to the index, no company removed from the index.	No
Spin-off	Spun-off company added to the index, another company removed to keep number of names fixed. Divisor adjustment reflects deletion.	Yes
Change in IWF	Increasing (decreasing) the IWF increases (decreases) the total market value of the index. The divisor change reflects the change in market value caused by the change to an IWF.	Yes
Special Dividend	When a company pays a special dividend the share price is assumed to drop by the amount of the dividend; the divisor adjustment reflects this drop in index market value.	Yes

Rights offering

Each shareholder receives the right to buy a proportional number of additional shares at a set (often discounted) price. The calculation assumes that the offering is fully subscribed. Divisor adjustment reflects increase in market cap measured as the shares issued multiplied by the price paid.

Yes

Annual Reconstitution, Quarterly Reviews and Index Maintenance

The index is reconstituted annually in September. The process includes the review of all stocks in their respective markets to determine eligibility according to the existing criteria. In addition, the investable weight factor (“IWF”), for each stock is reviewed based on the most recently available data filed with various regulators and exchanges and updated as needed. Changes are implemented at the opening of trading on the Monday following the third Friday of September. Changes in IWFs resulting from corporate actions which exceed 5% are implemented as soon as possible; changes of less than 5% are implemented at the next annual review.

Generally, no companies are added to an index between annual reconstitutions except for initial public offerings and spinoffs. Any exceptions to this rule are announced with ample lead time.

Changes in shares outstanding of less than 5% are accumulated and made quarterly in March, June, September and December . These changes, as well as any weight adjustments, are implemented at the opening of trading on the Monday following the third Friday of the quarterly update month.

The indices are also reviewed on an ongoing basis to account for corporate actions such as mergers, acquisitions, takeovers, delistings or bankruptcies. Changes to index composition and related weight adjustments are made as soon as they are effective. Corporate actions (such as stock splits, stock dividends, spin-offs and rights offerings) are applied after the close of trading on the day prior to the ex-date. Share changes resulting from exchange offers are applied on the ex-date.

Initial public offerings and new listings on eligible exchanges are added to at the next quarterly update if the new listing occurs on or before the final trading day of February, May, August or November and meets all other eligibility requirements. Spinoffs of index constituents are added to the index at the time of the spinoff, providing they meet index eligibility requirements. Spinoffs are assigned the same size and style as the parent company at the time of the action. All spinoff sizes are evaluated at the next quarterly update.

Whenever possible, Dow Jones will announce changes in the index at least two business days prior to their implementation date.

If an index constituent is suspended by its primary market, it may be removed from the index at the discretion of the Index Committee. When this occurs, S&P Dow Jones Indices will use the best-available alternate pricing source to determine the value at which the company should be removed from the index.

Float Adjustment

A company’s outstanding shares are adjusted to exclude shares held by certain shareholders concerned with the control of a company, a group that generally includes the following: officers and directors, private equity, venture capital, special equity firms, publicly traded companies that hold shares in another company, strategic partners, holders of restricted shares, employee stock ownership plans, employee and family trusts, foundations associated with the company, holders of unlisted share classes of stock, government entities at all levels (except government retirement or pension funds) and any individual person who controls a 5% or greater stake in a company as reported in regulatory filings. However, holdings by depositary banks, mutual funds, exchange-traded fund providers, asset managers, pension plans and other institutional investors, even if greater than 5% of the outstanding shares of a company, are generally included in the float-adjusted share count to be used in the index calculations, as they are deemed to be acting as investors and not involved with control of a company.

The index adjustment to reflect control holders is accomplished by calculating the IWF for each stock that is part of the numerator of the float-adjusted index fraction described above:

IWF = (available float shares)/(total shares outstanding)

where available float shares are defined as total shares outstanding less shares held by control holders. In most cases, IWFs are reported to the nearest one percentage point.

Historical Closing Prices of the Fund’s Shares

The closing price of shares of the fund has fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the closing price of the shares during the period shown below is not an indication that the shares are more or less likely to increase or decrease at any time during the life of your notes. The period shown below will be approximately ten years, but may be shorter if Bloomberg Financial Services does not provide historical closing prices for the entirety of such period (whether due to the applicable inception date occurring less than ten years from the date hereof or otherwise).

You should not take the historical closing prices of the shares as an indication of the future performance of the shares. We cannot give you any assurance that the future performance of the shares will result in your receiving an amount greater than the outstanding face amount of your notes on the stated maturity date. Neither we nor any of our affiliates make any representation to you as to the performance of the shares. Before investing in the offered notes, you should consult publicly available information to determine the relevant fund closing prices between the date of this prospectus supplement and the date of your purchase of the offered notes. The actual performance of the fund over the life of the offered notes, as well as the payment amount at maturity may bear little relation to the historical prices shown below.

The graph below shows the daily historical prices of the shares of the fund from March 25, 2005 through March 25, 2015. We obtained the closing prices shown in the graph below from Bloomberg Financial Services without independent verification.

“iShares®” is a registered trademark of BlackRock Institutional Trust Company, N.A. (BITC). The index is not sponsored, endorsed, sold, or promoted by BITC. BITC makes no representations or warranties to the owners of the index or any member of the public regarding the advisability of investing in the index. BITC has no obligation or liability in connection with the operation, marketing, trading or sale of the index.

Alerian MLP ETF

The shares of the Alerian MLP ETF (the “fund”) are issued by ALPS ETF Trust (the “trust”), a registered investment company.

•                  The fund is a tracking ETF in that it seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the index.

•                  The index it tracks is the Alerian MLP Infrastructure Index (the “index”), which is a subset of the Alerian MLP Index.

•                  The fund’s investment advisor is ALPS Advisors, Inc. (“ALPS”).

•                  The fund’s shares trade on the NYSE Arca under the ticker symbol “AMLP”.

•                  The trust’s SEC CIK Number is 0001414040.

•                  The inception date of the fund was August 25, 2010.

•                  The fund’s shares are issued or redeemed only in creation units of 50,000 units.

We obtained the following fee information from the fund’s website without independent verification. ALPS is entitled to receive a management fee from the fund payable on a monthly basis at the annual rate (as of December 31, 2014) of 0.85% of the fund’s average daily net assets. As further described below, the fund also accrues deferred income tax expense that is estimated (as of December 31, 2014) to be 7.71% of the fund’s average daily net assets on an annual basis, which results in estimated annual operating expenses of 8.56% of the fund’s average daily net assets.

For additional information regarding the trust and ALPS, please consult the reports (including the Annual Report to Shareholders on Form N-CSR for the fiscal year ended November 30, 2014) and other information the trust files with the SEC. In addition, information regarding the fund, including its top portfolio holdings, may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, at http://www.alerianetfs.com and http://www.alerianmlp.com. We are not incorporating by reference the websites, the sources listed above or any material they include in this prospectus supplement.

Investment Objective and Strategy

The Alerian MLP ETF seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the index. The fund’s investment objective may be changed by its board of trustees without shareholder approval. The fund will normally invest at least 90% of its total assets in component securities (or depositary receipts based on such securities) of the index. The fund generally will invest in all of the securities that comprise the index in proportion to their weightings in the index; however, under various circumstances, it may not be possible or practicable to purchase all of the securities in the index in those weightings. In addition, the fund may not be fully invested at times as a result of cash flows into the fund or reserves of cash held by the fund to meet redemptions and expenses. In any of those circumstances, the fund may purchase a sample of the securities in the index or utilize various combinations of other available investment techniques in seeking performance which corresponds to the performance of the index. The fund may invest its remaining assets in money market instruments, including repurchase agreements or other funds which invest exclusively in money market instruments, convertible securities, structured notes (notes on which the amount of principal repayment and interest payments are based on the movement of one or more specified factors, such as the movement of a particular stock or stock index), forward foreign currency exchange contracts and in swaps, options and futures contracts. Swaps, options and futures contracts (and convertible securities and structured notes) may be used by the fund in seeking performance that corresponds to the index, and in managing cash flows. The fund will not invest in money market instruments as part of a temporary defensive strategy to protect against potential stock market declines. ALPS anticipates that it may take approximately three business days (i.e., each day the NYSE Arca is open) for additions and deletions to the index to be reflected in the portfolio composition of the fund.

About MLPs

Master limited partnerships (“MLPs”) are partnerships that derive at least 90% of their income from activities that meet the requirements of the Internal Revenue Code of 1986 as amended (the tax code), including the transportation, storage and processing of minerals and natural resources. By deriving their income from qualifying sources, the MLP does not pay entity level (corporate) tax. MLP interests trade on public securities exchanges such as the New York Stock Exchange and the NASDAQ Stock Market.

The Fund’s Holdings

The following table displays the top ten holdings of the fund. We obtained the information in the tables below from the fund’s website without independent verification.

Alerian MLP ETF as of March 16, 2015

MLP Unit Issuer	Percentage(%)
Enterprise Products Partners LP	9.91%
Williams Partners LP	7.79%
Magellan Midstream Partners LP	7.69%
MarkWest Energy Partners LP	7.54%
Plains All American Pipeline LP	7.43%
Energy Transfer Partners LP	7.42%
Buckeye Partners LP	5.05%
Enbridge Energy Partners LP	4.78%
Regency Energy Partners LP	4.67%
Sunoco Logistics Partners LP	4.61%
Total	66.89%

Correlation

The performance of the fund and the index may vary due to a variety of factors. Unlike many ETFs, the fund expects to effect redemptions of creation units for cash, rather than in-kind. The fund may not be fully invested at times, either as a result of cash flows into the fund or reserves of cash held by the fund to meet redemptions and expenses. In addition, another significant factor is the fund’s tax expense (as described in the next paragraph), as well as the fund’s operating expenses (including management fees) and costs the fund incurs in buying and selling securities, especially when rebalancing the fund’s holdings to reflect changes in the composition of the index.

Unlike most other investment companies, the fund is not eligible to elect to be treated as a regulated investment company for tax purposes because of its investments primarily in MLPs invested in energy assets. Thus, the fund is obligated to pay applicable federal and state corporate income taxes on its taxable income. The amount of taxes paid by the fund will vary depending on the amount of income and gains derived from investments or sales of MLP interests and these taxes will reduce the return on an investment in the fund. In addition, the fund expects that a portion of the quarterly and other distributions it receives from the MLPs it holds may be treated as a tax deferred return of capital, thus reducing the fund’s adjusted tax basis in the relevant MLP units. These reductions in the fund’s adjusted tax basis in the MLP units will increase the amount of gain (or decrease the amount of loss) recognized by the fund on a subsequent sale of the securities. The fund will accrue deferred income taxes for any future tax liability associated with that portion of MLP distributions considered to be a tax-deferred return of capital as well as capital appreciation of its investments. Upon the sale of an MLP unit, the fund may be liable for previously deferred taxes. The index, however, is calculated without any deductions for taxes. As a result, the fund’s after tax performance could differ significantly from the index even if the pretax performance of the fund and the performance of the index are closely correlated.

For the period ended December 31, 2014, ALPS gave the following annualized performance figures for market price of a fund share and the index: fund—1 year, 4.80%; 3 years, 8.22%; since inception on August 25, 2010, 10.04%; index—1 year, 7.61%; 3 years, 13.24%; since August 25, 2010, 16.28%.  For the period ended February 28, 2015, ALPS gave the following cumulative performance figures for market price of a fund share and the index: fund—year to date, -0.96%; since inception on August 25, 2010, 50.21%; index—year to date, -1.11%; since inception on August 25, 2010, 90.66%.

The Index

The Alerian MLP Infrastructure Index is comprised of 25 energy infrastructure MLPs and is a midstream-focused (i.e., not focused on production or sales of energy commodities) subset of the Alerian MLP Index, which is comprised of 50 energy MLPs. The MLPs in the index earn a majority of their revenues from transportation, storage and processing of energy commodities. The index constituents earn the majority of their cash flow from the transportation, storage, and processing of energy commodities. The index is calculated using a capped, float-adjusted, capitalization-weighted methodology and is disseminated real-time on a price-return basis by the NYSE under the ticker “AMZI” and by other data vendors. The base date for the index is December 29, 1995, with a base value of 100. The index is sponsored and maintained by Alerian and is calculated by Standard & Poor’s. Additional information about the index may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and on the index sponsor’s website, www.alerian.com. We are not incorporating by reference the website, the sources listed above or any material they include in this prospectus supplement.

Quarterly Reconstitution of the Index

The constituents of the index are reviewed quarterly in connection with quarterly rebalancings of the index. The prices, units outstanding, and investable weight factors of all eligible companies and partnerships as of 4:00 pm Eastern Standard Time on the first Friday of March, June, September, and December, respectively, are used to determine if constituent changes will take place.

A non-incumbent will be added to the index during the rebalancing process only if (a) it meets all Tier 1 and Tier 2 (described below) criteria and exceeds each of an incumbents security’s market capitalization, adjusted market capitalization, and last full month’s median daily dollar trading volume by at least 10%; or (b) it meets all Tier 1 criteria and (i) an incumbent fails to meet all Tier 1 criteria or (ii) an incumbent is being removed due to a corporate action, such as a merger of two constituents, delisting, or bankruptcy. Constituents that are halted from trading may remain in the index at the index sponsor’s discretion until trading resumes.

If the number of qualifying non-incumbents to be added does not match the number of incumbents to be removed, preference is given according to the following criteria, in order: (i) fewest number of failed Tier 2 criteria and (ii) adjusted market capitalization. These criteria are reviewed regularly to ensure consistency with industry trends.

The following Tier 1 criteria must be met for a current constituent to be eligible to remain in the index or for a new constituent to be eligible for addition to the index:

•                  Trades on the NYSE or NASDAQ;

•                  Is a publicly traded partnership or limited liability company ;

•                  Earns the majority of its pro forma cash flow from the transportation, storage, and processing of energy commodities (which is not meant to include production, retail marketing, royalty, shipping, and wholesale distribution);

•                  Represents the primary limited partner interests of a partnership or LLC that is an operating company (excluding, among others, the following types of securities: General partner interests, i-units, closed-end funds, exchange-traded products, income trusts, investment vehicles, and royalty trusts);

•                  Paid at least its pro rata minimum quarterly distribution for the trailing two quarters;

•                  Maintained or grew its distribution quarter-over-quarter for at least one of the trailing two quarters;

•                  Has a distribution policy intended to consistently maintain or increase distributions over time;

•                  Has a split-adjusted median daily unit trading volume for each of the trailing six full months of at least 25,000 units;

•                  Has a market capitalization of at least $500 million; and

•                  Has an adjusted market capitalization of at least $250 million.

In addition, preference is given to MLPs meeting the following Tier 2 criteria:

•                  Closes above $10 on each trading day during the last full month;

•                  Has a split-adjusted median daily unit trading volume for each of the trialing six full months of at least 50,000 units;

•                  Has an adjusted market capitalization of at least $500 million; and

•                  Has an investable weight factor (as described below) of at least 20%

Calculation of and Adjustments to the Index

The index is calculated by Standard & Poor’s using a float-adjusted, capitalization-weighted methodology. That means the level of an index reflects the total market value of all the constituent MLP units relative to a particular base period. The index value at any time equals the aggregate index market capitalization divided by the divisor. The divisor is intended to ensure consistency over time relative to the base period. The divisor was initially equal to the index market capitalization on December 29, 1995 divided by 100, and is adjusted following each quarterly rebalancing to equal the post-rebalancing index market capitalization divided by the index value prior to the rebalancing. The index does not account for cash distributions as it is not a “total return” index.

A constituent’s investable weight factor has three components: its numerator, units outstanding, and general partner (GP) adjustment. The numerator is equal to the number of tradable units and is calculated as units outstanding minus non-common units minus unregistered common units minus insider-owned common units. Types of units included in the calculation of units outstanding include common units, subordinated units, special class units, and paid-in-kind units.

The units outstanding generally reflects that disclosed in the MLP’s latest annual or quarterly report, unless otherwise indicated by a press release or in an applicable registration statement or prospectus filed with the SEC. The units outstanding will be adjusted for public secondary offerings at the time of pricing of that offering, for over-allotment option exercises or unit repurchases at the earlier of the press release or filing of a current report, for common units issued in a private investment in public equity (PIPE) transaction at the time of closing of such transaction and common units issued pursuant to equity distribution agreements at the time such agreements are reported in periodic reports, proxy statements or prospectuses.

Non-common units consist of tradable preferred stock, tradable institutional units (i-units), tradable rights, tradable warrants, tradable shares, tradable subordinated units, and similar instruments that do not represent common units of the MLP. Unregistered common units are common units issued in PIPE transactions, which are not considered to be freely tradable until the expiration of the lock-up period or, if no lock-up period is specified, the earlier of the effective date of any accompanying SEC registration statement or 180 days after the closing of the PIPES transaction. Insider-owned common units are those which are included in Item 12 (“Security Ownership of Certain Beneficial Owners and Management”) of a constituent’s latest annual report or proxy statement and includes units owned by all directors and named executive officers, plus common units owned by GPs and/or persons or entities with board representation. Other documents (e.g., press releases, 8-Ks and prospectus supplements) indicating changes to ownership by a GP are reflected immediately.

The GP adjustment is a percentage equal to 100% minus the GP percentage. For constituents with a non-economic GP or no GP at all, the GP percentage is 0%. For traditional MLPs, the index sponsor states that the GP percentage typically starts at 2%, but may fall if the GP does not participate in future offerings and is therefore its GP interest is diluted. The index sponsor will only update the GP percentage upon the filing of the constituents’ annual reports indicating such a change.

Index Rebalancings. Index rebalancings fall into two groups: quarterly rebalancings and special rebalancings. Quarterly rebalancings occur on the third Friday of each March, June, September, and December, and are effective at the open of the next trading day. In the event that the major U.S. exchanges on the third Friday of March, June, September, or December, are closed, the rebalancing will take place after market close on the immediately preceding trading day. The prices, units outstanding, and IWFs of all eligible companies and partnerships as of 4:00 p.m., Eastern Standard Time, on the first Friday of March, June, September, and December, respectively, are used to determine if constituent changes will take place. After market close on the quarterly rebalancing date, each constituent in the Alerian MLP Index is assigned a weight according to its proportion of the total float-adjusted market capitalization of the index, as calculated from its index shares on the first Friday of March, June, September, and December, respectively.

Special rebalancings are triggered by corporate actions and take place one full trading session after the constituent’s issuance of a press release indicating all needed merger votes have passed. On special rebalancing dates, only new and triggering constituents will be updated to reflect the latest information available. A triggering constituent is defined as a surviving constituent of the corporate action that triggered the special rebalancing, e.g., the acquirer in a merger of two constituents. No other constituent units outstanding or IWFs will be affected.

Index Governance: An independent advisory board of auditors, MLP executives, institutional fund managers, legal partners, and other senior financial professionals reviews all methodology modifications and constituent changes to ensure that they are made objectively and without bias. The board is comprised of a minimum of five members and a maximum of thirteen members, all of whom must be independent.

Historical Closing Prices of the Fund’s Shares

The closing price of shares of the fund has fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the closing price of the shares during the period shown below is not an indication that the shares are more or less likely to increase or decrease at any time during the life of your notes. The period shown below will be approximately ten years, but may be shorter if Bloomberg Financial Services does not provide historical closing prices for the entirety of such period (whether due to the applicable inception date occurring less than ten years from the date hereof or otherwise).

You should not take the historical closing prices of the shares as an indication of the future performance of the shares. We cannot give you any assurance that the future performance of the shares will result in your receiving an amount greater than the outstanding face amount of your notes on the stated maturity date. Neither we nor any of our affiliates make any representation to you as to the performance of the shares. Before investing in the offered notes, you should consult publicly available information to determine the relevant fund closing prices between the date of this prospectus supplement and the date of your purchase of the offered notes. The actual performance of the fund over the life of the offered notes, as well as the payment amount at maturity may bear little relation to the historical prices shown below.

The graph below shows the daily historical prices of the shares of the fund from August 25, 2010 through March 25, 2015. We obtained the closing prices shown in the graph below from Bloomberg Financial Services without independent verification.

The Index is not issued, sponsored, endorsed, sold or promoted by Alerian.

PowerShares® Senior Loan Portfolio

The shares of the PowerShares® Senior Loan Portfolio (the “fund”) are issued by the PowerShares Exchange-Traded Fund Trust II (the “trust”), a registered investment company.

•                  The fund is a tracking ETF that seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the index.

•                  The index it tracks is the S&P/LSTA U.S. Leveraged Loan 100 Index (the “index”).

•                  Investment Advisor: Invesco PowerShares Capital Management LLC (“Invesco PowerShares”).

•                  Investment Sub-Adviser:  Invesco Senior Secured Management, Inc. (“Invesco Senior Secured”).

•                  The fund’s shares trade on the NYSE Arca under the ticker symbol “BKLN”.

•                  The trust’s SEC CIK Number is 0001378872.

•                  The fund’s inception date was March 3, 2011.

•                  The fund’s shares are issued or redeemed only in creation units of 100,000 shares.

We obtained the following fee information from the PowerShares® website without independent verification. The investment advisor is entitled to receive a management fee from the fund based on a percentage of the fund’s value at an annual rate of 0.65%. In addition, the fund incurs indirect fees and expenses at an annual rate of 0.01% of the fund’s value as a result of investing in the shares of other investment companies. As of March 16, 2015, the fund’s annual operating expenses were 0.65% of the fund’s value.

For additional information regarding the trust, Invesco PowerShares or Invesco Senior Secured, please consult the reports (including the Annual Report to Shareholders on Form N-CSR for the fiscal year ended October 31, 2014) and other information the trust files with the SEC. In addition, information regarding the fund, including its top portfolio holdings, may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the PowerShares® website at http://www.invescopowershares.com/seniorloans/. We are not incorporating by reference the website, the sources listed above or any material they include in this prospectus supplement.

Investment Objective and Strategy

The fund seeks to provide investment results that generally correspond, before fees and expenses, to the price and yield of the index, which the fund believes is designed to track the market-weighted performance of the largest institutional leveraged loans based on market weightings, spreads and interest payments. Standard & Poor’s Financial Services LLC (S&P) compiles, maintains and calculates the index. For more information on the index, see “The Index” below.

The fund utilizes a sampling methodology to seek to achieve its investment objective. For more information about the sampling methodology, see “Sampling” below.

The fund generally invests at least 80% of its net assets, plus any borrowings for investment purposes, in senior loans that comprise the index. As defined by Invesco PowerShares and Invesco Senior Secured, senior loans include loans rated below investment grade quality or unrated but deemed to be of comparable quality (“leveraged loans”), bank loans and/or floating rate loans. Lending institutions such as banks typically issue senior loans to corporations, partnerships and other entities (“borrowers”), often in connection with such borrowers’ recapitalizations, acquisitions, leveraged buyouts and refinancings. These borrowers operate in a variety of industries and geographic regions, including foreign countries. Senior loans generally are structured and administered by a financial institution that serves as agent for the lenders. The fund generally purchases loans from banks and other financial institutions through assignments or participations. More specifically, the fund may acquire a direct interest in a loan from the agent or another lender by assignment or an indirect interest in a loan as a participation in another lender’s portion of a loan. The fund generally sells loans it holds by means of an assignment, but it also may sell participation interests in such loans to facilitate its ability to fund redemption requests. During the fiscal year ended October 31, 2014, the fund did not purchase any interests in senior loans on a participation (indirect) basis.

The fund invests in loans that are expected to be below investment grade quality and bear interest at a floating rate that periodically resets. The index may include, and the fund may acquire and retain, loans of borrowers that have filed for bankruptcy protection. Non-investment grade loans and bonds, and unrated loans and bonds of comparable credit quality are subject to the increased risk (as compared to investment grade debt) of a borrower’s or issuer’s inability to meet principal and interest payment obligations.

The fund may also invest up to 20% of its assets in other securities not included in the index, in money market instruments, including repurchase agreements or other funds that invest exclusively in money market instruments (subject to applicable limitations under the Investment Company Act of 1940, as amended, or exemptions therefrom), convertible securities, structured notes (notes on which the amount of principal repayment and interest payments is based on the movement of one or more specified factors, such as the movement of a particular security or securities index) and in closed-end funds that invest all or a portion of their assets in senior loans and other liquid instruments such as high-yield securities (commonly referred to as “junk bonds”). Convertible securities and structured notes may be used by the fund in seeking performance that corresponds to the index and in managing cash flows. Invesco PowerShares anticipates that it may take approximately three business days for Invesco PowerShares to fully reflect the additions and deletions to the index in the portfolio composition of the fund.

The fund has entered into a committed, unsecured line of credit with State Street Bank and Trust Company that allows the fund to borrow an amount up to 33 1/3% of its assets for temporary or emergency purposes or to allow for an orderly liquidation of securities to meet redemption requests. The fund bears any interest expenses associated with the line of credit. Invesco PowerShares pays the set-up fees and the commitment fee for the line of credit based on the amount of the commitment that has not been utilized.

The fund’s investment objective, as well as the fund’s policy to invest 80% of its net assets in senior loans that comprise the index, constitutes a non-fundamental policy that the Board of Trustees of the trust may change at any time without shareholder approval, upon 60 days’ prior written notice to shareholders.

As of March 16, 2015, the fund had 119 holdings. The following table displays the top ten holdings of the fund. The weights below represent single loan holding weights and not the aggregate holdings of each issuer held by the fund (if more than one loan is held by the fund). We obtained the information in the table below from the PowerShares® website without independent verification.

PowerShares® Senior Loan Portfolio Top Holdings as of March 16, 2015

Company	Coupon Rate	Maturity Date	S&P/Moody’s Rating	Percentage of Total Holdings
Energy Future Intermediate	4.25%	06/19/2016	BB/Ba3	1.86%
Fortescue Metal	3.75%	06/30/2019	BBB/Baa3	1.85%
Hilton Worldwide Finance, LLC	3.50%	10/26/2020	BBB-/Ba3	1.85%
H.J. Heinz Comp	3.50%	06/05/2020	BB+/Ba1	1.75%
New Red Finance, Inc.	4.50%	12/12/2021	B+/B1	1.74%
Asurion Corp	5.00%	05/24/2019	B/Ba3	1.74%
Chrysler Auto TL	3.50%	05/24/2017	BB+/Ba1	1.61%
Avago Tech. Finance Pte Ltd	3.75%	05/06/2021	BBB-/Ba1	1.60%
Biomet	3.67%	07/25/2017	BB-/B1	1.57%
Albertson’s LLC	5.50%	08/25/2021	BB-/Ba3	1.56%

As of March 16, 2015, 83.08% of the fund’s holdings were loans and 8.23% of the fund’s holdings were high-yield securities. As of March 13, 2015, the fund’s loans had an average yield to maturity of 4.77%, an average years to maturity of 4.74 years, a weighted average coupon of 4.57% and the average number of days until the floating rate coupons on the loans reset was 28.39 days. As of March 16, 2015, 1.41% of the fund’s loans had a maturity of up to one year, 43.81% had a maturity of between one and five years, and 54.78% had a maturity of between five and ten years. No loan held by the fund as of that date had a maturity of more than ten years.

PowerShares® Senior Loan Portfolio Credit Rating Distribution as of March 16, 2015

Credit Rating	S&P	Moody’s

BBB/Baa	13.00%	6.00%
BB/Ba	41.00%	45.00%
B/B	37.00%	39.00%
CCC/Caa	4.00%	2.00%
CC/Ca	0.00%	0.00%
Not Rated	5.00%	9.00%
* Percentages may not sum to 100% due to rounding.

No industry breakdown in respect of the fund’s holdings is available from the PowerShares® website. The industry breakdown in respect of the index is available under “— The Index” below. Although the fund tracks the index, the fund may also invest up to 20% of its assets in other securities not included in the index. Therefore, the industry breakdown in respect of the index’s holdings may not accurately represent the industry sector breakdown in respect of the fund’s holdings.

Sampling

The fund uses a sampling approach to achieve its investment objective. Sampling means that Invesco PowerShares and Invesco Senior Secured use a quantitative analysis to select securities from the index to obtain a representative sample of securities that have, in the aggregate, investment characteristics similar to the index in terms of key risk factors, performance attributes and other characteristics. These attributes and other characteristics include duration, maturity, credit quality, yield and coupon. Invesco PowerShares and Invesco Senior Secured generally expect the fund, as it does currently, to hold less than the total number of loans in the index, but reserve the right to hold as many loans and other securities as they believe necessary to achieve the fund’s investment objective. This may cause the fund to not be as well correlated with the return of the index as would be the case if the fund purchased all the loans in the index in the proportions represented in the index.

Correlation

Invesco PowerShares and Invesco Senior Secured seek correlation over time of 0.95 or better between the fund’s performance and the performance of the index (a figure of 1.00 would represent perfect correlation).  Another means of evaluating the relationship between the returns of the fund and index is to assess the “tracking error” between the two. Tracking error refers to the variation between the fund’s annual return and the return of the index, expressed in terms of standard deviation. The fund seeks to have a tracking error of less than 5%, measured on a monthly basis over a one-year period by taking the standard deviation of the difference in the fund’s return versus the index’s returns. Since the fund uses an indexing approach to try to achieve its investment objective, the fund does not take temporary defensive positions during periods of adverse market, economic or other conditions. For the period ended February 27, 2015, the PowerShares website gave the following performance figures for market price of a fund share (based on the midpoint of the bid/ask spread at 4:00 p.m. ET) and the index: fund—year to date, 1.34%; 1 year on an annualized basis, 1.25%; 3 years on an annualized basis, 4.04%; since inception on March 3, 2011 on an annualized basis, 3.50%; index—year to date, 1.64%; 1 year on an annualized basis, 1.97%; 3 years on an annualized basis, 4.84%; since the fund’s inception on March 3, 2011 on an annualized basis, 4.02%.

The Index

The S&P/LSTA U.S. Leveraged Loan 100 Index is a market value-weighted index designed to measure the performance of the largest facilities in the U.S. leveraged loan market based on market weightings, spreads and interest payments. The constituents of the index are drawn from a universe of syndicated leveraged loans representing over 90% of the leveraged loan market. The index consists of 100 loan facilities drawn from a larger benchmark—the S&P/LSTA (Loan Syndications and Trading Association) Leveraged Loan Index (the “leveraged loan index”). The index is rules-based in order to allow for transparency; the S&P/LSTA U.S. Leveraged Loan 100 Index Committee (the “index committee”), however, reserves the right to exercise discretion when necessary.

The index is reported by Bloomberg L.P. under the ticker symbol “SPBDLL”.

Eligibility Criteria: All syndicated leveraged loans covered by the leveraged loan index are eligible for inclusion in the index. Term loans from syndicated credits must meet the following criteria at issuance in order to be eligible for inclusion in the leveraged loan index: (1) senior secured; (2) minimum initial term of one year; (3) minimum initial spread of 125 basis points over LIBOR; (4) denominated in U.S. dollars and (5) par amount outstanding of $50 million or greater. Only the 100 largest first-lien facilities from the leveraged loan index that meet all eligibility requirements are considered for inclusion in the index. While the index covers all issuers regardless of origin, all facilities must be denominated in U.S. dollars. All constituents of the index must have a publicly assigned CUSIP.

Index Calculation:  The index is a market value-weighted index. LSTA/LPC Mark-to-Market Pricing is used to price each loan in the index. LSTA/LPC Mark-to-Market Pricing is based on bid/ask quotes gathered from dealers and is not based upon derived pricing models. The index uses the average bid for its market value calculation.

Each loan facility’s total return is calculated by aggregating the interest return, reflecting the return due to interest paid and accrued interest, and price return, reflecting the gains or losses due to changes in end-of-day prices and principal prepayments.

The return of each loan facility is weighted in the index based upon its market value outstanding, which reflects both the prior period’s price as well as accrued interest. The overall index return is the composite of each component loan facility’s return multiplied by the market value outstanding from the prior time period.

Calculation of Daily Index Returns and Daily Index Values: The individual index loan returns are aggregated to calculate returns for the index. Specifically, the total return for the index, on a given day, is equal to a weighted average of the returns of the index loans that constitute the index—with the weight of each index loan return being equal to the relative weight of that index loan in the index as of the previous calendar day (adjusted for principal pre-payments, etc.). The index return is therefore the sum of the result, for each index loan, of the market value of the index loan at the beginning of that day times the total return for such index loan on such day divided by market value of such loan at the beginning of that day. Index values are calculated each day by applying the current day’s index return to the previous day’s index value.

Calculation of Index Loan Market Values: The market value for each index loan is calculated as of the close on each calendar day. The market value of an index loan on a day is calculated as the product of the investable weight factor (used to adjust the par amount when a loan is capped (0 < IWF <1.0) as described below) times the par amount of index loan as of the last weekly rebalancing (as adjusted for principal pre-payments and similar events through that day) times a fraction, the numerator of which is the sum of the price of the index loan plus its accrued interest (calculated on a 360-day basis) through that day and the denominator of which is 100.

If the calculation date is not a business day, the market value is based on the price as of the immediate prior business day, plus interest accrued to the valuation date.

The investable weight factor (“IWF”) is used to reduce the weight of a loan to less than 2% if the loan exceeds the maximum 2% weight in the index. At each weekly rebalancing, the loan weights are checked; if any loan exceeds 2%, its IWF is reduced until its weight is 1.90% and all the loans are reviewed for adjusted weights. If necessary, further IWF adjustments are made until no loan exceeds 2% weight.

Calculation of Relative Weights: The relative weight of an index loan is defined as the market value of that loan times its investable weight factor and expressed as a percentage of the aggregate market value of all index loans.

Calculation of Total Return: Returns are calculated for all index loans on every calendar day. The total return of an index loan is the sum of the interest return plus the market price return. Price return measures the return due to the change in the market price of the loan. Interest return (or coupon return) includes the return due to the interest earned on that loan. The interest return for each index loan is calculated as the product of IWF for that index loan times its par amount times the loan’s interest rate divided by 360 and divided by that index loan’s market value at the beginning of that day. The index interest rate is determined by the weighted average spread to LIBOR over the rate as provided by Wall Street OfficeTM. The price return of an index loan is calculated to give effect both to changes in the market price of the loan and any realized return due to receiving a principal repayment at the redemption price (which could differ from par).

Index Maintenance: The index is reviewed each week. Weekly index rebalancing maintenance (additions, deletions, pay-downs, and other changes to the index) is based on data as of Friday (or the last business day of the week in the case of holidays) and is announced the following Thursday (or Wednesday in the case of a holiday) for implementation on the following Friday. Announcements are made only if there are changes to the index. Highly probable weekly pay-downs are estimated each Friday and enter the return universe at that time, until they are adjusted with actual data the following week. Publicly available information, up to and including each Thursday’s close, is considered in each weekly rebalancing.

Index changes published in the announcement generally will not be subject to revision and will become effective on the date listed in the announcement.

Facilities are retired from the index when they are repaid or are no longer priced by the LSTA/LPC Mark-to-Market Pricing.A complete review and rebalancing of all index constituents is completed on a semi-annual basis coinciding with the last weekly rebalance in June and December. Eligible loan facilities approved by the index committee are added to the index during the semi-annual rebalancing, but eligible loan facilities are added to the index at the weekly review only if other facilities are repaid or otherwise drop out of the index, in order to maintain 100 index loans. Index additions are also reviewed weekly and are made according to par outstanding and overall liquidity. Liquidity is determined by the par outstanding and number of market bids available. Any loan facility that fails to meet any of the eligibility criteria described above or that has a term to maturity less than or equal to 12 months plus one calendar day, as of the weekly rebalancing date, is not included in the index. Par amounts of index loans are adjusted on the weekly rebalancing date to reflect any changes that have occurred since the previous rebalancing date, due to partial pre-payments, pay-downs, and similar events. Constituent facilities are capped at 2% of the index and drawn-down at the weekly rebalancing through adjustment of the IWF as described above.

Cash Flows: Interest payments are considered paid on a rolling 90-day basis from the date each loan enters the index and are reinvested in the index, on a relative-weight basis, after 90 days. Pre-payments, pay-downs, and most other forms of cash flow (other than scheduled interest payments) are reconciled at the end of each week to be considered part of that week’s total return.

Index Governance: The index committee maintains the index. The index committee is comprised of employees of S&P Dow Jones Indices and Leverage Commentary & Data. The index committee is chaired by the Managing Director and Index Committee Chairman at S&P Dow Jones Indices. Meetings are held annually and as needed. It is the responsibility solely of the index committee to decide on all matters relating to methodology, maintenance, constituent selection and index procedures.

The index is calculated on all business days of the year following the SIFMA holiday schedule.

S&P/LSTA U.S. Leveraged Loan 100 Index: Top 10 Issuers By Weight as of March 16, 2015

The following table displays the top constituents of the index. We obtained the information in the table below from the index sponsor’s website without independent verification.

Issuers	Index Weight
TXU Corp	2.84%
H.J. Heinz Company	2.63%
Asurion Corporation	2.35%
Chrysler Group	1.99%
Clear Channel Communications	1.92%
Energy Future Intermediate Holding (EFIH)	1.90%
Burger King Corp	1.90%
Hilton Hotels Corp	1.90%
Dell Inc	1.89%
First Data Corp	1.88%

The following table displays the industry breakdown of the index. We obtained the information in the table below from the index sponsor’s website without independent verification.

S&P/LSTA U.S. Leveraged Loan 100 Index:  LCD Broad Industry Breakdown as of March 16, 2015

Industry	Index Weight
Building Materials	1.01%
Computers & Electronics	9.33%
Entertainment & Leisure	2.73%
Food & Beverage	7.70%
Forest Product	0.89%
Gaming & Hotel	9.20%
Healthcare	12.48%
Industrial	9.78%
Media	10.61%
Metals & Mining	3.14%
Oil & Gas	2.24%
Real Estate	0.77%
Services/Retail	17.75%
Telecom	6.09%
Other	6.26%

Additional information regarding the index may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the index sponsor’s website at http://us.spindices.com/indices/fixed-income/sp-lsta-us-leveraged-loan-100-index. We are not incorporating by reference the website, the sources listed above or any material they include in this prospectus supplement.

Historical Closing Prices of the Fund’s Shares

The closing price of shares of the fund has fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the closing price of the shares during the period shown below is not an indication that the shares are more or less likely to increase or decrease at any time during the life of your notes. The period shown below will be approximately ten years, but may be shorter if Bloomberg Financial Services does not provide historical closing prices for the entirety of such period (whether due to the applicable inception date occurring less than ten years from the date hereof or otherwise).

You should not take the historical closing prices of the shares as an indication of the future performance of the shares. We cannot give you any assurance that the future performance of the shares will result in your receiving an amount greater than the outstanding face amount of your notes on the stated maturity date. Neither we nor any of our affiliates make any representation to you as to the performance of the shares. Before investing in the offered notes, you should consult publicly available information to determine the relevant fund closing prices between the date of this prospectus supplement and the date of your purchase of the offered notes. The actual performance of the fund over the life of the offered notes, as well as the payment amount at maturity may bear little relation to the historical prices shown below.

The graph below shows the daily historical prices of the shares of the fund from March 3, 2011 through March 25, 2015. We obtained the closing prices shown in the graph below from Bloomberg Financial Services without independent verification.

PowerShares® is a registered trademark of Invesco PowerShares Capital Management LLC (“Invesco PowerShares”). Invesco PowerShares Capital Management LLC and Invesco Distributors, Inc. are indirect, wholly owned subsidiaries of Invesco Ltd. PowerShares® makes no representations or warranties to the owners of the index or any product linked to the Index or any member of the public regarding the advisability of investing in the Index or such product. PowerShares® has no obligation or liability in connection with the operation, marketing, trading or sale of the index.

General Questions and Answers Regarding Commodity Eligible ETFs

What Is a Commodity Contract?

A commodity contract is an agreement either to buy or sell a set amount of a physical commodity at a predetermined price and delivery period (which is generally referred to as a “delivery month”), or to make and receive a cash payment based on changes in the price of the commodity. Generally speaking, the return on an investment in commodity contracts is correlated with, but different from, the return on buying and holding physical commodities. Each index currently tracked by a commodity eligible ETF is comprised solely of commodity contracts on physical commodities traded on regulated futures trading facilities. However, it is possible that an index tracked by a commodity eligible ETF will in the future include swaps or other derivatives that are cleared through a centralized clearing house.

Why Do the Commodity Eligible ETFs Track Commodity Contracts And Not Physical Commodities?

While holding an inventory of physical commodities may have certain economic benefits (for example, a refinery could use a reserve of crude oil for the continuation of its operations), it also poses administrative burdens and costs, including those arising from the need to store or transport physical commodities. These requirements and costs may prove unattractive to investors who are interested solely in the price movement of commodities. Commodity contracts permit an investor to obtain exposure to the prices of commodities without directly incurring these requirements and costs. However, an investor in commodity contracts, or in an index of commodity contracts, can be indirectly exposed to these costs, which may be reflected in the prices of the commodity contracts and therefore in the index level. In addition, the fact that commodity contracts have publicly available prices allows calculation of an index based on these prices. The use of commodity contracts, therefore, allows the index sponsor to separate the exposure to price changes from the ownership of the underlying physical commodity, and thus allow participation in the upside and downside movement of commodity prices independently of the physical commodity itself.

If the Price of the Underlying Physical Commodities Goes Up, Will the Level of the Related Eligible ETF, Therefore, Also Go Up?

Not necessarily, for two reasons:

First, the commodity eligible ETFs track the commodity contract or contracts included in their respective index, rather than individual physical commodities themselves. Changes in the prices of commodity contracts should generally track changes in the prices of the underlying physical commodities, but, as described above under “Why Do the Commodity Eligible ETFs Track Commodity Contracts And Not Physical Commodities?”, the prices of commodity contracts might from time to time move in ways or to an extent that differ from movements in physical commodity prices. Therefore, you may observe prices of a particular commodity going up and the index level not changing in the same way.

Second, because commodity contracts have expiration dates — i.e., dates upon which trading of the commodity contract ceases, there are certain adjustments that need to be made to a commodity index in order to retain an investment position in the commodity contracts. These adjustments, which are described below and primarily include the mechanic of “rolling,” may have a positive or negative effect on the level of the index. As a result, these adjustments may, in certain instances, cause a discrepancy between the performance of the index and the performance of the underlying commodity contracts.

What Does “Rolling” a Commodity Contract Mean?

Since any commodity contract has a predetermined expiration date on which trading of the commodity contract ceases, holding a commodity contract until expiration will result in delivery of the underlying physical commodity or the requirement to make or receive a cash settlement. “Rolling” the commodity contracts, i.e., (i) selling near-dated (i.e., commodity contracts that are nearing expiration) commodity contracts before they expire and (ii) buying longer-dated contracts (i.e., commodity contracts that have an expiration date further in the future), allows an investor to maintain an investment position in commodities without receiving delivery of physical commodities or making or receiving a cash settlement.

Each index replicates an actual investment in commodity contracts, and therefore takes into account the need to roll the commodity contracts included in such index, and reflects the effects of this rolling. Specifically, as a commodity contract included in an index approaches expiration, such index is calculated as if the commodity contract in the first delivery month is sold and the proceeds of that sale are used to purchase a commodity contract of equivalent value in the next available delivery month. If the price of the second commodity contract is lower than the price of the first commodity contract, the “rolling” process results in a greater quantity of the second commodity contract being acquired for the same value.

Conversely, if the price of the second commodity contract is higher than the price of the first contract, the “rolling” process results in a smaller quantity of the second commodity contract being acquired for the same value.

What Do “Contango” and “Backwardation” Mean?

When the price of a near-dated commodity contract is greater than that of a longer-dated commodity contract, the market for such contracts is referred to as in “backwardation”. On the other hand, the market is referred to as in “contango” when the price of a near-dated commodity contract is less than that of a longer-dated commodity contract. “Rolling” commodity contracts in a backwardated or contango market can affect the level of an index.

How Does Rolling Affect the Level of an Index Underlying a Commodity Eligible ETF?

“Rolling” can affect an index in the following two ways:

First, if, as described above under “What Does “Rolling” a Commodity Contract Mean?”, an index theoretically owns more commodity contracts as a result of the rolling process (albeit at a lower price), the gain or loss on the new position for a given movement in the prices of the commodity contracts will be greater than if the index had owned the same number of commodity contracts as before the rolling process. Conversely, if an index theoretically owns fewer commodity contracts as a result of the rolling process (albeit at a higher price), the gain or loss on the new position for a given movement in the prices of the commodity contracts will be less than if such index had owned the same number of commodity contracts as before the rolling process. Therefore, these differentials in the quantities of contracts sold and purchased may have a positive or negative effect on the level of such index (measured on the basis of its dollar value).

Second, an index theoretically sells a near-dated commodity contract when it gets close to expiry and buys the longer-dated commodity contract. In a contango market, longer-dated commodity contracts are at higher prices than the near-dated commodity contracts. In the absence of significant market changes, the prices of the longer-dated commodity contracts which such index theoretically buys and holds are expected to (but may not) decrease over time as they near expiry. This expected decrease in price of these longer-dated commodity contracts as they near expiry can potentially cause the level of the index to decrease. However, there are a number of different factors affecting the index level. In a backwardated market, where the prices of near-dated commodity contracts are greater than the prices of longer-dated commodity contracts, the price of longer-dated commodity contracts which an index theoretically buys and holds are expected to (but may not) increase as they near expiry.

Can We Assume Any of Such Factors Will Have a Direct Effect on the Level of a Commodity Eligible ETF?

These factors are interrelated in complex ways and affect the performance of the commodity contracts comprising the index and, therefore, may offset each other in calculation of the level of a commodity eligible ETF. Therefore, you should not assume any one of these factors, the effect of rolling or any other factors (e.g., the positive price movement of any underlying physical commodity) will have a direct and linear effect on the performance of the commodity contracts and the level of the commodity eligible ETFs at any given time. The level of an eligible ETF, and therefore the level of the index, may decline even when one or more of such factors are favorable, due to the reasons explained in this subsection entitled “Questions and Answers”.

PowerShares® DB Commodity Index Tracking Fund

The PowerShares® DB Commodity Index Tracking Fund (the “fund”), is organized as a Delaware statutory trust. The fund issues common units of beneficial interest (“shares”), which represent units of fractional undivided beneficial interest in and ownership of the fund. The fund trades exchange-traded futures on the commodities comprising the DBIQ Optimum Yield Diversified Commodity Index Excess Return™, which we call the index, with a view to tracking the index over time. The index is intended to reflect the change in market value of the 14 specified commodities included in the index. The commodities included in the index are light sweet crude oil (WTI), heating oil, RBOB (reformulated gasoline blendstock for oxygen blending) gasoline, natural gas, Brent crude oil, gold, silver, aluminum, zinc, copper grade A, corn, wheat, soybeans, and sugar. The notional amounts of each index commodity included in the index are broadly in proportion to the levels of the world’s production and stocks of the index commodities at the time the index was established in 1997. The fund also invests in United States Treasury securities and other short-term fixed income securities. The shares trade on the NYSE Arca under the symbol “DBC.”

We obtained the following fee information from the PowerShares® website without independent verification. The manage is entitled to receive a management fee based on the net asset value of the fund, at an annualized rate of 0.85% of the net asset value of fund. This fee is payable by fund monthly in arrears. The fund also pays brokerage commissions and fees related to its trading activities, which are not expected to exceed 0.08% of the fund’s net asset value per annum. As of March 16, 2015, the estimated expense ratio of the trust was 0.93% per annum.

We have derived all information regarding the fund and the shares contained in this prospectus supplement from publicly available information without independent verification. For additional information regarding the fund, please consult the reports (including the annual report on Form 10-K for the fiscal year ended December 31, 2013 and other information the fund files with the SEC. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at www.sec.gov and can be located by reference to SEC CIK number 0001328237. Additional information regarding the fund may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the PowerShares® website at http://invescopowershares.com/products/overview.aspx?ticker=dbc. We are not incorporating by reference the website, the sources listed above or any material they include in this prospectus supplement.

Fund Structure

Wilmington Trust Company (the “trustee”), a Delaware trust company, is the sole trustee of the fund. The trustee has delegated to the manager certain of the power and authority to manage the business and affairs of the fund and has only nominal duties and liabilities to the fund. DB Commodity Services LLC serves as the manager (the “manager”) of the fund. The manager serves as both commodity pool operator and commodity trading advisor of the fund.

The manager has been registered with the Commodity Futures Trading Commission as a commodity pool operator and commodity trading advisor since June 7, 2005 and has been a member of the National Futures Association since June 16, 2005. The manager is a wholly-owned subsidiary of DB U.S. Financial Markets Holding Corporation, which is a wholly-owned, indirect subsidiary of Deutsche Bank AG. DB U.S. Financial Markets Holding Corporation has been a principal of the manager since May 31, 2005. The registration of the manager with the CFTC and its membership in the NFA must not be taken as an indication that either the CFTC or the NFA has recommended or approved the manager or the fund.

The shareholders take no part in the management or control, and have no voice in the operations or the business of the fund. Shareholders, may, however, remove and replace the manager as the manager of the fund, and may amend the trust declaration, except in certain limited respects, by the affirmative vote of a majority of the outstanding shares then owned by shareholders (as opposed to by the manager and its affiliates). The owners of a majority of the outstanding shares then owned by shareholders may also compel dissolution of the fund.

Investment Objective

The fund seeks to track changes, whether positive or negative, in the level of the index, over time, plus the excess, if any, of the fund’s interest income from its holdings of United States Treasury and other short-term fixed income securities over the expenses of the fund. The fund is managed to maintain correspondence between the composition and weightings of the index commodities comprising the index and the investments of the fund. The manager adjusts the fund’s investments from time-to-time to conform to periodic changes in the identity and/or relative weighting of the index commodities. The manager aggregates certain of the adjustments and makes changes to the portfolio at least monthly or more frequently in the case of significant changes to the index.

The value of the shares fluctuates in relation to changes in the value of the fund’s portfolio. The market price of the shares may not be identical to the net asset value per share.

The CFTC and/or commodity exchanges, as applicable, may impose position limits on market participants trading in certain commodities. If the manager determines in its commercially reasonable judgment that it has become impracticable or inefficient for any reason for the fund to gain full or partial exposure to any index commodity by investing in a specific futures contract that is a part of the index, the fund may invest in a futures contract referencing the particular index commodity other than the specific contract that is a part of the index or, in the alternative, invest in other futures contracts not based on the particular index commodity if, in the commercially reasonable judgment of the manager, such futures contracts tend to exhibit trading prices that correlate with a futures contract that is a part of the index.

Creation and Redemption of Fund Shares

The fund creates and redeems shares from time-to-time, but only in one or more baskets. A basket is a block of 200,000 shares. Except when aggregated in baskets, the shares are not redeemable securities. Baskets may be created or redeemed only by authorized participants (typically large financial institutions). The shares are not redeemable except in baskets.  On February 25, 2015, the managing owner of the fund announced that it had temporarily suspended the ability of authorized participants to purchase new creation baskets in the fund in connection with the transition to the new managing owner of the fund. Effective February 26, 2015, the managing owner has resumed accepting orders for authorized participants to purchase new creation baskets in the fund.  The market value of the fund’s shares may be affected by the resumption of issuances of shares of the fund, and the market value may be higher or lower than the intraday indicative value of the shares.

Fees and Expenses

The fund pays the manager a management fee, monthly in arrears, in an amount equal to 0.85% per annum of the daily net asset value of the fund. The management fee is paid in consideration of the manager’s commodity futures trading advisory services. Expenses incurred in connection with the continuous offering of shares of the fund are paid by the manager. The manager will not allocate to the fund the indirect expenses of the manager.

The fund pays to the commodity broker all brokerage commissions, including applicable exchange fees and other transaction related fees and expenses charged in connection with its trading activities. The manager does not expect brokerage commissions and fees to exceed 0.08% of the net asset value of the fund in any year, although the actual amount of brokerage commissions and fees in any year or any part of any year may be greater.

The manager pays all routine operational, administrative and other ordinary expenses of the fund, generally, as determined by the manager. The manager expects that all of the routine operational, administrative and other ordinary expenses of the fund will be approximately 0.40% per annum of the fund’s net asset value. The fund pays all its extraordinary fees and expenses (as defined in the trust declaration) of the fund generally, if any, as determined by the manager. Extraordinary fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses.

The management fee and the brokerage commissions and fees of the fund are paid first out of interest income from the fund’s holdings of U.S. Treasury bills and other short-term fixed income securities on deposit with the commodity broker as margin or otherwise. The interest income has historically been sufficient to cover the fees and expenses of the fund. If, however, the interest income is not sufficient to cover the fees and expenses of the fund during any period, the excess of the fees and expenses over the interest income will be paid out of income from futures trading, if any, or from sales of the fund’s fixed income securities.

Correlation

The performance of the fund and the index may vary due to, among other things, market disruptions affecting the commodity contracts, position limits on the index commodity, the fund’s operating expenses (including management fees) and costs the fund incurs in buying and selling the commodity contracts and other securities. The Fund seeks to track the excess return version of the index (ticker DBLCDBCE). Because the fund collateralizes its futures positions with positions in 3-month U.S. Treasuries, when providing performance data, PowerShares® displays the results of the total return version of the index (ticker DBLCDBCT) for comparison.

For the period ended February 27, 2015, the PowerShares website gave the following performance figures for market price of a fund share (based on the midpoint of the bid/ask spread at 4 pm ET) and the total return version index: fund—year to date, -1.52%; 1 year on an annualized basis, -30.23%; 3 years on an annualized basis, -14.91%; 5 years on an annualized basis, -5.11%; since fund inception on February 3, 2006 on an annualized basis, -2.55%; index—year to date,

-0.67%; 1 year on an annualized basis, -28.16%; 3 years on an annualized basis, -13.61%; 5 years on an annualized basis, -4.13%; since fund inception on an annualized basis, -1.25%.

Termination Events

The fund will dissolve at any time upon the happening of any of the following events:

•                  The filing of a certificate of dissolution or revocation of the manager’s charter (and the expiration of 90 days after the date of notice to the manager of revocation without a reinstatement of its charter) or upon the withdrawal, removal, adjudication or admission of bankruptcy or insolvency of the manager, or an event of withdrawal unless (i) at the time there is at least one remaining manager and that remaining manager carries on the business of the fund or (ii) within 90 days of such event of withdrawal all the remaining shareholders agree in writing to continue the business of the fund and to select, effective as of the date of such event, one or more successor managers. If the fund is terminated as the result of an event of withdrawal and a failure of all remaining shareholders to continue the business of the fund and to appoint a successor managing owner as provided above within 120 days of such event of withdrawal, Shareholders holding shares representing at least a majority (over 50%) of the net asset value (not including shares held by the manager and its affiliates) may elect to continue the business of the fund by forming a new statutory trust, or reconstituted trust, on the same terms and provisions as set forth in the trust declaration. Any such election must also provide for the election of a manager to the reconstituted trust. If such an election is made, all shareholders of the fund shall be bound thereby and continue as shareholders of the reconstituted trust.

•                  The occurrence of any event which would make unlawful the continued existence of the fund.

•                  In the event of the suspension, revocation or termination of the manager’s registration as a commodity pool operator, or membership as a commodity pool operator with the NFA (if, in either case, such registration is required at such time unless at the time there is at least one remaining managing owner whose registration or membership has not been suspended, revoked or terminated).

•                  The fund becomes insolvent or bankrupt.

•                  The shareholders holding shares representing at least a majority (over 50%) of the net asset value (which excludes the shares of the manager) vote to dissolve the fund, notice of which is sent to the manager not less than ninety (90) business days prior to the effective date of termination.

•                  The determination of the manager that the aggregate net assets of the fund in relation to the operating expenses of the fund make it unreasonable or imprudent to continue the business of the fund, or, in the exercise of its reasonable discretion, the determination by the manager to dissolve the fund because the aggregate net asset value of the fund as of the close of business on any business day declines below $10 million.

•                  The fund is required to be registered as an investment company under the Investment Company Act of 1940.

•                  DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

The Index

Overview

The fund pursues its investment objective by investing in a portfolio of exchange-traded futures on the index commodities. The index commodities are light sweet crude oil (WTI), heating oil, RBOB (reformulated gasoline blendstock for oxygen blending) gasoline, natural gas, Brent crude oil, gold, silver, aluminum, zinc, copper grade A, corn, wheat, soybeans, and sugar. The index is composed of notional amounts of each of the index commodities. The notional amounts of each index commodity included in the index are broadly in proportion to the levels of the world’s production and supplies of the index commodities at the index’s base date of September 3, 1997. The sponsor of the index is Deutsche Bank AG London.

The index is calculated on an excess return, or unfunded basis. The futures contract price for each index commodity will be the exchange closing prices for such index commodity on each weekday when banks in New York, New York are open, or index business days. If a weekday is not a trading day on the relevant exchange for a particular commodity but is an index business day, the exchange closing price from the previous index business day will be used for each index commodity. The closing level of the index is calculated by the index sponsor based on the closing price of the futures contracts for each of the index commodities and the notional amount of such index commodity. The composition of the index may be adjusted in the event that the index sponsor is not able to calculate the closing prices of the index commodities.

The index calculation is expressed as the weighted average return of the index commodities. The index is re-weighted on an annual basis on the sixth index business day of each November, to ensure that each of the index commodities is weighted in the same proportion that such index commodities were weighted on September 3, 1997, which serves as the base date for the index, on which date the closing level was 100. The following table reflects the index base weights of each index commodity on the base date:

Index Commodity	Index Base Weight
Light Crude	12.38%
Heating Oil	12.38%
RBOB Gasoline	12.38%
Natural Gas	5.50%
Brent Crude	12.38%
Gold	8.00%
Silver	2.00%
Aluminum	4.17%
Zinc	4.17%
Copper Grade A	4.17%
Corn	5.63%
Wheat	5.63%
Soybeans	5.63%
Sugar	5.63%
Closing Level on Base Date:	100.00%

The index commodities are traded on the following futures exchanges:

Exchange	Commodities
New York Mercantile Exchange	Light Sweet Crude Oil (WTI), Heating Oil, RBOB Gasoline and Natural Gas
ICE-Futures Europe	Brent Crude
Commodity Exchange Inc., New York	Gold and Silver
The London Metal Exchange Limited	Aluminum, Zinc and Copper Grade A
Board of Trade of the City of Chicago Inc.	Corn, Wheat and Soybeans
ICE Futures U.S., Inc.	Sugar

The index includes provisions for the replacement of futures contracts as they approach maturity. This replacement takes place over a period of time in order to lessen the impact on the market for the futures contracts being replaced. With respect to each index commodity, the fund employs a rule-based approach when it ‘rolls’ from one futures contract to another. Rather than select a new futures contract based on a predetermined schedule (e.g., monthly), each index commodity rolls to the futures contract which generates the best possible “implied roll yield” (as determined by the index sponsor). The futures contract with a delivery month within the next thirteen months which generates the best possible implied roll yield will be included in the index. As a result, each index commodity is able to potentially maximize the roll benefits in backwardated markets and minimize the losses from rolling in contangoed markets.

Contract Selection

On the first New York business day of each month, each index commodity futures contract will be tested in order to determine whether to continue including it in the index. If the index commodity futures contract requires delivery of the underlying commodity in the next month, known as the delivery month, a new index commodity futures contract will be selected for inclusion in the index. For each index commodity in the index, the new index commodity futures contract selected will be the index commodity futures contract with the best possible implied roll yield (as determined by the index sponsor) based on the closing price for each eligible index commodity futures contract. Eligible index commodity futures contracts are any index commodity futures contracts having a delivery month no sooner than the month after the delivery month of the index commodity futures contract currently in the index, and no later than the thirteenth month after the testing date. For example, if the first New York business day is May 1, 2014 and the delivery month of an index commodity futures contract currently in the index is therefore June 2014, the delivery month of an eligible new index commodity futures contract must be between July 2014 and July 2015. The implied roll yield is then calculated and the futures contract on the index commodity with the best possible implied roll yield is then selected. If two futures contracts have the same implied roll yield, the futures contract with the minimum number of months prior to the delivery month is selected.

Monthly Index Roll Period

After the futures contract selection, the monthly roll for each index commodity subject to a roll in that particular month unwinds the old futures contract and enters a position in the new futures contract. This takes place between the second and sixth index business day of the month. On each day during the roll period, new notional holdings are calculated. The calculations for the old index commodities that are leaving the index and the new index commodities are then calculated. On all days that are not monthly index roll days, the notional holding of each index commodity future remains constant.

Interruption of Index Calculation

Calculation of the index may not be possible or feasible under certain events or circumstances, including, without limitation, a systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance, that is beyond the reasonable control of the index sponsor and that the index sponsor determines affects the index or any index commodity. Upon the occurrence of such force majeure events, the index sponsor may, in its discretion, elect one (or more) of the following options:

•                  make such determinations and/or adjustments to the terms of the index as it considers appropriate to determine any closing level on any such appropriate index business day; and/or

•                  defer publication of the information relating to the index until the next index business day on which it determines that no force majeure event exists; and/or

•                  permanently cancel publication of the information relating to the index.

Additionally, calculation of the index may also be disrupted by an event that would require the index sponsor to calculate the closing price in respect of the relevant index commodity on an alternative basis were such event to occur or exist on a day that is a trading day for such index commodity on the relevant exchange. If such an index disruption event in relation to an index commodity as described in the prior sentence occurs and continues for a period of five successive trading days for such index commodity on the relevant exchange, the index sponsor will, in its discretion, either

•                  continue to calculate the relevant closing price for a further period of five successive trading days for such index commodity on the relevant exchange; or

•                  if such period extends beyond the five successive trading days, the index sponsor may elect to replace the exchange traded instrument with respect to a specific index commodity and shall make all necessary adjustments to the methodology and calculation of the index as it deems appropriate.

Historical Closing Prices of the Fund’s Shares

The closing price of shares of the fund has fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the closing price of the shares during the period shown below is not an indication that the shares are more or less likely to increase or decrease at any time during the life of your notes. The period shown below will be approximately ten years, but may be shorter if Bloomberg Financial Services does not provide historical closing prices for the entirety of such period (whether due to the applicable inception date occurring less than ten years from the date hereof or otherwise).

You should not take the historical closing prices of the shares as an indication of the future performance of the shares. We cannot give you any assurance that the future performance of the shares will result in your receiving an amount greater than the outstanding face amount of your notes on the stated maturity date. Neither we nor any of our affiliates make any representation to you as to the performance of the shares. Before investing in the offered notes, you should consult publicly available information to determine the relevant fund closing prices between the date of this prospectus supplement and the date of your purchase of the offered notes. The actual performance of the fund over the life of the offered notes, as well as the payment amount at maturity may bear little relation to the historical prices shown below.

The graph below shows the daily historical prices of the shares of the fund from May 3, 2006 through March 25, 2015. We obtained the closing prices shown in the graph below from Bloomberg Financial Services without independent verification.

PowerShares® is a registered trademark of Invesco PowerShares Capital Management LLC (“Invesco PowerShares”). Invesco PowerShares Capital Management LLC and Invesco Distributors, Inc. are indirect, wholly owned subsidiaries of Invesco Ltd. PowerShares® makes no representations or warranties to the owners of the Index or any product linked to the Index or any member of the public regarding the advisability of investing in the Index or such product. PowerShares® has no obligation or liability in connection with the operation, marketing, trading or sale of the Index.

SPDR® Gold Trust

The SPDR® Gold Trust (the “trust”) issues SPDR® Gold Shares, which represent units of fractional undivided beneficial interest in and ownership of the trust (the “shares”). The trust holds gold bars and intends for its shares to reflect the performance of the price of gold bullion minus the trust’s expenses and fees. The shares trade under the ticker symbol “GLD” on the NYSE Arca.

We have derived all information regarding the trust and the shares contained in this prospectus supplement from publicly available information without independent verification. For additional information regarding the trust, please consult the reports (including the annual report on Form 10-K for the fiscal year ended September 30, 2014) and other information the trust files with the SEC. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at www.sec.gov and can be located by reference to SEC CIK number 0001222333. Additional information regarding the trust may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the SPDR® Gold Shares website at www.spdrgoldshares.com. We are not incorporating by reference the website, the sources listed above or any material they include in this prospectus supplement.

The Trust

The SPDR® Gold Trust is an investment trust, formed on November 12, 2004, that holds gold bars and is expected from time to time to issue blocks of 100,000 trust shares (called baskets) in exchange for deposits of gold and to distribute gold in connection with redemptions of baskets.

The trust’s sponsor is World Gold Trust Services, LLC, a Delaware limited liability company, which is wholly-owned by the World Gold Council, a not-for-profit association registered under Swiss law. The sponsor established the trust and generally oversees the performance of the trustee and the trust’s principal service providers, but does not exercise day-to-day oversight. The sponsor may remove the trustee and appoint a successor in certain circumstances.

The trustee is BNY Mellon Asset Servicing, a division of The Bank of New York Mellon. The trustee is generally responsible for the day-to-day administration of the trust. This includes selling the trust’s gold as needed to pay the trust’s expenses (gold sales are expected to occur approximately monthly in the ordinary course), calculating the net asset value (NAV) of the trust and the NAV per trust share, receiving and processing orders from authorized participants to create and redeem baskets and coordinating the processing of such orders with the custodian and The Depository Trust Company and monitoring the custodian. The trustee determines the NAV of the trust on each day that the NYSE Arca is open for regular trading, at the earlier of the time the afternoon price of an ounce of gold is determined at 3:00 PM London, England time (known as the London Gold Price), or 12:00 PM New York time. The NAV of the trust is the aggregate value of the trust’s assets less its estimated accrued but unpaid liabilities (which include accrued expenses). In determining the trust’s NAV, the trustee values the gold held by the trust based on the London PM Fix price for an ounce of gold. The trustee also determines the NAV per trust share. The method by which the gold price is determined was recently changed. See  “Risk Factors — Risks related to SPDR® Gold Trust — Changes in the Calculation of the London PM Fix Could Have an Adverse Effect on the Value of the SPDR® Gold Trust Shares.”

The custodian is HSBC Bank USA, N.A. The custodian is responsible for the safekeeping of the trust’s gold bars transferred to it in connection with the creation of baskets. The custodian also facilitates the transfer of gold in and out of the trust through gold accounts it maintains for authorized participants and the trust. The custodian is a market maker, clearer and approved weigher under the rules of the LBMA.

Shareholders of the trust have no voting rights, except in limited circumstances. Shareholders holding at least 66 2/3% of the shares outstanding may vote to remove the trustee. The trustee may terminate the trust upon the agreement of shareholders owning at least 66 2/3% of the outstanding shares. In addition, certain amendments to the trust indenture require 51% or unanimous consent of the shareholders.

The trust is not registered as an investment company under the Investment Company Act of 1940 and is not required to register under that act. The trust will not hold or trade in commodity futures contracts regulated by the Commodity Exchange Act of 1936 (the CEA), as administered by the Commodity Futures Trading Commission (the CFTC). The trust is not a commodity pool for purposes of the CEA, and none of the sponsor, the trustee or the marketing agent, State Street Global Markets, LLC, is subject to regulation as a commodity pool operator or a commodity trading advisor in connection with the shares.

Investment Objective

The investment objective of the trust is for the shares to reflect the performance of the price of gold bullion, less the trust’s expenses. The sponsor believes that, for many investors, the shares represent a cost-effective investment relative to traditional means of investing in gold. The sponsor intends the shares to offer investors an opportunity to participate in the gold market through an investment in securities without the logistics of buying, storing and insuring gold. The trust has no fixed termination date and will terminate upon the occurrence of a termination event listed in the trust indenture.

The trust indenture provides for distributions to shareholders in only two circumstances. First, if the trustee and the sponsor determine that the trust’s cash account balance exceeds the anticipated expenses of the trust for the next 12 months and the excess amount is more than $0.01 per share outstanding, they shall direct the excess amount to be distributed to the shareholders. Second, if the trust is terminated and liquidated, the trustee will distribute to the shareholders any amounts remaining after the satisfaction of all outstanding liabilities of the trust and the establishment of such reserves for applicable taxes, other governmental charges and contingent or future liabilities as the trustee shall determine. Shareholders of record on the record date fixed by the trustee for a distribution will be entitled to receive their pro rata portion of any distribution. The trust does not make any other distributions to shareholders.

Creation and Redemption of the Shares of the Trust

The trust creates and redeems its shares from time to time, but only in one or more baskets (a basket equals a block of 100,000 trust shares). The creation and redemption of baskets requires the delivery to the trust or the distribution by the trust of the amount of gold and any cash represented by the baskets being created or redeemed, the amount of which is based on the combined NAV of the number of trust shares included in the baskets being created or redeemed. The initial amount of gold required for deposit with the trust to create shares for the period from the formation of the trust to the first day of trading of the trust shares on the NYSE was 10,000 ounces per basket. The number of ounces of gold required to create a basket or to be delivered upon the redemption of a basket gradually decreases over time, due to the accrual of the trust’s expenses and the sale of the trust’s gold to pay the trust’s expenses. Baskets may be created or redeemed only by an authorized participant, which is a person who is a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, is a participant in the Depository Trust Company system, has entered into an agreement with the sponsor and the trustee which provides the procedures for the creation and redemption of baskets and for the delivery of the gold and any cash required for such creations and redemptions and has established an unallocated gold account with the custodian.

Termination Events

The sponsor may, and it is anticipated that the sponsor will, direct the trustee to terminate and liquidate the trust at any time if the NAV of the trust is less than $350 million (as adjusted over time for inflation). The sponsor may also direct the trustee to terminate the trust if the CFTC determines that the trust is a commodity pool under the CEA. The trustee may also terminate the trust upon the agreement of trust shareholders owning at least 66 2/3% of the outstanding trust shares.

In addition, the trustee will terminate and liquidate the trust if one of the following events occurs:

•                  The Depository Trust Company, the securities depository for the shares of the trust, is unwilling or unable to perform its functions under the trust indenture and no suitable replacement is available;

•                  The shares of the trust are de-listed from the NYSE Arca and are not listed for trading on another U.S. national securities exchange or through the NASDAQ Stock Market within five business days from the date the shares of the trust are de-listed;

•                  The NAV of the trust remains less than $50 million for a period of 50 consecutive business days;

•                  The sponsor resigns or is unable to perform its duties or becomes bankrupt or insolvent and the trustee has not appointed a successor and has not itself agreed to act as sponsor;

•                  The trustee resigns or is removed and no successor trustee is appointed within 60 days;

•                  The custodian resigns and no successor custodian is appointed within 60 days;

•                  The sale of all of the trust’s assets;

•                  The trust fails to qualify for treatment, or ceases to be treated, for U.S. federal income tax purposes, as a grantor trust; or

•                  The maximum period for which the trust is allowed to exist under New York law ends.

Upon the termination of the trust, the trustee will, within a reasonable time after the termination of the trust, sell the trust’s gold bars and, after paying or making provision for the trust’s liabilities, distribute the proceeds to the shareholders of the trust.

Valuation of Gold and NAV

As of 3:00 PM London time on each day that the NYSE Arca is open for regular trading or, if no London Gold Price is determined at 3:00 PM London time on such day or the afternoon London Gold Price has not been announced by 12:00 PM New York time on such day, as of 12:00 PM New York time on such day, the trustee values the gold held by the trust and determines both the adjusted NAV and the NAV of the trust. The trustee values the trust’s gold on the basis of that day’s afternoon London Gold Price or, if no afternoon London Gold Price is determined on such day or has not been announced by the valuation time, the next most recent London Gold Price (AM or PM) determined prior to that time is used, unless the trustee, in consultation with the sponsor, determines that such price is inappropriate as a basis for valuation. In the event the trustee and the sponsor determine that the London Gold Price or last prior London Gold Price is not an appropriate basis for valuation of the trust’s gold, they shall identify an alternative basis for such valuation to be employed by the trustee. Once the value of the gold has been determined, the trustee subtracts all estimated accrued but unpaid fees (other than the fees accruing for the evaluation day which are computed by reference to the adjusted NAV of the trust or the custody fees accruing for the evaluation day which are based on the value of the gold held by the trust), expenses and other liabilities of the trust from the total value of the gold and all other assets of the trust (other than any amounts credited to the trust’s reserve account, if established). The resulting figure is the adjusted NAV of the trust. The adjusted NAV of the trust is used to compute the fees of the sponsor, the trustee and the marketing agent. To determine the trust’s NAV, the trustee subtracts the amount of estimated accrued but unpaid fees accruing for the evaluation day which are computed by reference to the adjusted NAV of the trust and to the value of the gold held by the trust from the adjusted NAV of the trust. The resulting figure is the NAV of the trust. The trustee also determines the NAV per trust share by dividing the NAV of the trust by the number of the trust shares outstanding as of the close of trading on NYSE Arca (which includes the net number of any trust shares created or redeemed on such evaluation day).

The shares may trade at, above or below the NAV per share. The NAV per share fluctuates with changes in the market value of the trust’s assets. The trading price of the shares fluctuates in accordance with changes in the NAV per share as well as market supply and demand.

Expenses and Fees

The trust’s ordinary operating expenses are accrued daily and are reflected in the NAV of the trust. The trust’s expenses include fees and expenses of the trustee (which include fees and expenses paid to the custodian by the trustee for the custody of the trust’s gold), the fees and expenses of the sponsor, the fees and expenses of the trustee, certain taxes, the fees of the marketing agent, printing and mailing costs, legal and audit fees, registration fees, NYSE Arca listing fees and other marketing costs and expenses. In order to pay the trust’s expenses, the trustee sells gold held by the trust on an as needed basis. As a result, the amount of gold sold will vary from time to time depending on the level of the trust’s expenses and the market price of gold. Each sale of gold by the trust is a taxable event to shareholders of the trust. Cash held by the trustee does not bear any interest.

The sponsor’s fee is payable monthly in arrears and is accrued daily at an annual rate equal to 0.15% of the daily adjusted NAV of the trust. The marketing agent’s fee is payable monthly in arrears and is accrued daily at an annual rate equal to 0.15% of the daily adjusted NAV of the trust. If at the end of any month, the estimated ordinary expenses of the trust exceed an amount equal to 0.40% per year of the daily adjusted NAV of the trust for such month, the marketing agent and the sponsor will waive the amount of such excess from the fees payable to them from the assets of the trust for such month in equal shares up to the amount of their fees. Additionally, if the trust incurs unforeseen expenses that cause the total ordinary expenses of the trust to exceed 0.70% per year of the daily adjusted NAV of the trust, the ordinary expenses will accrue at a rate greater than 0.40% per year of the daily adjusted NAV of the trust, even after the sponsor and the marketing agent have completely waived their combined fees of 0.30% per year of the daily adjusted NAV of the trust.

The trustee’s fee is payable monthly in arrears and is accrued daily at an annual rate equal to 0.02% of the adjusted NAV of the trust, subject to a minimum fee of $500,000 and a maximum fee of $2,000,000 per year. The custodian’s fee is computed at an annual rate equal to 0.10% of the average daily aggregate value of the first 4.5 million ounces of gold held in the trust and 0.06% of the average daily aggregate value of all gold held in the trust in excess of 4.5 million ounces.

Understanding the London Gold Price

Although the market for physical gold is global, most over the counter market trades are cleared through London. In addition to coordinating market activities, the LBMA acts as the principal point of contact between the market and its regulators. A primary function of the LBMA is its involvement in the promotion of refining standards by maintenance of the “London Good Delivery Lists,” which are the lists of LBMA accredited melters and assayers of gold. The LBMA also coordinates market clearing and vaulting, promotes good trading practices and develops standard documentation.

ICE Benchmark Administration (“IBA”), on behalf of the LBMA, has assumed responsibility for establishing the London Gold Price as of March 20, 2015.  Under the administration of IBA, the goals of the methodology in respect of the London Gold Price are as follows:

•independently administrated and tradable auction process,

•electronic and physically settled auction,

•aggregated and anonymous bids and offers published on-screen and in real-time, and

•auction conducted in US Dollars.

The IBA auction process is an electronic auction, with the imbalance calculated, and the price adjusted in rounds (45 seconds in duration). The auction will run twice daily at 10:30 a.m. and 3:00 p.m. (London time). The round duration will be assessed regularly for suitability. If it is necessary to adjust the duration, this will be advised to all direct participants.

Initially, the process will have an independent chairperson, appointed by IBA to determine the price for each round and ensure that the price responds appropriately to market conditions. Feedback from the market is that the determination of the price of the first round of the auction, as well as the prices for the following rounds, is of paramount importance.  In due course, IBA will evaluate developing an algorithm, in consultation with the market.

The auction process is as follows:

1.             The chairperson will set the starting price and the price for each round based on procedures that will be publicly available.

2.             Participants enter buy / sell orders by volume (i.e., number of ounces). The price discovery process is in USD but participants may, if they wish, request to settle in different currencies.

3.             If the net volume of all participants fall within the pre-determined tolerance at the end of a round (the imbalance limit is currently set at 20,000 oz.), the auction will be complete, with all volume tradable at that price.

4.             Netting of orders is processed automatically for participants with all house and client orders, plus any share of the imbalance, contributing to their final net volume. This net volume is then matched against other participants to produce trades with immediate trade confirmations.

An auction can conclude with up to a 20,000 ounce difference between the entered buying and selling interest. This is referred to as the imbalance. As reflected in step 4 above, to ensure fairness this imbalance is shared out among the direct participants equally, irrespective of whether they entered interest into the auction or not. This is to ensure continuity of the existing process and ensure certainty of the imbalance for direct participants.  IBA intends to re-assess this rule with the view that, if the amount of participation is consistently high, it could relax the procedure to a point where only those that have entered an order during the auction share in the imbalance.

As of February 28, 2015, the SPDR® website reported the following annual returns on the market price of the trust’s shares and the price of gold (determined by the London PM Fix through March 19, 2015).  The market price returns shown account for changes in the mid-point of the bid and ask prices at the time the NAV of the trust is calculated on the relevant date.  Trust shares: 1 year, -8.98%; 3 years, -10.91%; 5 years, 1.20%; since inception, 9.71%; gold: 1 year, -8.48%; 3 years, -11.81%; 5 years, 1.84%; since fund inception, 10.32%.

Historical Closing Prices of the Trust’s Shares

The closing price of shares of the trust has fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the closing price of the shares during the period shown below is not an indication that the shares are more or less likely to increase or decrease at any time during the life of your notes. The period shown below will be approximately ten years, but may be shorter if Bloomberg Financial Services does not provide historical closing prices for the entirety of such period (whether due to the applicable inception date occurring less than ten years from the date hereof or otherwise).

You should not take the historical closing prices of the shares as an indication of the future performance of the shares. We cannot give you any assurance that the future performance of the shares will result in your receiving an amount greater than the outstanding face amount of your notes on the stated maturity date. Neither we nor any of our affiliates make any representation to you as to the performance of the shares. Before investing in the offered notes, you should consult publicly available information to determine the relevant trust closing prices between the date of this prospectus supplement and the date of your purchase of the offered notes. The actual performance of the trust over the life of the offered notes, as well as the payment amount at maturity may bear little relation to the historical prices shown below.

The graph below shows the daily historical prices of the shares of the trust from March 25, 2005 through March 25, 2015. We obtained the closing prices shown in the graph below from Bloomberg Financial Services without independent verification.

“SPDR®” is a registered trademark of Standard & Poor’s Financial Services LLC (S&P) and Dow Jones is a registered trademark of Dow Jones Trademark Holdings LLC (Dow Jones) and have been licensed for use by S&P Dow Jones Indices LLC. The index is not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P or their respective affiliates, and neither S&P Dow Jones Indices LLC, Dow Jones, S&P or their respective affiliates make any representation regarding the advisability of investing in the index.

iShares® TIPS Bond ETF

The shares of the iShares® TIPS Bond ETF (the “fund”) are issued by iShares® Trust, a registered investment company.

•                  The fund is a tracking ETF that seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the index.

•                  The index it tracks is the Barclays U.S. Treasury Inflation Protected Securities (TIPS) Index (Series-L) (the “index”).

•     Investment Advisor: BlackRock Fund Advisors (“BFA”).

•     The fund’s shares trade on the NYSE Arca under the ticker symbol “TIP”.

•     The iShares® Trust’s SEC CIK Number is 0001100663.

•     The fund’s inception date was December 4, 2003.

•     The fund’s shares are issued or redeemed only in creation units of 100,000 shares or multiples thereof.

We obtained the following fee information from the iShares® website without independent verification. The investment advisor is entitled to receive a management fee from the fund based on the fund’s allocable portion of an aggregate management fee based on the aggregate average daily net assets of the fund and a set of other iShares® funds as follows: 0.2000% per annum of the aggregate net assets of the funds less than or equal to $121.0 billion, plus 0.1900% per annum of the aggregate net assets of the funds on amounts greater than $121.0 billion up to and including $211.0 billion, plus 0.1805% per annum of the aggregate net assets of the funds on amounts greater than $211.0 billion. As of December 31, 2014, the expense ratio of the fund was 0.20% per annum.

For additional information regarding iShares® Trust or BFA, please consult the reports (including the Annual Report to Shareholders on Form N-CSR for the fiscal year ended October 31, 2014) and other information iShares® Trust files with the SEC. In addition, information regarding the fund, including its top portfolio holdings, may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the iShares® website at http://us.ishares.com/product_info/fund/overview/TIP.htm. We are not incorporating by reference the website, the sources listed above or any material they include in this prospectus supplement.

Investment Objective and Strategy

The fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the index. The fund’s investment objective and the index that the fund tracks may be changed without shareholder approval.

BFA uses a representative sampling strategy to attempt to track the performance of the index. For the fund, this strategy involves investing in a representative sample of securities that collectively have an investment profile similar to that of the index. The securities selected are expected to have aggregate investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability, duration, maturity or credit ratings and yield) and liquidity measures similar to those of the index. The fund may or may not hold all of the securities in the index.

The fund generally invests at least 90% of its assets in the bonds in the index and at least 95% of its assets in U.S. government bonds. The fund may invest up to 10% of its assets in U.S. government bonds not included in the index, but which BFA believes will help the fund track the index. For example, the fund may invest in bonds or other assets not included in the index in order to reflect changes in the index (such as reconstitutions, additions and deletions). The fund may also invest up to 5% of its assets in repurchase agreements collateralized by U.S. government obligations and in cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates. The fund may lend securities representing up to one-third of the value of the fund’s total assets (including the value of the collateral received).

The Fund’s Holdings

The following table displays the top holdings of the fund. We obtained the information in the tables below from the iShares® website without independent verification.

iShares® TIPS Bond ETF Top Ten Holdings as of March 16, 2015

Treasury Inflation-Protected Note	Percentage (%)
0.13% due 4/15/2018	10.67%
0.38% due 7/15/2023	8.16%
0.13% due 7/15/2024	6.83%
0.13% due 4/15/2016	6.53%
0.63% due 1/15/2024	6.23%
0.13% due 4/15/2019	5.49%
0.13% due 1/15/2023	4.20%
1.88% due 7/15/2019	4.12%
1.13% due 1/15/2021	4.06%
0.13% due 7/15/2022	3.76%
Total	60.05%

The following table displays additional information about the bonds held by the fund as of March 16, 2015. We obtained the information in the table below from the iShares® website without independent verification.

Weighted average life	8.51 years
Weighted average coupon	0.76%
Effective duration	7.72 years
Real modified duration	7.84 years

Weighted average life is the average length of time to repayment for the bonds held by the fund. Weighted average coupon is the average of the interest rates, or coupons, payable on the bonds weighted by size in the fund. Effective duration is a measure of the responsiveness of a bond or portfolio price to interest rates, taking into account the impact on expected bond cash flows due to interest rate changes. Real modified duration is a measure of the responsiveness of an inflation-linked bond or portfolio price to parallel shifts in real interest rates (as opposed to nominal interest rates).

As of March 16, 2015, the fund had 39 holdings and 99.84% of which were U.S. Treasury bonds and 0.16% of which were cash and/or derivatives. 99.84% of the fund’s holdings were AAA rated under the S&P major rating category.  The S&P major rating categories are derived from the S&P, Moody’s and Fitch ratings for a security.

Tracking Error

The performance of the fund and the index may vary due to a variety of factors, including transaction costs, timing variances and differences between the fund’s portfolio and the index resulting from legal restrictions (such as diversification requirements) that apply to the fund but not to the index or to investors using a representative sampling strategy in general. BFA expects that, over time, the fund’s tracking error will not exceed 5%. The fund’s use of a representative sampling strategy can be expected to produce a greater tracking error over a period of time than would result if the fund used an indexing strategy in which a fund invests in substantially all of the securities in its index in approximately the same proportions as in the index.

As of February 28, 2015, iShares reported the following average annual returns on the market price of the fund’s shares and the index.  The market price of the fund’s shares takes into account distributions on the shares and the returns shown account for changes in the mid-point of the bid and ask prices at 4:00 p.m., Eastern time on the relevant date.  Fund shares: 1 year, 2.91%; 3 years, 0.33%; 5 years, 4.28%; 10 years, 4.47%; since inception, 4.74%; index: 1 year, 3.11%; 3 years, 0.42%; 5 years, 4.42%; 10 years, 4.61%; since fund inception, 4.89%.

The Index

The index is sponsored by Barclays Capital Inc. (Barclays), which determines the composition and relative weightings of the securities in the index and publishes information regarding its market value. The index measures the performance of the inflation-protected public obligations of the U.S. Treasury, commonly known as “TIPS.” TIPS are securities issued by the U.S. Treasury that are designed to provide inflation protection to investors. TIPS are income-generating instruments whose interest and principal payments are adjusted for inflation — a sustained increase in prices that erodes the purchasing power of money. The inflation adjustment, which is typically applied monthly to the principal of the bond, follows a designated inflation index, the non-seasonally adjusted Consumer Price Index for All Urban Consumers, or the CPI-U (the “CPI”), and TIPS’ principal payments are adjusted according to changes in the CPI. A fixed coupon rate is applied to the inflation-adjusted principal so that as inflation rises, both the principal value and the interest payments increase. This can provide investors with a hedge against inflation, as it helps preserve the purchasing power of an investment. Because of this inflation adjustment feature, inflation-protected bonds typically have lower yields than conventional fixed-rate bonds. The index is calculated in U.S. dollars on a total return (gross) basis.

The index includes all publicly-issued U.S. Treasury inflation-protected securities that have at least one year remaining to maturity, are rated investment grade (Baa3/BBB- or higher using the middle rating of Moody’s, S&P and Fitch) and have $250 million or more of outstanding face value. In determining index eligibility, U.S. Treasuries held in the Federal Reserve system open market account are deducted from the total amount outstanding as follows. New issuances bought at auction by the Federal Reserve do not enter the index, and net secondary market purchases/sales by the Federal Reserve are adjusted at each month-end with a one-month lag.

In addition, the securities must be denominated in U.S. dollars, bear interest at a fixed rate and may not be convertible. The index does not include certain issues, such as state and local government series bonds, Treasury bills, bellwether securities, or coupon issues that have been stripped from bonds. The index is market capitalization weighted and includes all of the securities that meet the index criteria. The securities in the index are updated on the last calendar day of each month.

Rebalancing the Index. The index is rebalanced at each month-end, and this represents the fixed set of bonds on which index returns are calculated for the ensuing month. During the month, indicative changes to securities (credit rating change, sector reclassification, amount outstanding changes, corporate actions, ticker changes) are reflected on a daily basis. These changes will affect the composition of the bonds in the index at month-end, when the index is rebalanced. Eligible securities issued, but not necessarily settled, on or before the month-end rebalancing date qualify for inclusion in the following month’s index if required security reference information and pricing are readily available.

Intra-month cash flows. Intra-month cash flows from interest and principal payments contribute to monthly index returns, but are not reinvested at any short-term reinvestment rate in between rebalance dates to earn an incremental return. However, after the rebalancing, cash is effectively reinvested into the index for the following month, so that index results over two or more months reflect monthly compounding.

Calculation. The amount outstanding reported for the TIPS is equal to the notional par value of each TIP security available for purchase by the public as reported by the Treasury in the Quarterly Treasury Bulletin. This number is then adjusted (divided) by the compounded rate of inflation since the date of issue (represented by the “index ratio” described below). The number is updated quarterly at the end of a month that the Quarterly Treasury Bulletin is released.

When a new TIPS is issued or an existing issue is reopened, its full amount outstanding is included in the index for returns purposes on the first day of the following month. Once the new issuance or reopening is published in the Quarterly Treasury Bulletin, the amount is adjusted to reflect the amount outstanding net of holdings by the Treasury.

The “index ratio” is used as a multiplier to adjust the nominal principal and coupon payments of the security, so that their real values remain unchanged. The calculation of the index ratio is as follows: index ratio = (reference CPI) / (base CPI). The base CPI is calculated by linearly interpolating between the two most recent CPI levels available as of the start of the month, assuming a next calendar day settlement.

The index ratio is used to calculate the inflated price and the inflated accrued interest of the bonds held in the index. The inflated price is equal to the quoted (uninflated) price * index ratio. The inflated accrued interest is equal to ½ of the annual coupon times (number of days accrued / number of days in coupon period) * par value * index ratio. The market value of the index is equal to (inflated price + inflated accrued interest) / 100) * amount outstanding.

Real yields on the bonds in the index are converted into nominal terms through the use of an assumed inflation rate. The assumed inflation rate is used to project inflated cash flows for TIPS. The assumed inflation rate is based on breakeven inflation rates extracted from the inflation swaps market with adjustments for seasonality.

Additional information regarding the index may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the US TIPS (Series-L) Index factsheet available at https://ecommerce.barcap.com/indices/show?url=Home/Guides_and_Factsheets. We are not incorporating by reference the website, the sources listed above or any material they include in this prospectus supplement.

Historical Closing Prices of the Fund’s Shares

The closing price of shares of the fund has fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the closing price of the shares during the period shown below is not an indication that the shares are more or less likely to increase or decrease at any time during the life of your notes. The period shown below will be approximately ten years, but may be shorter if Bloomberg Financial Services does not provide historical closing prices for the entirety of such period (whether due to the applicable inception date occurring less than ten years from the date hereof or otherwise).

You should not take the historical closing prices of the shares as an indication of the future performance of the shares. We cannot give you any assurance that the future performance of the shares will result in your receiving an amount greater than the outstanding face amount of your notes on the stated maturity date. Neither we nor any of our affiliates make any representation to you as to the performance of the shares. Before investing in the offered notes, you should consult publicly available information to determine the relevant fund closing prices between the date of this prospectus supplement and the date of your purchase of the offered notes. The actual performance of the fund over the life of the offered notes, as well as the payment amount at maturity may bear little relation to the historical prices shown below.

The graph below shows the daily historical prices of the shares of the fund from March 25, 2005 through March 25, 2015. We obtained the closing prices shown in the graph below from Bloomberg Financial Services without independent verification.

“iShares®” is a registered trademark of BlackRock Institutional Trust Company, N.A. (BITC). The index is not sponsored, endorsed, sold, or promoted by BITC. BITC makes no representations or warranties to the owners of the index or any member of the public regarding the advisability of investing in the index. BITC has no obligation or liability in connection with the operation, marketing, trading or sale of the index.

Money Market Position

The money market position is included in the cash equivalent asset class and reflects the notional return accruing to a hypothetical investor from an investment in a notional overnight money account denominated in U.S. dollars that accrues interest at a rate determined by reference to the overnight interest rate, which is the federal funds effective rate.

The table set forth below illustrates the historical levels of the federal funds effective rate since January 1, 2003. The level of the federal funds effective rate has fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the level of the federal funds effective rate during the period shown below is not an indication that the level of the federal funds effective rate is more or less likely to increase or decrease at any time during the life of the notes.

You should not take the historical level of the federal funds effective rate as an indication of future levels of the federal funds effective rate. We cannot give you any assurance that the future levels of the federal funds effective rate will result in your receiving a return on your notes that is greater than the return you would have realized if you invested in a debt security of comparable maturity that bears interest at a prevailing market rate.

In light of current market conditions, the trends reflected in the historical levels of the federal funds effective rate may be less likely to be indicative of the levels of the federal funds effective rate during the term of the notes.

Neither we nor any of our affiliates make any representation to you as to the performance of the federal funds effective rate. The actual levels of the federal funds effective rate may bear little relation to the historical levels of the federal funds effective rate shown below.

The graph below shows the daily historical levels of the federal funds effective rate from March 25, 2005 through March 25, 2015. We obtained the federal funds effective rates shown in the graph below from Reuters, without independent verification.

THE NOTIONAL INTEREST RATE

The graph below illustrates the historical levels of the 3-month USD LIBOR rate since January 1, 2011. The level of the 3-month USD LIBOR rate has fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the level of the 3-month USD LIBOR rate during the period shown below is not an indication that the level of the 3-month USD LIBOR rate is more or less likely to increase or decrease at any time during the life of the notes. See “Additional Risk Factors Specific to Your Notes — Increased Regulatory Oversight and Changes in the Method Pursuant to Which the LIBOR Rates Are Determined May Adversely Affect the Value of Your Notes” for more information about 3-month USD LIBOR.

You should not take the historical level of the 3-month USD LIBOR rate as an indication of future levels of the 3-month USD LIBOR rates. We cannot give you any assurance that the future levels of the 3-month USD LIBOR rate will result in your receiving a return on your notes that is greater than the return you would have realized if you invested in a debt security of comparable maturity that bears interest at a prevailing market rate and is not subject to a maximum interest rate.

In light of current market conditions, the trends reflected in the historical levels of the 3-month USD LIBOR rate may be less likely to be indicative of the levels of the 3-month USD LIBOR rate during the floating rate interest periods.

Neither we nor any of our affiliates make any representation to you as to the performance of the 3-month USD LIBOR rate. The actual levels of the 3-month USD LIBOR rate during the floating rate interest periods may bear little relation to the historical levels of the 3-month USD LIBOR rate shown below.

The graph below shows the daily historical levels of the 3-month USD LIBOR rate from March 25, 2005 through March 25, 2015. We obtained the 3-month USD LIBOR rates shown in the graph below from Reuters, without independent verification.

SUPPLEMENTAL DISCUSSION OF FEDERAL INCOME TAX CONSEQUENCES

The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus.

The following section is the opinion of Sidley Austin LLP, counsel to The Goldman Sachs Group, Inc. It applies to you only if you hold your notes as a capital asset for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•     a dealer in securities or currencies;

•     a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•     a bank;

•     a regulated investment company;

•     a life insurance company;

•     a tax-exempt organization;

•     a partnership;

•     a person that owns the notes as a hedge or that is hedged against interest rate risks;

•     a person that owns the notes as part of a straddle or conversion transaction for tax purposes; or

•     a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

You should consult your tax advisor concerning the U.S. federal income tax and other tax consequences of your investment in the notes, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

United States Holders

This subsection describes the tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of notes and you are:

•     a citizen or resident of the United States;

•     a domestic corporation;

•     an estate whose income is subject to U.S. federal income tax regardless of its source; or

•                  a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If you are not a United States holder, this section does not apply to you and you should refer to “— United States Alien Holders” below.

Your notes will be treated as debt instruments subject to special rules governing contingent payment debt instruments for U.S. federal income tax purposes. Under those rules, the amount of interest you are required to take into account for each accrual period will be determined by constructing a projected payment schedule for your notes and applying rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to your notes (the “comparable yield”) and then determining as of the issue date a payment schedule that would produce the comparable yield. These rules will generally have the effect of requiring you to include amounts in income in respect of your notes, even though you will not receive any payments from us until maturity.

We have determined that the comparable yield for the notes is equal to 2.80% per annum, compounded semi-annually with a projected payment at maturity of $1,249.14 based on an investment of $1,000.

Based on this comparable yield, if you are an initial holder that holds a note until maturity and you pay your taxes on a calendar year basis, we have determined that you would be required to report the following amounts as ordinary income, not taking into account any positive or negative adjustments you may be required to take into account based on the actual payments on the notes, from the note each year:

Accrual Period	Interest Deemed to Accrue During Accrual Period (per $1,000 note)	Total Interest Deemed to Have Accrued from Original Issue Date (per $1,000 note) as of End of Accrual Period

March 30, 2015 through December 31, 2015	$21.10	$21.10

January 1, 2016 through December 31, 2016	$28.79	$49.89

January 1, 2017 through December 31, 2017	$29.60	$79.49

January 1, 2018 through December 31, 2018	$30.44	$109.93

January 1, 2019 through December 31, 2019	$31.30	$141.23

January 1, 2020 through December 31, 2020	$32.18	$173.41

January 1, 2021 through December 31, 2021	$33.09	$206.50

January 1, 2022 through December 31, 2022	$34.02	$240.52

January 1, 2023 through March 30, 2023	$8.62	$249.14

You are required to use the comparable yield and projected payment schedule that we compute in determining your interest accruals in respect of your notes, unless you timely disclose and justify on your U.S. federal income tax return the use of a different comparable yield and projected payment schedule.

The comparable yield and projected payment schedule are not provided to you for any purpose other than the determination of your interest accruals in respect of your notes, and we make no representation regarding the amount of contingent payments with respect to your notes.

If you purchase your notes at a price other than their adjusted issue price determined for tax purposes, you must determine the extent to which the difference between the price you paid for your notes and their adjusted issue price is attributable to a change in expectations as to the projected payment schedule, a change in interest rates, or both, and reasonably allocate the difference accordingly. The adjusted issue price of your notes will equal your notes’ original issue price plus any interest deemed to be accrued on your notes (under the rules governing contingent payment debt instruments) as of the time you purchase your notes. The original issue price of your notes will be the first price at which a substantial amount of the notes is sold to persons other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. Therefore, you may be required to make the adjustments described above even if you purchase your notes in the initial offering if you purchase your notes at a price other than the issue price.

If the adjusted issue price of your notes is greater than the price you paid for your notes, you must make positive adjustments increasing (i) the amount of interest that you would otherwise accrue and include in income each year, and (ii) the amount of ordinary income (or decreasing the amount of ordinary loss) recognized upon maturity by the amounts allocated under the previous paragraph to each of interest and the projected payment schedule; if the adjusted issue price of your notes is less than the price you paid for your notes, you must make negative adjustments, decreasing (i) the amount of interest that you must include in income each year, and (ii) the amount of ordinary income (or increasing the amount of ordinary loss) recognized upon maturity by the amounts allocated under the previous paragraph to each of interest and the projected payment schedule. Adjustments allocated to the interest amount are not made until the date the daily portion of interest accrues.

Because any Form 1099-OID that you receive will not reflect the effects of positive or negative adjustments resulting from your purchase of notes at a price other than the adjusted issue price determined for tax purposes, you are urged to consult with your tax advisor as to whether and how adjustments should be made to the amounts reported on any Form 1099-OID.

You will recognize income or loss upon the sale, exchange or maturity of your notes in an amount equal to the difference, if any, between the cash amount you receive at such time and your adjusted basis in your notes. In general, your adjusted basis in your notes will equal the amount you paid for your notes, increased by the amount of interest you previously accrued with respect to your notes (in accordance with the comparable yield and the projected payment schedule for your notes), and increased or decreased by the amount of any positive or negative adjustment, respectively, that you are required to make if you purchase your notes at a price other than the adjusted issue price determined for tax purposes.

Any income you recognize upon the sale, exchange or maturity of your notes will be ordinary interest income. Any loss you recognize at such time will be ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of your notes, and thereafter, capital loss. If you are a noncorporate holder, you would generally be able to use such ordinary loss to offset your income only in the taxable year in which you recognize the ordinary loss and would generally not be able to carry such ordinary loss forward or back to offset income in other taxable years.

United States Alien Holders

If you are a United States alien holder, please see the discussion under “United States Taxation — Taxation of Debt Securities — United States Alien Holders” in the accompanying prospectus for a description of the tax consequences relevant to you. You are a United States alien holder if you are the beneficial owner of the notes and are, for U.S. federal income tax purposes:

•                  a nonresident alien individual;

•                  a foreign corporation; or

•                  an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from the notes.

In addition, the Treasury Department has issued proposed regulations under which amounts paid or deemed paid on certain financial instruments that are treated as attributable to U.S.-source dividends could be treated, in whole or in part depending on the circumstances, as a “dividend equivalent” payment that is subject to tax at a rate of 30% (or a lower rate under an applicable treaty), which in the case of any amounts you receive upon the sale, exchange or maturity of your notes, could be collected via withholding. The proposed regulations, if finalized in their current form, would apply to payments made or deemed made on or after January 1, 2016. In a recently published notice, the Internal Revenue Service and the Treasury Department announced their intent that the proposed regulations, if finalized, would only apply to financial instruments that are issued on or after 90 days after the date of publication of final regulations. Accordingly, the proposed regulations, if finalized, should not apply to the notes. As significant aspects of the application of these regulations to the notes are uncertain, depending upon the exact content of any final regulations, we may be required to withhold such taxes if any dividends are paid on any ETFs included in the index during the term of the notes. We could also require you to make certifications prior to the maturity of the notes in order to avoid or minimize withholding obligations, and we could withhold accordingly (subject to your potential right to claim a refund from the Internal Revenue Service) if such certifications were not received or were not satisfactory. If withholding is required, we will not be required to pay any additional amounts with respect to amounts so withheld. You should consult your tax advisor concerning the potential application of these regulations (or subsequent regulations and other official guidance) to amounts you receive on the notes and regarding any other possible alternative characterizations of your notes for U.S. federal income tax purposes.

Foreign Account Tax Compliance Act (FATCA) Withholding

Pursuant to Treasury regulations, Foreign Account Tax Compliance Act (FATCA) withholding (as described in “United States Taxation—Taxation of Debt Securities—Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus) will generally apply to obligations that are issued on or after July 1, 2014; therefore, the notes will generally be subject to FATCA withholding. However, according to final Treasury regulations, the withholding tax described above will not apply to payments of gross proceeds from the sale, exchange or other disposition of the notes made before January 1, 2017.

EMPLOYEE RETIREMENT INCOME SECURITY ACT

This section is only relevant to you if you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh Plan) proposing to invest in the notes.

The U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the U.S. Internal Revenue Code of 1986, as amended (the “Code”), prohibit certain transactions (“prohibited transactions”) involving the assets of an employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code (including individual retirement accounts, Keogh plans and other plans described in Section 4975(e)(1) of the Code) (a “Plan”) and certain persons who are “parties in interest” (within the meaning of ERISA) or “disqualified persons” (within the meaning of the Code) with respect to the Plan; governmental plans may be subject to similar prohibitions unless an exemption applies to the transaction. The assets of a Plan may include assets held in the general account of an insurance company that are deemed “plan assets” under ERISA or assets of certain investment vehicles in which the Plan invests. Each of The Goldman Sachs Group, Inc. and certain of its affiliates may be considered a “party in interest” or a “disqualified person” with respect to many Plans, and, accordingly, prohibited transactions may arise if the notes are acquired by or on behalf of a Plan unless those notes are acquired and held pursuant to an available exemption. In general, available exemptions are: transactions effected on behalf of that Plan by a “qualified professional asset manager” (prohibited transaction exemption 84-14) or an “in-house asset manager” (prohibited transaction exemption 96-23), transactions involving insurance company general accounts (prohibited transaction exemption 95-60), transactions involving insurance company pooled separate accounts (prohibited transaction exemption 90-1), transactions involving bank collective investment funds (prohibited transaction exemption 91-38) and transactions with service providers under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code where the Plan receives no less and pays no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code). The person making the decision on behalf of a Plan or a governmental plan shall be deemed, on behalf of itself and the plan, by purchasing and holding the notes, or exercising any rights related thereto, to represent that (a) the plan will receive no less and pay no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code) in connection with the purchase and holding of the notes, (b) none of the purchase, holding or disposition of the notes or the exercise of any rights related to the notes will result in a nonexempt prohibited transaction under ERISA or the Code (or, with respect to a governmental plan, under any similar applicable law or regulation), and (c) neither The Goldman Sachs Group, Inc. nor any of its affiliates is a “fiduciary” (within the meaning of Section 3(21) of ERISA or, with respect to a governmental plan under any similar applicable law or regulation) with respect to the purchaser or holder in connection with such person’s acquisition, disposition or holding of the notes, or as a result of any exercise by The Goldman Sachs Group, Inc. or any of its affiliates of any rights in connection with the notes, and no advice provided by The Goldman Sachs Group, Inc. or any of its affiliates has formed a primary basis for any investment decision by or on behalf of such purchaser or holder in connection with the notes and the transactions contemplated with respect to the notes.

If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a government plan, an IRA or a Keogh plan) and propose to invest in the notes, you should consult your legal counsel.

SUPPLEMENTAL PLAN OF DISTRIBUTION

The Goldman Sachs Group, Inc. has agreed to sell to Goldman, Sachs & Co., and Goldman, Sachs & Co. has agreed to purchase from The Goldman Sachs Group, Inc., the aggregate face amount of the offered notes specified on the front cover of this prospectus supplement. Goldman, Sachs & Co. proposes initially to offer the notes to the public at the original issue prices set forth on the cover page of this prospectus supplement, and to certain securities dealers at such prices less a concession not in excess of 4.20% of the face amount.

In the future, Goldman, Sachs & Co. or other affiliates of The Goldman Sachs Group, Inc. may repurchase and resell the offered notes in market-making transactions, with resales being made at prices related to prevailing market prices at the time of resale or at negotiated prices. The Goldman Sachs Group, Inc. estimates that its share of the total offering expenses, excluding underwriting discounts and commissions, will be approximately $20,000. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

We will deliver the notes against payment therefor in New York, New York on March 30, 2015, which is the third scheduled business day following the date of this prospectus supplement and of the pricing of the notes.

We have been advised by Goldman, Sachs & Co. that it intends to make a market in the notes. However, neither Goldman, Sachs & Co. nor any of our other affiliates that makes a market is obligated to do so and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for the notes.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) an offer of the offered notes which are the subject of the offering contemplated by this prospectus supplement in relation thereto may not be made to the public in that Relevant Member State except that, with effect from and including the Relevant Implementation Date, an offer of such offered notes may be made to the public in that Relevant Member State:

(a) at any time to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b) at any time to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant dealer or dealers nominated by the Issuer for any such offer; or

(c) at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of offered notes shall require the Issuer or any dealer to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression “an offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State. The expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Goldman, Sachs & Co. has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the offered notes in circumstances in which Section 21(1) of the FSMA does not apply to The Goldman Sachs Group, Inc.; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

No advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), if such advertisement, invitation or document is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the offered notes which are or are intended to be disposed of only to persons outside of Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

The offered notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The offered notes may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

This prospectus supplement, along with the accompanying prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, along with the accompanying prospectus supplement and prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the offered notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the offered notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferred except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) as specified in Section 276(7) of the SFA, or (5) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the offered notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that trust has acquired the offered notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA, (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

VALIDITY OF THE NOTES

In the opinion of Sidley Austin LLP, as counsel to The Goldman Sachs Group, Inc., when the notes offered by this prospectus supplement have been executed and issued by The Goldman Sachs Group, Inc. and authenticated by the trustee pursuant to the indenture, and delivered against payment as contemplated herein, such notes will be valid and binding obligations of The Goldman Sachs Group, Inc., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware as in effect on the date hereof. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated September 15, 2014, which has been filed as Exhibit 5.5 to The Goldman Sachs Group, Inc.’s registration statement on Form S-3 filed with the Securities and Exchange Commission on September 15, 2014.

We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus supplement or the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement, the accompanying prospectus supplement and the accompanying prospectus is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement, the accompanying prospectus supplement and the accompanying prospectus is current only as of the respective dates of such documents.

Prospectus Supplement

		$9,655,000 The Goldman Sachs Group, Inc. GS Momentum Builder® Multi-Asset 5 ER Index-Linked Notes due 2023 Goldman, Sachs & Co.

	Page

Summary Information	S-8
Hypothetical Examples	S-10
Additional Risk Factors Specific to Your Notes	S-13
Specific Terms of Your Notes	S-35
Use of Proceeds	S-40
Hedging	S-40
The Index	S-41
The Eligible Underlying Assets	S-65
The Notional Interest Rate	S-146
Supplemental Discussion of Federal Income Tax Consequences	S-147
Employee Retirement Income Security Act	S-150
Supplemental Plan of Distribution	S-151
Validity of the Notes	S-153

Prospectus Supplement dated September 15, 2014

Use of Proceeds	S-2
Description of Notes We May Offer	S-3
Considerations Relating to Indexed Notes	S-19
United States Taxation	S-22
Employee Retirement Income Security Act	S-23
Supplemental Plan of Distribution	S-24
Validity of the Notes	S-26

Prospectus dated September 15, 2014

Available Information	2
Prospectus Summary	4
Use of Proceeds	8
Description of Debt Securities We May Offer	9
Description of Warrants We May Offer	39
Description of Purchase Contracts We May Offer	56
Description of Units We May Offer	61
Description of Preferred Stock We May Offer	67
Description of Capital Stock of The Goldman Sachs Group, Inc.	75
Legal Ownership and Book-Entry Issuance	80
Considerations Relating to Floating Rate Securities	85
Considerations Relating to Indexed Securities	87
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	88
United States Taxation	91
Plan of Distribution	114
Conflicts of Interest	117
Employee Retirement Income Security Act	118
Validity of the Securities	119
Experts	119
Review of Unaudited Condensed Consolidated Financial Statements by Independent Registered Public Accounting Firm	120
Cautionary Statement Pursuant to the Private Securities Litigation Reform Act of 1995	120